FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-257991-09

Free Writing Prospectus

Structural and Collateral Term Sheet

$914,466,875

(Approximate Initial Pool Balance)

MSWF Commercial Mortgage Trust 2023-2

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Morgan Stanley Mortgage Capital Holdings LLC

Argentic Real Estate Finance 2 LLC

Bank of America, National Association

Starwood Mortgage Capital LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2023-2

November 29, 2023

WELLS FARGO SECURITIES	BofA SECURITIES	MORGAN STANLEY
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner
Academy Securities Co-Manager	Drexel Hamilton Co-Manager	Siebert Williams Shank Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-257991) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. Eastern Time) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of (i) Regulation (EU) 2017/1129 (as amended), (ii) such Regulation as it forms part of UK domestic law, or (iii) Part VI of the UK Financial Services and Markets Act 2000, as amended; and does not constitute an offering document for any other purpose.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

“BofA Securities” is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of FINRA and SIPC, and, in other jurisdictions, locally registered entities.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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MSWF Commercial Mortgage Trust 2023-2	Transaction Highlights
I.	Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Wells Fargo Bank, National Association	17	20	$288,184,291	31.5%
Morgan Stanley Mortgage Capital Holdings LLC	10	38	196,184,000	21.5
Argentic Real Estate Finance 2 LLC	12	29	189,648,584	20.7
Bank of America, National Association	2	8	91,250,000	10.0
Bank of America, National Association/Morgan Stanley Mortgage Capital Holdings LLC	1	1	75,000,000	8.2
Starwood Mortgage Capital LLC	4	4	74,200,000	8.1
Total	46	100	$914,466,875	100.0%

Loan Pool:

Initial Pool Balance:	$ 914,466,875
Number of Mortgage Loans:	46
Average Cut-off Date Balance per Mortgage Loan:	$19,879,715
Number of Mortgaged Properties:	100
Average Cut-off Date Balance per Mortgaged Property(1):	$9,144,669
Weighted Average Mortgage Interest Rate:	7.0381%
Ten Largest Mortgage/Cross-collateralized Loans as % of Initial Pool Balance:	59.9%
Weighted Average Original Term to Maturity or ARD (months):	115
Weighted Average Remaining Term to Maturity or ARD (months):	113
Weighted Average Original Amortization Term (months)(2):	360
Weighted Average Remaining Amortization Term (months)(2):	359
Weighted Average Seasoning (months):	3
(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.99x
Weighted Average U/W Net Operating Income Debt Yield(1):	14.8%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	49.1%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	48.4%
% of Mortgage Loans with Additional Subordinate Debt(2):	3.3%
% of Mortgage Loans with Single Tenants(3):	10.2%
(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with one or more other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio, and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.
(2)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.
(4)	Excludes mortgage loans that are secured by multiple single tenant properties.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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MSWF Commercial Mortgage Trust 2023-2	Characteristics of the Mortgage Pool
II.	Characteristics of the Mortgage Pool(1)
A.	Ten Largest Mortgage Loans or Cross-Collateralized Mortgage Loans
Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Property Type	Number of SF/Rooms / Units	Cut-off Date Balance Per SF / Room / Unit	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)
MSMCH	60 Hudson	New York	NY	1 / 1	$90,000,000	9.8%	Other	1,149,619	$244	17.5%	17.5%	3.92	x	24.2%
WFB	Arundel Mills and Marketplace	Hanover	MD	1 / 1	90,000,000	9.8	Retail	1,938,983	186	41.4	41.4	1.98		16.1
BANA/MSMCH	Fashion Valley Mall	San Diego	CA	1 / 1	75,000,000	8.2	Retail	1,377,155	327	31.5	31.5	3.15		18.7
WFB	Philadelphia Marriott Downtown	Philadelphia	PA	1 / 1	61,666,666	6.7	Hospitality	1,408	152,699	54.9	54.9	1.53		16.0
BANA	CX - 250 Water Street	Cambridge	MA	1 / 1	61,250,000	6.7	Mixed Use	479,004	1,110	48.8	48.8	1.66		9.3
AREF2	BLE Portfolio(2)	Houston	TX	1 / 3	27,300,000	3.0	Multifamily	680	79,514	58.8	58.8	1.22		9.5
AREF2	La Primavera(2)	Houston	TX	1 / 1	12,700,000	1.4	Multifamily	328	79,514	58.8	58.8	1.22		9.5
SMC	Cross County Plaza	West Palm Beach	FL	1 / 1	40,000,000	4.4	Retail	347,093	115	64.9	64.9	1.33		10.5
MSMCH	RTL Retail Portfolio	Various	Various	1 / 29	30,000,000	3.3	Retail	3,117,102	83	51.2	51.2	1.97		13.8
BANA	Rhino Retail Portfolio 2	Various	Various	1 / 7	30,000,000	3.3	Retail	827,429	158	65.7	65.7	1.41		10.7
AREF2	Blackbird Portfolio	Ann Arbor	MI	1 / 10	30,000,000	3.3	Various	427,513	84	53.3	51.1	1.40		12.9
Top Three Total/Weighted Average				3 / 3	$255,000,000	27.9%				30.1%	30.1%	3.01	x	19.7%
Top Five Total/Weighted Average				5 / 5	$377,916,666	41.3%				37.1%	37.1%	2.55	x	17.4%
Top Ten Total/Weighted Average				11 / 56	$547,916,666	59.9%				44.0%	43.8%	2.21	x	15.5%
Non-Top Ten Total/Weighted Average				35 / 44	$366,550,209	40.1%				56.6%	55.2%	1.66	x	13.7%
(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per SF/Room/Unit, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan. The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.
(2)	The BLE Portfolio mortgage loan and the La Primavera mortgage loan are cross-collateralized and cross-defaulted with each other.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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MSWF Commercial Mortgage Trust 2023-2	Characteristics of the Mortgage Pool
III.	Summary of the Whole Loans
No.	Loan Name	Mortgage Loan Seller in MSWF 2023-2	Trust Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance(1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Companion Loan(s) Securitizations	Related Pari Passu Companion Loan(s) Original Balance
1	60 Hudson	MSMCH	$90,000,000	$280,000,000	MSWF 2023-2	Wells Fargo Bank, National Association	Argentic Services Company LP	BBMS 2023-C22	$190,000,000
2	Arundel Mills and Marketplace	WFB	$90,000,000	$360,000,000	MSWF 2023-2	Wells Fargo Bank, National Association	Argentic Services Company LP	BMO 2023-C7	$270,000,000
3	Fashion Valley Mall	BANA/MSMCH	$75,000,000	$450,000,000	Future Securitization	KeyBank National Association	LNR Partners LLC	BBCMS 2023-C20, BMARK 2023-B39, BANK 2023-BNK46	$375,000,000
4	Philadelphia Marriott Downtown	WFB	$61,666,666	$215,000,000	BBCMS 2023-5C23	Midland Loan Services	K-Star Asset Management	BBCMS 2023-5C23, BMARK 2023-V4, BANK5 2023-5YR4	$153,333,334
5	CX - 250 Water Street	BANA	$61,250,000	$531,500,000	MSWF 2023-2	Wells Fargo Bank, National Association	Argentic Services Company LP	BANK 2023-BNK45, MSWF 2023-1, BMARK 2023-B38, BBCMS 2023-C20, BBCMS 2023-C21, BMO 2023-C6, BBCMS 2023-C22, BANK 2023-BNK46	$470,250,000
6	BLE Portfolio	AREF2	$27,300,000	$54,650,000	MSWF 2023-2	Wells Fargo Bank, National Association	Argentic Services Company LP	Future Securitization	$27,350,000
7	La Primavera	AREF2	$12,700,000	$25,500,000	MSWF 2023-2	Wells Fargo Bank, National Association	Argentic Services Company LP	Future Securitization	$12,800,000
9	RTL Retail Portfolio	MSMCH	$30,000,000	$260,000,000	BBCMS 2023-C22	Midland Loan Services	Rialto Capital Advisors, LLC	BBCMS 2023-C22	$230,000,000
10	Rhino Retail Portfolio 2	BANA	$30,000,000	$130,500,000	BBCMS 2023-C21	Midland Loan Services	3650 REIT	BBCMS 2023-C21, BBCMS 2023-C22	$100,500,000
11	Blackbird Portfolio	AREF2	$30,000,000	$35,750,000	MSWF 2023-2	Wells Fargo Bank, National Association	Argentic Services Company LP	Future Securitization	$5,750,000
12	Centre Pointe Portfolio	AREF2	$30,000,000	$47,650,000	MSWF 2023-2	Wells Fargo Bank, National Association	Argentic Services Company LP	Future Securitization	$17,650,000
38	Metroplex	AREF2	$5,000,000	$54,000,000	MSWF 2023-1	Wells Fargo Bank, National Association	Argentic Services Company LP	MSWF 2023-1	$49,000,000
39	3800 Horizon Boulevard	AREF2	$5,000,000	$27,000,000	MSWF 2023-1	Wells Fargo Bank, National Association	Argentic Services Company LP	MSWF 2023-1	$22,000,000
46	Westfarms	WFB	$2,000,000	$242,000,000	BMO 2023-5C2	KeyBank, National Association	Greystone Servicing Company LLC	BANK5 2023-5YR3, BMO 2023-5C2, BANK5 2023-5YR4	$240,000,000
(1)	The Aggregate Pari Passu Companion Loan Cut-off Date Balance excludes any related Subordinate Companion Loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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MSWF Commercial Mortgage Trust 2023-2	Characteristics of the Mortgage Pool
IV.	Property Type Distribution(1)

Property Type	Number of Mortg	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	53	$402,934,483	44.1%	50.7%	50.5%	1.95	x	14.2%	13.6%	7.0624%
Anchored	43	207,924,808	22.7	61.6	61.2	1.54		12.0	11.2	7.1690
Super Regional Mall	3	167,000,000	18.3	37.0	37.0	2.50		17.2	16.7	6.8169
Shadow Anchored	4	15,002,692	1.6	56.3	56.3	1.47		12.2	11.6	7.9178
Unanchored	2	10,810,000	1.2	49.7	49.7	1.83		14.5	14.0	7.5840
Single Tenant	1	2,196,983	0.2	35.6	31.3	1.75		14.4	14.3	7.2230
Multifamily	17	114,686,864	12.5	56.3	55.5	1.46		11.3	10.8	7.2229
Garden	15	87,802,266	9.6	57.3	56.5	1.36		11.0	10.5	7.4207
Senior Housing	1	21,792,000	2.4	57.3	57.3	1.71		11.4	11.2	6.4800
Low Rise	1	5,092,598	0.6	34.4	30.1	1.96		16.1	15.7	6.9920
Hospitality	5	104,856,928	11.5	54.9	53.4	1.65		16.2	14.1	8.2941
Full Service	2	76,356,928	8.3	56.4	55.1	1.52		15.8	13.5	8.5815
Extended Stay	2	19,500,000	2.1	52.5	49.3	1.98		17.3	16.0	7.6130
Select Service	1	9,000,000	1.0	48.1	48.1	2.00		16.8	14.9	7.3320
Other	2	104,000,000	11.4	21.4	21.4	3.71		23.2	22.5	6.0226
Data Center	1	90,000,000	9.8	17.5	17.5	3.92		24.2	23.4	5.8850
Golf Course/Recreational Facilities	1	14,000,000	1.5	46.4	46.4	2.35		16.5	16.4	6.9070
Mixed Use	11	97,289,206	10.6	51.4	50.1	1.57		10.6	10.3	6.3081
Lab/Office	1	61,250,000	6.7	48.8	48.8	1.66		9.3	9.3	5.5095
Office/Industrial/Lab	5	18,122,036	2.0	53.3	51.1	1.40		12.9	12.2	7.9200
Office/Industrial	4	10,396,086	1.1	53.3	51.1	1.40		12.9	12.2	7.9200
Office/Retail	1	7,521,084	0.8	65.1	56.7	1.46		12.4	11.4	6.7000
Office	5	52,917,394	5.8	60.8	58.0	1.53		13.9	11.9	6.9187
Suburban	3	36,481,878	4.0	66.2	64.1	1.43		14.0	11.4	7.0557
CBD	2	16,435,516	1.8	48.9	44.6	1.76		13.7	13.1	6.6146
Industrial	7	37,782,000	4.1	46.5	46.5	1.97		16.1	14.7	7.5736
Warehouse	6	30,050,000	3.3	52.7	52.7	1.49		12.8	11.7	7.7983
Warehouse/Distribution	1	7,732,000	0.8	22.2	22.2	3.87		29.2	26.3	6.7000
Total/Weighted Average	100	$914,466,875	100.0%	49.1%	48.4%	1.99	x	14.8%	13.9%	7.0381%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate) and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate secured loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Other – Data Center	Loan #1	Cut-off Date Balance:	$90,000,000
60 Hudson Street	60 Hudson	Cut-off Date LTV:	17.5%
New York, NY 10013		U/W NCF DSCR:	3.92x
		U/W NOI Debt Yield:	24.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Other – Data Center	Loan #1	Cut-off Date Balance:	$90,000,000
60 Hudson Street	60 Hudson	Cut-off Date LTV:	17.5%
New York, NY 10013		U/W NCF DSCR:	3.92x
		U/W NOI Debt Yield:	24.2%

ROOF
Verizon 980 SF 12/2034
Verizon 2,190 SF 12/2034
Verizon 1,400 SF 12/2034
CDIL Data Center USA LLC 342 SF 9/2032
CDIL Data Center USA LLC 342 SF 9/2032
CDIL Data Center USA LLC 2,450 SF 9/2032
24
CDIL Data Center USA LLC 1,318 SF 9/2032
CDIL Data Center USA LLC 4,255 SF 9/2032
CDIL Data Center USA LLC 5,724 SF 9/2032
23
Telx - New York LLC 6,249 SF 10/2027
CDIL Data Center USA LLC 5,908 SF 9/2032
Epsilon US Inc 898 SF 1/2032
22
Verizon 4,427 SF 12/2034
Vacant 6,181 SF
Powley & Gibson, P.C. 6,121 SF 10/2029
21
Verizon 25,027 SF 12/2034
20
Centurylink Communications 25,356 SF 9/2033
19
Technology Real Estate 4,992 SF 8/2034
zColo, LLC 17,143 SF 7/2032
CDIL Data Center USA LLC 820 SF 9/2032
CenturyLink 3,292 SF 9/2033
Vacant 4,726 SF
18
Level 3 Communications, LLC 2,009 SF 12/2027
The Reward Company 4,416 SF 5/2028
Vacant 31,458 SF
17
Vacant 39,714 SF
16
Vacant 29,325 SF
Technology Real Estate 10,496 SF 8/2034
15
Verizon 11,203 SF 12/2034
Crown Castle Fiber LLC 2,528 SF 12/2031
zColo, LLC 9,377 SF 7/2032
CSC Holdings LLC 3,340 SF 2/2028
Technology Real Estate 1,768 SF 8/2034
Technology Real Estate 2,698 SF 8/2034
Vacant 14,934 SF
14
Vacant 53,163 SF
13
CSC Holdings LLC 10,922 SF 2/2028
Verizon 10,989 SF 5/2033
Vacant 42,701 SF
12
NYI-Sirius, LLC 3,164 SF 7/2028
Level 3 Communications, LLC 5,574 SF 12/2027
zColo, LLC 10,913 SF 7/2032
NYI-Sirius, LLC 8,309 SF 7/2028
NYI-Sirius, LLC 8,299 SF 7/2028
Vacant 19,910 SF
11
Telx - New York LLC 8,134 SF 10/2027
Verizon 10,996 SF 12/2034
Verizon 10,667 SF 12/2034
Telx - New York LLC 9,879 SF 10/2027
Vacant 20,208 SF
10
Epsilon US Inc 11,124 SF 1/2032
Transaction Network Services 5,610 SF 6/2027
Level 3 Communications, LLC 14,530 SF 12/2027
Interoute US LLC 8,360 SF 9/2027
Vacant 21,023 SF
9
Telx - New York LLC 30,000 SF 10/2027
Telx - New York LLC 30,000 SF 10/2027
8
Vacant 60,613 SF
7
Vacant 60,605 SF
6
CDIL Data Center USA LLC 60,000 SF 9/2032
5
CDIL Data Center USA LLC 60,000 SF 9/2032
4
Verizon 60,000 SF 12/2034
3
AT&T Services 4,375 SF 9/2031
CDIL Data Center USA LLC 10,869 SF 9/2032
BCE Nexxia 3,500 SF 7/2025
Telx - New York LLC 4,267 SF 10/2027
Telx - New York LLC 3,821 SF 10/2027
Crown Castle Fiber LLC 5,049 SF 12/2031
CDIL Data Center USA LLC 6,191 SF 9/2032
Vacant 20,738 SF
2
Switch Enterprises, LLC 7,320 SF 10/2024
Verizon 19,641 SF 12/2034
Switch Enterprises, LLC 3,556 SF 10/2024
Level 3 Communications, LLC 11,645 SF 4/2025
CDIL Data Center USA LLC 813 SF 9/2032
Verizon 1,065 SF 12/2034
MEZZ
Verizon 16,214 SF 12/2034
CDIL Data Center USA LLC 7,236 SF 9/2032
CDIL Data Center USA LLC 2,944 SF 9/2032
CDIL Data Center USA LLC 986 SF 9/2032
Centurylink Communications 8,195 SF 9/2033
Verizon 2,080 SF 12/2034
Vacant 829 SF
Paul Gerben Fine Art 5,488 SF MTM
zColo, LLC 705 SF 7/2032
1
Paul Gerben Fine Art 2,396 SF MTM
AT&T 1,024 SF 9/2031
Verizon 666 SF 12/2034
zColo, LLC 18,333 SF 7/2032
Verizon 1,008 SF 12/2034
Verizon 642 SF 12/2034
CDIL Data Center USA LLC 392 SF 9/2032
CDIL Data Center USA LLC 811 SF 9/2032
NYI-Sirius, LLC 796 SF 7/2028
Telx - New York LLC 1,745 SF 10/2027
Level 3 Communications, LLC 674 SF 4/2025
Vacant 4,941 SF
BSMT
Verizon 4,760 SF 12/2034
Interoute US LLC 544 SF 9/2027
zColo, LLC 1,369 SF 7/2032
Verizon 556 SF 12/2034
NYI-Sirius, LLC 1,140 SF 7/2028
BCE Nexxia 195 SF 7/2025
Centurylink Communications 629 SF 9/2033
Technology Real Estate 2,511 SF 8/2034
Telx - New York LLC 1,399 SF 10/2027
Level 3 Communications, LLC 957 SF 4/2025
CDIL Data Center USA LLC 1,374 SF 9/2032
CSC Holdings 433 SF 2/2028
Vacant 3,916 SF
Vacant
Building
MTM
2024 – 2025
2026 – 2027
2028 – 2029
2030+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Other – Data Center	Loan #1	Cut-off Date Balance:	$90,000,000
60 Hudson Street	60 Hudson	Cut-off Date LTV:	17.5%
New York, NY 10013		U/W NCF DSCR:	3.92x
		U/W NOI Debt Yield:	24.2%

60 Hudson
60 Hudson Street
New York, NY 10013
MANHATTAN
Hudson River Park Pier 40
UPS Customer Center
Vandam St
Color Factory - NYC Interactive Art Museum
Spring St
Nolita
The Bowery Ballroom
The Dominick
NYC Fire Museum
Kenmare St
Broome St
Little Italy
Holland Tunnel
78
Canal St
Metropolitan College of New York
Grand St
Italian American Museum
Watts St
West St
Washington St
Museum of Chinese in America
Mulberry St
Mott St
Elizabeth St
Bowery
6th Ave
West Broadway
Wooster St
Greene St
Mercer St
Broadway
Lafayette St
St. John's Park
HUDSON RIVER GREENWAY
Hubert St
Walker St
Church St
White St
Chinatown
Tribeca
Greenwich St
388 Greenwich Street
Franklin St
Hudson St
Bayard St
NYC Criminal Court
Leonard St
Columbus Park
Mott St
Centre St
Worth St
Pier 25
33 Thomas Street
NY County Supreme Court
US District Court
BMCC Tribeca Performing Arts Center
Duane St
Ted Weiss Federal Bldg.
Pearl St
Borough of Manhattan Comm. College
Reade St
NYC Mun. Building
US Justice Department
St. James Pl
Chambers St
1 Police Plaza
Gov. Nelson A. Rockefeller Park
Warren St
NY Public Library
Tweed Courthouse
NYC City Hall
Brooklyn Bridge
City Hall Park
Park Pl
Park Row
Hudson River
FERRY
200 West Street
West St
7 World Trade Ctr./ Westfield WTC
Woolworth Building
Pace University
Schimmel Center
Vessey St
New York by Gehry
NewYork-Presbyterian Lower Manhattan Hospital
250 Vesey Street
200 Vesey Street
1 World Trade Ctr.
2 World Trade Ctr.
Ann St
Fulton St
Water St
North Pool
WTC TRANSPORTATION HUB
55 John Street
Fulton Market Building
BROOKFIELD PLACE
National September 11 Memorial
Nassau St
John St
North Cove Marina
225 Liberty St
South Pool
3 World Trade Center
Federal Reserve Bank
Platt St
Pearl St
Water St
South St
Maiden Ln
200 Liberty Street
5 World Trade Ctr.
Financial District
Pine St
HUDSON RIVER GREENWAY
80 Pine Street
Biodome
NY Stock Exchange
Wall St
120 Wall Street
50 West Street
Battery Park City
20 Exchange Place
FDR Drive
60 Broad Street
1 Financial Square
Battery St
85 Broad Street
7 Hanover Square
Nyack College NYC Campus
Double Tree NYC - Financial Dist.
The Dead Rabbit
The Skyscraper Museum
The Whitehall Building
2 & 4 New York Plaza
Downtown Manhattan Heliport
Museum of Jewish Heritage
Battery Park
One New York Plaza
Castle Clinton Natl. Monument
BROOKLYN-BATTERY TUNNEL
East River
Upper West Side
Central Park
Upper East Side
Astoria
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
East River
Greenpoint
Chelsea
MANHATTAN
Williamsburg
HUDSON COUNTY
Hoboken
Greenwich Village
Hudson River
Little Italy
SoHo
NEW JERSEY
Lower East Side
Tribeca
Chinatown
BROOKLYN
Financial District
JERSEY CITY
Downtown Brooklyn
Brooklyn Heights
Park Slope

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

No. 1 – 60 Hudson
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	[AAAsf/AAA(sf)/Aaa(sf)]		Property Type – Subtype:	Other – Data Center
	Original Principal Balance(1):	$90,000,000		Location:	New York, NY
	Cut-off Date Balance(1):	$90,000,000		Size:	1,149,619 SF
	% of Initial Pool Balance:	9.8%		Cut-off Date Balance Per SF(1):	$243.56
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$243.56
	Borrower Sponsor:	The Stahl Organization		Year Built/Renovated:	1930 / 2013
	Guarantors:	NAP(2)		Title Vesting:	Fee
	Mortgage Rate:	5.8850%		Property Manager:	Colliers Tri-State Management LLC (borrower-related)
	Note Date:	September 6, 2023		Current Occupancy (As of):	62.2% (6/5/2023)
	Seasoning:	2 months		YE 2022 Occupancy:	63.2%
	Maturity Date:	October 1, 2033		YE 2021 Occupancy:	64.1%
	IO Period:	120 months		YE 2020 Occupancy:	72.61%
	Loan Term (Original):	120 months		As-Is Appraised Value:	$1,596,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$1,388.29
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	May 8, 2023
	Call Protection:	L(26),D(89),O(5)
	Lockbox Type:	Hard/In Place Cash Management
	Additional Debt(1)(3):	Yes		Underwriting and Financial Information
	Additional Debt Type (Balance)(1)(3):	Pari Passu ($190,000,000)		TTM 6/30/2023 NOI:	$73,525,984
				YE 2022 NOI:	$65,561,820
				YE 2021 NOI:	$77,460,400
				YE 2020 NOI:	$67,543,911
				U/W Revenues:	$120,518,204
				U/W Expenses:	$52,684,531
Escrows and Reserves(4)				U/W NOI:	$67,833,673
	Initial	Monthly	Cap	U/W NCF:	$65,493,494
Taxes:	$7,089,987	$1,772,497	NAP	U/W DSCR based on NOI/NCF(1):	4.06x / 3.92x
Insurance:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	24.2% / 23.4%
Replacement Reserve:	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	24.2% / 23.4%
TI/LC Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	17.5%
				LTV Ratio at Maturity(1):	17.5%

Sources and Uses
Sources			Uses
Whole Loan Amount	$280,000,000	98.7%	Loan Payoff	$274,771,150	96.9%
Borrower Equity	3,678,608	1.3	Reserves	7,089,987	2.5
			Closing Costs	1,817,471	0.6
Total Sources	$283,678,608	100.0%	Total Uses	$283,678,608	100.0%
(1)	The 60 Hudson Mortgage Loan (as defined below) is part of the 60 Hudson Whole Loan (as defined below), which is comprised of ten pari passu promissory notes with an aggregate original principal balance of $280,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, UW Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the aggregate Cut-off Date principal balance of the 60 Hudson Whole Loan.
(2)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 60 Hudson Whole Loan.
(3)	See “The Mortgage Loan” below for further information about additional mortgage debt.
(4)	See “Escrows” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

Other – Data Center	Loan #1	Cut-off Date Balance:	$90,000,000
60 Hudson Street	60 Hudson	Cut-off Date LTV:	17.5%
New York, NY 10013		U/W NCF DSCR:	3.92x
		U/W NOI Debt Yield:	24.2%

The Mortgage Loan. The largest mortgage loan (the “60 Hudson Mortgage Loan”) is part of a whole loan (the “60 Hudson Whole Loan”) evidenced by ten pari passu promissory notes with an aggregate original principal balance of $280,000,000. The 60 Hudson Whole Loan is secured by a first priority fee mortgage encumbering a 1,149,619 SF data center property in New York, New York (the “60 Hudson Property”). The 60 Hudson Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-4 with an aggregate original principal balance of $90,000,000. The 60 Hudson Whole Loan was originated by Morgan Stanley Bank, N.A. (“MSBNA”). Barclays Capital Real Estate Inc. purchased Note A-5 in the original principal balance of $30,000,000 from MSBNA on September 21, 2023, and Note A-8 in the original principal balance of $10,000,000 from MSBNA on October 11, 2023. Bank of Montreal purchased Note A-9 and Note A-10, in the aggregate original principal balance of $20,000,000 on October 3, 2023. The rest of the non-controlling Notes with an aggregate original principal balance of $130,000,000 (together with Note A-5, Note A-8, Note A-9 and Note A-10, the “60 Hudson Serviced Pari Passu Companion Loans”) are currently held by MSBNA and are expected to be contributed to one or more future securitization transactions. The 60 Hudson Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSWF 2023-2 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	MSWF 2023-2	Yes
A-2	$50,000,000	$50,000,000	MSBNA	No
A-3	$40,000,000	$40,000,000	MSBNA	No
A-4	$30,000,000	$30,000,000	MSWF 2023-2	No
A-5	$30,000,000	$30,000,000	BBCMS 2023-C22	No
A-6	$20,000,000	$20,000,000	MSBNA	No
A-7	$20,000,000	$20,000,000	MSBNA	No
A-8	$10,000,000	$10,000,000	BBCMS 2023-C22	No
A-9	$10,000,000	$10,000,000	Bank of Montreal	No
A-10	$10,000,000	$10,000,000	Bank of Montreal	No
Total (Whole Loan)	$280,000,000	$280,000,000

The Borrower and the Borrower Sponsor. The borrower for the 60 Hudson Whole Loan is 60 Hudson Owner LLC, a single-purpose Delaware limited liability company with two independent directors in its organizational structure. The borrower sponsor is The Stahl Organization. The Stahl Organization is a privately held, New York based real estate company founded by Stanley Stahl in 1949. The Stahl Organization’s current real estate portfolio comprises over 5 million SF of office space, including 277 Park Avenue and 122 East 42nd Street, and ten retail/commercial properties in Manhattan. The Stahl Organization is also a significant residential landlord with over 3,500 apartments in various residential assets located throughout New York City. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 60 Hudson Whole Loan.

In addition to its real estate portfolio, The Stahl Organization owns 100% of Apple Bank for Savings, which has 84 branches. The Stahl Organization also owns Cauldwell Wingate Company, a construction company based in New York City and founded in 1910.

The Stahl Organization’s executives have been associated with the company for many years as employees and third-party professional consultants. Richard F. Czaja, the Co-President and General Counsel, has been with The Stahl Organization for over 35 years and has represented the company in legal matters during the prior eight years. Gregg S. Wolpert, Co-President, has been with the company for over 33 years and managed several Stahl real estate investments during the prior eight years. Marianne Dziuba, Executive Vice President, has been with the organization for over 40 years. Robert Getreu, a key principal, is an Executive Vice President of Colliers Tri-State Management, LLC (the “Property Manager”), and handled the redevelopment and expansion of the 60 Hudson Property in 2013. Robert Getreu has been with Colliers Tri-State Management, LLC for over 31 years. Richard F. Czaja and Robert Getreu are the non-member managers of two entities which own an approximately 67.5% indirect equity interest in the borrower. Richard F. Czaja and Gregg S. Wolpert are trustees of a trust which is the general partner of a third entity which owns the remaining 32.5% indirect equity interest in the borrower.

The Property. The 60 Hudson Property is a 24-story, plus basement, 1,149,619 SF data center/carrier hotel building situated on an approximately 1.2-acre site located in New York, New York. The building spans an entire block between Hudson Street, West Broadway, Worth Street and Thomas Street. The 60 Hudson Property is one of the primary telecom and internet centers in New York City. Built in 1930 for the Western Union telegraph company, the building was initially known as the "Telegraph Capital of America”. After Western Union departed in 1973, the 60 Hudson Property was converted into a colocation center. Hundreds of telecommunication companies interconnect their respective internet networks, where telecommunications companies route internet traffic and exchange information in a “meet-me room” located at the 60 Hudson Property through fiber-optic lines. The 60 Hudson Property is widely considered a primary telecommunications hub of the Northeast region of the United States. The building provides an interconnection via under-sea cable to the United Kingdom, and to the cables from Manasquan, New Jersey, and Truckerton, New York, to the European Union.

The borrower sponsor most recently renovated the 60 Hudson Property in 2013. As of June 5, 2023, the 60 Hudson Property was 62.2% leased and anchored by major telecommunications and data center tenants, including Verizon, Hudson Interxchange, Telx New

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

Other – Data Center	Loan #1	Cut-off Date Balance:	$90,000,000
60 Hudson Street	60 Hudson	Cut-off Date LTV:	17.5%
New York, NY 10013		U/W NCF DSCR:	3.92x
		U/W NOI Debt Yield:	24.2%

York LLC (Digital Realty Trust), and zColo. Approximately 9.5% of NRA consists of traditional office space. The 60 Hudson Property building was designated as a historical landmark in 1992 by the New York City Landmarks Preservation Commission.

Major Tenants.

Verizon (184,420 square feet, 16.0% of net rentable area, 28.3% of underwritten rent). Verizon (NYSE: VZ) is a leading provider of technology and communications services. Headquartered in New York City, and formed on June 30, 2000, the company offers voice, data and video services and solutions on its networks and platforms. Verizon has nearly 1,500 retail locations throughout over 150 countries and reported 2022 revenues of $136.8 billion. Verizon operates at the 60 Hudson Property under four separate affiliated entities; MCI Communication Services (157,952 SF), Metropolitan Fiber Systems of NY (14,904 SF), XO Communications Services (10,898 SF) and Verizon New York Inc. (666 SF). Verizon and its affiliated tenants have been a tenant at the 60 Hudson Property since July 1984, December 1986, September 1990, and December 1997, respectively. With the exception of the XO Communications Services lease (10,898 SF), Verizon and its affiliated leases recently executed extension notices for their leases, which will extend for 10 years through December 2034, with one, 10-year renewal option remaining. The XO Communications Services lease has an expiration date of May 31, 2033, with no renewal options remaining.

CDIL Data Centre USA LLC (“Hudson Interxchange”) (172,775 square feet, 15.0% of net rentable area, 22.1% of underwritten rent). Hudson Interxchange (previously known as Datagryd) is a wholesale data center provider meeting the demands of high-power cloud computing and data storage clients by offering colocation space and power and cooling infrastructure for data network, telecommunications, cloud and large enterprises. Datagryd was acquired by Cordiant Digital Infrastructure in 2022 for $74.0 million and was rebranded to Hudson Interxchange. Hudson Interxchange has occupied the 60 Hudson Property since September, 2011, has a lease expiration date of September 30, 2032 and has three 5-year renewal options remaining.

Telx – New York LLC (Digital Realty) (“Telx”) (95,494 square feet, 8.3% of net rentable area, 12.9% of underwritten rent). Telx is a provider of data center colocation, interconnection, and cloud enablement solutions. Telx was acquired by Digital Realty Trust, Inc. in 2015 for $1.9 billion. Digital Realty Trust, Inc. operates as a real estate investment trust and is a large global provider of cloud- and carrier-neutral data center, colocation, and interconnection solutions. As of December 31, 2022, Digital Realty Trust Inc.’s portfolio consisted of 316 specialty industrial properties located in North America, Europe, South America, Africa, Australia and Asia. Telx has been a tenant at the 60 Hudson Property since June 1997, has a lease expiration date of October 31, 2027 and has one, 5-year renewal option remaining.

zColo, LLC (DataBank) (57,840 square feet, 5.0% of net rentable area, 10.6% of underwritten rent). Databank acquired the data center assets of Zayo Group (zColo LLC) in December 2020 for approximately $1.4 billion, expanding Databank’s footprint to over 65 data centers in over 29 markets and creating one of the largest privately held data center operators in north America. ZColo’s data centers are located in markets across the United States, and included major carrier interconnects in markets such as New York, Los Angeles, Seattle, Denver, Chicago, Minneapolis, Boston, Philadelphia, and Miami. zColo, LLC (DataBank) has been a tenant at the 60 Hudson Property since April 1995, has a lease expiration date of July 31, 2032 and has one, 10-year renewal option remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

Other – Data Center	Loan #1	Cut-off Date Balance:	$90,000,000
60 Hudson Street	60 Hudson	Cut-off Date LTV:	17.5%
New York, NY 10013		U/W NCF DSCR:	3.92x
		U/W NOI Debt Yield:	24.2%

The following table presents certain information relating to the major tenants at the 60 Hudson Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Term. Option (Y/N)
Major Tenants
Verizon(3)	A-/Baa1/BBB+	184,420	16.0%	$125.96	$23,229,241	28.3%	Various(3)	Various(3)	N
Hudson Interxchange	NR/NR/NR	172,775	15.0%	$104.95	$18,132,737	22.1%	9/30/2032	3x5 yr	N
Telx	BBB/Baa2/BBB	95,494	8.3%	$111.26	$10,624,472	12.9%	10/31/2027	1x5 yr	N
zColo, LLC (DataBank)	NR/NR/NR	57,840	5.0%	$150.18	$8,686,211	10.6%	7/31/2032	1x10 yr	N
Level 3 Communications, LLC	NR/NR/NR	35,389	3.1%	$119.59	$4,232,080	5.2%	Various(4)	1x10 yr	Y(5)
Centurylink Communications	BB-/Caa2/CCC+	37,472	3.3%	$101.29	$3,795,715	4.6%	9/30/2033	1x10 yr	N
NYI-Sirius, LLC	NR/NR/NR	21,708	1.9%	$115.42	$2,505,625	3.0%	7/31/2028	1x10 yr	Y(6)
Total Major Tenants		605,098	52.6%	$117.68	$71,206,081	86.7%

Non-Major Tenants		109,536	9.5%	$99.99	$10,952,927	13.3%

Occupied Collateral Total		714,634	62.2%	$114.97	$82,159,008	100.0%

Vacant Space(7)		434,985	37.8%

Collateral Total	1,149,619		100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Includes Verizon affiliated leases under MCI Communication Services (157,952 SF), Metropolitan Fiber Systems of NY (14,904 SF), XO Communications Services (10,898 SF) and Verizon New York Inc. (666 SF). With the exception of the XO Communications Services lease, Verizon and its affiliated leases recently executed extension notices for their leases, which extends the leases through December 31, 2034. The XO Communications Services lease has a lease expiration date of May 31, 2033. With the exception of the Verizon New York Inc. and XO Communications Services leases, Verizon’s affiliated leases have one, 10-year renewal option remaining.
(4)	Level 3 Communications, LLC has 22,113 SF with an expiration date of December 31, 2027 and 13,276 SF with an expiration date of April 30, 2025.
(5)	Level 3 Communications, LLC has the right to terminate its lease with respect to the 12th floor premises (5,574 SF) on December 31, 2024 upon delivery of written notice to the landlord no less than 12 months, and no more than fifteen months prior.
(6)	NYI-Sirius, LLC has the option to terminate its lease with respect to the Suite 1213 Premises (8,309 SF) upon twelve months prior notice to the landlord, together with a payment of $100,000.
(7)	Vacant Space includes one in-place tenant, Stadium Goods (13,828 SF) which was underwritten as vacant due to its lease expiring in October 2023.

The following table presents certain information relating to the lease rollover schedule at the 60 Hudson Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	2	7,886	0.7%	7,886	0.7%	$0	0.0%	$0.00
2023	0	0	0.0%	7,886	0.7%	$0	0.0%	$0.00
2024	2	10,876	0.9%	18,762	1.6%	$1,090,229	1.3%	$100.24
2025	2	16,971	1.5%	35,733	3.1%	$1,938,982	2.4%	$114.25
2026	0	0	0.0%	35,733	3.1%	$0	0.0%	$0.00
2027	12	132,121	11.5%	167,854	14.6%	$14,937,189	18.2%	$113.06
2028	5	40,719	3.5%	208,573	18.1%	$4,776,223	5.8%	$117.30
2029	1	6,121	0.5%	214,694	18.7%	$529,996	0.6%	$86.59
2030	0	0	0.0%	214,694	18.7%	$0	0.0%	$0.00
2031	3	12,976	1.1%	227,670	19.8%	$1,581,019	1.9%	$121.84
2032	19	242,627	21.1%	470,297	40.9%	$28,097,299	34.2%	$115.80
2033	2	48,370	4.2%	518,667	45.1%	$5,014,225	6.1%	$103.66
Thereafter	7	195,967	17.0%	714,634	62.2%	$24,193,846	29.4%	$123.46
Vacant(3)	0	434,985	37.8%	1,149,619	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	55	1,149,619	100.0%			$82,159,008	100.0%	$114.97(4)
(1)	Information is based on the underwritten rent roll as of June 5, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Vacant includes one in place tenant, Stadium Goods (13,828 square feet) which was underwritten as vacant due to its lease expiring in October 2023.
(4)	Total/Wtd. Avg. Annual UW Base Rent PSF Rolling excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
13

Other – Data Center	Loan #1	Cut-off Date Balance:	$90,000,000
60 Hudson Street	60 Hudson	Cut-off Date LTV:	17.5%
New York, NY 10013		U/W NCF DSCR:	3.92x
		U/W NOI Debt Yield:	24.2%

The following table presents historical occupancy percentages at the 60 Hudson Property:

Historical Occupancy

2020(1)	2021(1)	2022(1)	6/5/2023(2)
72.6%	64.1%	63.2%	62.2%
(1)	Information was provided by the borrower.
(2)	Information based on the underwritten rent roll.

Underwritten Net Cash Flow. The following table presents certain information relating to the historic operating results and underwritten net cash flow at the 60 Hudson Property:

Cash Flow Analysis

	2020	2021	2022	6/30/2023 TTM	U/W	%(1)	U/W $ per SF
Gross Potential Rent	$80,020,378	$81,473,151	$79,777,070	$80,757,027	$126,042,403(2)	76.7%	$109.64
Recoveries	8,899,659	7,503,651	6,767,304	7,800,073	6,459,196	3.9	5.62
Other Income(3)	22,431,718	29,768,129	26,396,142	35,751,074	31,900,000	19.4	27.75
Net Rental Income	$111,351,756	$118,744,930	$112,940,517	$124,308,174	$164,401,599	100.0%	$143.01
Less Vacancy & Credit Loss	0	0	0	0	(43,883,395)	(34.8)	(38.17)
Effective Gross Income	$111,351,756	$118,744,930	$112,940,517	$124,308,174	$120,518,204	73.3%	$104.83

Real Estate Taxes(4)	$20,888,707	$16,556,736	$20,495,261	$20,777,690	$21,269,961	17.6%	$18.50
Insurance	707,269	703,478	681,814	758,606	745,821	0.6	0.65
Other Operating Expenses	22,211,869	24,024,316	26,201,622	29,245,894	30,668,749	25.4	26.68
Total Operating Expenses	$43,807,845	$41,284,530	$47,378,697	$50,782,190	$52,684,531	43.7%	$45.83

Net Operating Income	$67,543,911	$77,460,400	$65,561,820	$73,525,984	$67,833,673	56.3%	$59.01
Replacement Reserves	0	0	0	0	229,924	0.2	0.20
TI/LC	0	0	0	0	2,110,256	1.8	1.84
Net Cash Flow	$67,543,911	$77,460,400	$65,561,820	$73,525,984	$65,493,494	54.3%	$56.97

NOI DSCR(4)	4.04x	4.64x	3.92x	4.40x	4.06x
NCF DSCR(4)	4.04x	4.64x	3.92x	4.40x	3.92x
NOI Debt Yield(4)	24.1%	27.7%	23.4%	26.3%	24.2%
NCF Debt Yield(4)	24.1%	27.7%	23.4%	26.3%	23.4%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Based on the underwritten rent roll dated as of June 5, 2023 inclusive of contractual rent steps through September 2024 totaling $3,076,879.
(3)	Other Income includes metered electric charges, conduit income, point of entry income, condenser water income, emergency generator access charges, fuel riser income and other miscellaneous fees.
(4)	Debt service coverage ratios and debt yields are based on the aggregate Cut-off Date balance of the 60 Hudson Whole Loan.

Appraisal. The appraiser concluded to an “as-is” value as of May 8, 2023 of $1,596,000,000.

Environmental Matters. According to the Phase I environmental report dated May 11, 2023, there was no evidence of any recognized environmental conditions at the 60 Hudson Property.

Market Overview and Competition. The 60 Hudson Property is located in the Financial District neighborhood of Lower Manhattan, which borders the neighborhoods of Downtown West, Downtown East, Battery Park, Tribeca/City Hall, Chinatown, and Lower East Side. The 60 Hudson Property is located 5 blocks north of the Wall Street subway station, which provides access to the 2 and 3 lines, while also being located a short walk from the PATH, 4, 5, A, C, E, J, M, Z, W, R, 1, 2, and 3 subway lines, with the new Fulton Street Transit Center providing access to New Jersey, Brooklyn, and the residential neighborhoods in Lower Manhattan.

The 60 Hudson Property is located within the New York metro data center market, which includes clusters of properties in Northern New Jersey, Southeastern New York, and Southwestern Connecticut. The New York metro represents the second-largest data center market in the United States, behind Northern Virginia, and accounts for the highest colocation revenues with proximity to Wall Street and subsea connectivity. Manhattan represents a major confluence of fiber networks and enterprise information technology footprints, with developed carrier hotels including the 60 Hudson Property, 32 Avenue of the Americas, and 111 8th Avenue expected to remain central hubs for networking and connectivity. As of 2023, according to a third party market research report, the New York metro is estimated to operate with nearly 800 megawatts of multi-tenant information technology capacity. The New York market is estimated to have surpassed 6.0 million SF of multi-tenant operational space as of 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
14

Other – Data Center	Loan #1	Cut-off Date Balance:	$90,000,000
60 Hudson Street	60 Hudson	Cut-off Date LTV:	17.5%
New York, NY 10013		U/W NCF DSCR:	3.92x
		U/W NOI Debt Yield:	24.2%

Data center customers within this region primarily include the financial sector, but also include healthcare, media, and others which have specific user requirements and compliance needs. New York’s financial industry is responsible for approximately 40% of its total economic output. Transferring data is vital for the financial services industry, and this communication must move quickly with its information stored securely. Increased volume of data in trading is raising demand for cybersecurity software with monitors for fraud or noncompliance. Proximity hosting allows traders to be physically close to information technology systems allowing the advantage of multiple data flows. According to the appraisal, data center operators in this region or other major markets are reporting occupancy rates from 75% to 94%.

According to the appraisal, the estimated 2022 population within a half-, one - and two-mile radius was approximately 19,702, 213,569, and 677,036, respectively, and the average household income within the same radii was $206,211, $207,361, and $217,611, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 60 Hudson Property:

Market Rent Summary

Category	Market Rent (PSF)	Lease Type (Reimbursements)(1)	Rent Increase Projection	Lease Term	Tenant Improvements (New/Renewal)	Leasing Commissions (New/Renewal)
Office (Floors 1-13)	$54.00	MG+E (Taxes Only)	2.5% per year	10 years	$125.00 / $90.00	4.0% / 2.0%
Office (Floors 14-24)	$60.00	MG+E (Taxes Only)	2.5% per year	10 years	$125.00 / $90.00	4.0% / 2.0%
Office (Floor 14; 1st Turn)	$60.00	MG+E (Taxes Only)	2.5% per year	10 years	$150.00 / $90.00	4.0% / 2.0%
Data Center ($100 PSF)	$100.00	MG+E (Taxes Only)	2.5% per year	10 years	$20.00 / $5.00	4.0% / 2.0%
Data Center ($125 PSF)	$125.00	MG+E (Taxes Only)	2.5% per year	10 years	$20.00 / $5.00	4.0% / 2.0%
Data Center ($175 PSF)	$175.00	MG+E (Taxes Only)	2.5% per year	10 years	$20.00 / $5.00	4.0% / 2.0%

Source: Appraisal.

(1)	MG+E (Taxes Only) represents modified gross basis with tenants paying their pro rata share of expense reimbursements (taxes only) over a base year.

The following table presents information relating to the sales of comparable properties to the 60 Hudson Property identified by the appraisal:

Comparable Sales Summary

Subject/Location	Year Built/ Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price	Sale Price PSF
60 Hudson Property (subject)(1) New York, NY	1930/2013	1,149,619	62.2%	NAV	$1,596,000,000(2)	$1,388.29(2)
1500 Champa Street Denver, CO	1985 / 2014	140,323	100.0%	Dec. 2021	$92,000,000	$655.63
Confidential Major Market	1925 / 2010	66,000	Value Add	Oct. 2021	$31,895,000	$483.26
325 Hudson New York, NY	1967 / 2007	217,600	Value Add	May 2021	$134,140,000	$616.45
Confidential Secondary Market	1914 / 2001	300,000	Value Add	Jan. 2021	$360,000,000	$1,200.00
Confidential Major Market	1942 / 2000	175,000	75.0%	Dec. 2020	$165,468,922	$945.54
Confidential Major Market	1923 / Various	110,000	94.0%	Apr. 2020	$100,000,00	$909.09
Confidential Major Market	1981 / 2013	400,000	90.0%	Jan. 2020	$750,000,000	$1,875.00
1950 North Stemmons Freeway Dallas, TX	1985 / Various	1,600,000	90.0%	Feb. 2018	$800,000,000	$500.00

Source: Appraisal.

(1)	Information obtained from the underwritten rent roll other than year built/renovated.
(2)	Sale Price represents appraisal value
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
15

Other – Data Center	Loan #1	Cut-off Date Balance:	$90,000,000
60 Hudson Street	60 Hudson	Cut-off Date LTV:	17.5%
New York, NY 10013		U/W NCF DSCR:	3.92x
		U/W NOI Debt Yield:	24.2%

Escrows

Real Estate Taxes – At origination the borrower was required to deposit $7,089,987 into a reserve for real estate taxes. On each monthly payment date, the borrower is required to deposit into a reserve for real estate taxes an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the 60 Hudson Property (currently approximately $1,772,497).

Insurance – On each monthly payment date, the borrower is required to deposit into a reserve for insurance premiums an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. Notwithstanding the foregoing, the borrower is not required to reserve for insurance premiums, provided that (i) no event of default is continuing under the 60 Hudson Whole Loan documents, (ii) the liability and casualty insurance coverage for the 60 Hudson Property is included in blanket policies approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender with evidence of renewal of the policies and paid receipts for the payment of the insurance premiums by no later than 10 days prior to the expiration date of the policies (which was the case at origination).

Replacement Reserve – On each monthly payment date during the continuance of a Reserves Trigger Period (as defined below), the borrower is required to deposit approximately $19,160 into a reserve for capital expenditures.

TI/LC Reserve – On each monthly payment date during the continuance of a Reserves Trigger Period, the borrower is required to deposit approximately $287,405 into a reserve for tenant improvements and leasing commissions.

“Reserves Trigger Period” means the continuance of any Cash Sweep Event Period (as defined below), provided that if such Cash Sweep Event Period is not caused by an event of default under the 60 Hudson Whole Loan, the Reserves Trigger Period will not be deemed to have occurred if (i) the borrower demonstrates to the reasonable satisfaction of the lender that the borrower has Sufficient Liquid Resources (as defined below) or (ii) the borrower delivers to the lender the Additional Collateral (as defined below) as and when permitted by the 60 Hudson Whole Loan.

“Sufficient Liquid Resources” means that the borrower has cash, cash equivalents and/or other liquid assets equal to not less than 50% or more of the capital expenditures and tenant improvements and leasing commissions payable as of an applicable determination date.

“Additional Collateral” means either cash or a letter of credit in the amount of $17,500,000.

“Cash Sweep Event Period” means a period (A) commencing upon the earliest of (i) the occurrence of an event of default under the 60 Hudson Whole Loan, or (ii) the interest only debt service coverage ratio of the 60 Hudson Whole Loan being less than 1.60x at the end of any calendar quarter; and (B) expiring upon (y) with regard to any Cash Sweep Event Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, and (z) with regard to any Cash Sweep Event Period commenced in connection with clause (ii) above, the date that either (A) the interest only debt service coverage ratio is equal to or greater than 1.60x for the immediately preceding calendar quarter (without assuming that the Additional Collateral has been applied as a partial repayment of the 60 Hudson Whole Loan) or (B) assuming that no event of default is continuing, the date that the borrower delivers Additional Collateral to the lender; provided, however, that if, 12 months following the commencement of the Cash Sweep Event Period that resulted in delivery of Additional Collateral, the interest only debt service coverage ratio is less than 1.60x at the end of any calendar quarter (without giving effect to application of the Additional Collateral to the outstanding principal balance of the 60 Hudson Whole Loan), a Cash Sweep Event Period will be deemed to have occurred and will continue until the date that the interest only debt service coverage ratio is equal to or greater than 1.60x for the immediately preceding calendar quarter. In no event will the borrower have the right to cure a Cash Sweep Event Period by delivering Additional Collateral on more than three occasions.

Lockbox and Cash Management. The 60 Hudson Whole Loan is structured with a hard lockbox maintained with Apple Bank for Savings, an affiliate of the borrower, and in place cash management. All rents are required to be deposited into the lender-controlled lockbox account. The 60 Hudson Whole Loan requires that the borrower deliver tenant direction letters to the tenants directing them to pay all rents into the lockbox account, and if the borrower or property manager receives rents from the 60 Hudson Property despite such direction, to deposit such rents into the lockbox account within one business day of receipt. All funds in the lockbox account are required to be swept on each business day into a lender-controlled cash management account, to be applied, provided no event of default is continuing under the 60 Hudson Whole Loan, (i) to make the monthly deposits, if any, into the tax and insurance reserve funds, as described above under “Escrows” (ii) to pay debt service on the 60 Hudson Whole Loan, (iii) to make monthly deposits, if any, into the Replacement Reserve and the TI/LC Reserve, as described above under “Escrows” (iv) if a Cash Sweep Event Period is continuing, to pay monthly operating expenses in the amount set forth in the lender-approved annual budget and lender approved extraordinary expenses, and (v) to apply any funds remaining in the cash management account after the application described above (x) if a Cash Sweep Event Period exists, to be deposited into an excess cash flow reserve to be held as additional collateral for the 60 Hudson Whole Loan during the continuance of such Cash Sweep Event Period and (y) otherwise, to be disbursed to the borrower.

Subordinate and Mezzanine Indebtedness. None.

Partial Release. Not permitted..

Real Estate Substitution. Not permitted.

Property Management. The property manager is Colliers Tri-State Management LLC, an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
16

Other – Data Center	Loan #1	Cut-off Date Balance:	$90,000,000
60 Hudson Street	60 Hudson	Cut-off Date LTV:	17.5%
New York, NY 10013		U/W NCF DSCR:	3.92x
		U/W NOI Debt Yield:	24.2%

Letter of Credit. None; provided that a letter of credit may be delivered to cure a Cash Sweep Event Period caused by a decline in debt service coverage ratio as described above under “Escrows.”

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the 60 Hudson Property together with 24 months of business income insurance, plus an extended period of indemnity of up to 12 months. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”), is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program) but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. Additionally, with respect to any such stand-alone policy covering perils of terrorism and acts of terrorism, the borrower will not be required to pay any insurance premiums solely with respect to such terrorism coverage in excess of two times the amount of the insurance premium that is payable in respect of the 60 Hudson Property and business income/loss of rents insurance (without giving effect to the cost of terrorism and earthquake components of such insurance) at the time that such terrorism coverage is excluded from the applicable insurance policy. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
17

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$90,000,000
7000 and 7600 Arundel Mills Circle	Arundel Mills and Marketplace	Cut-off Date LTV:	41.4%
Hanover, MD 21076		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	16.1%

Live!
HOTEL

OFF 5TH
ULTA

XD
CINEMARK

Bass Pro Shops
Outdoor World

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
18

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$90,000,000
7000 and 7600 Arundel Mills Circle	Arundel Mills and Marketplace	Cut-off Date LTV:	41.4%
Hanover, MD 21076		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	16.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
19

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$90,000,000
7000 and 7600 Arundel Mills Circle	Arundel Mills and Marketplace	Cut-off Date LTV:	41.4%
Hanover, MD 21076		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	16.1%

Ellicott City
Baltimore County
Arbutus
Baltimore 5 miles
Patapsco Valley State Park
Halethorpe
Lansdowne
Baltimore Beltway
Ilchester
St. Denis
Rockburn Branch Park
BWI Technology Park
Patapsco
Montgomery Rd.
Lyndwood Square
Columbia Corp. Park 100
Elkridge
Patapsco Valley State Park
Linthicum
Timbers at Troy Golf Course
Versant Health HQ
Columbia
Howard County
Andover Rd.
Washington Blvd.
Baltimore-Washington Pkwy
Ciena Corp.
Northrop Grumman
Light Rail
BWI
Marshall
BWI Business District
Gateway Overlook
Dorsey Business Center
Stoney Run
Ferndale
Columbia Gateway Plaza
Dorsey
BWI Thurgood Marshall Airport
Washington Blvd Marketplace
Lockheed Martin
Ridge Rd.
New Ridge Rd.
Telegraph Rd.
Baltimore/ Washington Intl. - Thurgood Marshall Airport
Hanover
Arundel Mills and Marketplace
7000 and 7600 Arundel Mills Circle
Hanover, MD 21076
Annapolis 18 miles
Lancaster Foods
Arundel Mills Corporate Park
Maryland Live! Casino
Queenstown Park
Arundel Mills Blvd.
Joe Cannon Stadium
Harmans Rd.
Jessup
Arundel Preserve Town Center
Arundel Village
Savage
Severn
Annapolis Junction
Anne Arundel County
Severn-Danza Park
Donaldson Ave.
MARC Train Camden Line
MARC Train Penn Line
Guilford Rd.
Ridgeview Plaza
Provinces Park
National Business Pkwy
Annapolis Rd.
Northrop Grumman
Savage
Rockenback Rd.
Fort Meade
Reece Rd.
Maryland City
National Security Administration
Fort Meade Visitor's Center
Fort Meade Golf Course
Odenton
Russett Green Center
Mapes Rd.
US Army Cyber Command
Seven Oaks Shopping Center
Ft. Meade Rd.
Washington, DC 20 miles
Patuxent Research Refuge
Maryland
Baltimore
Columbia
Washington DC
Annapolis
Chesapeake Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
20

No. 2 – Arundel Mills and Marketplace
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	[NR/BBB-(sf)/A3(sf)]		Property Type – Subtype:	Retail – Super Regional Mall
	Original Principal Balance(1):	$90,000,000		Location:	Hanover, MD
	Cut-off Date Balance(1):	$90,000,000		Size(6):	1,938,983 SF
	% of Initial Pool Balance:	9.8%		Cut-off Date Balance Per SF(1)(6):	$185.66
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1)(6):	$185.66
	Borrower Sponsor:	Simon Property Group, L.P.		Year Built/Renovated:	2000; 2002; 2012/ NAP
	Guarantor:	Simon Property Group, L.P.		Title Vesting:	Fee
	Mortgage Rate:	7.7010%		Property Manager:	Simon Management Associates II, LLC (borrower-related)
	Note Date:	October 5, 2023		Current Occupancy (As of)(7):	98.3% (6/15/2023)
	Seasoning:	1 month		YE 2022 Occupancy(7):	97.2%
	Maturity Date:	November 1, 2033		YE 2021 Occupancy(7):	93.2%
	IO Period:	120 months		YE 2020 Occupancy(7):	94.2%
	Loan Term (Original):	120 months		YE 2019 Occupancy(7):	98.2%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$870,600,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF(6):	$449.00
	Call Protection(2):	L(25),D(89),O(6)		As-Is Appraisal Valuation Date:	September 1, 2023
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1)(3)(4):	Yes		TTM NOI (8/31/2023)(8):	$51,525,734
	Additional Debt Type (Balance)(1)(3)(4):	Pari Passu ($270,000,000)		YE 2022 NOI:	$52,750,256
				YE 2021 NOI(9):	$52,018,087
				YE 2020 NOI(9):	$42,286,167
Escrows and Reserves(5)				U/W Revenues:	$74,354,670
	Initial	Monthly	Cap	U/W Expenses:	$16,415,944
Taxes:	$0	Springing	NAP	U/W NOI(8):	$57,938,726
Insurance:	$0	Springing	NAP	U/W NCF:	$55,557,554
Replacement Reserve:	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.06x / 1.98x
TI/LC Reserve:	$0	$231,942	$5,566,608	U/W Debt Yield based on NOI/NCF(1):	16.1% /15.4%
Gap Rent Reserve:	$587,891	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	16.1% /15.4%
Outstanding TI/LC Reserve:	$3,796,478	$0	NAP	Cut-off Date LTV Ratio(1):	41.4%
				LTV Ratio at Maturity(1):	41.4%

Sources and Uses
Sources			Uses
Whole Loan Amount(1)	$360,000,000	91.8%	Loan Payoff	384,870,923	98.1%
Sponsor Equity	32,236,503	8.2	Upfront Reserves	4,384,369	1.1
			Closing Costs	2,981,210	0.8

Total Sources	$392,236,503	100.0%	Total Uses	$392,236,503	100.0%
(1)	The Arundel Mills and Marketplace Mortgage Loan (as defined below) is part of the Arundel Mills and Marketplace Whole Loan (as defined below), which is comprised of 16 pari passu promissory notes with an aggregate original principal balance of $360,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the aggregate Cut-off Date principal balance of the Arundel Mills and Marketplace Whole Loan.
(2)	Prepayment of the Arundel Mills and Marketplace Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Arundel Mills and Marketplace Whole Loan to be securitized and (b) December 1, 2026. The assumed prepayment lockout period of 25 payments is based on the closing date of this transaction in December 2023. If any pari passu note has not been securitized for 2 years by December 1, 2026, the borrower may prepay any note that has not been securitized for 2 years on a greater of (i) 1% of the prepaid amount or (ii) yield maintenance basis in conjunction with defeasance of any securitized pari passu note. In addition, the Arundel Mills and Marketplace Whole Loan may be prepaid in connection with a partial release, as described under “Partial Release” section below.
(3)	See “The Mortgage Loan” section below for further discussion of additional mortgage debt.
(4)	The property is subject to an existing property assessed clean energy loan in an original principal amount of $2,037,877.38 from Petros PACE Finance, LLC, a Texas limited liability company to the borrower. The PACE loan has a 16-year term with final payment occurring in November 2035. The annual debt service is $195,956.85 and the remaining balance, including all interest and administrative expenses, as of October 2023 was $1,633,579.73. Payments and any accrued interest are collected on the subject’s tax bill and constitute a first lien on the property that has a priority over any mortgage loan. In addition, the Arundel Mills and Marketplace Whole Loan documents permit the borrowers to enter into an additional PACE loan for an amount not to exceed $5,000,000.
(5)	See “Escrows” section below for further discussion of reserve requirements.
(6)	The Arundel Mills and Marketplace Property (as defined below) includes a larger mall and lifestyle center which consists of 1,391,652 SF of owned improvements and 547,331 SF of leased fee improvements. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, and As-Is Appraised Value Per SF are based on the total SF of 1,938,983. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, and As-Is Appraised Value Per SF based on the Owned SF (as defined below) of 1,391,652 is $258.69, $258.69, and $625.59, respectively.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
21

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$90,000,000
7000 and 7600 Arundel Mills Circle	Arundel Mills and Marketplace	Cut-off Date LTV:	41.4%
Hanover, MD 21076		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	16.1%
(7)	Occupancy represents the occupancy excluding square footage from the leased fee tenant, Live Casino Hotel Maryland, and is based on the Owned SF totaling 1,391,652. Occupancy including Live Casino Hotel Maryland is 98.8%.
(8)	The increase from the TTM NOI to the U/W NOI is driven by 18 new and renewal leases commencing in 2023 and 2024 totaling 113,039 SF (5.8% of SF and 8.3% of underwritten rent) and rent steps of $604,665.
(9)	The increase in YE 2020 NOI to YE 2021 NOI was primarily driven by an increase in bad debt/collection loss in 2020 due to the effect of the novel coronavirus pandemic.

The Mortgage Loan. The second largest mortgage loan (the “Arundel Mills and Marketplace Mortgage Loan”) is part of a whole loan (the “Arundel Mills and Marketplace Whole Loan”) evidenced by 16 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $360,000,000. The Arundel Mills and Marketplace Whole Loan is secured by a first mortgage lien on the borrowers’ fee interest in a 1,837,764 SF regional mall (“Arundel Mills”) and a 101,219 SF lifestyle center (“Arundel Marketplace”) totaling 1,938,983 SF located in Hanover, Maryland (the “Arundel Mills and Marketplace Property”). The Arundel Mills and Marketplace Mortgage Loan is evidenced by the controlling Note A-1-1 and the non-controlling Notes A-1-2, and A-1-4 with an aggregate outstanding principal balance as of the Cut-off Date of $90,000,000. The Arundel Mills and Marketplace Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”), Société Générale Financial Corporation (“SGFC”), DBR Investments Co. Limited (“DBRI”) and Citi Real Estate Funding Inc. (“CREFI”) on October 5, 2023. The Arundel Mills and Marketplace Whole Loan pari passu notes other than those evidencing the Arundel Mills and Marketplace Mortgage Loan are referred to herein as the “Arundel Mills and Marketplace Pari Passu Companion Loans.” The Arundel Mills and Marketplace Whole Loan is being serviced pursuant to the pooling and servicing agreement for the MSWF 2023-2 securitization trust. The relationship between the holders of the Arundel Mills and Marketplace Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus.

Whole Loan Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$50,000,000	$50,000,000	MSWF 2023-2	Yes
A-1-2	$30,000,000	$30,000,000	MSWF 2023-2	No
A-1-3	$15,000,000	$15,000,000	WFB	No
A-1-4	$10,000,000	$10,000,000	MSWF 2023-2	No
A-2-1	$40,000,000	$40,000,000	SGFC	No
A-2-2	$30,000,000	$30,000,000	SGFC	No
A-2-3	$10,000,000	$10,000,000	SGFC	No
A-2-4	$5,000,000	$5,000,000	SGFC	No
A-3-1	$25,000,000	$25,000,000	DBRI	No
A-3-2	$20,000,000	$20,000,000	DBRI	No
A-3-3	$15,000,000	$15,000,000	DBRI	No
A-3-4	$15,000,000	$15,000,000	DBRI	No
A-3-5	$10,000,000	$10,000,000	DBRI	No
A-4-1	$40,000,000	$40,000,000	CREFI	No
A-4-2	$25,000,000	$25,000,000	CREFI	No
A-4-3	$20,000,000	$20,000,000	CREFI	No
Total (Whole Loan)	$360,000,000	$360,000,000

The Borrowers and Borrower Sponsor. The borrowers are Arundel Mills Limited Partnership and Arundel Mills Marketplace Limited Partnership, each a Delaware limited partnership with two independent directors. The borrowers comprise a joint venture between Simon Property Group, L.P. (59.3%) and Kan Am Group (40.7%). The borrower sponsor and non-recourse carveout guarantor of the Arundel Mills and Marketplace Whole Loan is Simon Property Group, L.P. (“Simon”).

Simon (NYSE: SPG) is a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use desinations. Simon has approximately 400 retail centers across 24 countries.

Pursuant to the Arundel Mills and Marketplace Whole Loan documents, so long as one or more of Simon Property Group, Inc. or an affiliate of Simon is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability is limited to 20.0% of the original principal balance of the Arundel Mills and Marketplace Whole Loan ($72,000,000) in the aggregate, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty. In addition, there is no separate environmental indemnity with respect to the Arundel Mills and Marketplace Whole Loan. The non-recourse carveout guaranty covers breaches of representations, warranties and indemnification provisions in the loan agreement concerning environmental laws and hazardous materials; however,such coverage is subject to the cap described above.

The Property. The Arundel Mills and Marketplace Property comprises Arundel Mills, a 1,837,764 SF super regional mall, which includes 1,290,433 SF of owned SF and 547,331 SF of leased fee SF, and Arundel Marketplace, a 101,219 SF lifestyle center, totaling 1,938,983 SF located in Hanover, Maryland. In total, the Owned SF comprises 1,391,652 SF (the “Owned SF”). Arundel Mills is anchored by Live Casino Hotel Maryland (“Live Casino Hotel”), which owns its improvements and ground leases the underlying land from the borrowers, Bass Pro Shops Outdoor (“Bass Pro”), Burlington, Dave & Buster’s, Medieval Times and Cinemark Theatres (“Cinemark”). Arundel Mills

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
22

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$90,000,000
7000 and 7600 Arundel Mills Circle	Arundel Mills and Marketplace	Cut-off Date LTV:	41.4%
Hanover, MD 21076		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	16.1%

is an enclosed mall with multiple wings and entrances, containing a food court and anchor tenants. Arundel Marketplace is leased to major tenants including Aldi, Michael’s, Staples and PetsMart. Built between 2000 and 2012, the Arundel Mills and Marketplace Property is situated on a 208.08-acre parcel and contains 6,207 parking spaces (4.5/1,000 SF), which excludes the spaces within the casino parking structure. The collateral tenancy, outside of the anchors, is granular with no other tenant making up more than 3.3% of the Owned SF. Notable tenants include T.J. Maxx, Saks Fifth Avenue Off 5th, Old Navy, Polo Ralph Lauren, Ulta Beauty, Nike Factory Store, The North Face, and Victoria’s Secret. As of June 15, 2023, the Arundel Mills and Marketplace Property was 98.3% leased based on Owned SF and 98.8% leased based on total SF by 177 tenants.

The trailing 12-month in-line sales PSF as of July 31, 2023 are $559 PSF, representing a 10.0% increase over 2019. As of the trailing 12-month period as of July 31, 2023, the in-line occupancy cost ratio is 13.0%. The table below provides an overview of sales by inline tenants with less than 10,000 square feet.

Sales by Tenancy Type(1)
Tenancy Type	2019 Sales PSF	2020 Sales PSF	2021 Sales PSF	2022 Sales PSF	TTM 7/31/2023 Sales PSF
Inline Sales (< 10,000 SF)	$508	$394	$568	$562	$559
Occupancy Cost	13.8%	17.6%	12.9%	12.7%	13.0%
(1)	Information obtained from the borrowers.

Major Tenants

Cinemark (Fitch/Moody’s/S&P: B+/NR/B+; 107,190 square feet; 5.5% of net rentable area; 9.1% of underwritten base rent; 12/31/2025 lease expiration). Founded in 1984 and headquartered in Plano, Texas, Cinemark is the third-largest movie theater chain in the United States, operating 5,812 screens across 514 theaters in the US and Latin America as of June 30, 2023. The tenant operates 24 screens at the property and, according to the appraisal, this is the strongest performing theater in a 15-mile radius with 1.2 million visitors during the trailing 12-month period ending in August 2023. Cinemark has been a tenant at the property since 2000 and is on a lease expiring in December 2025. The tenant has 3, 5-year extension options and no termination options.

Live Casino Hotel (Fitch/Moody’s/S&P: NR/NR/NR; 547,331 square feet; 28.2% of net rentable area; 5.5% of underwritten base rent; 7/13/2115 lease expiration). Live Casino Hotel is owned by The Cordish Companies, which started in 1910 and is a real estate developer and owner operator of multiple businesses in the entertainment industry. Live Casino Hotel offers a wide range of gaming and entertainment options with approximately 206 tables, 310 hotel rooms, a spa, and 75,000 square feet of event space. Live Casino Hotel attracts more than 10 million visitors annually and features the largest gambling floor of any casino in the country. Live Casino Hotel has been a tenant at the property since June 2012. The tenant owns its improvements and leases the underlying land from the borrowers on a ground lease expiring in July 2115. Live Casino Hotel may terminate their lease on June 30, 2027, which is the expiration of the first 15-year period from the rent commencement date, or at the end of any 10 year period thereafter with 365 days’ notice. In addition to base rent, the tenant pays percentage rent equal to 1% of retail and gaming gross revenues, less percentage rent allowance of $1,500,000. The underwritten Live Casino Hotel percentage rent is $6,324,300, which is based on TTM 7/31/2023 sales.

Dave & Buster’s (Fitch/Moody’s/S&P: NR/NR/NR; 63,631 square feet; 3.3% of net rentable area; 4.5% of underwritten base rent; 5/31/2026 lease expiration). Founded in 1982 in Dallas, Texas, Dave & Buster’s is an entertainment venue including an arcade, sports bar and restaurant. Today, there are over 150 locations across North America with a total of over 20 million visitors annually. Dave & Buster’s has been a tenant at the property since 2000 and is on a lease expiring in May 2026. The tenant has 2, 5-year extension options and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
23

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$90,000,000
7000 and 7600 Arundel Mills Circle	Arundel Mills and Marketplace	Cut-off Date LTV:	41.4%
Hanover, MD 21076		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	16.1%

The following table presents a summary regarding the major tenants at the Arundel Mills and Marketplace Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Rent(2)(3)	% of Total Annual U/W Rent	Annual U/W Rent PSF(2)(3)	Term. Option (Y/N)	Lease Expiration Date	Ext. Options
Anchor Tenant (leased fee)(4)
Live Casino Hotel	NR/NR/NR	547,331	28.2%	$2,231,337(5)	5.5%	$4.08	Y(6)	7/13/2115	None
Total/Wtd. Avg.		547,331	28.2%	$2,231,337	5.5%	$4.08

Major Tenants
Cinemark	B+/NR/B+	107,190	5.5%	$3,644,460	9.1%	$34.00	N	12/31/2025	3 x 5 Yr
Dave & Buster's	NR/NR/NR	63,631	3.3%	$1,819,847	4.5%	$28.60	N	5/31/2026	2 x 5 Yr
Primark	NR/NR/A	46,143	2.4%	$1,161,117	2.9%	$25.16	Y(7)	8/31/2033	3 x 5 Yr
Forever 21	NR/NR/NR	25,211	1.3%	$1,051,790(8)	2.6%	$41.72	N	1/31/2026	None
Bass Pro	NR/NR/NR	127,672	6.6%	$895,134(8)	2.2%	$7.01	N	10/3/2026	5 x 5 Yr
The Children’s Place	NR/NR/NR	20,816	1.1%	$749,792	1.9%	$36.02	N	4/30/2025	None
Old Navy	NR/Ba3/BB	26,044	1.3%	$745,958	1.9%	$28.64	N	1/31/2027	None
Michael Kors	BBB-/NR/BBB-	6,861	0.4%	$655,363	1.6%	$95.52	N	4/30/2028	None
H&M	NR/NR/BBB	20,296	1.0%	$562,336(9)	1.4%	$27.71	N	1/31/2028	None
Off Broadway Shoes	NR/NR/NR	21,526	1.1%	$514,691	1.3%	$23.91	N	1/31/2026	None
Medieval Times	NR/NR/NR	66,244	3.4%	$496,680	1.2%	$7.50	N	8/31/2033	2 x 10 Yr
Total/Wtd. Avg.		531,634	27.4%	$12,297,168	30.6%	$23.13

Non-Major Tenants(9)		835,783	43.1%	$25,684,060	63.9%	$30.73

Occupied Collateral Total		1,914,748	98.8%	$40,212,565	100.0%	$27.78(10)
Vacant Space		24,235	1.2%
Total/Wtd. Avg.		1,938,983	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Rent and Annual U/W Rent PSF includes percentage in-lieu of rents totaling $3,023,713.
(3)	Annual U/W Rent and Annual U/W Rent PSF includes $604,665 of rent steps through September 2024.
(4)	Live Casino Hotel owns their own improvements and ground leases the land from the borrowers. The Tenant NRSF shown represents the leased fee SF.
(5)	Live Casino Hotel also pays percentage rent, which equates to 1% of retail and gaming gross revenues, less percentage rent allowance of $1,500,000. The underwritten Live Casino Hotel percentage rent is $6,324,300, which is based on TTM 7/31/2023 sales and not included in the Annual U/W Rent.
(6)	Live Casino Hotel may terminate their lease on June 30, 2027, which is the expiration of the first 15-year period from the rent commencement date, or at the end of any 10 year period thereafter.
(7)	If Primark does not achieve sales of at least $12,000,000 during the fourth lease year (9/1/2026-8/31/2027), tenant may terminate its lease within 120 days of the expiration of the fourth lease year.
(8)	Forever 21, Bass Pro and H&M Annual U/W Rent and Annual U/W Rent PSF represent percentage in-lieu of rent based on the tenants’ TTM 7/31/2023 sales.
(9)	Non-Major Tenants includes three tenants, The North Face, Brooks Brothers, and True Religion, totaling 15,717 SF (1.1% of Owned SF), with lease start dates in June 2024, May 2024, and February 2024, respectively.
(10)	Occupied Collateral Total Annual U/W Rent PSF are based on the Owned SF and excludes NRSF and Annual U/W Rent from the leased fee tenant, Live Casino Hotel.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
24

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$90,000,000
7000 and 7600 Arundel Mills Circle	Arundel Mills and Marketplace	Cut-off Date LTV:	41.4%
Hanover, MD 21076		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	16.1%

The following table presents a summary of sales and occupancy costs for certain tenants at the Arundel Mills and Marketplace Property:

Sales and Occupancy Cost Summary(1)

	2019 Sales (PSF)	2020 Sales (PSF)	2021 Sales (PSF)	2022 Sales (PSF)	TTM 7/31/2023 Sales (PSF)
Live Casino Hotel(2)	$643,538,000	$463,348,000	$723,949,000	$785,282,000	$782,430,000
Cinemark(3)	$756,958	$146,750	$382,500	$588,875	$690,661
Dave & Buster’s	$233.44	$108.61	$223.33	$251.94	$258.58
Primark	NAV	NAV	NAV	NAV	NAV
Forever 21	$189.96	$116.30	$243.82	$209.63	$185.42
Bass Pro	$280.45	$322.68	$347.17	$346.38	$350.56
The Children’s Place	$201.58	$99.44	$209.50	$180.49	$175.94
Old Navy	$281.56	$157.54	$286.94	$257.30	$257.59
Michael Kors	$974.64	$569.01	$787.20	$895.93	$816.75
H&M	$279.71	$185.50	$315.68	$309.37	$291.65
Off Broadway Shoes	$216.62	$124.50	$222.15	$229.26	$212.70
Medieval Times	$159.17	$29.30	$73.71	$154.85	$177.06
(1)	Information obtained from the borrowers.
(2)	Live Casino Hotel is the ground lessee and owns it improvements.
(3)	Cinemark sales are based on 24 screens.

The following table presents certain information relating to the lease rollover schedule at the Arundel Mills and Marketplace Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)(4)
MTM	6	13,206	0.7%	13,206	0.7%	$832,702	2.1%	$63.05
2023	5	12,698	0.7%	25,904	1.3%	$608,878	1.5%	$47.95
2024	42	145,714	7.5%	171,618	8.9%	$5,321,562	13.2%	$36.52
2025	26	249,150	12.8%	420,768	21.7%	$7,710,372	19.2%	$30.95
2026	23	418,423	21.6%	839,191	43.3%	$7,077,611	17.6%	$16.91
2027	24	103,687	5.3%	942,878	48.6%	$4,697,690	11.7%	$45.31
2028	16	113,056	5.8%	1,055,934	54.5%	$3,708,472	9.2%	$32.80
2029	14	56,297	2.9%	1,112,231	57.4%	$2,542,768	6.3%	$45.17
2030	6	21,905	1.1%	1,134,136	58.5%	$931,272	2.3%	$42.51
2031	2	6,199	0.3%	1,140,335	58.8%	$265,149	0.7%	$42.77
2032	1	30,641	1.6%	1,170,976	60.4%	$300,000	0.7%	$9.79
2033	9	182,701	9.4%	1,353,677	69.8%	$3,399,377	8.5%	$18.61
2034 & Beyond	3	561,071	28.9%	1,914,748	98.8%	$2,816,711	7.0%	$42.60
Vacant	0	24,235	1.2%	1,938,983	100.0%	$0	0.0%	$0.00
Total/Weighted Average	177	1,938,983	100.0%			$40,212,565	100.0%	$27.78(5)
(1)	Information is based on the underwritten rent roll as of June 15, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease expiration schedule.
(3)	Annual U/W Base Rent and Annual U/W Base Rent PSF includes percentage in-lieu of rent totaling $3,023,713 and rent steps totaling $604,665 through September 2024.
(4)	The Annual U/W Base Rent PSF is based on the Owned SF and excludes rent from the leased fee tenant, Live Casino Hotel.
(5)	Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Arundel Mills and Marketplace Property:

Historical Occupancy(1)(2)

12/31/2019(3)	12/31/2020(3)	12/31/2021(3)	12/31/2022(3)	6/15/2023(4)
98.2%	94.2%	93.2%	97.2%	98.3%
(1)	Information obtained from the Arundel Mills and Marketplace borrowers.
(2)	Occupancy represents the occupancy excluding the square footage from the leased fee tenant, Live Casino Hotel, and is based on the Owned SF. Occupancy as of 6/15/2023 based on the total SF is 98.8%.
(3)	Occupancy figures excludes temporary tenants.
(4)	Information obtained from the underwritten rent roll..

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
25

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$90,000,000
7000 and 7600 Arundel Mills Circle	Arundel Mills and Marketplace	Cut-off Date LTV:	41.4%
Hanover, MD 21076		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	16.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Arundel Mills and Marketplace Property:

Cash Flow Analysis

	2019	2020	2021	2022	TTM 8/31/2023	U/W	%(1)	U/W $ per SF
Base Rent	$36,140,448	$33,938,041	$33,271,004	$32,940,359	$34,871,979	$36,584,187	48.5%	$18.87
Rent Steps	0	0	0	0	0	604,665(2)	0.8	0.31
Percentage in Lieu	2,164,224	2,365,569	4,167,022	3,784,601	2,469,932	3,023,713(3)	4.0	1.56
Grossed Up Vacant Space	0	0	0	0	$0	1,028,517	1.4	0.53
Gross Potential Rent	$38,304,672	$36,303,610	$37,438,026	$36,724,960	$37,341,911	$41,241,082	54.7%	$21.27
Percentage Rent	5,808,460	3,354,054	7,437,689	8,482,789	8,559,268	8,491,820(4)	11.3	4.38
Temp Tenant Income	3,342,965	2,264,738	3,091,587	3,631,703	3,339,445	3,339,445	4.4	1.72
Rimbursement Revenue	22,032,762	21,644,732	21,147,941	20,262,474	20,258,479	21,856,710	29.0	11.27
Other Revenue(5)	582,524	112,149	367,765	406,519	454,130	454,130	0.6	0.23
Net Rental Income	$70,071,383	$63,679,283	$69,483,008	$69,508,445	$69,953,233	$75,383,187	100.0%	$38.88
Less Free Rent & Credit Loss	(226,840)	(6,402,854)	(81,074)	475,767	(228,717)	0	0.0	0.00
Less Vacancy	0	0	0	0	0	(1,028,517)	(2.5)(6)	(0.53)
Effective Gross Income	$69,844,543	$57,276,429	$69,401,934	$69,984,212	$69,724,516	$74,354,670	98.6%	$38.35

Real Estate Taxes	$5,088,710	$5,406,023	$5,550,627	$3,310,098	$5,186,899	$5,186,899	7.0	2.68
Insurance	506,729	593,510	625,192	703,339	759,782	759,782	1.0	0.39
Management Fee	2,849,028	2,385,373	2,769,663	2,901,210	2,782,838	1,000,000	1.3	0.52
Other Expenses	9,351,475	6,605,356	8,438,365	10,319,309	9,469,263	9,469,263	12.7	4.88
Total Expenses	$17,795,942	$14,990,262	$17,383,847	$17,233,956	$18,198,782	$16,415,944	22.1%	$8.47

Net Operating Income	$52,048,601(7)	$42,286,167(7)	$52,018,087(7)	$52,750,256	$51,525,734(8)	$57,938,726(8)	77.9%	$29.88
TI/LC	0	0	0	0	0	2,102,842	2.8	1.08
Capital Expenditures	0	0	0	0	0	278,330	0.4	0.14
Net Cash Flow	$52,048,601	$42,286,167	$52,018,087	$52,750,256	$51,525,734	$55,557,554	74.7%	$28.65

NOI DSCR(9)	1.85x	1.50x	1.85x	1.88x	1.83x	2.06x
NCF DSCR(9)	1.85x	1.50x	1.85x	1.88x	1.83x	1.98x
NOI Debt Yield(9)	14.5%	11.7%	14.4%	14.7%	14.3%	16.1%
NCF Debt Yield(9)	14.5%	11.7%	14.4%	14.7%	14.3%	15.4%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Free Rent & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Represents rent steps through September 2024.
(3)	Percentage in Lieu rents are underwritten based on the tenants’ TTM 7/31/2023 sales.
(4)	Primarily comprised of percentage rent paid by Live Casino Hotel, which equates to 1% of retail and gaming gross revenues, less percentage rent allowance of $1,500,000. The underwritten Live Casino Hotel percentage rent is $6,324,300, which is based on TTM 7/31/2023 sales.
(5)	Other Revenue includes revenue from tenant services, media, and telecom.
(6)	Represents the underwritten economic vacancy %. The Arundel Mills and Marketplace Property was 98.3% occupied based on the Owned SF as of June 15, 2023.
(7)	The decrease in YE 2019 NOI to YE 2020 NOI and subsequent increase to YE 2021 NOI was primarily driven by an increase in bad debt/collection loss in 2020 due to the effect of the novel coronavirus pandemic.
(8)	The increase from the TTM NOI to the U/W NOI is driven by 18 new and renewal leases commencing in 2023 and 2024 totaling 113,039 SF (5.8% of Owned SF and 8.3% of underwritten rent) and underwritten rent steps of $604,665.
(9)	Debt service coverage ratios and debt yields are based on the Arundel Mills and Marketplace Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
26

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$90,000,000
7000 and 7600 Arundel Mills Circle	Arundel Mills and Marketplace	Cut-off Date LTV:	41.4%
Hanover, MD 21076		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	16.1%

Appraisal. The appraiser concluded to an “As-is” value for the Arundel Mills and Marketplace Property of $870,600,000 as of September 1, 2023.

Environmental Matters. According to the Phase I environmental site assessments dated September 25, 2023 and September 29, 2023, there was no evidence of any recognized environmental conditions at the Arundel Mills and Marketplace Property.

Market Overview and Competition. The Arundel Mills and Marketplace Property is located in Hanover, Maryland, approximately 13.0 miles south of Baltimore and 28.9 miles north of Washington, D.C. According to the appraisal, the neighborhood is primarily comprised of retail and residential uses with the property anchoring a dominant commercial corridor. Primary access to the area is provided by State Highway 100, which is adjacent to the property and had a traffic count of approximately 74,222 vehicles per day, and Interstate 295, which is approximately 2 miles from the property. According to the appraisal, the top five employers in the surrounding area are Fort Meade, Johns Hopkins University, Johns Hopkins Hospital, University of Maryland Medical Systems, and University System of Maryland.

Within a one-, three-, and five-mile radius of the Arundel Mills and Marketplace Property, the 2022 average household income was approximately $148,021, $145,352, and $145,096, respectively; and within the same radius, the 2022 estimated population was 9,168, 53,846, 155,847 respectively.

According to a third-party market research report, the property is situated within the BWI/Anne Arundel retail submarket of the Baltimore retail market. As of November 2023, the submarket reported total inventory of approximately 4.4 million SF with a 1.1% vacancy rate and average rents of $27.55 PSF.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Arundel Mills and Marketplace Property:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
Less Than <1,000 SF	$85.00	7	3.0% annually	$65.00
1,000-2,499 SF	$44.00	7	3.0% annually	$65.00
2,500-4,999 SF	$32.50	7	3.0% annually	$65.00
5,000-9,999 SF	$37.50	7	3.0% annually	$65.00
Over 10,000 SF	$36.50	7	3.0% annually	$65.00
Jewelry	$91.00	7	3.0% annually	$65.00
Food Court	$202.50	7	3.0% annually	$65.00
Restaurant	$39.00	7	3.0% annually	$150.00
Kiosk	$385.00	7	3.0% annually	$0.00
Jr. Anchor	$21.50	10	10.0% Mid-Term	$100.00
Major	$22.50	10	10.0% Mid-Term	$100.00
Anchor	$7.25	10	10.0% Mid-Term	$0.00
Movie Theater	$31.00	10	10.0% Mid-Term	$65.00
Grocery Anchor(2)	$15.00	20	10.0% every 5 years	$15.00
Junior Anchor(2)	$17.00	10	10.0% Mid-Term	$15.00
Large Inline(2)	$40.00	5	3.0% annually	$20.00
(1)	Information obtained from the appraisal.
(2)	Market rent conclusions for Arundel Marketplace.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$90,000,000
7000 and 7600 Arundel Mills Circle	Arundel Mills and Marketplace	Cut-off Date LTV:	41.4%
Hanover, MD 21076		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	16.1%

The table below presents certain information relating to comparable retail centers pertaining to the Arundel Mills and Marketplace Property identified by the appraiser:

Competitive Set(1)

Property Name	Year Built/Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Arundel Mills and Marketplace Property
Arundel Mills and Marketplace	2000; 2002; 2012/NAP	1,938,983	98.3%(2)	Live Casino Hotel, Bass Pro, Burlington, Dave & Buster’s, Medieval Times and Cinemark
Marley Station	1987/2006	1,086,384	55.7%	Macy’s, JCPenney	9.0 miles
Waugh Chapel Towne Centre	2012/NAP	662,717	97.1%	Wegmans, Target, Dick’s Sporting Goods, Regal Waugh Chapel	13.0 miles
The Mall in Columbia	1971/2018	1,439,872	91.7%	Macy’s, JCPenney, Nordstrom, AMC Columbia 14, Lidl	13.2 miles
Security Square Mall	1900/1998	1,345,170	97.8%	Macy’s, Burlington, AMC Security Square 8	16.2 miles
The Gallery at Harborplace	1980/2019	327,774	50.4%	NAV	12.6 miles
Westfield Wheaton	1958/2016	1,522,828	97.2%	Macy’s, Target, Costco Wholesale, JCPenney	27.6 miles
Weighted Average			89.3%
(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the Owned SF of the underwritten rent roll as of June 15, 2023. Total Occupancy based on total SF is 98.8%

Escrows.

Real Estate Taxes – After the occurrence of a Control Event (as defined below) or during a Lockbox Event Period (as defined below), or at any time (x) any property taxes are not paid by the borrowers prior to the assessment of a penalty, or (y) upon request of the lender, the borrowers fail to promptly provide evidence that property taxes have been paid prior to a penalty, the loan documents require the borrowers to make monthly payments into the real estate tax reserve in an amount equal to 1/12th of the property taxes that the lender reasonably estimates will be payable during the ensuing 12 months.

Insurance – After the occurrence of a Control Event or during a Lockbox Event Period, if the borrowers have not provided satisfactory evidence to the lender that the property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policies, the loan documents require the borrowers to make ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policy in order to accumulate sufficient funds to pay the premiums at least 30 days prior to expiration.

Replacement Reserve – After the occurrence of a Control Event or during the Lockbox Event Period, the loan documents require springing ongoing monthly deposits of $39,430 for replacement reserves.

TI/LC Reserve – The loan documents require ongoing monthly deposits of $231,942 for tenant improvements and leasing commissions reserves, subject to a cap of $5,566,608, provided that no such cap shall apply during a Lockbox Event Period.

Gap Rent Reserve – The loan documents require an upfront deposit of $587,891 for gap and free rent related to Kids Empire, Brooks Brothers, and Komma Tea.

Outstanding TI/LC Reserve – The loan documents require an upfront deposit of $3,796,478 for outstanding tenant improvements and leasing commissions related to Primark, Under Armour, Kids Empire, Adidas, The North Face, Brooks Brothers, Vera Bradley, Spencer’s, and Movado Company Store.

A “Control Event” will occur upon Simon Property Group, L.P. or Simon Property Group, Inc. not owning at least 50% of the direct or indirect interests in the borrowers or not controlling the borrowers.

Lockbox and Cash Management. The Arundel Mills and Marketplace Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deposit all rents into a lender controlled lockbox account within two business days of receipt, and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Lockbox Event Period is not in effect, all funds in the lockbox account are required to be distributed to the borrowers weekly. During the continuance of a Lockbox Event Period, all funds in the lockbox will be transferred weekly to a lender controlled cash management account to be disbursed in accordance with the cash management waterfall set forth in the loan documents, with any excess funds required to be held as additional security in an excess cash flow subaccount controlled by the lender for so long as the Lockbox Event Period continues.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$90,000,000
7000 and 7600 Arundel Mills Circle	Arundel Mills and Marketplace	Cut-off Date LTV:	41.4%
Hanover, MD 21076		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	16.1%

A “Lockbox Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;
(ii)	any bankruptcy action of the borrowers;
(iii)	a bankruptcy action of the manager if the manager is an affiliate of the borrowers, and provided the manager is not replaced within 60 days with a qualified manager;
(iv)	the net operating income debt yield (“NOI DY”), based on the trailing four calendar quarter period, is below 10.5%, for two consecutive calendar quarters; or
(v)	the occurrence of a Major Tenant Trigger Event (as defined below).

A Lockbox Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii) and (iii), the borrowers replace the manager with a qualified manager under a replacement management agreement within 60 days, or the bankruptcy proceeding is discharged or dismissed within 90 days without any adverse consequences to the property or loan;
●	with regard to clause (iv), the NOI DY, based on the trailing four calendar quarter period, is 10.5% or greater, for two consecutive calendar quarters; or
●	with regard to clause (v), a Major Tenant Trigger Cure (as defined below).

A “Major Tenant Trigger Event” will commence upon the occurrence of any of the following:

(i)	Bass Pro Shops, Cinemark, Live Casino Hotel or any replacement tenant occupying at least 50% of the space (a “Major Tenant”) filing for bankruptcy;
(ii)	a Major Tenant going dark or vacating on a permanent basis (other than closures due to renovation, closures less than 90 days or closures mandated by law or COVID stay-at-home orders); or
(iii)	a Major Tenant failing to give notice to renew its lease by the earlier of (a) the requirement under the lease or (b) 6 months’ prior to the lease expiration.

An “Major Tenant Trigger Event Cure” will commence upon the occurrence of any of the following:

●	with regard to clause (i), Major Tenant has assumed and any applicable bankruptcy court has affirmed such assumption of the Major Tenant lease, and Major Tenant is in occupancy of its full space;
●	with regard to clause (ii), the applicable Major Tenant continuously operates its business for at least 30 consecutive days during normal business hours and is paying full rent as is required under the lease;
●	with regard to clause (iii), the date on which Major Tenant renews and/or extends its lease, at least 50% of the applicable Major Tenant space has been leased to one or more new tenants, the applicable Major Tenant Threshold Amount (as defined below) has been deposited in the excess cash reserve account; or
●	With regard to clauses (i)-(iii) the guarantor has delivered to lender a guaranty in the applicable Major Tenant Threshold Amount.

“Major Tenant Threshold Amount” means, (i) with respect to the Bass Pro Shops space, the amount of $6,383,600, (ii) with respect to Cinemark space, the amount of $5,359,500 and (iii) with respect to the space occupied by Live! Casino – Hotel Maryland, the amount of $13,037,450.

Additional Secured Indebtedness (not including trade debts). The Arundel Mills and Marketplace Property also secures the Arundel Mills and Marketplace Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $270,000,000. The Arundel Mills and Marketplace Serviced Pari Passu Companion Loans accrue interest at the same rate as the Arundel Mills and Marketplace Mortgage Loan. The Arundel Mills and Marketplace Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Arundel Mills and Marketplace Serviced Pari Passu Companion Loans. The holders of the Arundel Mills and Marketplace Mortgage Loan and the Arundel Mills and Marketplace Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Arundel Mills and Marketplace Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus.

Property Management. The Arundel Mills and Marketplace Property is managed by Simon Management Associates II, LLC, an affiliate of the borrowers.

Partial Release. Provided that no event of default exists and a Control Event has not occurred, (I) with respect to a partial prepayment, at any time prior to the date that is two years after the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”), and (II) with respect to a partial defeasance, at any time after the earlier to occur of (a) December 1, 2026, and (b) the expiration of the REMIC Prohibition Period, the Arundel Mills and Marketplace Whole Loan documents permit the release of Arundel Marketplace, which has an allocated loan amount of $11,000,000, upon defeasance or prepayment (together with, if prior to the open period, payment of a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium), as applicable, of 100% of such allocated loan amount of $11,000,000, provided the following conditions, among others, are satisfied: (i) (a) lender’s determination that the post-release debt yield for the remaining mortgaged property is equal to or greater than the pre-release debt yield for the mortgaged property, or (b) borrowers’ partial defeasance or partial prepayment of the Arundel Mills and Marketplace Mortgage Whole Loan in an amount that would result in the post-release debt yield for the remaining mortgaged property being equal to or greater than the pre-release debt yield for the mortgaged property; (ii) an opinion of counsel that the partial release satisfies REMIC related requirements; and (iii) if Arundel Marketplace is conveyed to an affiliate, (a) receipt of an officer’s certificate confirming that the intended primary use of Arundel Marketplace will not be exclusively for retail, (b) any tenants being relocated to Arundel Marketplace from the mall property have been replaced with comparable tenants on comparable rental terms, (c)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
29

Retail – Super Regional Mall	Loan #2	Cut-off Date Balance:	$90,000,000
7000 and 7600 Arundel Mills Circle	Arundel Mills and Marketplace	Cut-off Date LTV:	41.4%
Hanover, MD 21076		U/W NCF DSCR:	1.98x
		U/W NOI Debt Yield:	16.1%

the release will not have a material adverse effect on the remaining mortgaged property and (d) a rent roll and leasing plan for the remaining mortgaged property and Arundel Marketplace.

Additionally, the borrower owns a non-income producing 24.21 acre parcel of vacant forestry land at the mortgaged property (“Forestry Parcel”), adjacent to which is a single-family home. The home was purchased in 2002 and was surrounded by a fence. Approximately 43,493 square feet of the Forestry Parcel (“Contested Portion”) is located within that fence. The owner of the single-family home has filed an adverse possession suit claiming ownership of the Contested Portion. The value of the Forestry Parcel was not deducted from the appraised value of the mortgaged property in the appraisal, nor was the Forestry Parcel separately valued in the appraisal. Under the Arundel Mills and Marketplace Whole Loan documents, the borrower may obtain a release from the lien of the mortgage for no additional consideration, of the Contested Portion, or such substantially similar tract of land the borrower is required to convey in connection with the adverse possession suit (or reasonably agrees to convey in order to settle the suit).

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Rights of First Offer / Rights of First Refusal. None.

Letter of Credit. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrowers will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the property and business interruption/rental loss insurance coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$75,000,000
7007 Friars Road	Fashion Valley Mall	Cut-off Date LTV:	31.5%
San Diego, CA 92108		U/W NCF DSCR:	3.15x
		U/W NOI Debt Yield:	18.7%

PRADA

FASHION VALLEY

Salvatore Ferragamo

bloomingdales

macys

True Food

amc 18

Some of the images shown are renderings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$75,000,000
7007 Friars Road	Fashion Valley Mall	Cut-off Date LTV:	31.5%
San Diego, CA 92108		U/W NCF DSCR:	3.15x
		U/W NOI Debt Yield:	18.7%

LOWER LEVEL
NORDSTROM
Neiman Marcus
WILLIAMS-SONOMA
VINFAST
LUSH
ZARA
URBAN OUTFITTERS
KAY
COTTON ON
SEPHORA
GUCCI
PRADA
DOLCE & GABBANA
ROLEX
Cartier
True Food
bloomingdale's
VANS
Foot Locker
GARAGE
ALDO
macy's
MICHAEL KORS
HUGO BOSS
ALLSAINTS
alo
BOTTEGA VENETA
SAINT LAURENT
Dior
VERSACE
BURBERRY
FOREVER 21
amc THEATRES
LEVEL 1
Anchor / Major
In-line
Release Parcel
Vacant
N

NORDSTROM
Neiman Marcus
free people
J.Jill
ecco
UPLAB
AMERICAN EAGLE OUTFITTERS
ZARA
HOLLISTER
PACSUN
NIKE
john varvatos
TIFFANY & Co.
VUORI
BANANA REPUBLIC
ANTHROPOLOGIE
ATHLETA
Abercrombie & Fitch
bloomingdale's
H&M
TOUS
Lids
macy's
VICTORIA'S SECRET
amc THEATRES
LEGO
FOREVER 21
EXPRESS / EXPRESS
BLANCO
LEVEL 2
Anchor / Major
In-line
Release Parcel
Vacant
N

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$75,000,000
7007 Friars Road	Fashion Valley Mall	Cut-off Date LTV:	31.5%
San Diego, CA 92108		U/W NCF DSCR:	3.15x
		U/W NOI Debt Yield:	18.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$75,000,000
7007 Friars Road	Fashion Valley Mall	Cut-off Date LTV:	31.5%
San Diego, CA 92108		U/W NCF DSCR:	3.15x
		U/W NOI Debt Yield:	18.7%

Fashion Valley Mall
7007 Friars Road
San Diego, CA 92108
SAN DIEGO
Montgomery-Gibbs Executive Airport
Aero Dr.
San Diego Mesa College
Stonecrest Plaza
Escondido Fwy
Rady Children's Hospital/ Sharp Memorial
Linda Vista Rd.
Cabrillo Fwy
Jacob Dekema Fwy
Murray Ridge Rd.
Sierra Mesa
Mission Vill. Dr.
Kinder Morgan San Diego
Mission City
Snapdragon Stadium
Mission Ctr. Rd.
Serra Mesa
Friars Rd.
Fenton Marketplace
SDSU Mission Valley
Mission SD
Fenton Parkway
Tecolote Canyon Natural Park
Fowler Park and Cunningham Field
Linda Vista
Friars Mission Center
Rio Vista Shopping Center
SD Trolley
Mission Valley Fwy
Torero Stadium
University of San Diego
Hazard Center
Mission Valley Center
Rio Vista
San Diego County
Mission Valley
Hazard Ctr.
Westfield Mission Valley
Morena/ Linda Vista
Fashion Valley
Riverwalk Golf Course
Coaster
Adams Ave.
Presidio Park
Junipero Serra Museum
Fort Stockton
Old Town
Old Town SD State Historic Park
Mission Hills
UCSD Medical Ctr.- Hillcrest
Scripps Mercy Hospital SD
University Heights
Normal Heights
El Cajon Blvd.
Utah St.
30th St.
Sunset Blvd.
Mission Hills Park
University Ave.
Loma Square
Pacific Hwy
Washington St.
Hillcrest
Richmond St.
1st Ave.
4th Ave.
6th Ave.
San Diego Marine Corps Recruit Depot
Washington Street
Midtown
Upas St.
Boundary St
San Diego International Airport
San Diego Fwy
Park West
San Diego Zoo
Morey Field Sports Complex
Balboa Park
SD Natural History Museum
Laurel St.
Fleet Science Center
Middletown
N. Harbor Dr.
Juniper St.
SD Automotive Museum
Naval Medical Center
San Diego Air & Space Museum
Balboa Park Municipal Golf Course
Little Italy
Balboa Stadium
South Park
San Diego Bay
County Center
Maritime Museum
One America Plaza
Civic Center
San Diego City College
B St.
Santa Fe Depot
City College
Broadway
Downtown
MLK Fwy
USS Midway Museum
Horton Plaza
Tuna Harbor Park
12th & Market
Market St.
North Island Naval Air Station
Gaslamp Quarter
Seaport Village
Grant Hill
Coronado-Broadway Pier Ferry
San Diego Convention Center
Petco Park
Imperial Ave.
Oceanside
Vista
San Marcos
Escondido
Carlsbad
Encinitas
Solana Beach
Rancho Bernardo
San Pasqual Valley
Ramona
Poway
Del Mar
Pacific Ocean
Santee
El Cajon
La Mesa
Lemon Grove
Spring Valley
Coronado
National City
Chula Vista
Jamul
Imperial Beach
San Ysidro
Tijuana
United States
Mexico
Cleveland National Forest
San Diego County

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
34

No. 3 – Fashion Valley Mall

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	[AAAsf/AAA(sf)/Aaa(sf)]		Property Type – Subtype:	Retail – Super Regional Mall
	Original Principal Balance(1):	$75,000,000		Location:	San Diego, CA
	Cut-off Date Balance(1):	$75,000,000		Size:	1,377,155 SF
	% of Initial Pool Balance:	8.2%		Cut-off Date Balance Per SF(1):	$326.76
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$326.76
	Borrower Sponsor:	Simon Property Group, L.P.		Year Built/Renovated(5):	1969 / 2023
	Guarantors:	Simon Property Group, L.P. and PPF Retail, LLC		Title Vesting:	Fee
	Mortgage Rate:	5.7300%		Property Manager:	Simon Management Associates, LLC (borrower-related)
	Note Date:	May 25, 2023		Current Occupancy (As of)(5):	94.0% (5/15/2023)
	Seasoning:	6 months		YE 2022 Occupancy(5):	96.7%
	Maturity Date:	June 1, 2033		YE 2021 Occupancy(5):	98.0%
	IO Period:	120 months		YE 2020 Occupancy(5):	96.1%
	Loan Term (Original):	120 months		As-Is Appraised Value(6):	$1,430,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF(6):	$1,308.37
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	April 5, 2023
	Call Protection(2):	L(30),D(84),O(6)
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1)(3):	Yes		YE 2022 NOI:	$80,846,012
	Additional Debt Type (Balance)(1)(3):	Pari Passu ($375,000,000)		YE 2021 NOI:	$79,065,945
				YE 2020 NOI:	$72,772,653
				YE 2019 NOI:	$82,934,141
				U/W Revenues:	$103,974,716
Escrows and Reserves(4)				U/W Expenses:	$19,972,427
	Initial	Monthly	Cap	U/W NOI:	$84,002,289
Taxes:	$0	Springing	NAP	U/W NCF:	$82,302,958
Insurance:	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	3.21x / 3.15x
Replacement Reserves:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	18.7% / 18.3%
TI/LC Reserve:	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	18.7% / 18.3%
Gap Rent Reserve:	$4,458,079	$0	NAP	Cut-off Date LTV Ratio(1)(6):	31.5%
Outstanding TI/LC:	$24,345,615	$0	NAP	LTV Ratio at Maturity(1)(6):	31.5%

Sources and Uses
Sources			Uses
Whole Loan Amount	$450,000,000	100.0%	Loan Payoff	$417,362,939	92.7%
			Reserves	28,803,694	6.4
			Return of Equity	2,571,188	0.6
			Closing Costs	1,262,178	0.3
Total Sources	$450,000,000	100.0%	Total Uses	$450,000,000	100.0%
(1)	The Fashion Valley Mall Mortgage Loan (as defined below) is part of the Fashion Valley Mall Whole Loan (as defined below), which is evidenced by 22 pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $450,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the Fashion Valley Mall Whole Loan.
(2)	Defeasance of the Fashion Valley Mall Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”) and (ii) May 25, 2026 (the “Permitted Release Date”). The assumed lockout period is based on the expected MSWF 2023-2 closing date in December 2023. The actual lockout period may be longer. If the Permitted Release Date has occurred but the REMIC Prohibition Period has not occurred, the borrower may prepay the Fashion Valley Mall Whole Loan in whole (but not in part) provided that such prepayment includes an amount equal to the yield maintenance premium.
(3)	The borrower utilized an approximately $2.5 million C-PACE loan to complete energy efficient upgrades at the Fashion Valley Mall Property (as defined below). The C-PACE loan has a 10-year term with final payment occurring in September 2025. The annual debt service is $312,351 and the remaining balance as of March 2023 was $866,043. The debt service is included as an assessment on the Fashion Valley Mall Property’s real estate tax bills and is a recoverable expense.
(4)	See “Escrows” below for further discussion of reserve requirements.
(5)	Historical occupancies include all tenants in place, Retail Development Program (“RDP”) tenants and excludes all Release Parcels (as defined below). As of May 15, 2023, the Fashion Valley Mall Property was 96.0% occupied inclusive of RDP tenants. RDP tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$75,000,000
7007 Friars Road	Fashion Valley Mall	Cut-off Date LTV:	31.5%
San Diego, CA 92108		U/W NCF DSCR:	3.15x
		U/W NOI Debt Yield:	18.7%
(6)	The Appraised Value represents the hypothetical as-is value, which excludes the value attributed to Release Parcels. Based on the actual as-is value of $1,450,000,000, the Cut-off Date LTV Ratio and LTV Ratio at Maturity are 31.0% and 31.0%, respectively. See “Partial Release” below.

The Mortgage Loan. The third largest mortgage loan (the “Fashion Valley Mall Mortgage Loan”) is part of a whole loan (the “Fashion Valley Mall Whole Loan”) evidenced by 22 pari passu promissory notes in the aggregate original principal amount of $450,000,000. The Fashion Valley Mall Whole Loan was co-originated on May 25, 2023 by Bank of America, National Association (“BANA”), JPMorgan Chase Bank, National Association (“JPMCB”), Barclays Capital Real Estate Inc. (“Barclays”) and Bank of Montreal (“BMO”). The Fashion Valley Mall Mortgage Loan is evidenced by the non-controlling notes A-1-1-1 and A-1-4, originated by BANA, A-3-2 and A-4-5, originated by Barclays and BMO, respectively, and subsequently acquired by Morgan Stanley Mortgage Capital Holdings LLC, with an aggregate outstanding principal balance as of the Cut-off Date of $75,000,000. The remaining promissory notes comprising the Fashion Valley Mall Whole Loan are summarized in the below table. The Fashion Valley Mall Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C20 trust until the controlling note A-1-1 is securitized, whereupon the Fashion Valley Mall Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans-Servicing of the Fashion Valley Mall Mortgage Loan” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$25,000,000	$25,000,000	BANA	Yes
A-1-2, A-2-1-2, A-2-4	$70,000,000	$70,000,000	BANK 2023-BNK46	No
A-1-3, A-3-3, A-4-2, A-4-3	$82,500,000	$82,500,000	BBCMS 2023-C20	No
A-1-1-1, A-1-4, A-3-2, A-4-5	$75,000,000	$75,000,000	MSWF 2023-2	No
A-2-1-1, A-2-2, A-2-3	$85,000,000	$85,000,000	Benchmark 2023-B39	No
A-3-1, A-3-4, A-3-5	$50,000,000	$50,000,000	BMO 2023-C6	No
A-3-6, A-4-1, A-4-4, A-4-6	$62,500,000	$62,500,000	BBCMS 2023-C21	No
Total	$450,000,000	$450,000,000

The Borrower and the Borrower Sponsor. The borrowing entity for the Fashion Valley Mall Whole Loan is Fashion Valley Mall, LLC, a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor is Simon Property Group, L.P. (“Simon”) and the non-recourse carveout guarantors are Simon and PPF Retail, LLC (“PPF”). Simon and PPF’s liability as the non-recourse carveout guarantor (or if any affiliate of Simon is the non-recourse carveout guarantor) is limited to 20% ($90,000,000) of the original principal amount of the Fashion Valley Mall Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lenders’ rights under the guaranty. There is no separate environmental indemnity for the Fashion Valley Mall Whole Loan; however, environmental losses are a recourse carveout which is guaranteed by Simon and PPF (subject to the aforementioned 20% cap).

Simon is the operating partnership of Simon Property Group Inc. (NYSE: SPG / S&P: A-), which is in the ownership of shopping, dining, entertainment and mixed-use destinations and an S&P 100 company. As of December 31, 2022, Simon owned or had an interest in 230 properties comprising over 184 million square feet in North America, Asia and Europe. Simon also owns an 80% interest in The Taubman Realty Group (“TRG”), which owns 24 regional, super-regional and outlet malls in the U.S. and Asia. Additionally, as of December 31, 2022, Simon had a 22.4% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries. As of July 2023, Simon had an equity market capitalization of over $45 billion.

PPF is a real estate core fund managed by Morgan Stanley Real Estate Advisors. The fund is located in New York, New York and invests across the United States and targets investments in the retail, multi-family, office and industrial sectors. As of March 31, 2022, Prime Property Fund managed 526 investments, with a total value of more than $44.4 billion in gross real estate assets.

The Property. The Fashion Valley Mall Property is a Class A, open-air, super-regional mall that was constructed in 1969 on an 81.44-acre plot of land in the Mission Valley section of San Diego, California. The Fashion Valley Mall Property consists of 1,377,155 square feet of net rentable area and provides parking via 7,512 surface parking and parking garage spaces (approximately 5.5 spaces per 1,000 square feet). The Fashion Valley Mall Property is home to six anchor department stores, including Neiman Marcus (excluded from underwriting), Bloomingdale’s, Nordstrom, Macy’s and JCPenney (excluded from underwriting), and an 18-screen AMC Theatres.

The parcels relating to the Neiman Marcus and JCPenney stores, including their related parking structures and spaces, are permitted to be freely released by the borrower, therefore all square footage and any rent for those tenants has been excluded in the lenders’ underwriting and no value has been given to either parcel in the appraised value. The information relating to the Fashion Valley Mall Property herein does not include either the Neiman Marcus or JCPenney parcels (each, a “Release Parcel”), unless otherwise expressly stated herein. See “Partial Release” below.

As of May 15, 2023, the Fashion Valley Mall Property was 94.0% leased by over 150 tenants and 96.0% leased including three additional RDP tenants. 859,488 square feet (62.4% of net rentable area) is occupied by the 14 anchor tenants, three of which are subject to ground leases under which the tenants own their improvements. As of the trailing 12-month period ending March 2023, the Fashion Valley Mall Property generated over $1.05 billion in total sales, and in-line sales of $1,424 per square foot (excluding Apple and Tesla). The Fashion Valley Mall Property is the only full-price location in the San Diego market for many retailers and restaurants, including

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$75,000,000
7007 Friars Road	Fashion Valley Mall	Cut-off Date LTV:	31.5%
San Diego, CA 92108		U/W NCF DSCR:	3.15x
		U/W NOI Debt Yield:	18.7%

Armani Exchange, Bloomingdale’s, Burberry, Cartier, Coach, Dior, Gucci, Hugo Boss, Neiman Marcus, Omega, Prada, Rolex, Saint Laurent, Salvatore Ferragamo and Tory Burch.

The Fashion Valley Mall Property recently completed an estimated $84.9 million cosmetic renovation in the fourth quarter of 2023 that included removal of outdated architectural elements, installation of additional landscaping and an experiential water feature, replacement and relocation of escalators and elevators, renovations to restrooms, additions of outdoor cabana rooms, and the building of a landscaped park at the food court.

Major Tenants.

Nordstrom (220,486 square feet, 16.0% of NRA, 0.0% of underwritten base rent): Nordstrom (Moody’s/S&P/Fitch: Ba1/BB+/BBB-) was founded in 1901 as a retail shoe business in Seattle, Washington. Nordstrom offers an extensive selection of brand-name and private label merchandise for women, men, young adults and children and is focused on apparel, shoes, beauty, accessories and home goods. The Nordstrom lease at the Fashion Valley Mall Property has an original commencement date of August 28, 1981 and ground lease expiration date of December 31, 2080. Nordstrom does not pay base rent but is responsible for Common Area and Maintenance (“CAM”) charges. Nordstrom’s reported sales at the Fashion Valley Mall Property were $147,000,000 for year-end 2022.

Bloomingdale’s (201,502 square feet, 14.6% of NRA, 0.05% of underwritten base rent): Founded in 1872 and headquartered in New York, New York, Bloomingdale’s (Moody’s/S&P/Fitch: Ba2/BB+/BBB-) is a department store chain with over 2,500 employees and 60 stores in the United States. Bloomingdale’s offers a variety of shopping services including stylists, beauty, gift shopping, tailoring and wedding registry. The Bloomingdale’s store at the Fashion Valley Mall Property is an original tenant at the Fashion Valley Mall Property from 1969. Bloomingdale’s has a ground lease expiration date of January 31, 2035 with three 15-year renewal options. Bloomingdale’s reported sales at the Fashion Valley Mall Property were $40,400,000 for year-end 2022.

Macy’s (196,120 square feet, 14.2% of NRA, 0.05% of underwritten base rent): Founded in 1858 and headquartered in New York, New York, Macy’s (Moody’s/S&P/Fitch: Ba2/BB+/BBB-) is a department store chain that operates approximately 725 stores in the United States and Washington, D.C., as well as Guam and Puerto Rico. Macy’s has three banners that include Macy’s, bluemercury, and Bloomingdale’s (and accompanying e-commerce sites), that sell men's, women's, and children's apparel and accessories, cosmetics, and home furnishings, among other merchandise. The Macy’s store at the Fashion Valley Mall Property is an original tenant at the Fashion Valley Mall Property since 1969. Macy’s has a ground lease expiration date of January 31, 2026 with two, 21-year renewal options remaining so long as there is no event of default. Macy’s reported sales at the Fashion Valley Mall Property were $51,000,000 for year-end 2022.

The following table presents certain information relating to the tenant sales at the Fashion Valley Mall Property:

Tenant Sales(1)(2)

	2017	2018	2019	2020(3)	2021	2022	TTM March 2023
Gross Mall Sales	$608,514,305	$682,415,790	$1,085,890,001	$717,229,387	$983,426,151	1,050,104,045	1,055,000,320
Gross Mall Sales (Ex-Apple / Tesla)(4)	$490,756,985	$501,039,180	$812,226,260	$629,072,676	$890,646,999	979,138,467	978,542,475
Sales PSF (Inline)	$1,235	$1,410	$1,675	$1,095	$1,503	1,534	1,599
Sales PSF (Inline, Ex-Apple / Tesla)(4)	$966	$989	$998	$895	$1,297	1,378	1,424
Occupancy Cost (Inline)(5)	13.1%	11.9%	10.3%	15.8%	11.7%	1.5%	1.1%
Occupancy Cost (Inline, Ex- Apple / Tesla)(4)(5)	16.8%	17.0%	17.3%	19.4%	13.6%	2.8%	2.5%
(1)	All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. The sales information in this table includes the Release Parcels. Sales for anchor tenants were only provided between 2019 and 2022.TTM March 2023 anchor sales are for year-end 2022.
(2)	Inline tenants include those less than 10,000 square feet.
(3)	The Fashion Valley Mall Property was closed due to the COVID-19 pandemic from March 29, 2020 through May 23, 2020.
(4)	The Apple lease commenced on February 1, 2023. The Tesla lease expired on January 31, 2022.
(5)	Occupancy Cost is calculated by the sum of rent, percentage rent, CAM and taxes divided by annual sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$75,000,000
7007 Friars Road	Fashion Valley Mall	Cut-off Date LTV:	31.5%
San Diego, CA 92108		U/W NCF DSCR:	3.15x
		U/W NOI Debt Yield:	18.7%

The following table presents certain information relating to the major tenant sales at the Fashion Valley Mall Property:

Major Tenant Sales(1)

Tenant Name	2017	2018	2019	2020(2)	2021	2022	TTM March 2023	TTM March 2023 Sales PSF/Screen
Nordstrom	N/A	N/A	$140,200,000	$98,100,000	$135,600,000	$147,000,000	$147,000,000	$667
Bloomingdale's	N/A	N/A	$39,200,000	$23,500,000	$39,200,000	$40,400,000	$40,400,000	$200
Macy's	N/A	N/A	$57,000,000	$31,400,000	$51,300,000	$51,000,000	$51,000,000	$260
Forever 21	$11,925,965	$11,976,850	$10,716,695	$5,952,591	$10,081,242	$8,133,078	$7,558,543	$141
AMC Theatres	$10,517,462	$12,823,064	$11,531,806	$4,257,851	$4,274,855	$8,769,754	$8,674,735	$481,930(3)
The Container Store	$10,450,544	$9,597,623	$9,861,732	$7,571,965	$11,483,773	$11,346,954	$10,946,269	$448
Zara	$14,422,358	$14,978,373	$17,324,258	$12,031,385	$19,974,922	$27,250,373	$27,873,804	$1,283
Pottery Barn	$7,453,111	$6,644,660	$6,762,824	$5,612,810	$7,815,960	$9,311,118	$9,321,064	$468
H&M	$8,601,793	$7,292,426	$7,681,442	$5,924,805	$7,965,235	$8,670,202	$8,576,263	$608
Victoria's Secret	$10,524,915	$10,079,554	$9,918,003	$6,919,209	$9,686,990	$10,372,731	$9,921,287	$790
(1)	All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. TTM March 2023 anchor sales are for year-end 2022.
(2)	The Fashion Valley Mall Property was closed due to the COVID-19 pandemic from March 29, 2020 through May 23, 2020.
(3)	Based on AMC Theatres’ 18 screens.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
38

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$75,000,000
7007 Friars Road	Fashion Valley Mall	Cut-off Date LTV:	31.5%
San Diego, CA 92108		U/W NCF DSCR:	3.15x
		U/W NOI Debt Yield:	18.7%

The following table presents certain information relating to the major tenants at the Fashion Valley Mall Property:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/ S&P/Fitch)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent(1)	Sales PSF/ Year(3)	U/W Occ. Cost	Lease Expiration Date	Renewal	Term. Option (Y/N)
Anchor Tenants
Nordstrom(4)	Ba1/BB+/BBB-	220,486	16.0%	$0.00	$0	0.0%	$667	0.1%	12/31/2080	None	N
Bloomingdale's(4)	Ba2/BB+/BBB-	201,502	14.6%	$0.17	$33,450	0.05%	$200	0.4%	1/31/2035	3 x 15 yr	N
Macy's(4)	Ba2/BB+/BBB-	196,120	14.2%	$0.17	$33,866	0.05%	$260	0.3%	1/31/2026	2 x 21 yr	N
Anchor Tenants Subtotal / Wtd. Avg.		618,108	44.9%	$0.11	$67,316	0.1%

Junior Anchor Tenants
Forever 21	NR/NR/NR	53,787	3.9%	$34.32	$1,845,796	2.5%	$141	25.3%	1/31/2026	None	N
AMC Theatres	Caa2/CCC+/NR	51,610	3.7%	$30.25	$1,561,203	2.1%	$481,930(5)	23.6%	12/31/2024	3 x 5 yr	N
The Container Store	NR/B/NR	24,432	1.8%	$40.00	$977,280	1.3%	$448	12.3%	5/31/2030	1 x 5 yr	N
Zara(6)	NR/NR/NR	21,726	1.6%	$104.38	$2,267,760	3.1%	$1,283	12.5%	9/30/2022	None	N
Pottery Barn	NR/NR/NR	19,920	1.4%	$55.81	$1,111,639	1.5%	$468	22.7%	1/31/2024	None	N
H&M(6)	NR/BBB/NR	14,106	1.0%	$67.13	$946,934	1.3%	$608	21.6%	1/31/2023	None	N
Victoria's Secret	B1/BB-/NR	12,559	0.9%	$159.88	$2,007,925	2.8%	$790	27.4%	1/31/2025	None	N
Jr. Anchor Tenants Subtotal / Wtd. Avg.		198,140	14.4%	$54.10	$10,718,5361	14.7%

Remaining Occupied		478,320	34.7%	$129.72	$62,046,033	85.2%
Occupied Collateral Total/ Wtd. Avg.		1,294,568	94.0%	$56.26	$72,831,885	100.0%

Vacant Space		82,587	6.0%

Collateral Total		1,377,155	100.0%

(1)	Based on the underwritten rent roll dated May 15, 2023, inclusive of rent steps through May 2024 and overage and percent in lieu rent as of the 12 months ended March 2023 sales for certain tenants.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor as of the 12 months ended March 2023. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. Sales for anchor tenants are as of year-end 2022.
(4)	Nordstrom, Bloomingdale’s and Macy’s are subject to ground leases. Nordstrom does not pay base rent but is responsible for CAM charges.
(5)	Based on AMC Theatres’ 18 screens.
(6)	Leases for both Zara and H&M are subject to renewal. Both tenants are month to month and continue to pay rent. We cannot assure you whether or when either lease will be renewed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$75,000,000
7007 Friars Road	Fashion Valley Mall	Cut-off Date LTV:	31.5%
San Diego, CA 92108		U/W NCF DSCR:	3.15x
		U/W NOI Debt Yield:	18.7%

The following table presents certain information relating to the lease rollover schedule at the Fashion Valley Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
2023 & MTM	16	65,119	4.7%	65,119	4.7%	$7,383,543	10.1%	$113.39
2024	21	138,793	10.1%	203,912	14.8%	$9,777,149	13.4%	$70.44
2025	10	40,591	2.9%	244,503	17.8%	$5,789,837	7.9%	$142.64
2026	8	268,169	19.5%	512,672	37.2%	$4,432,342	6.1%	$16.53
2027	13	52,290	3.8%	564,962	41.0%	$6,395,710	8.8%	$122.31
2028	16	56,510	4.1%	621,472	45.1%	$7,440,994	10.2%	$131.68
2029	16	36,387	2.6%	657,859	47.8%	$4,722,754	6.5%	$129.79
2030	17	89,563	6.5%	747,422	54.3%	$9,430,718	12.9%	$105.30
2031	8	19,726	1.4%	767,148	55.7%	$2,091,762	2.9%	$106.04
2032	8	24,906	1.8%	792,054	57.5%	$2,871,986	3.9%	$115.31
2033	18	62,768	4.6%	854,822	62.1%	$10,362,452	14.2%	$165.09
2034 & Beyond	7	439,746	31.9%	1,294,568	94.0%	$2,132,637	2.9%	$4.85
Vacant(3)	0	82,587	6.0%	1,377,155	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	158	1,377,155	100.0%			$72,831,885	100.0%	$56.26
(1)	Based on the underwritten rent roll dated May 15, 2023 inclusive of rent steps through May 2024 and overage and percent in lieu rent as of the 12 months ended March 2023 sales for certain tenants.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the Lease Expiration Schedule.
(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Fashion Valley Mall Property:

Historical Occupancy(1)

12/31/2020(2)	12/31/2021(2)	12/31/2022(2)	5/15/2023(3)
96.1%	98.0%	96.7%	94.0%
(1)	Occupancy does not include the Release Parcels.
(2)	Historical occupancies are as of December 31 for each respective year and are inclusive of RDP tenants.
(3)	Current occupancy is as of May 15, 2023 and includes all tenants in place and tenants with signed leases as of the reporting period. The Fashion Valley Mall Property was 96.0% occupied inclusive of RDP tenants. RDP tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$75,000,000
7007 Friars Road	Fashion Valley Mall	Cut-off Date LTV:	31.5%
San Diego, CA 92108		U/W NCF DSCR:	3.15x
		U/W NOI Debt Yield:	18.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Fashion Valley Mall Property:

Cash Flow Analysis

	2019	2020(1)	2021	2022	U/W(2)	%(3)	U/W $ per SF
Base Rent	$65,244,678	$62,076,239	$55,990,692	$56,783,656	$62,582,702(4)	54.3%	$45.44
Contractual Rent Steps(5)	0	0	0	0	1,475,982	1.3	1.07
Overage Rent(6)	2,964,021	2,858,448	7,036,298	8,776,710	6,515,626	5.7	4.73
Vacant Income	0	0	0	0	9,925,306	8.6	7.21
Percentage Rent in Lieu(6)	18,238	1,817,988	3,439,192	2,870,199	2,257,576	2.0	1.64
Gross Potential Rent	$68,226,937	$66,752,675	$66,466,182	$68,430,565	$82,757,191	71.8%	$60.09
Other Income(7)	2,478,795	1,414,802	1,823,959	2,325,352	1,990,156	1.7	1.45
Total Reimbursements	28,751,732	28,054,338	26,714,510	26,406,200	29,319,699	25.4	21.29
Temp Tenant Income	2,674,141	1,598,280	2,629,279	3,201,937	1,227,157	1.1	0.89
Net Rental Income	$102,131,605	$97,820,095	$97,633,930	$100,364,054	$115,294,203	100.0%	$83.72
Less Vacancy & Credit Loss	427,991	8,190,545	614,970	219,541	11,319,487	13.7	8.22
Effective Gross Income	$101,703,614	$89,629,550	$97,018,960	$100,144,513	$103,974,716	90.2%	$75.50

Real Estate Taxes(8)	6,240,843	6,504,302	6,409,444	6,573,617	6,835,547	6.6	4.96
Insurance	1,221,624	1,463,511	1,667,073	1,857,588	2,051,070	2.0	1.49
Management Fee	3,071,417	2,712,396	2,920,689	3,189,710	3,188,185	3.1	2.32
Other Operating Expenses	8,235,589	6,176,688	6,955,809	7,677,586	7,897,625	7.6	5.73
Total Operating Expenses	$18,769,473	$16,856,897	$17,953,015	$19,298,501	$19,972,427	19.2%	$14.50

Net Operating Income	$82,934,141	$72,772,653	$79,065,945	$80,846,012	$84,002,289	80.8%	$61.00
Replacement Reserves	0	0	0	0	195,237	0.2	0.14
TI/LC	0	0	0	0	1,504,094	1.4	1.09
Net Cash Flow	$82,934,141	$72,772,653	$79,065,945	$80,846,012	$82,302,958	79.2%	$59.76

NOI DSCR(9)	3.17x	2.78x	3.02x	3.09x	3.21x
NCF DSCR(9)	3.17x	2.78x	3.02x	3.09x	3.15x
NOI Debt Yield(9)	18.4%	16.2%	17.6%	18.0%	18.7%
NCF Debt Yield(9)	18.4%	16.2%	17.6%	18.0%	18.3%
(1)	The Fashion Valley Mall Property was closed due to the COVID-19 pandemic from March 29, 2020 through May 23, 2020.
(2)	Underwritten financials exclude all income and expenses related to the Release Parcels.
(3)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(4)	Based on the underwritten rent roll dated May 15, 2023, with adjustments made for executed leases, pending renewals and tenants that have given notice to vacate.
(5)	Contractual Rent Steps were taken through May 2024.
(6)	U/W Overage Rent and U/W Percentage Rent in Lieu are based on the terms of applicable leases using TTM March 2023 sales figures.
(7)	Other Income is based on the borrower sponsor’s projections. Includes media participation, Simon ad panels, and miscellaneous income. Underwritten parking income excludes $400,000 of projected gross parking income from the Neiman Marcus garage and $80,000 of projected parking income expenses are excluded from underwritten expenses too.
(8)	U/W Real Estate Taxes include debt service for the C-PACE loan to complete energy efficient upgrades at the Fashion Valley Mall Property, which is a recoverable expense. The C-PACE loan has a 10-year term with final payment occurring in September 2025. The annual debt service is $312,351 and the remaining balance as of March 2023 was $866,043.
(9)	Debt service coverage ratios and debt yields are based on the Fashion Valley Mall Whole Loan.

Appraisal. The appraisal concluded to a “hypothetical as-is value”, which excludes the value attributed to Release Parcels, as of April 5, 2023 of $1,430,000,000. The “as-is value” including the Release Parcels is $1,450,000,000.

Environmental Matters. The Phase I environmental assessment dated April 10, 2023 identified a recognized environmental condition (the “REC”) at the Fashion Valley Mall Property in connection with a building used for automotive repair located at 6977 Friars Road, which is part of the Release Parcels. The REC was identified based on the duration of hazardous waste generation pertaining to automotive repair, limitations during the property inspection in which observation of the tenant space was not allowed, observations during 2020 reconnaissance, the potential of an unregistered gasoline underground storage tank and violations reported under compliance inspections from the San Diego County Department of Environmental Health (which have been cured). The lenders obtained a remedial cost estimate ranging from $157,603 to $1,579,956 to assess and remediate the auto service center for potential impacts. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
41

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$75,000,000
7007 Friars Road	Fashion Valley Mall	Cut-off Date LTV:	31.5%
San Diego, CA 92108		U/W NCF DSCR:	3.15x
		U/W NOI Debt Yield:	18.7%

Market Overview and Competition. The Fashion Valley Mall Property is located in San Diego, California, within the San Diego metropolitan statistical area (the “San Diego MSA”) and the West San Diego Beach submarket. The San Diego MSA is the second largest metropolitan area in California, behind Los Angeles, with a population of over three million people. The Fashion Valley Mall Property is located in a high-traffic corridor near Interstate 8 and Highway 163. It is the only true luxury center in San Diego County and draws affluent shoppers from a 20-mile radius, as well as tourists and international shoppers from Mexico.

According to the appraisal, the vacancy rate as of year-end 2022 was 6.2% for the San Diego retail market, and 3.4% for the West San Diego Beach submarket. The average asking rental rate for the same period was $32.39 per square foot for the San Diego retail market and $37.88 per square foot for the West San Diego Beach submarket. According to the appraisal, the estimated 2022 population within a five-, seven- and ten-mile radius was 526,945, 807,687 and 1,219,300, respectively. Additionally, for the same period, the average household income within the same radii was $107,685, $111,999 and $109,418, respectively.

The following table presents comparable retail centers with respect to the Fashion Valley Mall Property:

Comparable Retail Center Summary

Property Name	Year Built / Renovated or Expanded	Total NRA (SF)	Total Occ.	Distance to Subject	Sales PSF	Major Tenants
Fashion Valley Mall	1969 / 2023	1,377,155(1)	94.0%(1)	NAP	$1,424(2)	Macy’s Bloomingdale’s Nordstrom Forever 21
Westfield UTC	1977 / 1997	1,189,411	96.0%	6.0 miles	$1,237	Macy’s Nordstrom Tesla
Westfield Mission Valley	1960 / 2004	1,216,321	90.0%	1.0 mile	$600	Bloomingdale’s Outlet Macy’s Backstage Nordstrom Rack Target
Grossmont Center	1961 / NAP	939,000	88.0%	9.0 miles	$473	CVS Macy’s Target Walmart
Plaza Bonita	1981 / 2007	1,029,029	85.0%	11.7 miles	$593	JCPenney Macy’s Nordstrom Rack
Chula Vista Center	1962 / 2012	862,620	64.0%	12.8 miles	$496	Burlington JCPenney Macy’s

Source: Third Party Report, unless stated otherwise.

(1)	Information obtained from the underwritten rent roll dated May 15, 2023.
(2)	Represents sales per square foot as of TTM March 31, 2023 for in-line tenants (excluding Apple and Tesla). All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.

Escrows. At origination, the borrower deposited into escrow (i) $24,345,615 for outstanding tenant improvement allowances and leasing commissions and (ii) $4,458,079 for outstanding gap rent.

Tax Escrows – On a monthly basis after the occurrence of a Control Event (as defined below) or during the continuance of a Lockbox Event Period (as defined below) or at any time taxes are not paid by the borrower prior to the assessment of any penalty, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance Escrows – After the occurrence of a Control Event or during the continuance of a Lockbox Event Period, except if the Fashion Valley Mall Property is insured under an acceptable blanket policy, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis.

Replacement Reserves – After the occurrence of a Control Event or during the continuance of a Lockbox Event Period, the borrower is required to escrow approximately $16,270 on a monthly basis for replacements and repairs to be made at the Fashion Valley Mall Property.

Rollover Reserves – After the occurrence of a Control Event or during the continuance of a Lockbox Event Period, the borrower is required to escrow approximately $125,341 on a monthly basis for ongoing leasing reserves.

A “Lockbox Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) bankruptcy action of the borrower or property manager (if the property manager is an affiliate of the borrower) and the property manager is not replaced within 60 days with a qualified manager, or (iii) the debt yield based on the trailing four calendar quarters is less than 12.0% for two consecutive calendar quarters. A Lockbox Event Period will end (a) with respect to clause (i) above, if the cure of the event of default

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
42

Retail – Super Regional Mall	Loan #3	Cut-off Date Balance:	$75,000,000
7007 Friars Road	Fashion Valley Mall	Cut-off Date LTV:	31.5%
San Diego, CA 92108		U/W NCF DSCR:	3.15x
		U/W NOI Debt Yield:	18.7%

has been accepted by the lenders, (b) with respect to clause (ii) above, if the property manager is replaced within 60 days or the bankruptcy action with respect to the property manager is dismissed within 90 days without adverse consequences to the Fashion Valley Mall Property, or (c) with respect to clause (iii) above, the debt yield based on the trailing four calendar quarters is greater than or equal to 12.0% for two consecutive calendar quarters; provided, however, that (A) no event of default or other Lockbox Event Period is continuing, (B) the borrower has paid all of the lenders’ reasonable expenses incurred in connection with the cure of such Lockbox Event Period, including reasonable attorney’s fees and expenses, (C) the borrower may not cure a Lockbox Event Period more than a total of five times in the aggregate during the term of the Fashion Valley Mall Whole Loan, and (D) in no event may the borrower cure a Lockbox Event Period caused by a bankruptcy action of the borrower.

A “Control Event” means if one or more of (i) Simon Property Group, Inc. and (ii) Simon Property Group, L.P. does not own at least 50% of the direct or indirect interests in the borrower or does not control the borrower.

Lockbox and Cash Management. The Fashion Valley Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. During the continuance of a Lockbox Event Period, all funds in the lockbox account are required to be swept on a weekly basis and to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lenders as cash collateral for the Fashion Valley Mall Whole Loan, or if (ii) no Lockbox Event Period is continuing, disbursed to the borrower.

Property Management. The Fashion Valley Mall Property is managed by Simon Management Associates, LLC, an affiliate of the borrower.

Partial Release. The borrower may obtain a release of one or more of the Release Parcels for no consideration, subject to the satisfaction of certain conditions including, but not limited to, (i) no event of default has occurred and is continuing, (ii) a Control Event has not occurred, (iii) the borrower delivers to the lenders evidence reasonably satisfactory to a prudent lender that the Release Parcel has been (or will be upon recordation of the applicable transfer documentation which will occur contemporaneously with the release of the Release Parcel) legally subdivided from the remainder of the Fashion Valley Mall Property and constitutes one or more separate tax lots, (iv) the Fashion Valley Mall Property will comply with all zoning laws and be serviced by adequate parking and access, (v) the borrower certifies to the lenders that the remaining property with all easements appurtenant and other permitted encumbrances thereto will not, strictly as a result of such transfer and release of the Release Parcel, be in violation of certain reciprocal easement agreements or any then applicable law, statute, rule or regulation, (vi) if the Release Parcel is conveyed to or owned by an affiliate of the borrower, the borrower will be required to satisfy certain affiliate Release Parcel conditions with respect to relocation and re-tenanting, and (vii) satisfaction of any REMIC release conditions.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. If the Terrorism Risk Insurance Program Reauthorization Act of 2015 is not in effect, the borrower will only be required to pay for terrorism insurance a maximum of two times the annual insurance premiums payable for the Fashion Valley Mall Property at the time with respect to the property and business income or rental income insurance interruption policies (excluding the terrorism and earthquake components of such premiums). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
43

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$61,666,666
1201 and 1113 Market Street	Philadelphia Marriott Downtown	Cut-off Date LTV:	54.9%
Philadelphia, PA 19107		U/W NCF DSCR:	1.53%
		U/W NOI Debt Yield:	16.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$61,666,666
1201 and 1113 Market Street	Philadelphia Marriott Downtown	Cut-off Date LTV:	54.9%
Philadelphia, PA 19107		U/W NCF DSCR:	1.53%
		U/W NOI Debt Yield:	16.0%

PHILADELPHIA
Philadelphia Marriott Downtown
1201 and 1113 Market Street
Philadelphia, PA 19107
Francisville Playground
Ridge Ave
Fairmount Ave
FAIRMOUNT
Spring Garden
Northern Liberties
SEPTA
611
N 18th St
N 17th St
N 16th St
N 15th St
N Broad St
N 13th St
N 12th St
N 11th St
N 10th St
Edgar Allan Poe House
Spring Garden St
SPRING GARDEN
Community College of Philadelphia
Matthias Baldwin Park
BROAD ST LINE
BROAD ST LINE
N 7th St
Callowhill St
Vine St
Vine Street Expwy
676
30
Franklin Square
Chinatown
CHINATOWN
RACE-VINE
Race St
N 8th St
Federal Reserve Bank
National Constitution Center
United States Mint
675
BENJAMIN FRANKLIN BRIDGE
PATCO
B. Franklin Pkwy
PA Academy of Fine Arts
Pennsylvania Convention Center
N 9th St
Arch St
95
Comcast Technology Center
Comcast Center
Suburban
Love Park
Municipal Services Bldg.
JFK Blvd
READING TERMINAL MARKET
SEPTA
Market East
Independence Visitor Ctr.
IRS
N 4th St
N 3rd St
N 2nd St
N Front St
3
5 Penn Center
2 Penn Center
City Hall
Aramak Tower
THE GALLERY AT MARKET EAST
Market St
5TH
2ND
MARKET-FRANKFORD LINE
15TH
CITY HALL
13TH
11TH
8TH
One & Two Liberty Place
Centre Square
Liberty Bell
Natl. Mus. of American Jewish History
Benjamin Franklin Museum
The US Custom House
The Shops at Liberty Place
Chestnut St
Ritz-Carlton Philadelphia
T. Jefferson University Hospital
Philadelphia History Mus.
Independence Hall
Great Plaza at Penn's Landing
Center City
Walnut Street Theatre
INDEPENDENCE NATIONAL HISTORIC PARK
I-95 Park
Museum of the American Revolution
S 18th St
S 17th St
S 16th St
Thomas Jefferson University
PATCO
Walnut St
First Bank of the US
PENN'S LANDING
Rittenhouse Square
Willis Eye Hospital
Washington Square
Independence Seaport Museum
PATCO
Locust St
Powel House
15TH/16TH
Academy of Music
12TH/13TH
LOCUST ST
Korean War Memorial Park
Spruce St
Spruce St
Society Hill
Spruce St
Oldest Hospital/ Pennsylvania Hospital Pine Building
Rittenhouse
Verizon Hall
University of the Arts
Washington Square
Olympia Cruiser Submarine Becuna
Pine St
Pine St
Thaddeus Kosciuszko Natl. Memorial
Pine St
Lombard St
Lombard St
New Market
S Broad St
LOMBARD-SOUTH
S 7th St
S 6th St
S 5th St
S 4th St
S 3rd St
Delaware Expwy
South St
South St
SOUTH STREET
South St
Theatre of the Living Arts
Christopher Columbus Blvd
Bainbridge St
611
Bainbridge St
Bainbridge St
Palumbo Playground
Fitzwater St
Monroe St
S 18th St
S 17th St
S 16th St
S 15th St
BROAD STREET LINE
S 13th St
S 12th St
S 11th St
S 10th St
S 9th St
S 8th St
Fitzwater St
Catharine St
S 2nd St
S Front St
Christian St
Queen St
95
Carpenter St
South Philadelphia
Christian St
Passyunk Ave
Queen Village
Washington Ave
Washington Ave
S Broad St
ELLSWORTH-FEDERAL
Philadelphia Intl. Airport 8 miles
Flemington
Quakertown
Hopewell
Franklin Township
Lambertville
PENNSYLVANIA
Princeton
Doylestown
Harleysville
Montgomeryville
Pottstown
Hamilton Twp.
Lansdale
Newtown
TRENTON
Yardley
Horsham
Feasterville-Trevose
Langhorne
Phoenixville
Norristown
King of Prussia
Abington
Levittown
Bensalem
Conshohocken
Burlington
Malvern
Wayne
Ardmore
Mount Holly
PHILADELPHIA
Moorestown
Media
NEW JERSEY
Yeadon
CAMDEN
Mount Laurel
Chester Heights
Cherry Hill
Medford Township
Chester
Woodbury
Bellmawr
Lindenwold
DE
Gloucester Township
WILMINGTON
Swedesboro

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
45

No. 4 – Philadelphia Marriott Downtown

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Hospitality – Full Service
	Original Principal Balance(1):	$61,666,666		Location:	Philadelphia, PA
	Cut-off Date Balance(1):	$61,666,666		Size:	1,408 Rooms
	% of Initial Pool Balance:	6.7%		Cut-off Date Balance Per Room(1):	$152,699
	Loan Purpose:	Refinance		Maturity Date Balance Per Room(1):	$152,699
	Borrower Sponsors:	Oaktree Capital Management, LLC, Clearview Hotel Capital, LLC and Host Hotels & Resorts, L.P.		Year Built/Renovated:	1990;1995/2023
	Guarantor:	Oaktree Real Estate Opportunities Fund VI, L.P.		Title Vesting(5):	Fee
	Mortgage Rate:	8.7050%		Property Manager:	Marriott Hotel Services, LLC
	Note Date:	October 25, 2023		Current Occupancy (As of):	57.1% (9/30/2023)
	Seasoning:	1 month		YE 2022 Occupancy:	46.4%
	Maturity Date:	November 6, 2028		YE 2021 Occupancy:	20.6%
	IO Period:	60 months		YE 2020 Occupancy:	12.9%
	Loan Term (Original):	60 months		YE 2019 Occupancy:	80.3%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$391,300,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per Room:	$277,912
	Call Protection(2):	L(25),DorYM0.5(28),O(7)		As-Is Appraisal Valuation Date:	September 7, 2023
	Lockbox Type:	Soft/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	Yes		TTM NOI (9/30/2023)(6):	$33,559,922
	Additional Debt Type (Balance)(1)(3):	Pari Passu ($153,333,334)		YE 2022 NOI(6):	$25,990,687
				YE 2021 NOI(6):	($2,422,803)
				YE 2020 NOI(6):	($10,617,103)
				U/W Revenues:	$111,076,788
				U/W Expenses:	$76,576,225
				U/W NOI(6):	$34,500,562
Escrows and Reserves(4)				U/W NCF:	$29,075,976
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF(1):	1.82x / 1.53x
Taxes:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	16.0% / 13.5%
Insurance:	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	16.0% / 13.5%
FF&E Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	54.9%
Other Reserve:	$0	Springing	NAP	LTV Ratio at Maturity(1):	54.9%

Sources and Uses
Sources			Uses
Whole Loan Amount	$215,000,000	89.9%	Loan Payoff	$237,270,647	99.2%
Borrower Sponsor Equity(7)	24,286,718	10.1	Closing Costs	2,016,071	0.8
Total Sources	$239,286,718	100.0%	Total Uses	$239,286,718	100.0%
(1)	The Philadelphia Marriott Downtown Mortgage Loan (as defined below) is part of the Philadelphia Marriott Downtown Whole Loan (as defined below), which is evidenced by 12 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $215,000,000. The financial information in the chart above is based on the aggregate outstanding balance as of the Cut-off Date of the Philadelphia Marriott Downtown Whole Loan.
(2)	The lockout period is required to be at least 25 payments beginning with and including the first payment date of December 6, 2023. After the earlier of (x) the date that is two years from the closing date of the securitization that includes the last note of the Philadelphia Marriott Downtown Whole Loan to be securitized and (y) October 25, 2026 (the “Lockout Expiration Date”), which is the date that is three years from the origination date of the Philadelphia Marriott Downtown Whole Loan, the borrowers may prepay the Philadelphia Marriott Downtown Whole Loan at any time in whole (but not in part), subject to payment of the yield maintenance premium if such prepayment occurs before May 6, 2028 (the “Permitted Prepayment Date”). In addition, the borrowers may defease the Philadelphia Marriott Downtown Whole Loan in whole (but not in part) after the Lockout Expiration Date and prior to the Permitted Prepayment Date. The assumed lockout period of 25 months is based on the expected closing date of the MSWF 2023-2 securitization in December 2023. The actual lockout period may be longer.
(3)	Each of the borrowers is the lender to a certain working capital loan to the Operating Lessee (as defined below) secured by, among other things, all of the Operating Lessee’s interest in and to the “Working Capital” at the Philadelphia Marriott Downtown Property (as defined below). In addition, there currently exist seven unsecured intercompany loans among the Downtown Borrower (as defined below) and various other affiliates of the borrowers. Each of the foregoing is subordinate to the Philadelphia Marriott Downtown Mortgage Loan. See “Description of the Mortgage Pool–Additional Indebtedness–Permitted Unsecured Debt and Other Debt” in the Prospectus.
(4)	See “Escrows” section.
(5)	The Philadelphia Marriott Downtown Whole Loan is secured by both the borrowers’ fee interest in the substantial portion of the Philadelphia Marriott Downtown Property as well as the borrowers’ subleasehold interest in the skybridge that connects the two buildings constituting the Philadelphia Marriott Downtown Property with the Pennsylvania Convention Center and the parcel of land that allows an overhang and partial driveway that form part of the entrance to one of the two buildings. See “Ground Lease” below for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$61,666,666
1201 and 1113 Market Street	Philadelphia Marriott Downtown	Cut-off Date LTV:	54.9%
Philadelphia, PA 19107		U/W NCF DSCR:	1.53%
		U/W NOI Debt Yield:	16.0%
(6)	The increase from YE 2020 NOI and YE 2021 NOI, to YE 2022 NOI, TTM NOI (9/30/2023) and U/W NOI is primarily attributable to increases in room revenue and F&B revenue following impact of the COVID-19 pandemic in 2020 and 2021. Historical performance was largely impacted by the COVID-19 pandemic, during which the Philadelphia Marriott Downtown Property was closed from April 10, 2020 through May 27, 2021 and underwent extensive renovations including renovation of 1,408 guestrooms.
(7)	See “Description of the Mortgage Pool–Additional Indebtedness–Preferred Equity and Preferred Return Arrangements” in the Prospectus.

The Mortgage Loan. The fourth largest mortgage loan (the “Philadelphia Marriott Downtown Mortgage Loan”) is part of a whole loan (the “Philadelphia Marriott Downtown Whole Loan”) secured by the borrowers’ fee and subleasehold interests in the Philadelphia Marriot Downtown, a 1,408 room full service hotel located in Philadelphia, Pennsylvania (the “Philadelphia Marriott Downtown Property”). The Philadelphia Marriott Downtown Mortgage Loan has an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $61,666,666. The Philadelphia Marriott Downtown Whole Loan is comprised of 12 pari passu notes, with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $215,000,000 and was co-originated by Barclays Capital Real Estate Inc. (“Barclays”), JPMorgan Chase Bank, National Association (“JPMCB”) and Wells Fargo Bank, National Association (“WFB”) on October 25, 2023.

The table below summarizes the promissory notes that comprise the Philadelphia Marriott Downtown Whole Loan. The relationship between the holders of the Philadelphia Marriott Downtown Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Prospectus. The Philadelphia Marriott Downtown Whole Loan will be serviced under the pooling and servicing agreement for BBCMS 2023-5C23. See “The Pooling and Servicing Agreement” in the Prospectus.

Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$55,000,000	$55,000,000	BBCMS 2023-5C23	Yes
A-2	$25,000,000	$25,000,000	Benchmark 2023-V4	No
A-3	$20,000,000	$20,000,000	MSWF 2023-2	No
A-4	$10,000,000	$10,000,000	BBCMS 2023-5C23	No
A-5	$15,000,000	$15,000,000	Benchmark 2023-V4	No
A-6	$15,000,000	$15,000,000	MSWF 2023-2	No
A-7	$6,666,667	$6,666,667	Barclays(1)	No
A-8	$10,000,000	$10,000,000	Benchmark 2023-V4	No
A-9	$10,000,000	$10,000,000	BANK 2023-5YR4	No
A-10	$26,666,666	$26,666,666	MSWF 2023-2	No
A-11	$10,000,000	$10,000,000	BANK 2023-5YR4	No
A-12	$11,666,667	$11,666,667	JPMCB(1)	No
Total (Whole Loan)	$215,000,000	$215,000,000

(1) The notes held by the lenders are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrowers and Borrower Sponsors. The borrowers, Philadelphia Market Street HMC Hotel Limited Partnership (the “Downtown Borrower”) and Philadelphia Market Street Marriott Hotel II Limited Partnership, are both Delaware limited partnerships. The borrower sponsors are Oaktree Capital Management, LLC (“Oaktree”), Clearview Hotel Capital, LLC (“Clearview”), and Host Hotels & Resorts L.P. Oaktree and Clearview comprise the majority of the sponsorship and collectively hold an 89% interest in the Philadelphia Marriott Downtown Property while Host Hotels & Resorts, L.P. retains an 11% interest. The guarantor is the Oaktree Real Estate Opportunities Fund VI, L.P., a fund controlled by Oaktree Capital Management, L.P. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Philadelphia Marriott Downtown Whole Loan.

Oaktree Capital Management, L.P. is an experienced global investment management firm that was founded in 1990 and 1995 with a primary focus on real assets. As of June 2023, Oaktree had $179 billion in assets under management, with over 1,100 employees across 21 offices across the world. Clearview Hotel Capital, LLC is a privately held hotel investment and advisory company focused on acquiring, renovating, and managing hotels in urban and unique areas. Since its founding in 2007, Clearview has acquired over $2.0 billion worth of hotels containing nearly 17,000 rooms and completed over $170 million in renovations. Host Hotels & Resorts, Inc. is the largest publicly traded lodging REIT. As of December 2022, Host Hotels & Resorts, Inc. owned 77 luxury and upper-upscale hotels.

The Property. The Philadelphia Marriott Downtown Property is a 23-story, 1,408-room full service hotel built in 1995 and most recently renovated from 2020 through 2023. The Philadelphia Marriott Downtown Property consists of two buildings: (i) a 23-story main tower with 1,198 rooms built in 1995, connected to the Pennsylvania Convention Center via a skybridge, and (ii) a nine-story building with 210 rooms built in 1893 as a railroad terminal building and converted to hospitality use in 1990. The nine-story building is part of a larger condominium regime that includes the Philadelphia Marriott Downtown Property (one unit) and two additional units consisting of a retail component and a public access space component. The borrower sponsors generally control the condominium association via an approximately 71% of the ownership interest in the common elements and approximately 82% of the voting rights in the related condominium association, and having the right to appoint two of the three board seats.

Since 2014, the Philadelphia Marriott Downtown Property has undergone several renovations, totaling approximately $46.8 million in investments from the borrower sponsors. The most recent $41.9 million renovation began in June 2020, during which time the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$61,666,666
1201 and 1113 Market Street	Philadelphia Marriott Downtown	Cut-off Date LTV:	54.9%
Philadelphia, PA 19107		U/W NCF DSCR:	1.53%
		U/W NOI Debt Yield:	16.0%

Philadelphia Marriott Downtown Property was closed from April 10, 2020 through May 27, 2021. Over $31.1 million was invested in a full renovation of the 1,408 guestrooms beginning in 2020. The guestroom renovations included upgrades to meet the latest in Marriott brand standards, which include new case goods, soft goods and bathroom upgrades. An additional $7.4 million was invested to enhance public spaces, including a full lobby renovation.

The Philadelphia Marriott Downtown Property features a direct connection via a skybridge to the Pennsylvania Convention Center, the 14th largest exhibition space in the country. The Pennsylvania Convention Center is a multi-use public facility located one block away from the Philadelphia Marriott Downtown Property and is designed to accommodate large conventions, exhibitions, conferences and other events. Although the number of guests and events at the Pennsylvania Convention Center declined in 2021 due to closures related to the COVID-19 pandemic, 2022 saw the return of large in-person events. In 2022, the Pennsylvania Convention Center hosted 19 citywides (gatherings that generate 2,000 or more hotel room stays on a peak night) for the first time since 2019. In total, 2022 saw the Pennsylvania Convention Center report 224 events (including 19 citywides), gathering 494,300 attendees and generating 513,400 room nights. According to the appraisal, 223 events are planned to be held in 2023, including 14 citywide.

The Philadelphia Marriott Downtown Property features various amenities including an indoor swimming pool, a fitness center, a business center, a guest laundry room, a sundries shop, and vending and ice machines. Further, the Philadelphia Marriott Downtown Property also has four different food and beverage outlets: Circ Bar, Thirteen Restaurant, Center City Pantry and Liberty Lanes Pub. Circ Bar is located in the middle of the ground level and serves as a centralized social hub. Circ Bar serves lunch, dinner and also offers a full service bar. Thirteen Restaurant is open for breakfast, lunch and dinner. Breakfast is served buffet style with the food being a fusion between American and Mediterranean flavors. The space features both a covered outdoor patio and a private indoor dining area. Center City Pantry is located in the lobby of the Philadelphia Marriott Downtown Property and is a retail shop consisting of convenience items as well as freshly brewed coffee and bakery items. Center City Pantry also sells various snacks, ice cream, sandwiches and alcoholic beverages. Liberty Lanes Pub is a restaurant featuring duckpin bowling, billiards and seven large-screen TVs. The space serves specialty cocktails and light foods and is equipped to handle private events up to 120 people. The Philadelphia Marriott Downtown Property also includes the 1201 Innovation Lab, a re-purposed room intended to provide innovative tastings and food demonstrations for groups. The kitchen has a hydroponic garden system, a mushroom farm and a resident mixologist to develop cocktails tailored towards the guests’ themes and demographics. Additionally, a portion of the Philadelphia Marriott Downtown Property is leased to third party retail tenants, including FedEx, T-Mobile and Starbucks. Starbucks went dark in June 2023 but is required to pay rent through its lease expiration in February 2025.

As of September 30, 2023, the Philadelphia Marriott Downtown Property had a trailing 12-month occupancy of 57.1%, ADR of $230.42 and RevPAR of $131.55. Total revenue at the Philadelphia Marriott Downtown Property is comprised of four components: rooms (64.9% of underwritten revenue), food and beverage (30.2% of underwritten revenue), other operated departments (2.0% of underwritten revenue) and miscellaneous income (2.9% of underwritten revenue). According to the appraisal, the demand segmentation in 2022 for the Philadelphia Marriott Downtown Property was 70% meeting and group, 14% leisure, 14% commercial and 2% extended stay. The Philadelphia Marriott Downtown Property has over 93,000 square feet of conference space. The largest of its 72 distinct conference rooms/ballrooms is 34,000 square feet and accommodates up to 4,500 attendees. Other rooms include the Liberty Ballroom, The Gallery and the Independence Ballroom. The Liberty Ballroom is appropriate for weddings and receptions, featuring arched ceilings and an outdoor balcony overlooking Philadelphia. The Liberty Ballroom contains 6,000 square feet of space and can accommodate 650 wedding guests. The newest event space, The Gallery, is on the ground level and has access to both the street and the hotel. Inside is a large media wall and state-of-the-art audio equipment. The Independence Ballroom measures 2,640 square feet and is perfect for sit down gatherings with space for 280 guests in a cocktail-style event.

The following table presents certain information relating to the performance of the Philadelphia Marriott Downtown Property:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)(2)			Philadelphia Marriott Downtown Property(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2019	70.4%	$187.17	$131.76	80.3%	$196.81	$158.12	114.1%	105.2%	120.0%
2020	26.0%	$142.54	$37.04	12.9%	$158.40	$20.45	49.6%	111.1%	55.2%
2021	35.1%	$159.20	$55.80	20.6%	$181.77	$37.37	58.7%	114.2%	67.0%
2022	51.7%	$196.83	$101.69	46.4%	$221.64	$102.75	89.7%	112.6%	101.0%
9/30/2023 TTM(4)	54.9%	$204.08	$112.11	57.1%	$230.42	$131.55	104.0%	112.9%	117.3%
(1)	Data obtained from third-party hospitality research reports
(2)	The competitive set consists of the following hotels: Sonesta Philadelphia, DoubleTree by Hilton Hotel Philadelphia Center City, Sheraton Philadelphia Downtown, Westin Philadelphia, Philadelphia Marriott Old City, Loews Philadelphia and The Notary Hotel Autograph Collection.
(3)	Based on operating statements provided by the borrower sponsors.
(4)	TTM represents the trailing 12-month period ending September 30, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$61,666,666
1201 and 1113 Market Street	Philadelphia Marriott Downtown	Cut-off Date LTV:	54.9%
Philadelphia, PA 19107		U/W NCF DSCR:	1.53%
		U/W NOI Debt Yield:	16.0%

The following table presents historical occupancy percentages at Philadelphia Marriott Downtown Property:

Historical Occupancy(1)

12/31/2019(2)	12/31/2020(2)	12/31/2021(2)	12/31/2022(2)	9/30/2023
80.3%	12.9%	20.6%	46.4%	57.1%

(1)	Information obtained from the borrowers.
(2)	The decrease in occupancy from 2019 to 2020 and subsequent increase from 2020 to 2021 and 2021 to 2022 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the recovery in 2021.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Philadelphia Marriott Downtown Property:

Cash Flow Analysis(1)

	2019	2020	2021	2022	TTM 9/30/2023	U/W	% of U/W Total Revenue(2)	U/W $ per Room
Occupancy	80.3%	12.9%	20.6%	46.4%	57.1%	60.2%
ADR	$196.81	$158.40	$181.77	$221.64	$230.42	$233.09
RevPAR	$158.12	$20.45	$37.37	$102.75	$131.55	$140.33

Room Revenue	$81,261,150	$10,536,633	$19,204,417	$52,802,945	$67,604,104	$72,120,141	64.9%	$51,222
Food & Beverage Revenue	34,561,479	4,102,758	4,438,021	26,806,221	33,363,703	$33,501,795	30.2	23,794
Other Departmental Income	3,091,293	573,441	1,110,012	1,973,829	2,083,544	$2,220,038	2.0	1,577
Miscellaneous Income	2,919,143	2,880,099	2,163,742	3,566,146	3,503,777	$3,234,813	2.9	2,297
Total Revenue	$121,833,065	$18,092,932	$26,916,192	$85,149,141	$106,555,128	$111,076,788	100.0%	$78,890

Room Expense	20,634,509	5,629,182	5,684,824	13,171,864	16,448,709	17,085,119	23.7	12,134
Food & Beverage Expense	22,133,817	5,762,213	5,242,478	16,971,634	21,711,930	21,632,811	64.6	15,364
Other Department Expense	0	0	0	80,765	32,501	1	0.0	0
Total Department Expenses	$42,768,326	$11,391,395	$10,927,302	$30,224,262	$38,193,140	$38,717,931	34.9%	$27,499
Departmental Profit	$79,064,739	$6,701,536	$15,988,890	$54,924,879	$68,361,988	$72,358,857	65.1%	$51,391

Total Undistributed Expenses	$24,497,194	$11,215,882	$11,592,653	$21,303,490	$25,043,963	$25,443,716	22.9%	$18,071
Gross Operating Profit	$54,567,545	($4,514,345)	$4,396,237	$33,621,389	$43,318,025	$46,915,141	42.2%	$33,320

Management Fee	3,560,969	532,165	799,243	2,489,176	3,112,913	3,254,752	2.9	2,312
Incentive Management Fee	6,121,232	0	0	0	1,606,209	3,596,862	3.2	2,555
Real Estate Taxes	4,144,318	4,233,243	4,489,532	3,377,144	3,045,199	3,836,380	3.5	2,725
Property Insurance	566,212	462,754	538,172	768,375	789,920	618,049	0.6	439
Other Non-Operating Expenses	901,591	874,595	992,092	996,006	1,203,861	1,108,536	1.0	787
Total Operating Expenses	$15,294,323	$6,102,758	$6,819,039	$7,630,702	$9,758,103	$12,414,578	11.2%	$8,817

Net Operating Income	$39,273,222	($10,617,103)	($2,422,803)	$25,990,687	$33,559,922	$34,500,562	31.1%	$24,503
FF&E(3)	8,308,932	1,241,670	1,842,988	4,908,954	5,188,093	5,424,586	4.9	3,853
Net Cash Flow(4)	$30,964,291	($11,858,773)	($4,265,790)	$21,081,733	$28,371,829	$29,075,976	26.2%	$20,651

NOI DSCR (5)	2.07x	(0.56)x	(0.13)x	1.37x	1.77x	1.82x
NCF DSCR (5)	1.63x	(0.62)x	(0.22)x	1.11x	1.50x	1.53x
NOI DY (5)	18.3%	(4.9)%	(1.1)%	12.1%	15.6%	16.0%
NCF DY (5)	14.4%	(5.5)%	(2.0)%	9.8%	13.2%	13.5%
(1)	Certain items such as depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	% of U/W Total Revenue for Room Expense, Food & Beverage Expense, and Other Department Expense are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.
(3)	The FF&E reserve was temporarily increased to 7% from 2019 through July 2023 to repay a temporary reduction of the FF&E reserve % in 2015.
(4)	The decrease in Net Cash Flow from 2019 to 2020 and subsequent increase year-over-year from 2020 to TTM 9/30/2023 is primarily attributable to increases in room revenue and F&B revenue following the impact of the COVID-19 pandemic in 2020 and 2021. Historical performance was largely impacted by the COVID-19 pandemic, during which the Philadelphia Marriott Downtown Property was closed from April 10, 2020 through May 27, 2021 and underwent extensive renovations including renovation of 1,408 guestrooms.
(5)	NOI DSCR, NCF DSCR, NOI DY and NCF DY statistics are based on the Philadelphia Marriott Downtown Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$61,666,666
1201 and 1113 Market Street	Philadelphia Marriott Downtown	Cut-off Date LTV:	54.9%
Philadelphia, PA 19107		U/W NCF DSCR:	1.53%
		U/W NOI Debt Yield:	16.0%

Appraisal. The appraisal concluded to an “as is” appraised value for the Philadelphia Marriott Downtown Property of $391,300,000 as of September 7, 2023.

Appraisal Valuation Summary
Appraisal Approach	Appraised Value	Capitalization Rate
Discounted Cash Flow Approach	$391,300,000	8.25%(1)
Direct Capitalization Approach	$394,100,000	8.00%
(1)	Represents the terminal capitalization rate. The implied capitalization rate based on the appraiser’s year one cash flow is 7.23%.

Environmental Matters. According to the Phase I environmental site assessment dated September 20, 2023 (the “ESA”), there was no evidence of any recognized environmental conditions at the Philadelphia Marriott Downtown Property. The Philadelphia Marriott Downtown Property has an underground storage tank (the “UST”) used to fire the main building boilers, fire pump, and emergency generator. According to the ESA, the UST passed the most recent annual tightness testing, but because of certain limitations of such tightness testing and the age of the UST (29 years, where the expected useful life is 30 years), the ESA identified the presence of the UST a business environmental risk. The ESA did not recommend any further action. However, the borrowers obtained a storage tank liability insurance policy as required under the Philadelphia Marriott Downtown Whole Loan documents.

Market Overview and Competition. The Philadelphia Marriott Downtown Property is located in downtown Philadelphia, Pennsylvania, within the greater Philadelphia Central Business District (“CBD”). According to the appraisal and a third party market research report, the Philadelphia CBD submarket is comprised of over 68 properties and around 15,000 rooms. The Philadelphia Marriott Downtown Property is the largest hotel in the area, with approximately 10% of the total rooms in the market. Philadelphia has a population of approximately 4.3 million and an income per capita of $41,000 as of January 2023. The Philadelphia CBD submarket is characterized by upper-scale hotels with over half of all rooms being luxury or upper upscale, a proportion found in less than 5% of U.S. submarkets. Similarly, the Philadelphia market as a whole has a larger proportion of high-end lodging than the typical U.S. market. While COVID-19 severely weakened the submarket, 12-month RevPAR in the Philadelphia CBD hotel submarket has seen a 25.4% year-over-year increase as of August 31, 2023 and, according to a third party research report, is forecasted to achieve 81% RevPAR recovery to 2019 by year-end 2023.

The Philadelphia Marriott Downtown Property is the only hotel that features direct access to the Pennsylvania Convention Center, the 14th largest exhibition space in the country. The Pennsylvania Convention Center contains more than two million square feet of space across 82 meeting rooms, seven exhibition halls, two ballrooms, a grand hall and atrium. In 2019, the Pennsylvania Convention Center hosted 180 events that attracted over 1.2 million attendees. The Pennsylvania Convention Center underwent a $786 million expansion in 2011.

The Philadelphia Marriott Downtown Property is located 12.3 miles from the Philadelphia International Airport and has access into streets such as Market Street and Arch Street, both gateways to the rest of the downtown area. Additionally, the Philadelphia Marriott Downtown Property is located 1.2 miles from the Philadelphia 30th Street Amtrak station. More than 4.4 million rail passengers use the Philadelphia rail system each year and the Philadelphia 30th Street Amtrak station is the third busiest Amtrak station in the country due to its high speed connections into Boston, New York, Baltimore and Washington D.C. According to the Bureau of Transportation Statistics and the Transportation Security Administration, Philadelphia saw an increase of 7.3 million total rail passengers between 1990 and 2020, growing at a compounded average growth over this period of 3.9%. The Philadelphia Marriott Downtown Property is also located within close proximity to several popular attractions such as the Independence Hall, the Liberty Bell and the Reading Terminal Market. Philadelphia is also home to five different professional sports teams including the 76ers (NBA), Eagles (NFL), Flyers (NHL), Phillies (MLB) and Union (MLS).

The following table presents certain information relating to the primary hotel competition for the Philadelphia Marriott Downtown Property:

Competitive Set(1)
			2022 Market Mix				2022 Operating Statistics
Property	Year Built	Number of Rooms	Commercial	Meeting and Group	Leisure	Extended Stay	Occupancy	ADR	RevPAR
Philadelphia Marriott Downtown(2)	1990; 1995	1,408	14%	70%	14%	2%	57.1%	$230.42	$131.55
Sonesta Philadelphia	1971	439	39%	25%	30%	6%	30%-35%	$190-$195	$60-$65
DoubleTree by Hilton Hotel Philadelphia Center City	1980	481	20%	56%	21%	3%	45%-50%	$200-$205	$90-$95
Sheraton Philadelphia Downtown	1980	762	14%	70%	14%	2%	50%-55%	$205-$210	$105-$110
Westin Philadelphia	1990	294	30%	34%	31%	5%	50%-55%	$210-$215	$115-$120
Philadelphia Marriott Old City	1986	364	24%	47%	25%	4%	50%-55%	$210-$215	$110-$115
Loews Philadelphia	2000	581	18%	70%	9%	3%	50%-55%	$195-$200	$105-$110
The Notary Hotel Autograph Collection	1999	499	31%	30%	34%	5%	55%-60%	$205-$210	$120-$125
(1)	Source: Appraisal unless otherwise noted. Competitive set occupancy, ADR and RevPAR are based on estimated 2022 values.
(2)	Number of Rooms, Occupancy, ADR and RevPAR are per the UW as of September 30, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$61,666,666
1201 and 1113 Market Street	Philadelphia Marriott Downtown	Cut-off Date LTV:	54.9%
Philadelphia, PA 19107		U/W NCF DSCR:	1.53%
		U/W NOI Debt Yield:	16.0%

Escrows.

Real Estate Taxes - During the continuance of a Cash Sweep Period (as defined below), the borrowers are required to deposit monthly 1/12 of an amount which the lender estimates would be sufficient to pay taxes (other than hotel taxes) for the ensuing 12 months.

Insurance - During the continuance of a Cash Sweep Period, the borrowers are required to deposit monthly 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage, unless the borrowers maintain a blanket insurance policy in accordance with the Philadelphia Marriott Downtown Whole Loan documents.

FF&E Reserve - During the continuance of a Cash Sweep Period, the borrowers are required to deposit monthly into the replacement reserve account an amount equal to the greater of (i) 4% of the gross revenue generated in the immediately preceding calendar month and (ii) the reserves for FF&E required by the related management agreement or franchise agreement to fund the costs of the required FF&E work. The borrowers will not be required to make monthly deposits into the FF&E Reserve account if: (i) the Philadelphia Marriott Downtown Property is managed by the hotel manager under the management agreement as in effect as of the loan origination; (ii) the management agreement remains in full force and effect; and (iii) such hotel manager is maintaining the cash management system and FF&E reserves as set forth in the management agreement.

Condominium Funds - During the continuance of a Cash Sweep Period, the borrowers are required to deposit monthly an amount that would be sufficient to pay the assessments and other expenses owed under the condominium documents during the ensuing 12 months. Notwithstanding the foregoing, the borrowers will not be required to reserve for condominium funds, provided that the Philadelphia Marriott Downtown Property is managed by the hotel manager under the management agreement as in effect as of the loan origination and the hotel manager is paying such condominium expenses as operating expenses directly to the condominium association and the borrowers provide evidence reasonably satisfactory to the lender that the condominium expenses have been paid.

Lockbox and Cash Management. The Philadelphia Marriott Downtown Whole Loan is structured with a soft lockbox and springing cash management. On each business day, all funds in the lockbox accounts will be swept to an account designated by the borrowers, unless a Cash Sweep Period is continuing, in which case such funds are required to be swept on each business day into a cash management account controlled by the lender, at which point, following payment of taxes and insurance, debt service, bank fees, operating expenses and required reserves, all funds are required to be deposited into the excess cash flow reserve, to be held by the lender as additional security for the Philadelphia Marriott Downtown Whole Loan and disbursed in accordance with the terms of the Philadelphia Marriott Downtown Whole Loan documents.

A “Cash Sweep Period” will commence upon the earlier of (a) an event of default under the Philadelphia Marriott Downtown Whole Loan documents; or (b) the debt service coverage ratio for the Philadelphia Marriott Downtown Whole Loan based on the trailing 12-month period immediately preceding the date of such determination being less than 1.20x for two consecutive calendar quarters.

A Cash Sweep Period may be cured upon the occurrence of the following: (i) with respect to clause (a) above, the acceptance by the lender of a cure of such event of default in accordance with the Philadelphia Marriott Downtown Whole Loan documents and (ii) with respect to clause (b) above, (x) the achievement of a debt service coverage ratio for the Philadelphia Marriott Downtown Whole Loan of 1.20x or greater for two consecutive calendar quarters based upon the trailing 12-month period immediately preceding the date of determination or (y) the borrowers have prepaid the Philadelphia Marriott Downtown Whole Loan (or provided cash collateral or a letter of credit to lender as additional collateral) in an amount sufficient such that the debt service coverage ratio for the Philadelphia Marriott Downtown Whole Loan is equal to or greater than 1.20x, in which case such Cash Sweep Period will immediately cease.

Property Management. The Philadelphia Marriott Downtown Property is managed by Marriott Hotel Services, LLC.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. The Philadelphia Marriott Downtown Whole Loan documents permit future mezzanine debt secured by a pledge of direct equity interests in the borrowers subject to the satisfaction of certain conditions including, among others, (i) immediately after giving effect to such debt (x) the combined loan-to-value ratio may not exceed 54.9%, (y) the combined net operating income debt yield, as calculated in accordance with the Philadelphia Marriott Downtown Whole Loan documents, is at least 13.2% and (z) the combined net operating income debt service coverage ratio, as calculated in accordance with the Philadelphia Marriott Downtown Whole Loan documents, is at least 1.50x, and (ii) execution of a subordination and intercreditor agreement is reasonably acceptable to the lender and satisfactory to the rating agencies.

Operating Lease. Each borrower has entered into an operating lease (each, an “Operating Lease”) with CCMH Philadelphia Mkt. LLC (the “Operating Lessee”), an affiliate of the borrowers. The Operating Lessee (i) is a party to the mortgage and grant the lender a first priority security interest in the leasehold interest created by each Operating Lease, and (ii) has caused both of its members to pledge their respective membership interests in the Operating Lessee in favor of the lender. All cash generated at the Philadelphia Marriott Downtown Property is required to flow from the manager (the “Manager”) under the related management agreement between the Manager and the Operating Lessee, to the Operating Lessee, who is required to deposit all revenue into a restricted account pledged to the lender. Each Operating Lease expires in December 2034 if all renewal periods are exercised. See “Description of the Mortgage Pool–Tenant Issues–Affiliated Leases and Master Leases” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51

Hospitality – Full Service	Loan #4	Cut-off Date Balance:	$61,666,666
1201 and 1113 Market Street	Philadelphia Marriott Downtown	Cut-off Date LTV:	54.9%
Philadelphia, PA 19107		U/W NCF DSCR:	1.53%
		U/W NOI Debt Yield:	16.0%

Ground Lease. The Philadelphia Marriott Downtown Property is substantially owned in fee by the borrowers; however, (i) a sky-bridge (the “Bridge”) connecting the main building of the Philadelphia Marriott Downtown Property and the Pennsylvania Convention Center and (ii) a parcel of land, which allows for an overhang and partial driveway (the “Tunnel”) at one of the entrances to the Philadelphia Marriott Downtown Property, are subject to certain sub-ground leases. The sub-ground leases are between the Downtown Borrower, as the subtenant, and the Redevelopment Authority of the City of Philadelphia (“RDA” or “Sublandlord”), which in turn leases the same premises from the City of Philadelphia, as the landlord. The Bridge sublease is subject to a reciprocal easement agreement with the Pennsylvania Convention Center Authority. The sub-ground lease agreements extend to 2042 for the Bridge and 2091 for the Tunnel. The ground rent associated with each sub-ground lease is $1/year and has been prepaid for the full term for each of the sub-ground leases. The Tunnel sub-ground lease includes a right of first refusal whereby the borrower, as the subtenant, will be entitled at any time once in every 10-year period to purchase the Tunnel with a notice and the payment of a purchase price in the amount equal to the “Unimproved Land Fair Market Value” which is the fair market value that is 60 days before closing of the Tunnel as if the same existed in a “raw,” vacant and unimproved condition. See “Description of the Mortgage Pool–Statistical Characteristics of the Mortgage Loans–Leasehold Interests” in the Prospectus.

Terrorism Insurance. The Philadelphia Marriott Whole Loan Documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of The Philadelphia Marriott Downtown Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

Mixed Use – Lab/Office	Loan #5	Cut-off Date Balance:	$61,250,000
250 Water Street	CX – 250 Water Street	Cut-off Date LTV:	48.8%
Cambridge, MA 02141		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	9.3%

250 WATER STREET

Some of the images shown are renderings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
53

Mixed Use – Lab/Office	Loan #5	Cut-off Date Balance:	$61,250,000
250 Water Street	CX – 250 Water Street	Cut-off Date LTV:	48.8%
Cambridge, MA 02141		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	9.3%

CX - 250 Water Street
250 Water Street
Cambridge, MA 02141
Medford
Somerville
CAMBRIDGE
BOSTON
Charlestown
Bunker Hill
North End
Downtown Boston
Beacon Hill
Back Bay
South End
South Boston
Brookline
MIDDLESEX COUNTY
NORFOLK COUNTY
SUFFOLK COUNTY
Mystic River
Charles River
Boston Harbor
Logan Intl. Airport 1 mile
Magoun Square
Inman Square
Meadow Glen
Foss Park
Assembly Row
Northern Expwy
Tobin Bridge
Sumner Tunnel
Callahan Tunnel
CHARLESTOWN BRIDGE
HARVARD BRIDGE
BOSTON UNIV. BR.
Mass Turnpike
Mass Pike
Harvard St
Main St
Broadway
Medford St
Cedar St
Lowell St
Highland Ave
Pearl St
Summer St
Beacon St
Somerville Ave
Washington St
Alford St
Medford St
Bunker Hill St
High St
Cambridge St
Western Ave
River St
Magazine St
Albany St
Brookline St
Vassar St
Binney St
Storrow Dr
Commonwealth Ave
Cambridge St
GREEN LINE
RED LINE
BLUE LINE
ORANGE LINE
MBTA FITCHBURG MAIN LINE
MBTA LOWELL LINE
MBTA
Hood Business Park
Cambridge College
Bunker Hill Community College
USS Constitution Museum
American Academy of Arts and Sciences
Harvard Museum of Natural History
Sanders Theatre
Spaulding Hospital Cambridge
Harvard University
War Memorial Recreation Center
CHA Cambridge Hospital
Twin City Plaza
Philips Research
Sanofi
EF Education First HQ
CambridgeSide
Museum of Science
Momenta Pharmaceuticals
Biogen
Ragon Institute
Draper
Moderna
TD Garden
Massachusetts General Hospital
JFK Federal Building
Faneuil Hall
State House
New England Aquarium
100 Federal Street
MIT Plasma Science and Fusion Ctr.
MIT Museum
Great Dome
MIT Wong Auditorium
Massachusetts Institute of Technology
Gallery 263
Memorial Plaza
Briggs Field
Fisher College
Boston Common
Winthrop Center
Emerson College
Tufts Univ. School of Medicine
Boston University
Prudential Center
Hynes Conv. Ctr.
111 Huntington Ave
One Dalton
Fenway Park
Wheelock College
Boston Convention & Exhibition Ctr.
Wellington
Sullivan Square
Lechmere
Science Park
NORTH STATION
SOUTH STATION
Central
Kendall/MIT
Charles/MGH
Park St
Downtown Crossing
Boylston
Chinatown
Arlington
Copley
Hynes Conv Ctr
Kenmore
Blandford
BU Central
BU East
Amory
YAWKEY
BACK BAY
Symphony
Bedford
Burlington
Wakefield
Peabody
Salem
Woburn
Stoneham
Lynn
Swampscott
Saugus
Melrose
Lexington
Winchester
Malden
Revere
Lincoln
Arlington
Medford
Everett
Belmont
Somerville
Chelsea
Waltham
Watertown
Winthrop
CAMBRIDGE
Atlantic Ocean
Newton
Brookline
BOSTON
Wellesley
Needham
Milton
Quincy
Dover
Dedham
Westwood
Weymouth
Hingham
Braintree
Medfield
Norwood
Randolph

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
54

No. 5 – CX - 250 Water Street
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	[BBBsf/BBB(sf)/Baa2(sf)]		Property Type – Subtype:	Mixed Use – Lab/Office
	Original Principal Balance(1):	$61,250,000		Location:	Cambridge, MA
	Cut-off Date Balance(1):	$61,250,000		Size:	479,004 SF
	% of Initial Pool Balance:	6.7%		Cut-off Date Balance Per SF(1):	$1,110
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$1,110
	Borrower Sponsors:	DivcoWest Real Estate Services, LLC, California State Teachers’ Retirement System and Teacher Retirement System of Texas		Year Built/Renovated:	2022 / NAP
	Guarantor:	DW Propco EF, LLC		Title Vesting:	Fee
	Mortgage Rate(2):	5.5095%		Property Manager:	DivcoWest Real Estate Services, Inc. (borrower-related)
	Note Date:	January 27, 2023		Current Occupancy (As of):	98.7% (12/1/2023)
	Seasoning:	10 months		YE 2022 Occupancy(5):	NAP
	Maturity Date(2):	February 10, 2033		YE 2021 Occupancy(5):	NAP
	IO Period(2):	120 months		YE 2020 Occupancy(5):	NAP
	Loan Term (Original)(2):	120 months		Appraised Value(6):	$1,090,000,000
	Amortization Term (Original):	NAP		Appraised Value Per SF(6):	$2,275.56
	Loan Amortization Type:	Interest Only - ARD		Appraisal Valuation Date(6):	January 1, 2023
	Call Protection:	L(24),YM1(10),DorYM1(79),O(7)		Underwriting and Financial Information
	Lockbox Type:	Hard/Springing Cash Management		YE 2022 NOI(5):	NAP
	Additional Debt(1):	Yes		YE 2021 NOI(5):	NAP
	Additional Debt Type (Balance)(1):	Pari Passu ($470,250,000)		YE 2020 NOI(5):	NAP
				YE 2019 NOI(5):	NAP
				U/W Revenues:	$62,561,733
				U/W Expenses:	$13,277,931
				U/W NOI:	$49,283,802
Escrows and Reserves(3)				U/W NCF:	$49,164,051
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF(1):	1.66x / 1.66x
Taxes:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	9.3% / 9.3%
Insurance:	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.3% / 9.3%
TI/LC Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(6):	48.8%
Other Reserves(4):	$17,593,844	$0	NAP	LTV Ratio at Maturity(1)(6):	48.8%

Sources and Uses
Sources			Uses
Whole Loan Amount	$531,500,000	98.6%	Loan Payoff	$473,876,626	87.9%
Cash Equity Contribution	7,497,903	1.4	Outstanding TI Payment(7)	44,192,678	8.2
			Reserves	17,593,844	3.3
			Closing Costs	3,334,755	0.6
Total Sources	$538,997,903	100.0%	Total Uses	$538,997,903	100.0%
(1)	The CX - 250 Water Street Mortgage Loan (as defined below) is part of the CX - 250 Water Street Whole Loan (as defined below), which is evidenced by 21 pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $531,500,000. The financial information in the chart above reflects the CX - 250 Water Street Whole Loan.
(2)	The CX - 250 Water Street Whole Loan is structured with an anticipated repayment date (the “ARD”) of February 10, 2033 and a final maturity date of February 10, 2038. The initial interest rate for the CX - 250 Water Street Whole Loan is 5.5095% per annum. After the ARD, the interest rate will increase to a per annum rate equal to the greater of (i) 7.5095% and (ii) the sum of the swap rate in effect on the ARD plus 4.2800%. The metrics presented above are calculated based on the ARD.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows” below.
(4)	The Other Reserves represents a Base Building Work Reserve ($5,932,952), an Outstanding TI/LC Reserve ($7,160,274) and an Outstanding Linkage Fees Reserve ($4,500,617).
(5)	Historical financial information is not applicable because the CX - 250 Water Street Property (as defined below) was built in 2022.
(6)	Appraised Value represents the “Prospective Market Value Upon Completion & Stabilization” as of January 1, 2023, which assumes that remaining construction balances are paid, outstanding tenant improvements are paid to the tenant, the tenant has commenced rent payments, and retail space leasing costs are paid, all of which have occurred other than payment of $5,932,952 for base building work, $7,160,274 for tenant improvements and future retail leasing costs. Such amounts for base building work and tenant improvements were fully reserved by the lenders at loan origination. The appraisal concluded to an “as-is” appraised value of $960,000,000 as of May 4, 2022. The “as-is” appraised value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 55.4% for the CX - 250 Water Street Whole Loan. The appraisal concluded to an “as dark” appraised value of $920,000,000 as of May 4, 2022. The “as dark” appraised value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 57.8% for the CX - 250 Water Street Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
55

Mixed Use – Lab/Office	Loan #5	Cut-off Date Balance:	$61,250,000
250 Water Street	CX – 250 Water Street	Cut-off Date LTV:	48.8%
Cambridge, MA 02141		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	9.3%
(7)	Outstanding tenant improvements were paid directly to E.R. Squibb & Sons LLC by the borrower sponsors at origination.

The Mortgage Loan. The fifth largest mortgage loan (the “CX - 250 Water Street Mortgage Loan”) is part of a whole loan (the “CX - 250 Water Street Whole Loan”) that is evidenced by 21 pari passu promissory notes in the aggregate original principal amount of $531,500,000 and secured by a first priority fee mortgage encumbering a 479,004 SF mixed-use, life sciences laboratory and office property located in Cambridge, Massachusetts (the “CX - 250 Water Street Property”). The CX - 250 Water Street Whole Loan was co-originated by Bank of America, National Association (“BANA”), Wells Fargo Bank, National Association, Goldman Sachs Bank USA (“GS”) and 3650 Real Estate Investment Trust 2 LLC (“3650”). The CX - 250 Water Street Mortgage Loan, with an original aggregate principal amount of $61,250,000, is evidenced by the controlling Note A-1 and noncontrolling Note A-7. The remaining promissory notes comprising the CX - 250 Water Street Whole Loan are summarized in the below table. The CX - 250 Water Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSWF 2023-2 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

The CX - 250 Water Street Whole Loan has a 10-year interest-only term through the ARD of February 10, 2033 and a final maturity date of February 10, 2038. After the ARD, the interest rate will increase to the greater of (i) 7.5095%, and (ii) the sum of the swap rate in effect on the ARD plus 4.2800% (“Adjusted Interest Rate”), however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred as described below under “Lockbox and Cash Management.” From the origination date through the ARD, the CX - 250 Water Street Whole Loan accrues interest at the rate of 5.5095% per annum.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-7	$61,250,000	$61,250,000	MSWF 2023-2	Yes
A-3	$50,000,000	$50,000,000	BBCMS 2023-C22	No
A-5, A-9-1	$72,000,000	$72,000,000	BANK 2023-BNK46	No
A-2, A-6, A-8	$75,125,000	$75,125,000	BBCMS 2023-C20	No
A-4, A-12	$55,000,000	$55,000,000	BANK 2023-BNK45	No
A-10, A-11, A-14	$65,625,000	$65,625,000	MSWF 2023-1	No
A-9-2, A-13, A-15, A-16	$46,200,000	$46,200,000	BMO 2023-C6	No
A-17, A-18	$53,150,000	$53,150,000	Benchmark 2023-B38	No
A-19, A-20	$53,150,000	$53,150,000	BBCMS 2023-C21	No
Total	$531,500,000	$531,500,000

The Borrower and the Borrower Sponsors. The borrowing entity for the CX - 250 Water Street Whole Loan is DW Propco EF, LLC, a Delaware limited liability company and single purpose entity with two independent directors. There is no non-recourse carveout guarantor or environmental indemnitor for the CX - 250 Water Street Whole Loan separate from the borrower. The borrower sponsors are a joint venture between DivcoWest Real Estate Services, LLC (“Divco”), California State Teachers’ Retirement System (“CalSTRS”) and Teacher Retirement System of Texas (“TRS”).

Founded in 1993, Divco is a multidisciplinary investment firm headquartered in San Francisco, California, with over 190 employees across seven investment offices. Divco is a developer, owner and operator of real estate throughout the United States, with expertise in Boston, having invested in and managed over 22 commercial properties in the area, including offices in the Seaport, Financial District, and East Cambridge submarkets. Most notably, Divco owned and operated One Kendall Square, a life sciences office campus in the Kendall Square submarket. As of September 30, 2022, Divco had over $17.7 billion in assets under management. Since inception, Divco has acquired approximately 59.7 million square feet.

CalSTRS is reported to be the nation’s second largest public pension fund, with assets totaling approximately $304.9 billion as of October 31, 2023. CalSTRS’ investment portfolio is diversified into nine asset categories, including nearly 16.3% (approximately $49.6 billion as of October 31, 2023) allocated to real estate investments in institutional Class A commercial assets across the United States. Divco and CalSTRS have a 20-year history working together, with over $1.5 billion co-invested into various Divco-sponsored investment vehicles.

Established in 1937, TRS provides retirement and related benefits for those employed by the public schools, colleges and universities supported by the State of Texas. As of August 31, 2022, the agency was serving approximately 1.9 million participants and had assets under management of nearly $184 billion. TRS is the largest public retirement system in Texas in both membership and assets.

The Property. The CX - 250 Water Street Property consists of a Class A, LEED Gold (targeted), mixed-use, life sciences laboratory and office building located in Cambridge, Massachusetts that was recently developed by the borrower sponsors. The CX - 250 Water Street Property is a part of Cambridge Crossing, a 43-acre, mixed-use, master-planned area located in East Cambridge, which is being developed by Divco, who owns all but four parcels. Cambridge Crossing broke ground in May 2017 Cambridge Crossing (Phase 1) was recently completed and features 4.5 million square feet of mixed use space. Major tenants at Cambridge Crossing include Philips, Sanofi and Bristol Myers Squibb. Cambridge Crossing is at the intersection of Cambridge, Somerville and Boston, and is accessible to all parts of the greater Boston area via two MBTA stations (Green and Orange lines), nearby commuter and Amtrak trains, an on-site shuttle, and dedicated bike lanes throughout. Cambridge Crossing is approximately 3.5 miles from Boston Logan International Airport.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
56

Mixed Use – Lab/Office	Loan #5	Cut-off Date Balance:	$61,250,000
250 Water Street	CX – 250 Water Street	Cut-off Date LTV:	48.8%
Cambridge, MA 02141		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	9.3%

The CX – 250 Water Street Property was designed by Jacobs and Ennead and construction was completed in 2022. The CX - 250 Water Street Property is a nine-story building with post-COVID design features and includes laboratory space (approximately 60.0% of NRA), office space (approximately 40.0% of NRA), ground floor retail (6,424 square feet), two penthouse mechanical levels, three below-grade parking levels with 355 parking spaces (0.74 spaces per 1,000 SF), bike storage, a fitness center, an indoor solarium and an adjacent open green space with a playing field and a plaza to host food trucks. The CX - 250 Water Street Property has 15’ - 20’ ceiling heights and five passenger elevators. The CX - 250 Water Street Property is 98.7% leased to E.R. Squibb & Sons LLC (wholly owned by Bristol Myers Squibb (“BMY”)).

Major Tenant.

E.R. Squibb & Sons LLC (472,580 square feet, 98.7% of NRA, 100.0% of underwritten base rent): E.R. Squibb & Sons LLC is a wholly owned subsidiary of BMY (rated A+/A2 by S&P/Moody’s), which is the guarantor under the E.R. Squibb & Sons LLC leases. Founded in 1887, BMY is a global biopharmaceutical company headquartered in New York, New York. BMY focuses on making critical advances in oncology, hematology, immunology, and cardiovascular disease among other fields. BMY has had several high-profile drugs successfully receive approval, with notable recent releases and current pipeline drugs including Abecma (approved: multiple myeloma), Zeposia (approved: multiple sclerosis) and Breyanzi (approved: lymphoma). BMY (NYSE: BMY) is publicly traded and had revenues of $46.2 billion in 2022. As of November 2023, BMY had a market capitalization of approximately $99.4 billion.

The CX - 250 Water Street Property is expected to serve as BMY’s research and early development center, where it is expected to consolidate approximately 550 employees from multiple locations in the Boston area. BMY is entitled to receive an approximate $106.3 million ($225 PSF) tenant improvement allowance, of which approximately $7.2 million remained outstanding as of the origination date and was fully reserved by the lenders. In addition to such tenant improvement allowance, BMY reportedly is investing an additional $169.0 million ($358 PSF) toward the buildout of its space. In the fourth quarter of 2023, the tenant completed its work and took occupancy of its space.

E.R. Squibb & Sons LLC leases all of the laboratory and office space at the CX – 250 Water Street Property through October 31, 2037, with two, 10-year renewal options and no termination option. E.R. Squibb & Sons LLC’s original lease was for 415,900 SF (floors 1-8) before expanding to lease the remaining 56,680 square feet on floor 9. The rent commencement dates of the BMY leases at the CX - 250 Water Street Property were July 1, 2022 (for floor 9) and November 1, 2022 (for all other floors). The blended starting base rent for the E.R. Squibb & Sons LLC leases is $90.48 PSF (NNN). Base rent for floors 1-8 is $88.50 PSF and base rent for floor 9 is $105.00 PSF, with both leases including approximately 2.5% and 2.75% annual rent steps, respectively. E.R. Squibb & Sons LLC did not receive any free rent as part of its lease. The blended in-place rent at the CX - 250 Water Street Property is approximately 27.1% below the appraisal’s concluded market rent of $115.00 PSF (NNN).

E.R. Squibb & Sons LLC has a contraction option for its floor 9 space, which, if exercised, would be effective October 31, 2032, upon 18-30 months’ notice and payment of a contraction fee equal to an estimated $8.3 million. E.R. Squibb & Sons LLC has subleased a portion of the floor 9 space (45,500 square feet, 9.6% of E.R. Squibb & Sons LLC’s leased NRA or 9.5% of the total building NRA) to Eterna Therapeutics Inc. (NASDAQ: ERNA) at a sublease rent of $120 PSF with 3.0% annual increases, which sublease is coterminous with the effective date of E.R. Squibb & Sons LLC’s contraction option. Eterna Therapeutics Inc. received a tenant improvement allowance of $190 PSF from E.R. Squibb & Sons LLC to build out its space. Eterna Therapeutics Inc. has a termination option in year 7 of the sublease term and has one five-year extension option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
57

Mixed Use – Lab/Office	Loan #5	Cut-off Date Balance:	$61,250,000
250 Water Street	CX – 250 Water Street	Cut-off Date LTV:	48.8%
Cambridge, MA 02141		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	9.3%

The following table presents certain information relating to the tenancy at the CX - 250 Water Street Property:

Major Tenant(1)

Tenant Name	Suite	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Term. Option (Y/N)
Major Tenant
E.R. Squibb & Sons LLC	100 – 800	NR/A2/A+	415,900	86.8%	$88.50	$36,807,150	86.1%	10/31/2037	2 x 10 yr	N
E.R. Squibb & Sons LLC(3)	900	NR/A2/A+	56,680	11.8%	$105.00	$5,951,400	13.9%	10/31/2037	2 x 10 yr	Y
Occupied Collateral Total			472,580	98.7%	$90.48	$42,758,550	100.0%

Vacant Space (Retail)			6,424	1.3%

Collateral Total			479,004	100.0%

(1)	Based on underwritten rent roll dated December 1, 2023.
(2)	The credit ratings are those of the direct parent company, BMY, which is the guarantor under the leases.
(3)	E.R. Squibb & Sons LLC has a contraction option for its floor 9 space on the last day of the 10th lease year (October 31, 2032) with 18-30 months’ notice and a contraction payment equal to an estimated $8.3 million. E.R. Squibb & Sons LLC has subleased a portion of the floor 9 space (45,500 square feet) to Eterna Therapeutics Inc. through October 31, 2032. Eterna Therapeutics Inc. has a termination option in year 7 of the sublease term and has one five-year extension option.

The following table presents certain information relating to the lease rollover schedule at the CX - 250 Water Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2032	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2033	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2034 & Beyond	2	472,580	98.7%	472,580	98.7%	$42,758,550	100.0%	$90.48
Vacant	0	6,424	1.3%	479,004	100.0%	$0	0.0%	$0.00
Total/Weighted Average(3)	2	479,004	100.0%			$42,758,550	100.0%	$90.48
(1)	Based on the underwritten rent roll dated December 1, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the CX - 250 Water Street Property:

Historical Occupancy(1)

12/31/2020	12/31/2021	12/31/2022	12/1/2023(2)
NAP	NAP	NAP	98.7%
(1)	Historical occupancies are not applicable because the CX – 250 Water Street Property was built in 2022.
(2)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
58

Mixed Use – Lab/Office	Loan #5	Cut-off Date Balance:	$61,250,000
250 Water Street	CX – 250 Water Street	Cut-off Date LTV:	48.8%
Cambridge, MA 02141		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	9.3%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the CX - 250 Water Street Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per	SF
Base Rent(3)	$43,079,750	68.2%	$89.94
Straight Lined Rent(4)	5,689,409	9.0	11.88
Gross Potential Rent	$48,769,159	77.2%	$101.81
Parking Income	1,596,600	2.5	3.33
Total Reimbursements	12,827,911	20.3	26.78
Net Rental Income	$63,193,670	100.0%	$131.93
Less Vacancy & Credit Loss	631,937	1.3	1.32
Effective Gross Income	$62,561,733	99.0%	$130.61

Real Estate Taxes	$6,619,604	10.6%	$13.82
Insurance	355,155	0.6	0.74
Management Fee	1,564,043	2.5	3.27
Other Operating Expenses	4,739,129	7.6	9.89
Total Operating Expenses	$13,277,931	21.2%	$27.72

Net Operating Income	$49,283,802	78.8%	$102.89
Replacement Reserves	119,751	0.2	0.25
TI/LC	0	0.0	0.00
Net Cash Flow	$49,164,051	78.6%	$102.64

NOI DSCR(5)	1.66x
NCF DSCR(5)	1.66x
NOI Debt Yield(5)	9.3%
NCF Debt Yield(5)	9.3%
(1)	Historical financial information is not available because the CX - 250 Water Street Property was built in 2022.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	Based on the in-place rent roll dated December 1, 2023 for contractual leases.
(4)	Straight-line average rent credit was taken for the E.R. Squibb & Sons LLC leases (BMY is the investment grade rated parent company) through the loan term.
(5)	Debt service coverage ratios and debt yields are based on the CX - 250 Water Street Whole Loan.

Appraisal. The appraised value of $1,090,000,000 represents the “Prospective Market Value Upon Completion & Stabilization”, as of January 1, 2023, which assumes that remaining construction balances are paid, outstanding tenant improvements are paid to the tenant, the tenant has commenced rent payments, and retail space leasing costs are paid, all of which have occurred other than payment of $5,932,952 for base building work, $7,160,274 for tenant improvements and future retail leasing costs. Such amounts for base building work and tenant improvements were fully reserved by the lenders at loan origination. The appraisal concluded to an “as-is” appraised value of $960,000,000 as of May 4, 2022. The appraisal concluded to an “as dark” appraised value of $920,000,000 as of May 4, 2022.

Environmental Matters. The Phase I environmental assessment (“ESA”) dated May 24, 2022 identified a controlled recognized environmental condition at the CX - 250 Water Street Property resulting from former industrial and rail yard use (primarily lead and petroleum impacts to soil) and the presence of urban fill, which is common in the area surrounding Boston. Remedial actions are anticipated to be completed in connection with the completion of construction at the CX - 250 Water Street Property, and when completed, are expected to result in regulatory closure for the CX - 250 Water Street Property, according to the ESA. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the prospectus.

Market Overview and Competition. The CX - 250 Water Street Property is located in Cambridge, Massachusetts, within the Boston core-based statistical area, directly north of the City of Boston and separated from Boston’s central business district by the Charles River. Cambridge is bordered by Somerville to the north and Watertown to the west. Cambridge is acclaimed for its mix of venture capital, National Institutes of Health (“NIH”) funding and state investments. In recent years, Cambridge has become a life sciences and biotechnology hub not only for the Northeast, but for the entire United States. 18 of the top 20 life sciences companies are in East Cambridge. Cambridge is home to over 5,000 private business establishments, including Watson Health, Amgen, Facebook and Apple, among others.

The Cambridge market is best known for its innovation and high concentration of research and development operations. Cambridge has one of the highest densities of college educated people in the world, with three major NIH hospitals and 42 colleges, universities

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
59

Mixed Use – Lab/Office	Loan #5	Cut-off Date Balance:	$61,250,000
250 Water Street	CX – 250 Water Street	Cut-off Date LTV:	48.8%
Cambridge, MA 02141		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	9.3%

and community colleges in the Boston/Cambridge area, including Harvard University and Massachusetts Institute of Technology. There are over 11,000 undergraduate students and over 11,000 graduate students living in Cambridge.

The following table presents the submarket statistics for the laboratory space in the Cambridge market:

Submarket	Inventory (SF)	Overall Vacancy Rate	YTD Overall Absorptions (SF)	Under Construction (SF)	Direct Avg. Rent	Direct Avg. Rent (Class A)
East Cambridge	8,159,000	3.5%	0	2,169,000	$102.78	$110.00
Mid Cambridge	2,951,620	1.0%	(29,562)	0	$115.00	$115.00
West Cambridge	1,406,102	0.0%	1,589	326,616	$96.18	$100.00
Total/Wtd. Avg.	12,516,722	2.5%	(27,973)	2,495,616	$104.92	$110.06

Source: Appraisal.

The following table summarizes the comparable office leases in the surrounding market:

Property	Year Built	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant Size (SF)	Base Rent PSF	Rent Steps/yr	TI PSF
CX - 250 Water Street(1)(2) Cambridge, MA	2022	E.R. Squibb & Sons LLC	Jul/Nov-22	15.0	NNN	472,580	$90.48	2.53%	$225.00
325 Binney Cambridge, MA	2024	Moderna Therapeutics	Jan-24	15.0	NNN	462,000	$117.00	3.00%	$225.00
Lab Building Somerville, MA	2021	Generate Biomedicines, Inc.	Apr-22	10.1	NNN	71,330	$82.30	2.75%	$250.00
One Rogers/Charles Park Cambridge, MA	1984	Flagship Entities	Nov-23	10.0	NNN	388,000	$115.00	3.00%	$200.00
The Richards Building Cambridge, MA	1989	Vericel Corporation	Mar-22	10.0	NNN	57,159	$102.00	3.00%	$75.00
University Park Cambridge, MA	2000	Brigham and Women's	Feb-21	5.0	NNN	112,410	$100.00	3.00%	$0.00
Average(3)				10.0		218,180	$103.26		$150.00

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated August 1, 2023.
(2)	The information is based on the weighted average of the E.R. Squibb & Sons LLC leases and includes both office and lab spaces. The lease to E.R. Squibb & Sons LLC for floors 1-8 started on November 1, 2022 for 415,900 square feet at a base rent PSF of $88.50 with 2.5% annual increases. The lease to E.R. Squibb & Sons LLC for floor 9 started on July 1, 2022 for 56,680 square feet at a base rent PSF of $105.00 with 2.75% annual increases.
(3)	Average excludes the CX - 250 Water Street Property.

Escrows. At origination, the borrower deposited into escrow (i) $7,160,274 for a reserve with respect to outstanding tenant improvement allowances and leasing commissions, (ii) $5,932,952 for a base building reserve with respect to construction of the CX - 250 Water Street Property, and (iii) $4,500,617 for a reserve with respect to outstanding linkage fees. The borrower is required to pay the Somerville Affordable Housing Trust Fund linkage fees in the amount of $2,250,309 on August 18, 2023 and August 18, 2024, pursuant to the Project Mitigation Agreement, between the City of Somerville and the borrower.

Tax Escrows – During a Trigger Period (as defined below), the borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the estimated annual real estate taxes.

Insurance Escrows – During a Trigger Period, or if the borrower fails to maintain a blanket insurance policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of estimated annual insurance premiums.

TI/LC Reserves – During a Lease Sweep Period (as defined below), all excess cash will be swept into the TI/LC reserve.

A “Trigger Period” will occur:

(i)	commencing upon the ARD (with no cure or end date);
(ii)	commencing upon the occurrence of an event of default under the CX - 250 Water Street Whole Loan until waived or cured;
(iii)	on any date from and after June 30, 2023, commencing when the debt service coverage ratio is less than 1.45x based on the CX - 250 Water Street Whole Loan for two consecutive calendar quarters, and ending upon the earlier to occur of (x) the debt service coverage ratio based on the CX - 250 Water Street Whole Loan being equal to or greater than 1.45x for two consecutive calendar quarters and (y) funds on deposit in the cash collateral account (without regard to prior disbursements from such account) equaling or exceeding $23,950,200; or
(iv)	during a Lease Sweep Period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
60

Mixed Use – Lab/Office	Loan #5	Cut-off Date Balance:	$61,250,000
250 Water Street	CX – 250 Water Street	Cut-off Date LTV:	48.8%
Cambridge, MA 02141		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	9.3%

A “Lease Sweep Period” will commence (prior to the ARD) upon:

(i) the earliest to occur of:

(a) the date that is 12 months prior to the earliest stated expiration of the Lease Sweep Lease (as defined below);

(b) the last date under such Lease Sweep Lease that the tenant has the right to give notice of its exercise of a renewal option; or

(c) with respect to any Lease Sweep Lease that is a Short Term Qualifying Lease (as defined below), the date that is 12 months prior to the ARD or the date that the lenders reasonably determine that a Lease Sweep Period should commence in order for the aggregate amount of projected deposits into the rollover account for the period commencing on such date through the ARD to equal the Lease Sweep Deposit Amount (as defined below);

(ii) the date of the early termination, early cancellation or early surrender of a Lease Sweep Lease (or any material portion thereof) prior to its then-current expiration date or the receipt by the borrower or manager of written notice from the tenant under a Lease Sweep Lease of its intent to effect an early termination, early cancellation or early surrender of such Lease Sweep Lease prior to its then-current expiration date;

(iii) solely with respect to any Lease Sweep Lease under which neither the applicable tenant nor any lease guarantor is an investment grade entity, if such tenant has ceased operating its business (i.e., “goes dark”) in a majority of its leased space at the CX - 250 Water Street Property and the same has not been subleased in accordance with the terms of the CX - 250 Water Street Whole Loan documents, pursuant to a sublease on the same or substantially similar or better terms as the applicable Lease Sweep Lease;

(iv) a monetary or material non-monetary default under a Lease Sweep Lease by the tenant; or

(v) the occurrence of an insolvency proceeding with respect to the tenant under a Lease Sweep Lease, its parent company or any lease guarantor.

A Lease Sweep Period will end upon:

(A)	if triggered in the case of clause (i), (ii), (iii) and (iv) above, the entirety of the Lease Sweep Lease space is leased pursuant to one or more qualified leases and in the lenders’ reasonable judgment, sufficient funds have been accumulated in the rollover account;
(B)	if triggered in the case of clause (i) above, the date on which the tenant under the Lease Sweep Lease irrevocably exercises its renewal or extension option or otherwise extends its Lease Sweep Lease in accordance with the terms of the CX - 250 Water Street Property Whole Loan documents with respect to all of its Lease Sweep Lease space, and, in the lenders’ reasonable judgment, sufficient funds have been accumulated in the rollover account;
(C)	if triggered in the case of clause (ii) above, if the tenant under the applicable Lease Sweep Lease rescinds in writing the exercise of its notice exercising its early termination, cancellation or surrender right or option;
(D)	if triggered in the case of clause (iii) above, the circumstances giving rise to a Lease Sweep Period under clause (iii) no longer exist;
(E)	if triggered in the case of clause (iv) above, the date on which the subject default has been cured;
(F)	if triggered in the case of clause (v) above, either (1) the applicable insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lenders or (2) the applicable Lease Sweep Lease has been assumed or assumed and assigned to a third party in a manner reasonably satisfactory to the lenders;
(G)	if triggered in the case of clauses (i), (ii), (iii), (iv) and/or (v) above, the CX - 250 Water Street Property has achieved a debt yield of not less than 7.5% and, in the lenders’ reasonable judgment, sufficient funds have been accumulated in the rollover account; or
(H)	if triggered in the case of clauses (i), (ii), (iii), (iv) and/or (v) above, the date on which funds in the rollover account collected with respect to the Lease Sweep Lease space in question is equal to the Lease Sweep Deposit Amount applicable to such Lease Sweep Lease space.

A “Lease Sweep Lease” means (i) the E.R. Squibb & Sons, LLC leases at the CX - 250 Water Street Property and (ii) any replacement lease that, either individually or when taken together with any other lease with the same tenant or its affiliates, covers the majority of the Lease Sweep Lease space.

A “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease.

A “Lease Sweep Deposit Amount” means an amount equal to the total rentable square feet of the applicable Lease Sweep Lease space that is the subject of a Lease Sweep Period multiplied by $50.00.

A “Short Term Qualifying Lease” means any “qualified lease” that has an initial term which does not extend at least two years beyond the ARD.

Lockbox and Cash Management. The CX - 250 Water Street Whole Loan is structured with a hard lockbox and springing cash management. All rents are required to be deposited directly into a lender-controlled lockbox account. During a Trigger Period, funds on deposit in the lockbox account are required to be swept on a daily basis into a lender-controlled cash management account. Prior to the ARD (except during the continuance of an event of default under the CX – 250 Water Street Whole Loan), all excess cash is required to be transferred to a lender-controlled account as additional collateral for the CX - 250 Water Street Whole Loan, subject to certain permitted uses by the borrower described in the CX - 250 Water Street Whole Loan documents, and except as described with respect to a Lease Sweep Period. If the CX - 250 Water Street Whole Loan is not paid by the ARD, from and after the ARD, the CX -

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
61

Mixed Use – Lab/Office	Loan #5	Cut-off Date Balance:	$61,250,000
250 Water Street	CX – 250 Water Street	Cut-off Date LTV:	48.8%
Cambridge, MA 02141		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	9.3%

250 Water Street Whole Loan will accrue interest at the Adjusted Interest Rate; however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred.

On and after the ARD (except during the continuance of an event of default under the CX – 250 Water Street Whole Loan), all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses will be required to be applied to the prepayment of the outstanding principal balance of the CX - 250 Water Street Whole Loan until the outstanding principal balance has been reduced to zero and then to any excess interest until the excess interest has been reduced to zero.

Property Management. The CX - 250 Water Street Property is managed by DivcoWest Real Estate Services, Inc., an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. If the Terrorism Risk Insurance Program Reauthorization Act of 2015 is not in effect, the borrower will only be required to pay for terrorism insurance a maximum of two times the annual insurance premiums payable for the CX - 250 Water Street Property at the time with respect to the property and business income or rental income insurance interruption policies (excluding the terrorism and earthquake components of such premiums). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
62

Multifamily – Garden	Loan #6 & 7	Cut-of Date Balance:	$40,000,000
Various	BLE Portfolio and La Primavera	Cut-off Date LTV:	58.8%
Houston, TX	Crossed Loan Group	U/W NCF DSCR:	1.22x
		U/W NOI Debt Yield:	9.5%

BARCELONA
APARTMENT HOMES

Barcelona

Lakeside Forest

ESTABLISHMENT
2235

ESTABLISHMENT

The Establishment

La Primavera

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
63

Multifamily – Garden	Loan #6 & 7	Cut-off Date Balance:	$40,000,000
Various	BLE Portfolio and La Primavera	Cut-off Date LTV:	58.8%
Houston, TX	Crossed Loan Group	U/W NCF DSCR:	1.22x
		U/W NOI Debt Yield:	9.5%

La Primavera
10000 Hammerly Boulevard
Houston, TX 77080
George Bush Intctl. Airport 24 miles
Fairbanks
Forrest Lake
Northwest Marketplace
Tidwell Rd
Tanner Rd
Eldridge Pkwy
Hempstead Hwy
Northwest Frwy
Rosslyn Park
Galen College of Nursing - Houston
Brittmoore Clay Industrial Park
Brittmoore Rd
Sam Houston Tollway
Gessner Dr
Blalock Rd
HARRIS COUNTY
Exile Tech.
Ricoh USA
Westbranch
Clay Rd
Kempwood
Bear Creek Park
Northwest Houston
Kempwood Dr
Bingle Crossing Shopping Center
HOUSTON
Houston Christian High School
Hammerly Plaza
Northbrook High School
Westview
Bingle Square
Hammerly Blvd
Spring Woods High School
Spring Village Shopping Center
Timber Oaks
Oak Village
Long Point Rd
Pecan Lane Center
Bingle Rd
Wirt Rd
Antoine Dr
Westview Dr
Shell Oil Company
Houston Comm. College - Spring Branch Campus
Memorial City
Blalock Shopping Center
Spring Valley
Hilshire Village
Downtown Houston 9 miles
Katy Frwy
CITYCENTRE
Memorial City Medical Center
Memorial City Mall
Hedwig Village
Hunters Creek Village
Darrell Tully Stadium
HOUSTON
George Bush Intctl. Airport 28 miles
Houston Comm. Coll. - Spring Branch
Memorial City
Spring Valley
Hilshire Village
Downtown Houston 10 miles
Katy Frwy
CITYCENTRE
Memorial City Medical Center
Memorial City Mall
Hedwig Village Shopping Center
Hedwig Village
Hunters Creek Village
Town & Country Village
Memorial
Chimney Rock Rd
N. Kirkwood Rd
Lakeside CC
Buffalo Bayou
Memorial Dr
Bunker Hill Village
Piney Point Village
Houston CC
Memorial Park
Gessner Rd
Piney Point Rd
Memorial Dr
Woodway Dr
HARRIS COUNTY
Uptown Park
Briar Forest Dr
Briarforest
San Felipe St
Post Oak Plaza
Tanglewood Court
BMC
HOUSTON
Uptown
Wilcrest Dr
Phillips 66 Corp. Office
Voss Rd
The Galleria
Galleria Park II
West Loop
Woodlake Square
Westheimer Rd
Williams Tower
Houston Comm. College - Alief Hayes Campus
Cameron LNG Headquarters
Waterwall Park
Richmond Ave
Richmond Ave
Wisdom High School
Westpark Dr
Fondren Rd
Westpark Tollway
Hillcroft Shopping Ctr.
Harwin Dr
Gulfton
Bellaire
BLE Portfolio
1 Lakeside Forest Houston, TX
2 The Establishment Houston, TX
3 Barcelona Houston, TX

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Nos. 6 & 7 – BLE Portfolio and La Primavera Crossed Loan Group(1)
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Argentic Real Estate Finance 2 LLC		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Multifamily – Garden
	Original Principal Balance(1):	$40,000,000		Location:	Houston, TX
	Cut-off Date Balance(1):	$40,000,000		Size:	1,008 Units
	% of Initial Pool Balance:	4.4%		Cut-off Date Balance Per Unit:	$79,514
	Loan Purpose:	Refinance		Maturity Date Balance Per Unit:	$79,514
	Borrower Sponsor:	Swapnil Agarwal		Year Built/Renovated:	Various/2019-2020
	Guarantor:	Swapnil Agarwal		Title Vesting(7):	Leasehold
	Mortgage Rate(2):	Various		Property Manager:	KPM Property Management, LLC
	Note Date(2):	Various		Current Occupancy (As of)(8):	90.1% (Various)
	Seasoning(2):	Various		YE 2022 Occupancy:	92.5%
	Maturity Date(2):	Various		YE 2021 Occupancy:	91.5%
	IO Period:	120 months		YE 2020 Occupancy:	89.0%
	Loan Term (Original):	120 months		YE 2019 Occupancy:	NAV
	Amortization Term (Original):	0 months		As-Is Appraised Value(9):	$136,300,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per Unit(9):	$135,218
	Call Protection(3)(4):	Various		As-Is Appraisal Valuation Date(9):	Various
	Lockbox Type(5):	Soft / In Place Cash Management
	Additional Debt(1):	Pari Passu		Underwriting and Financial Information(10)
	Additional Debt Type (Balance)(1):	$40,150,000		TTM NOI(11)(12):	$4,812,799
				YE 2022 NOI:	$4,947,590
				YE 2021 NOI:	$4,973,181
				U/W Revenues:	$12,604,597
				U/W Expenses:	$4,982,591
				U/W NOI(11):	$7,622,006
Escrows and Reserves(6)				U/W NCF:	$7,286,389
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	1.28x / 1.22x
Taxes:	$1,480,172	Springing	NAP	U/W Debt Yield based on NOI/NCF:	9.5% / 9.1%
Insurance:	$334,134	$59,395	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	9.5% / 9.1%
Replacement Reserves:	$515,000	$27,968	NAP	Cut-off Date LTV Ratio:	58.8%
Immediate Repairs:	$444,720	$0	NAP	LTV Ratio at Maturity:	58.8%
PFC Payments Reserve:	$0	Springing	NAP

Sources and Uses
Sources			Uses
BLE Portfolio Whole Loan	$54,650,000	61.8%	Loan Payoff	$71,744,821	81.1%
La Primavera Whole Loan	25,500,000	28.8	Closing Costs(13)	13,897,259	15.7
Borrower Equity Contribution	8,266,106	9.3	Upfront Reserves	2,774,026	3.1
Total Sources	$88,416,106	100.0%	Total Uses:	$88,416,106	100.0%
(1)	The BLE Portfolio and La Primavera Crossed Mortgage Loans (as defined below) are part of the BLE Portfolio and La Primavera Crossed Whole Loans (as defined below), with outstanding principal balances as of the Cut-off Date of $54,650,000 and $25,500,000, respectively, which are cross-collateralized and cross-defaulted with one another. All information herein presents the BLE Portfolio and La Primavera Crossed Whole Loans as one whole loan, except as otherwise specified. The Underwriting and Financial Information presented above, including the applicable debt service coverage ratios, debt yields, and loan-to-value ratios, is based upon the indebtedness evidenced by both whole loans. On an individual basis, without regard to the cross-collateralization feature, a whole loan may have a lower debt service coverage ratio, lower debt yield and/or higher loan-to-value ratio, than is presented in the table above.
(2)	The BLE Portfolio Whole Loan (as defined below) has a Mortgage Rate of 7.26400%, a Note Date of October 5, 2023, Seasoning of two months, and a Maturity Date of October 6, 2033. The La Primavera Whole Loan (as defined below) has a Mortgage Rate of 7.53200%, a Note Date of October 23, 2023, Seasoning of one month, and a Maturity Date of November 6, 2033.
(3)	The prepayment provision for the BLE Portfolio Whole Loan is L(26),D(90),O(4). The lockout period will be at least 26 months beginning with and including the first payment on November 6, 2023. Defeasance of the BLE Portfolio Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) October 5, 2026. The assumed lockout period of 26 payments is based on the anticipated closing date of the MSWF 2023-2 securitization trust in December 2023. The actual lockout period may be longer.
(4)	The prepayment provision for the La Primavera Whole Loan is L(25),D(91),O(4). The lockout period will be at least 25 months beginning with and including the first payment on December 6, 2023. Defeasance of the La Primavera Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) October 23, 2026. The assumed lockout period of 25 payments is based on the anticipated closing date of the MSWF 2023-2 securitization trust in December 2023. The actual lockout period may be longer.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Multifamily – Garden	Loan #6 & 7	Cut-off Date Balance:	$40,000,000
Various	BLE Portfolio and La Primavera	Cut-off Date LTV:	58.8%
Houston, TX	Crossed Loan Group	U/W NCF DSCR:	1.22x
		U/W NOI Debt Yield:	9.5%
(5)	The BLE Portfolio and La Primavera Crossed Whole Loans are structured with in-place cash management and provide full recourse to the guarantor until the Tax Exemption (as defined below) under the Public Facility Corporation Program (“PFC Program”) is granted for the BLE Portfolio and La Primavera Properties (as defined below). See “Lockbox and Cash Management” below for further information.
(6)	The amounts shown represent the combined amounts for the BLE Portfolio Whole Loan and the La Primavera Whole Loan. See “Escrows” below for further discussion of reserve requirements.
(7)	Each of the BLE Portfolio Properties and the La Primavera Property are encumbered by a separate 99-year ground lease as part of the PFC Program. See “The Properties” below for further information.
(8)	Current Occupancy is as of August 15, 2023 for the BLE Portfolio Properties and as of October 17, 2023 for the La Primavera Property.
(9)	The As-Is Appraised Value and As-Is Appraised Value Per Unit shown represent the combined “As Encumbered” values of the leasehold interests for the BLE Portfolio and La Primavera Properties as of October 1, 2023 for the Lakeside Forest Property and La Primavera Property and July 19, 2023 for The Establishment Property and Barcelona Property, which assume the BLE Portfolio and La Primavera Properties are encumbered by a ground lease as part of the PFC Program and that the Tax Savings Payment (as defined below) is subordinate to the BLE Portfolio Whole Loan and La Primavera Whole Loan. The market-based “As Is” appraised values, which assume no Tax Exemptions for the BLE Portfolio and La Primavera Properties, are $68,400,000 and $32,700,000, respectively. See “The Properties” below for further information.
(10)	The underwriting and financial information shown represents the BLE Portfolio and La Primavera Crossed Whole Loans in aggregate.
(11)	The increase in U/W NOI from TTM NOI is primarily due to the anticipated real estate tax savings related to the admission of the BLE Portfolio and La Primavera Properties into the PFC Program.
(12)	TTM NOI is as of the trailing-12 months dated July 31, 2023 for the BLE Portfolio Properties and as of the trailing-12 months dated August 31, 2023 for the La Primavera Property.
(13)	Closing Costs include approximately $4.0 million in origination fees and approximately $4.1 million in upfront fees and related legal fee reimbursement paid to the TEHPFC (as defined below) as a condition for admission into the PFC Program.

The Mortgage Loans. The sixth and seventh largest mortgage loans (individually, the “BLE Portfolio Mortgage Loan” and the “La Primavera Mortgage Loan”, and collectively, the “BLE Portfolio and La Primavera Crossed Mortgage Loans”) are part of two whole loans (individually, the “BLE Portfolio Whole Loan” and the “La Primavera Whole Loan”, and collectively, the “BLE Portfolio and La Primavera Crossed Whole Loans”) that are cross-collateralized and cross-defaulted with one another and are not permitted to be uncrossed by the borrowers, except in connection with the release of an individual property securing the BLE Portfolio Whole Loan as described under “Release of Property” below.

The BLE Portfolio Mortgage Loan is part of the BLE Portfolio Whole Loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $54,650,000. The BLE Portfolio Whole Loan is secured by the applicable borrowers’ leasehold interests in three garden-style multifamily properties located in Houston, Texas (the “Barcelona Property”, the “Lakeside Forest Property” and “The Establishment Property”, and collectively, the “BLE Portfolio Properties”). The BLE Portfolio Mortgage Loan is evidenced by the controlling Note A-1-1 and the non-controlling Note A-2-2, with an aggregate principal balance as of the Cut-off Date of $27,300,000. The BLE Portfolio Whole Loan was originated by Argentic Real Estate Finance 2 LLC (“AREF2”) and Barclays Capital Real Estate Inc. (“Barclays”) on October 5, 2023. The remaining pari passu notes in the aggregate original principal balance of $27,350,000 are expected to be contributed to one or more future securitization transactions. The BLE Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSWF 2023-2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the preliminary prospectus.

The La Primavera Mortgage Loan is part of the La Primavera Whole Loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the cut-off date of $25,500,000. The La Primavera Whole Loan is secured by the applicable borrower’s leasehold interest in a garden-style multifamily property located in Houston, Texas (the “La Primavera Property” and, together with the BLE Portfolio Properties, the “BLE Portfolio and La Primavera Properties”). The La Primavera Mortgage Loan is evidenced by the controlling Note A-1-1 and the non-controlling Note A-2-1, with an aggregate principal balance as of the Cut-off Date of $12,700,000. The La Primavera Whole Loan was originated by AREF2 and Barclays on October 23, 2023. The remaining pari passu notes in the aggregate original principal balance of $12,800,000 are expected to be contributed to one or more future securitization transactions. The La Primavera Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSWF 2023-2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the preliminary prospectus.

BLE Portfolio Whole Loan Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$19,110,000	$19,110,000	MSWF 2023-2	Yes
A-1-2(1)	$13,680,000	$13,680,000	AREF2	No
A-2-1(1)	$13,670,000	$13,670,000	Barclays	No
A-2-2	$8,190,000	$8,190,000	MSWF 2023-2	No
Total	$54,650,000	$54,650,000
(1)	Expected to be contributed to one or more securitization trusts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Multifamily – Garden	Loan #6 & 7	Cut-off Date Balance:	$40,000,000
Various	BLE Portfolio and La Primavera	Cut-off Date LTV:	58.8%
Houston, TX	Crossed Loan Group	U/W NCF DSCR:	1.22x
		U/W NOI Debt Yield:	9.5%

La Primavera Whole Loan Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$8,890,000	$8,890,000	MSWF 2023-2	Yes
A-1-2(1)	$6,410,000	$6,410,000	AREF2	No
A-2-1	$3,810,000	$3,810,000	MSWF 2023-2	No
A-2-2(1)	$6,390,000	$6,390,000	Barclays	No
Total	$25,500,000	$25,500,000
(1)	Expected to be contributed to one or more securitization trusts.

The Borrowers and the Borrower Sponsors. The borrowers with respect to the BLE Portfolio Whole Loan are Barcelona Apartments, LLC, The Establishment, LLC, and Lakeside Forest, LLC, each a Delaware limited liability company and special purpose entity with two independent directors. The borrower with respect to the La Primavera Whole Loan is Hunters Chase, LLC, a Delaware limited liability company and special purpose entity with two independent directors. A non-consolidation opinion was provided in connection with the origination of the BLE Portfolio Whole Loan and La Primavera Whole Loan. The borrower sponsor and guarantor is Swapnil Agarwal. Swapnil Agarwal is the founder and managing principal of Nitya Capital. Nitya Capital, based in Houston, Texas, is a real estate investment firm that owns and manages approximately $2 billion in real estate assets across the United States. Since inception in 2013, Nitya Capital has acquired over 20,000 multifamily units, 627 student housing units, 1.0 million square feet of office, and approximately 300,000 square feet of retail/mixed-use space. Nitya Capital currently owns 78 properties, totaling approximately 18 million square feet.

The Properties. The BLE Portfolio and La Primavera Properties comprise four garden-style multifamily properties totaling 1,008 units located in Houston, Texas. The following table presents certain information relating to the BLE Portfolio and La Primavera Properties:

Crossed Portfolio Summary

Property Name	Location	Year Built / Renovated	Number of Units	Occ. %(1)	Allocated Cut-off Date Whole Loan Amount (“ALA”)	Appraised Value(2)	U/W Net Cash Flow	% of U/W Net Cash Flow
Lakeside Forest	Houston, TX	1975 / 2019-2020	240	87.5%	$25,614,000	$32,900,000	$1,812,281	24.9%
The Establishment	Houston, TX	1971 / 2019-2020	313	90.1%	$20,670,000	$44,800,000	$2,342,366	32.1%
Barcelona	Houston, TX	1963 / 2019-2020	127	91.3%	$8,366,000	$14,300,000	$725,821	10.0%
BLE Portfolio Total/Wtd. Avg.			680	89.4%	$54,650,000	$92,000,000	$4,880,469	67.0%
La Primavera	Houston, TX	1974 / 2019-2020	328	91.5%	$25,500,000	$44,300,000	$2,405,920	33.0%
Crossed Portfolio Total/Wtd. Avg.			1,008	90.1%	$80,150,000	$136,300,000	$7,286,389	100.0%
(1)	Occ. % is as of August 15, 2023 for the BLE Portfolio Properties and as of October 17, 2023 for the La Primavera Property.
(2)	The Appraised Values shown represent the “As Encumbered” values of the leasehold interests for the BLE Portfolio and La Primavera Properties, which assume the BLE Portfolio and La Primavera Properties are encumbered by a ground lease as part of the PFC Program and that the Tax Savings Payment is subordinate to the BLE Portfolio Whole Loan and La Primavera Whole Loan.

Lakeside Forest. The Lakeside Forest Property is a 240-unit garden-style multifamily property in Houston, Texas, located approximately 12 miles west of downtown Houston. Constructed in 1975 and most recently renovated in 2019-2020, the Lakeside Forest Property consists of 23 two-story buildings situated on an approximately 10.11-acre site. Since the Lakeside Forest Property was acquired in May 2018, the borrower sponsor has invested approximately $2.0 million in various renovation projects. The Lakeside Forest Property offers amenities such as a fitness center, playground, two laundry facilities, and two swimming pools. The unit mix includes 84 one-bedroom, 101 two-bedroom, 51 three-bedroom, and four four-bedroom floorplans, with an average unit size of 1,051 square feet. Unit amenities include balcony/patio, ceiling fans, dishwasher, and laundry connections in select units. The Lakeside Forest Property features 395 parking spaces, resulting in a parking ratio of approximately 1.6 spaces per unit. As of August 15, 2023, the Lakeside Forest Property was 87.5% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
67

Multifamily – Garden	Loan #6 & 7	Cut-off Date Balance:	$40,000,000
Various	BLE Portfolio and La Primavera	Cut-off Date LTV:	58.8%
Houston, TX	Crossed Loan Group	U/W NCF DSCR:	1.22x
		U/W NOI Debt Yield:	9.5%

The following table presents a summary regarding the unit mix of the Lakeside Forest Property:

Lakeside Forest Property Unit Mix(1)

Unit Type	# of Units	% of Units	Occupied Units	Occupancy	Average Unit Size (SF)	Avg. Monthly Rent Per Unit	Monthly Market Rent Per Unit(2)
One Bedroom	84	35.0%	74	88.1%	721	$894	$835-$930
Two Bedroom	101	42.1%	85	84.2%	1,158	$1,169	$925-$1,375
Three Bedroom	51	21.3%	48	94.1%	1,347	$1,463	$1,360-$1,550
Four Bedroom	4	1.7%	3	75.0%	1,500	$1,609	$1,590
Total/Wtd. Avg.	240	100.0%	210	87.5%	1,051	$1,146	$1,148
(1)	Based on the applicable borrower’s rent roll dated August 15, 2023.
(2)	Based on the appraiser’s concluded market rents.

The Establishment. The Establishment Property is a 313-unit garden-style multifamily property in Houston, Texas, located approximately 10 miles west of downtown Houston. Constructed in 1971 and most recently renovated in 2019-2020, The Establishment Property consists of 13 two-story buildings situated on an approximately 9.65-acre site. Since The Establishment Property was acquired in February 2018, the borrower sponsor has invested approximately $1.3 million in various renovation projects. The Establishment Property offers amenities such as a fitness center, six laundry facilities, and three swimming pools. The unit mix includes 177 one-bedroom, 103 two-bedroom, and 33 three-bedroom floorplans, with an average unit size of 892 square feet. Unit amenities include balcony/patio, ceiling fans, stainless steel or black appliances, and granite or resurfaced countertops. The Establishment Property features 523 parking spaces, resulting in a parking ratio of approximately 1.7 spaces per unit. As of August 15, 2023, The Establishment Property was 90.1% occupied.

The following table presents a summary regarding the unit mix of The Establishment Property:

The Establishment Property Unit Mix(1)

Unit Type	# of Units	% of Units	Occupied Units	Occupancy	Average Unit Size (SF)	Avg. Monthly Rent Per Unit	Monthly Market Rent Per Unit(2)
One Bedroom	177	56.5%	157	88.7%	685	$864	$925-$1,150
Two Bedroom	103	32.9%	93	90.3%	1,109	$1,096	$1,085-$1,250
Three Bedroom	33	10.5%	32	97.0%	1,321	$1,372	$1,325-$1,650
Total/Wtd. Avg.	313	100.0%	282	90.1%	892	$998	$1,083
(1)	Based on the applicable borrower’s rent roll dated August 15, 2023.
(2)	Based on the appraiser’s concluded market rents.

Barcelona. The Barcelona Property is a 127-unit garden-style multifamily property in Houston, Texas, located approximately 10 miles west of downtown Houston. Constructed in 1963 and most recently renovated in 2019-2020, the Barcelona Property consists of 16 two-story buildings situated on an approximately 4.17-acre site. Since the Barcelona Property was acquired in June 2018, the borrower sponsor has invested approximately $925,000 in various renovation projects. The Barcelona Property offers amenities such as a swimming pool, two laundry facilities, sundeck, and reserved parking. The unit mix includes 60 one-bedroom, 62 two-bedroom, and five three-bedroom floorplans, with an average unit size of 915 square feet. Unit amenities include stainless steel or black appliances, balcony/patio, ceiling fans, and dishwashers. The Barcelona Property features 200 parking spaces, resulting in a parking ratio of approximately 1.6 spaces per unit. As of August 15, 2023, the Barcelona Property was 91.3% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Multifamily – Garden	Loan #6 & 7	Cut-off Date Balance:	$40,000,000
Various	BLE Portfolio and La Primavera	Cut-off Date LTV:	58.8%
Houston, TX	Crossed Loan Group	U/W NCF DSCR:	1.22x
		U/W NOI Debt Yield:	9.5%

The following table presents a summary regarding the unit mix of the Barcelona Property:

Barcelona Property Unit Mix(1)

Unit Type	# of Units	% of Units	Occupied Units	Occupancy	Average Unit Size (SF)	Avg. Monthly Rent Per Unit	Monthly Market Rent Per Unit(2)
One Bedroom	60	47.2%	53	88.3%	770	$825	$800-$855
Two Bedroom	62	48.8%	58	93.5%	1,018	$1,032	$1,025-$1,300
Three Bedroom	5	3.9%	5	100.0%	1,377	$1,462	$1,500-$1,700
Total/Wtd. Avg.	127	100.0%	116	91.3%	915	$956	$1,015

(1)	Based on the applicable borrower’s rent roll dated August 15, 2023.
(2)	Based on the appraiser’s concluded market rents.

La Primavera. The La Primavera Property is a 328-unit garden-style multifamily property in Houston, Texas, located approximately 11 miles northwest of downtown Houston. Constructed in 1974 and most recently renovated in 2019-2020, the La Primavera Property consists of 23 two-story buildings situated on an approximately 9.73-acre site. Since the La Primavera Property was acquired in December 2017, the borrower sponsor has invested approximately $1.4 million in various renovation projects. The La Primavera Property offers amenities such as controlled access, three laundry facilities, and two swimming pools. The unit mix includes 168 one-bedroom, 112 two-bedroom, and 48 three-bedroom floorplans, with an average unit size of 786 square feet. Unit amenities include balcony/patio, ceiling fans, dishwasher, and laundry connections in select units. The La Primavera Property features 432 parking spaces, resulting in a parking ratio of approximately 1.3 spaces per unit. As of August 15, 2023, the La Primavera Property was 91.5% occupied.

The following table presents a summary regarding the unit mix of the La Primavera Property:

La Primavera Property Unit Mix(1)

Unit Type	# of Units	% of Units	Occupied Units	Occupancy	Average Unit Size (SF)	Avg. Monthly Rent Per Unit	Monthly Market Rent Per Unit(2)
One Bedroom	168	51.2%	146	86.9%	605	$789	$810-$875
Two Bedroom	112	34.1%	107	95.5%	877	$1,012	$950-$1,125
Three Bedroom	48	14.6%	47	97.9%	1,205	$1,323	$1,285-$1,380
Total/Wtd. Avg.	328	100.0%	300	91.5%	786	$952	$976
(1)	Based on the applicable borrower’s rent roll dated October 17, 2023.
(2)	Based on the appraiser’s concluded market rents.

Pursuant to the PFC Program, in the State of Texas, a property will be exempt from all property taxes (the “Tax Exemption”) if it meets certain conditions including, among other things, (i) a portion of the property is utilized for the purpose of affordable housing; and (ii) the fee interest to the property is owned by the governing body overseeing the PFC Program. In order to receive the Tax Exemption, the BLE Portfolio and La Primavera Properties are required to set aside or rent at least 50% of the units to tenants earning less than 80% of the area median income (“AMI”) established by the Department of Housing and Urban Development for the applicable metropolitan area (the "Affordable Units"), with at least 3% of the Affordable Units reserved for individuals and families earning no more than 30% of the applicable AMI (the “30% Units”) and at least 10% of the Affordable Units reserved for individuals and families earning no more than 60% of the applicable AMI, inclusive of the 30% Units. Furthermore, the monthly rents for the Affordable Units cannot exceed 35% of the stated percentage multiplied by the AMI, divided by 12. The income and rent limits are not required to be adjusted for family size and the Affordable Units can be allocated among the various unit types within an individual property and as selected by the applicable borrower(s). With the exception of a small percentage of units, the in-place rents at the BLE Portfolio and La Primavera Properties currently generally comply with the rent limits under the PFC Program documents. The appraiser concluded the rental rates are currently below maximum allowable rental rates for most units. The borrowers have entered into 99-year ground leases between the Texas Essential Housing Public Facility Corporation (“TEHPFC”), as ground lessor, and the applicable borrower, as ground lessee (see “Ground Lease” below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Multifamily – Garden	Loan #6 & 7	Cut-off Date Balance:	$40,000,000
Various	BLE Portfolio and La Primavera	Cut-off Date LTV:	58.8%
Houston, TX	Crossed Loan Group	U/W NCF DSCR:	1.22x
		U/W NOI Debt Yield:	9.5%

Rent Restrictions Summary(1)

Property	30% of AMI	60% of AMI	80% of AMI	Average In-Place Monthly Rental Rate(2)
Lakeside Forest	$816	$1,631	$2,175	$1,146
The Establishment	$816	$1,631	$2,175	$998
Barcelona	$816	$1,631	$2,175	$956
La Primavera	$816	$1,631	$2,175	$952
(1)	Information obtained from the appraisals.
(2)	Information obtained from the underwritten rent rolls.

All four of the BLE Portfolio and La Primavera Properties have entered into the PFC Program. The Barcelona Property and The Establishment Property entered into the PFC Program in May 2023 while the Lakeside Forest Property and La Primavera Property entered into the PFC Program in October 2023. The Tax Exemption has been granted for the Barcelona Property and The Establishment Property but has not yet been granted for the Lakeside Forest Property and La Primavera Property. The review and processing time frame for the applicable central appraisal districts to issue tax exemptions after properties have formally entered the PFC Program have historically ranged from three to six months on average. Each of the BLE Portfolio Whole Loan and La Primavera Whole Loan is structured with in-place cash management and provides full recourse to the guarantor until such time as the Tax Exemption is approved and made effective with the applicable central appraisal district for, in relation to the BLE Portfolio Whole Loan, the entirety of the BLE Portfolio Properties, and, in relation to the La Primavera Whole Loan, the La Primavera Property. The Tax Exemption for the Barcelona Property and The Establishment Property is retroactive to, and the Tax Exemption once issued for the Lakeside Forest Property and the La Primavera Property is expected to be retroactive to, the date fee ownership in the applicable property was transferred by the applicable borrower to the TEHPFC (May 31, 2023 for The Establishment Property and Barcelona Property, October 5, 2023 for the Lakeside Forest Property, and October 23, 2023 for the La Primavera Property) and continues for the term of the related ground lease or until its earlier termination. No real estate taxes were underwritten due to entry into the PFC Program.

The BLE Portfolio Whole Loan documents and La Primavera Whole Loan documents require the applicable borrower(s) to partially prepay (in conjunction with the applicable payment of yield maintenance premium) the applicable whole loan within 30 days in the amount necessary for the applicable properties to satisfy both a debt service coverage ratio of 1.21x with respect to the BLE Portfolio Properties and 1.24x with respect to the La Primavera Property and a debt yield of 8.93% with respect to the BLE Portfolio Properties and 9.43% with respect to the La Primavera Property (“PFC Termination Prepayment”), if in relation to any of the BLE Portfolio and La Primavera Properties, either (i) the Tax Exemption is not granted by (x) October 5, 2024 with respect to the BLE Portfolio Properties and (y) October 23, 2024 with respect to the La Primavera Property or (ii) the PFC Program documents applicable to such property are terminated, the Tax Exemption is lost and/or the applicable borrower otherwise surrenders the leasehold estate created by its ground lease with the TEHPFC and such borrower acquires the fee interest in the applicable property. The BLE Portfolio Whole Loan documents and La Primavera Whole Loan documents provide recourse to the guarantor for the PFC Termination Prepayment.

The counsel for the TEHPFC issued a legal opinion for the benefit of the borrowers and lenders opining that the BLE Portfolio and La Primavera Properties (including both the fee and leasehold interest therein) should be held by the Chief Appraiser for Harris County to be exempt from ad valorem taxation under the Texas Property Tax Code. We cannot assure you that the Tax Exemption will be obtained for the Lakeside Forest Property and La Primavera Property as expected or at all. At loan origination, 10 months of unabated real estate taxes for the La Primavera Property, 9.5 months of unabated real estate taxes for the Lakeside Forest Property, and five months of unabated real estate taxes for each of the Barcelona Property and The Establishment Property were deposited into the applicable real estate tax reserve.

The following table presents historical occupancy percentages at the BLE Portfolio and La Primavera Properties:

Historical Occupancy

12/31/2020(1)(2)	12/31/2021(1)(2)	12/31/2022(1)(2)	Current(3)(4)
89.0%	91.5%	92.5%	90.1%
(1)	Represents the average occupancy for the BLE Portfolio and La Primavera Properties during the trailing-12 month period.
(2)	Information obtained from the borrowers.
(3)	Information obtained from the underwritten rent rolls.
(4)	Current occupancy is as of August 15, 2023 for the BLE Portfolio Properties and as of October 17,2023 for the La Primavera Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
70

Multifamily – Garden	Loan #6 & 7	Cut-off Date Balance:	$40,000,000
Various	BLE Portfolio and La Primavera	Cut-off Date LTV:	58.8%
Houston, TX	Crossed Loan Group	U/W NCF DSCR:	1.22x
		U/W NOI Debt Yield:	9.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the BLE Portfolio and La Primavera Properties:

Cash Flow Analysis(1)

	2021	2022	TTM(2)	U / W	%(3)	U / W $ Per Unit
Base Rent	$11,059,358	$11,687,066	$12,000,162	$12,226,230	100.0%	$12,129
Other Income	1,547,973	1,761,088	1,986,600	1,986,600	16.2	1,971
Vacancy, Concessions & Credit Loss	(1,441,101)	(1,360,829)	(1,667,379)	(1,608,233)	(13.2)	(1,595)
Effective Gross Income	$11,166,230	$12,087,325	$12,319,382	$12,604,597	103.1%	$12,505

Real Estate Taxes	1,676,415	1,993,492	2,235,449	0	0.0	0
Insurance	524,185	734,524	948,498	712,741	5.7	707
Management Fee	368,385	438,190	472,647	378,138	3.0	375
Other Expenses	3,624,064	3,973,528	3,849,990	3,891,712	30.9	3,861
Total Expenses	$6,193,049	$7,139,735	$7,506,584	$4,982,591	39.5%	$4,943

Net Operating Income(4)	$4,973,181	$4,947,590	$4,812,799	$7,622,006	60.5%	$7,562
Capital Expenditures	0	0	0	335,617	2.7	333
Net Cash Flow	$4,973,181	$4,947,590	$4,812,799	$7,286,389	57.8%	$7,229

NOI DSCR	0.83x	0.83x	0.81x	1.28x
NCF DSCR	0.83x	0.83x	0.81x	1.22x
NOI Debt Yield	6.2%	6.2%	6.0%	9.5%
NCF Debt Yield	6.2%	6.2%	6.0%	9.1%
(1)	Represents the combined cash flows of the BLE Portfolio and La Primavera Properties.
(2)	TTM is as of July 31, 2023 for the BLE Portfolio Properties and as of August 31, 2023 for the La Primavera Property.
(3)	Represents (i) percent of Base Rent for all revenue fields and (ii) percent of Effective Gross Income for all other fields.

Appraisals. The appraiser concluded to an “As Encumbered” value for the BLE Portfolio Properties and the La Primavera Property of $92,000,000 and $44,300,000, respectively. The “As Encumbered” values of the leasehold interests for the BLE Portfolio and La Primavera Properties are as of October 1, 2023 for the Lakeside Forest Property and La Primavera Property and July 19, 2023 for The Establishment Property and Barcelona Property and assume the BLE Portfolio and La Primavera Properties are encumbered by a ground lease as part of the PFC Program and that the Tax Savings Payment is subordinate to the BLE Portfolio Whole Loan and La Primavera Whole Loan. The market-based “As Is” appraised values, which assume no Tax Exemptions for the BLE Portfolio and La Primavera Properties, are $68,400,000 and $32,700,000, respectively.

Environmental Matters. According to Phase I environmental site assessments dated July 26, 2023, there was no evidence of any recognized environmental conditions at the BLE Portfolio and La Primavera Properties.

Market Overview and Competition. The BLE Portfolio and La Primavera Properties are located in the Houston multifamily market and are located within 9 to 14 miles of downtown Houston. As of the first quarter of 2023, the Houston multifamily market had an inventory of 679,912 units with a vacancy rate of 9.7%. The average rental rate in the Houston multifamily market was $1,312 per unit and there were 34,834 units under construction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
71

Multifamily – Garden	Loan #6 & 7	Cut-off Date Balance:	$40,000,000
Various	BLE Portfolio and La Primavera	Cut-off Date LTV:	58.8%
Houston, TX	Crossed Loan Group	U/W NCF DSCR:	1.22x
		U/W NOI Debt Yield:	9.5%

The following table presents certain market information relating to the BLE Portfolio and La Primavera Properties:

Market Summary(1)

Property Name	Location	Submarket	Submarket Inventory (Units)	Submarket Rental Rate Per Month	Average Submarket Vacancy
Lakeside Forest	Houston, TX	Westchase/Woodlake	41,075	$1,223	11.6%
The Establishment	Houston, TX	Galleria/Uptown	24,086	$1,521	8.5%
Barcelona	Houston, TX	Galleria/Uptown	24,086	$1,521	8.5%
La Primavera	Houston, TX	Spring Branch	21,951	$1,173	9.3%
(1)	Information obtained from the appraisals.

Lakeside Forest. The Lakeside Forest Property is located approximately 14 miles west of downtown Houston. The neighborhood is accessible to all parts of the Houston metropolitan area due to proximity to Sam Houston Tollway, Westpark Tollway, Interstate 10, Texas State Highway 6 and numerous other primary traffic arterials. The estimated 2023 population within a one-, three-, and five-mile radius is 24,949, 185,328, and 469,685, respectively. Additionally, for the same period, the average household income within a one-, three-, and five-mile radius was $104,527, $105,204, and $94,298.

The Establishment. The Establishment Property is located approximately 10 miles west of downtown Houston. The neighborhood is accessible to all parts of the Houston metropolitan area due to proximity to Sam Houston Tollway, Westpark Tollway, Interstate 10, Texas State Highway 6 and numerous other primary traffic arterials. The estimated 2023 population within a one-, three-, and five-mile radius is 33,794, 210,494, and 512,224, respectively. Additionally, for the same period, the average household income within a one-, three-, and five-mile radius was $104,446, $107,363, and $118,319.

Barcelona. The Barcelona Property is located approximately nine miles west of downtown Houston. The neighborhood is accessible to all parts of the Houston metropolitan area due to proximity to Interstate 10, Sam Houston Tollway, Interstate 610, Westpark Tollway and numerous other primary traffic arterials. The estimated 2023 population within a one-, three-, and five-mile radius is 37,740, 215,458, and 515,032, respectively. Additionally, for the same period, the average household income within a one-, three-, and five-mile radius was $97,330, $105,427, and $118,780.

La Primavera. The La Primavera Property is located approximately 14 miles northwest of downtown Houston. The neighborhood is accessible to all parts of the Houston metropolitan area due to proximity to Sam Houston Tollway, US 290, Interstate 10 and numerous other primary traffic arterials. The estimated 2023 population within a one-, three-, and five-mile radius is 21,275, 120,061, and 283,136, respectively. Additionally, for the same period, the average household income within a one-, three-, and five-mile radius was $90,854, $104,163, and $121,066.

Escrows.

Real Estate Taxes – At loan origination, the borrowers deposited a total of approximately $1,480,172 into a reserve for real estate taxes (approximately $914,165 with respect to the BLE Portfolio Whole Loan and approximately $566,007 with respect to the La Primavera Whole Loan). On a monthly basis, the applicable borrower(s) are required to escrow 1/12th of the property taxes (taking into account any Tax Exemption) that the lenders estimate will be payable during the next 12 months, provided the applicable borrower(s) will not be required to make the monthly escrow for the BLE Portfolio Properties or La Primavera Property as described herein if the Tax Exemption is in effect or otherwise until the earlier to occur of the following in relation to such property: (A) the Tax Exemption is not formally granted by the applicable central appraisal district or (B) there is a PFC Termination Prepayment as a result of the failure to timely obtain the Tax Exemption.

Insurance – At loan origination, the borrowers deposited a total of approximately $334,134 into a reserve for insurance premiums (approximately $204,079 with respect to the BLE Portfolio Whole Loan and approximately $130,056 with respect to the La Primavera Whole Loan). On a monthly basis, the applicable borrower(s) are required to deposit approximately $40,816 with respect to the BLE Portfolio Whole Loan and approximately $18,579 with respect to the La Primavera Whole Loan into an insurance reserve.

Deferred Maintenance Reserve – At loan origination, the borrowers deposited a total of $444,720 into a reserve for the completion of deferred maintenance ($398,145 with respect to the BLE Portfolio Whole Loan and $46,575 with respect to the La Primavera Whole Loan).

Replacement Reserve – At loan origination, the applicable borrower deposited $515,000 with respect to the La Primavera Whole Loan into a reserve for replacement reserves. On a monthly basis, the applicable borrower(s) are required to deposit approximately $18,511 with respect to the BLE Portfolio Whole Loan and approximately $9,457 with respect to the La Primavera Whole Loan.

PFC Payments Reserve – The lenders are required to maintain a subaccount (the “PFC Payments Subaccount”) as a reserve for the PFC Payments (as defined below). The applicable borrower(s) are not required to make monthly deposits in the PFC Payments Subaccount in respect of PFC Payments so long as (i) no event of default has occurred and is continuing and (ii) the borrower(s) deliver

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
72

Multifamily – Garden	Loan #6 & 7	Cut-off Date Balance:	$40,000,000
Property Addresses - Various	BLE Portfolio and La Primavera	Cut-off Date LTV:	58.8%
Houston, TX	Crossed Loan Group	U/W NCF DSCR:	1.22x
		U/W NOI Debt Yield:	9.5%

evidence reasonably acceptable to the lenders that the PFC Payments due under the PFC documents are paid on or prior to the applicable due date in accordance with the PFC Program documents. To the extent deposits are required, the applicable borrower(s) are required to pay to the lenders an amount that is estimated by the lenders to be sufficient to pay the next monthly or annual installment of PFC Payments due under the PFC Program documents, and the lenders will transfer such amounts to the PFC Payments Subaccount. Provided that no event of default has occurred and is continuing, the lenders will apply the funds in the PFC Payments Subaccount to payments of PFC Payments required to be made by the applicable borrower(s) under the PFC Program documents.

Lockbox and Cash Management. Each of the BLE Portfolio Whole Loan and La Primavera Whole Loan is structured with a soft lockbox and in-place cash management until the Tax Exemption under the PFC Program has been granted, in relation to the BLE Portfolio Whole Loan, for the entirety of the BLE Portfolio Properties, and, in relation to the La Primavera Whole Loan, for the La Primavera Property. The BLE Portfolio Whole Loan documents and La Primavera Whole Loan documents require the applicable borrower(s) to deposit, or cause the manager to deposit, all rents into the lockbox within two business days of receipt. If a Cash Management Period (as defined below) is not in effect, all funds in the lockbox will be swept daily into the applicable borrower(s)’ operating account(s). During a Cash Management Period, all funds in the lockbox will be swept daily into a cash management account controlled by the lenders and applied in accordance with the BLE Portfolio Whole Loan documents or La Primavera Whole Loan documents, as applicable.

A “Cash Management Period” commenced at the origination of each of the BLE Portfolio Whole Loan and the La Primavera Whole Loan and will continue until the Tax Exemption under the PFC Program has been granted, in relation to the BLE Portfolio Whole Loan, for the entirety of the BLE Portfolio Properties, and, in relation to the La Primavera Whole Loan, for the La Primavera Property. Any future Cash Management Periods will occur upon the earliest of the following:

(i)	the occurrence of an event of default under the BLE Portfolio Whole Loan documents or La Primavera Whole Loan documents, as applicable; or
(ii)	if, as of the last day of any calendar quarter, the net cash flow debt service coverage ratio is less than 1.15x based on the trailing 12 months. The calculation of the net cash flow income is required to use operating expenses of no less than $5,295 per unit and annual capital expenditure of $327 per unit with respect to the BLE Portfolio Whole Loan, and operating expenses of no less than $4,208 per unit and annual capital expenditure of $324 per unit with respect to the La Primavera Whole Loan.

A Cash Management Period will end upon:

●	with regard to clause (i), if the related event of default is no longer continuing and no other event of default has occurred and is continuing; or
●	with regard to clause (ii), upon the debt service coverage ratio based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters.

Property Management. The BLE Portfolio and La Primavera Properties are managed by KPM Property Management, LLC, an affiliate of the borrowers.

Release of Property. With respect to the BLE Portfolio Whole Loan, after the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) October 5, 2026, the applicable borrowers may obtain the release of any individual property which comprises the BLE Portfolio Properties upon a bona fide third-party sale upon satisfaction of certain conditions in the BLE Portfolio Whole Loan agreement, including among other things: (i) no event of default, (ii) the borrowers partially defease the BLE Portfolio Whole Loan in the amount equal to the greater of (x) 100% of the net sales proceeds from such individual property, (y) 110% of the allocated loan amount of such individual property and (z) if after taking into account the partial defeasance, the loan-to-value ratio of the remaining properties is greater than 125%, an amount such that the loan-to-value ratio is no more than 125%, (iii) the net operating income debt yield following the release is no less than the greater of (x) 8.93% and (y) the net operating income debt yield immediately preceding such release; provided, however, if the foregoing debt yield test is not satisfied, the borrowers may, at their option, increase the defeased amount of the principal of the BLE Portfolio Whole Loan (and the amount in clause (ii) above will be increased) by such amount as may be necessary to satisfy such debt yield test, and (iv) satisfaction of all REMIC requirements.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. Each of the BLE Portfolio and La Primavera Properties are encumbered by a separate ground lease between the TEHPFC, as ground lessor, and the applicable borrower, as ground lessee. Pursuant to each ground lease which each has a scheduled lease expiration ranging from May 2122 to October 2122, with no extensions, the applicable borrower is required to pay the TEHPFC, among other fees, as applicable, (i) an annual oversight and compliance fee equal to the sum of $100 per unit (the “Compliance Fee”) and (ii) an annual payment in the amount of 15% of the annual property tax savings received by the applicable borrower pursuant to the Tax Exemption (“Tax Savings Payment” and, together with the Compliance Fee, the “PFC Payments”). The TEHPFC entered into a fee agreement agreeing that all fees required under the PFC Program documents, including the PFC Payments, be paid from excess distributable cash, if any, after the payment of debt service payments in connection with the BLE Portfolio and La Primavera Crossed Whole Loans and operating expenses due and owing. The lenders have the PFC Payments Subaccount for the PFC Payments as described above.

Letter of Credit. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
73

Multifamily – Garden	Loan #6 & 7	Cut-off Date Balance:	$40,000,000
Property Addresses - Various	BLE Portfolio and La Primavera	Cut-off Date LTV:	58.8%
Houston, TX	Crossed Loan Group	U/W NCF DSCR:	1.22x
		U/W NOI Debt Yield:	9.5%

Right of First Offer/Right of First Refusal. None.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance that covers perils through the loan term and acts of terrorism and are required to obtain and maintain business interruption insurance for 18 months plus a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
74

Retail – Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
4348 Okeechobee Boulevard	Cross County Plaza	Cut-off Date LTV:	64.9%
West Palm Beach, FL 33409		U/W NCF DSCR	1.33x
		U/W NOI Debt Yield	10.5%

ROSS
DRESS FOR LESS

ROSS
DRESS FOR LESS

PRESIDENTE SUPERMARKET
Deli
Cafeteria

OLLIE'S
GOOD STUFF CHEAP

CITI TRENDS

RAG SHOP
CRAFTS-FABRICS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
75

Retail – Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
4348 Okeechobee Boulevard	Cross County Plaza	Cut-off Date LTV:	64.9%
West Palm Beach, FL 33409		U/W NCF DSCR	1.33x
		U/W NOI Debt Yield	10.5%

Cross County Plaza
4348 Okeechobee Boulevard
West Palm Beach, FL 33409
WEST PALM BEACH
Riviera Beach
Palm Beach Shores
Singer Island
Palm Beach
Spencer Lakes
Northwood Pines
North Tamarind
Roosevelt Estates
Century Village
Westgate
West Palm Beach Farms
Gun Club Estates
PALM BEACH COUNTY
Greenacres
Palm Springs
Southside
Lake Worth
Apoxee Trail
Florida's Turnpike
Lake Mangonia
Clear Lake
Lake Worth Lagoon
Palm Beach International Airport
Blue Heron Blvd
MLK Jr Blvd
45th St
1st St
Palm Beach Lakes Blvd
Okeechobee Blvd
Westgate Ave
Southern Blvd
Summit Blvd
Forest Hill Blvd
Gun Club Rd
Roebuck Rd
Jog Rd
Haverhill Rd
N. Military Trail
Village Blvd
Congress Ave
S. Congress Ave
Old Dixie Hwy
Broadway Ave
Parker Ave
S. Dixie Hwy
Federal Hwy
S. Ocean Blvd
TRI-RAIL
AMTRAK
MANGONIA PARK
Coca-Cola Bottlers Florida
3D Medica Manufacturing
Cemex
Sysco Southeast Florida
Village Shopping Center
HCA Florida JFK North Hospital
Park Plaza
St. Marys Medical Center
45th Street Plaza
Sailfish Marina Resort
Peanut Island Park
Port of Palm Beach
Manatee Lagoon
Sailfish Club of Florida
Palm Beach Country Club
Paradise Place
Bear Lakes Country Club
Tanger Outlets Palm Beach
Good Samaritan Medical Center
FLAGLER MEM. BR.
Flagler Museum
The Breakers Palm Beach
Crosstown Plaza
Coco Plum Plaza
Keiser University
Concourse Plaza
Westward
Emerald Dunes CC
Turtle Bay Golf Club
Pine Trail Shopping Ctr.
Palm Beach Plaza
WEST PALM BEACH
Kravis Center
City Place
ROYAL PARK BRIDGE
DOWNTOWN WEST PALM BEACH
Palm Beach County Convention Ctr.
Palm Beach Atlantic College
Worth Avenue
Esplanade
Everglades Golf Course
Paradies Shops
Belmart Plaza
The Palm Beach Post
Gun Club Center
Southdale Shopping Ctr.
Marshall & Vera Lea Rinker Athletic Campus
Polo Grounds Mall
Summit Commons
Woodbridge Plaza
Trafalgar Square
Riverbridge Center
West Palm Plaza
West Palm Beach Country Club
Greenwood Shopping Centre
Miami 65 miles
95
708
710
1
A1A
811
809
704
807
98
882
MARTIN COUNTY
Lake Okeechobee
Pahokee
Belle Glade
South Bay
Tequesta
Jupiter
Palm Beach Gardens
Royal Palm Beach
West Palm Beach
Wellington
Atlantic Ocean
PALM BEACH COUNTY
Boynton Beach
Delray Beach
Boca Raton
Parkland
Coral Springs
Coconut Creek
Pompano Beach
BROWARD COUNTY
Everglades Expwy
Sunrise
Plantation
FORT LAUDERDALE
Weston
Pembroke Pines
Miramar
Hollywood
THE EVERGLADES
MIAMI-DADE COUNTY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
76

No. 8 – Cross County Plaza
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Starwood Mortgage Capital LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail – Anchored
	Original Principal Balance:	$40,000,000		Location:	West Palm Beach, FL
	Cut-off Date Balance:	$40,000,000		Size:	347,093 SF
	% of Initial Pool Balance:	4.4%		Cut-off Date Balance Per SF:	$115.24
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$115.24
	Borrower Sponsor:	Paul Pollak		Year Built/Renovated:	1991/1998
	Guarantor:	Paul Pollak		Title Vesting(2):	Fee
	Mortgage Rate:	7.6600%		Property Manager:	Madison Properties USA LLC
	Note Date:	October 13, 2023		Current Occupancy (As of)(2):	99.2% (10/5/2023)
	Seasoning:	1 month		1/1/2022 Occupancy:	85.0%
	Maturity Date:	November 6, 2033		1/1/2021 Occupancy:	84.2%
	IO Period:	120 months		1/1/2020 Occupancy:	84.6%
	Loan Term (Original):	120 months		As-Is Appraised Value:	$61,600,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$177.47
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	October 10, 2023
	Call Protection:	L(25),D(91),O(4)
	Lockbox Type:	Hard/In Place Cash Management		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (7/31/2023):	$3,777,034
	Additional Debt Type (Balance):	NAP		YE 2022 NOI:	$3,704,320
				YE 2021 NOI:	$3,467,218
Escrows and Reserves(1)				YE 2020 NOI:	$3,130,761
	Initial	Monthly	Cap	U/W Revenues:	$6,162,059
Taxes:	$65,927	$65,927	NAP	U/W Expenses:	$1,952,443
Insurance:	$319,065	$53,177	NAP	U/W NOI(3):	$4,209,616
Replacement Reserve:	$0	$5,776	NAP	U/W NCF:	$4,140,197
TI/LC Reserve:	$750,000	Springing	NAP	U/W DSCR based on NOI/NCF:	1.36x / 1.33x
Deferred Maintenance:	$109,142	$0	NAP	U/W Debt Yield based on NOI/NCF:	10.5% / 10.4%
Free Rent Reserve:	$243,481	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	10.5% / 10.4%
Rent Credit Reserve:	$172,189	$0	NAP	Cut-off Date LTV Ratio:	64.9%
Primary Tenant Reserve:	$0	Springing	$525,900	LTV Ratio at Maturity:	64.9%

Sources and Uses
Sources			Uses
Original Mortgage Loan Amount	$40,000,000	100.0%	Loan Payoff	$31,222,703	78.1%
			Return of Equity	4,670,804	11.7
			Closing Costs	2,446,689	6.1
			Upfront Reserves	1,659,804	4.1
Total Sources	$40,000,000	100.0%	Total Uses	$40,000,000	100.0%
(1)	See “Escrows” section.
(2)	The borrower additionally owns a leased fee interest in the Release Parcel, described in “Partial Release” section below.
(3)	The increase in U/W NOI and in Current Occupancy is driven primarily by Conn’s ($578,310 of underwritten base rent; 12.7% of underwritten base rent; 13.6% of NRA) which lease commenced in April 2023.

The Mortgage Loan. The eighth largest mortgage loan (the “Cross County Plaza Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $40,000,000 and secured by a first priority fee interest in a 347,093 square foot anchored retail property located in West Palm Beach, Florida (the “Cross County Plaza Property”).

The Borrower and Borrower Sponsor. The borrower is Cross County Owner LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Cross County Plaza Mortgage Loan. The borrower sponsor is Paul Pollak.

Mr. Pollak has over 35 years of commercial real estate experience including ownership, management and renovation of commercial properties throughout New York, Virginia and Florida. Mr. Pollak has an ownership interest in more than 20 properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
77

Retail – Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
4348 Okeechobee Boulevard	Cross County Plaza	Cut-off Date LTV:	64.9%
West Palm Beach, FL 33409		U/W NCF DSCR	1.33x
		U/W NOI Debt Yield	10.5%

The Property. The Cross County Plaza Property is a 347,093 SF grocery-anchored retail property located in West Palm Beach, Florida. The Cross County Plaza Property was originally constructed in 1991, expanded in 1998 and is anchored by Presidente Supermarket (“Presidente”), which opened in June 2022 after executing a long-term lease through February 2041. The Cross County Plaza Property is located less than three miles from Palm Beach International Airport and approximately five miles from Palm Beach. As of October 5, 2023, the Cross County Plaza Property is 99.2% leased to 27 tenants.

The Cross County Plaza Property’s tenant mix includes a grocer and numerous restaurants, healthcare, wellness, and service-based tenants that serve the surrounding area. The three largest tenants are Presidente (15.4% of NRA), Conn’s (13.6% of NRA) and Ollie’s Bargain Outlet (“Ollie’s”) (10.9% of NRA); no other tenant is larger than 9.4% of the NRA. The borrower sponsor purchased the Cross County Plaza Property in June 2014 for $42.0 million and has since put significant capital back into the Cross County Plaza Property, including capital expenditures, and tenant improvements and leasing commissions for approximately 229,000 square feet of new leasing. The borrower sponsor’s total cost basis is estimated at approximately $60.3 million.

The Cross County Plaza Property was previously anchored by Kmart and Winn Dixie, which collectively leased approximately 49% of the NRA. In 2016, Kmart went dark on its space, though it continued to pay rent. The borrower sponsor elected to subdivide Kmart’s 123,011 square foot space and by mid-2018 had completed the subdivision. The borrower sponsor began talks with two new tenants (Supertramp and Ollie’s) for approximately two-thirds of the space. Supertramp and Ollie’s commenced leases in 2019. The third and final vacancy in the former Kmart suite was recently leased by Conn’s, which agreed to an 11-year lease on the 47,209 square feet.

While the Kmart space was being subdivided and re-leased, the borrower sponsor also learned that Winn Dixie would be vacating at its lease expiration in May 2019. Winn Dixie, which occupied 53,291 square feet, was backfilled by Presidente on a long-term lease through February 2041. Presidente, which signed its lease in July 2019, began its buildout in August 2019, its buildout was delayed due to a shortage in labor and materials. It eventually opened its store in June 2022 and is currently paying full, unabated rent.

Major Tenants.

Presidente (53,291 SF; 15.4% of NRA; 8.2% of underwritten base rent). Presidente operates nearly 30 affordable grocery stores throughout Florida. Presidente executed a lease in 2019, opened for business in June 2022, has a current lease expiration date in February 2041 and has three five-year renewal options remaining. Presidente has no termination options. Additionally, the president of the Presidente grocery chain, Pedro Rodriquez, is personally guaranteeing this store’s lease for the first 12 years of the lease term.

Conn’s (47,209 SF; 13.6% of NRA; 12.7% of underwritten base rent). Conn’s is an American furniture, appliance, electronics, mattress and computer store. Conn’s operates over 170 stores with over 4,000 employees in 15 states across the southern U.S. Conn’s has been at the Cross County Plaza Property since 2023, has a current lease expiration date in April 2034 and has four five-year renewal options remaining. Conn’s has no termination options.

Ollie’s (37,693 SF; 10.9% of NRA; 9.3% of underwritten base rent). Ollie’s is America’s largest retailer of closeout merchandise and excess inventory. Ollie’s has been at the Cross County Plaza Property since 2019, has a current lease expiration date in December 2026 and has three five-year renewal options remaining. Ollie’s has no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
78

Retail – Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
4348 Okeechobee Boulevard	Cross County Plaza	Cut-off Date LTV:	64.9%
West Palm Beach, FL 33409		U/W NCF DSCR	1.33x
		U/W NOI Debt Yield	10.5%

The following table presents certain information relating to the tenancy at the Cross County Plaza Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Presidente	NR/NR/NR	53,291	15.4%	$7.00	$373,037	8.2%	2/9/2041	3, 5-year	N
Conn’s	NR/NR/NR	47,209	13.6%	$12.25	$578,310	12.7%	4/30/2034	4, 5-year	N
Ollie’s	NR/NR/NR	37,693	10.9%	$11.25	$424,046	9.3%	12/31/2026	3, 5-year	N
Supertramp	NR/NR/NR	32,505	9.4%	$10.15	$330,000	7.3%	6/30/2032	2, 5-year	N
Ross Dress for Less	NR/NR/NR	28,102	8.1%	$12.00	$337,224	7.4%	1/31/2029	2, 5-year	N
		198,800	57.3%	$10.27	$2,042,618	45.0%

Non-Major Tenants		145,380	41.9%	$17.17	$2,496,805	55.0%

Occupied Collateral Total		344,180	99.2%	$13.19	$4,539,423	100.0%

Vacant Space		2,913	0.8%

Collateral Total		347,093	100.0%

(1)	Information obtained from the underwritten rent roll dated October 5, 2023.
(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps totalling $50,734 through March 2024.

The following table presents a summary of sales and occupancy costs for certain tenants at the Cross County Plaza Property:

Tenant Sales(1)(2)(3)

	2020 Sales (PSF)	2021 Sales (PSF)	2022 Sales (PSF)	Occupancy Cost(4)
Ross Dress for Less	$261	$429	$432	4.1%
(1)	Information obtained from the borrower.
(2)	Tenants shown on the Major Tenants table above and not included on the Tenant Sales table are not required to report sales.
(3)	Sales (PSF) represents for the trailing 12 months ending December 30 except for 2022 Sales (PSF) which represents the trailing 12 months ending January 31, 2022.
(4)	Occupancy cost based on underwritten base rent and any applicable reimbursements, divided by most recent reported sales.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
79

Retail – Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
4348 Okeechobee Boulevard	Cross County Plaza	Cut-off Date LTV:	64.9%
West Palm Beach, FL 33409		U/W NCF DSCR	1.33x
		U/W NOI Debt Yield	10.5%

The following table presents certain information relating to the lease rollover schedule at the Cross County Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	2	15,600	4.5%	15,600	4.5%	$204,900	4.5%	$13.13
2025	3	11,174	3.2%	26,774	7.7%	$328,308	7.2%	$29.38
2026	5	65,506	18.9%	92,280	26.6%	$963,553	21.2%	$14.71
2027	4	15,902	4.6%	108,182	31.2%	$233,585	5.1%	$14.69
2028	2	28,120	8.1%	136,302	39.3%	$330,681	7.3%	$11.76
2029	3	41,630	12.0%	177,932	51.3%	$605,880	13.3%	$14.55
2030	3	30,641	8.8%	208,573	60.1%	$532,393	11.7%	$17.38
2031	2	2,602	0.7%	211,175	60.8%	$58,775	1.3%	$22.59
2032	1	32,505	9.4%	243,680	70.2%	$330,000	7.3%	$10.15
2033	0	0	0.0%	243,680	70.2%	$0	0.0%	$0.00
Thereafter	2	100,500	29.0%	344,180	99.2%	$951,347	21.0%	$9.47
Vacant	0	2,913	0.8%	347,093	100.0%	$0	0.0%	$0.00
Total/Weighted Average	27	347,093	100.0%			$4,539,423	100.0%	$13.19(3)
(1)	Information obtained from the underwritten rent roll dated October 5, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Cross County Plaza Property:

Historical Occupancy

1/1/2020(1)	1/1/2021(1)	1/1/2022(1)	10/5/2023(2)
84.6%	84.2%	85.0%	99.2%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll dated October 5, 2023.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
80

Retail – Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
4348 Okeechobee Boulevard	Cross County Plaza	Cut-off Date LTV:	64.9%
West Palm Beach, FL 33409		U/W NCF DSCR	1.33x
		U/W NOI Debt Yield	10.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Cross County Plaza Property:

Cash Flow Analysis

	2020	2021	2022	TTM 7/31/2023	U/W	%(1)	U/W $ per SF
Base Rent	$3,378,139	$3,657,079	$3,899,155	$4,040,916	$4,539,423(2)	70.0%	$13.08
Grossed Up Vacant Space	0	0	0	0	174,780	2.7	0.50
Gross Potential Rent	$3,378,139	$3,657,079	$3,899,155	$4,040,916	$4,714,203	72.7%	$13.58
Other Income	67,919	65,881	57,299	54,791	54,791	0.8	0.16
Total Recoveries	978,848	1,075,728	1,223,769	1,220,444	1,714,501	26.4	$4.94
Net Rental Income	$4,424,907	$4,798,688	$5,180,224	$5,316,151	$6,483,494	100.0%	$18.68
(Vacancy & Credit Loss)	0	0	0	0	(321,435)(3)	(5.0)	(0.93)
Effective Gross Income	$4,424,907	$4,798,688	$5,180,224	$5,316,151	$6,162,059	95.0%	$17.75

Real Estate Taxes	$630,302	$643,135	$695,943	$691,593	$766,433	12.4%	$2.21
Insurance	217,616	241,470	258,500	298,690	638,129	10.4	1.84
Other Operating Expenses	446,228	446,865	521,460	548,833	547,881	8.9	1.58
Total Operating Expenses	$1,294,146	$1,331,470	$1,475,903	$1,539,117	$1,952,443	31.7%	$5.63

Net Operating Income(4)	$3,130,761	$3,467,218	$3,704,320	$3,777,034	$4,209,616	68.3%	$12.13
Replacement Reserves	0	0	0	0	69,419	1.1	0.20
TI/LC	0	0	0	0	0	0.0	0.00
Net Cash Flow	$3,130,761	$3,467,218	$3,704,320	$3,777,034	$4,140,197	67.2%	$11.93

NOI DSCR	1.01x	1.12x	1.19x	1.22x	1.36x
NCF DSCR	1.01x	1.12x	1.19x	1.22x	1.33x
NOI Debt Yield	7.8%	8.7%	9.3%	9.4%	10.5%
NCF Debt Yield	7.8%	8.7%	9.3%	9.4%	10.4%
(1)	Represents (i) percent of Net Rental Income for all revenue fields and (ii) percent of Effective Gross Income for all other fields.
(2)	The U/W Base Rent includes contractual rent steps totalling $50,734 through March 2024.
(3)	The underwritten economic vacancy is 5.0%. The Cross County Plaza Property was 99.2% leased as of October 5, 2023.
(4)	The increase in Net Operating Income is primarily attributed to the former Kmart (123,011 SF, 34.4% total NRA) vacating in September 2018 and the former Winn-Dixie (53,291 SF; 14.9% NRA) vacating in May 2019. Both spaces have since been backfilled by (i) Presidente (15.4% NRA; $373,073 underwritten base rent; lease commencement July 2019), (ii) Ollie’s (10.9% NRA; $424,046 underwritten base rent; lease commencement September 2019), (iii) Conn’s (13.6% NRA; $578,310 underwritten base rent; lease commencement April 2023) and (iv) Supertramp (9.4% NRA; $330,000 underwritten base rent; lease commencement November 2019).

Appraisal. The appraiser concluded to an “as-is” appraised value for the Cross County Plaza Property of $61,600,000 as of October 10, 2023.

Environmental Matters. According to a Phase I environmental assessment dated February 2, 2023, a REC was identified at the Cross County Plaza Property in connection with the historical operation of a dry cleaning facility on a parcel adjacent to the Cross County Plaza Property. A limited subsurface investigation at the adjacent parcel conducted in 1997 indicated contamination in groundwater and soil above cleanup target levels. A vapor intrusion investigation at the adjacent parcel conducted in 2017 identified some soil gas concentrations above the carcinogenic risk and target hazard quotients. The environmental consultant reported that the potential of volatile organic compound vapors from impacted groundwater and soil remained high. The environmental consultant advised that, pending the results of outstanding groundwater analysis, additional reporting and remediation may be required. The adjacent property is enrolled in the Florida Department of Environmental Protection’s Drycleaning Solvent Cleanup Program and is eligible for state-funded site rehabilitation under applicable state law. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

Market Overview and Competition. The Cross County Plaza Property is located in the Palm Beach retail market and the West Palm Beach submarket. According to the appraisal, as of the second quarter of 2023, the Palm Beach retail market reported a total inventory of approximately 81.7 million SF with an approximately 3.4% vacancy rate and an average asking rent of $34.51 PSF. Additionally, according to the appraisal, as of the second quarter of 2023, the West Palm Beach retail submarket reported a total inventory of approximately 17.0 million SF with an approximately 3.2% vacancy rate and an average asking rent of $27.35 PSF. According to a market report, the 2023 estimated population within a one-, three- and five-mile radius of the Cross County Plaza Property was 15,834, 111,565 and 280,659, respectively; and the 2023 estimated average median household income within the same radii was approximately $42,655, $49,447 and $52,386, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
81

Retail – Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
4348 Okeechobee Boulevard	Cross County Plaza	Cut-off Date LTV:	64.9%
West Palm Beach, FL 33409		U/W NCF DSCR	1.33x
		U/W NOI Debt Yield	10.5%

The following table presents certain information relating to the appraiser’s market rent conclusions for the Cross County Plaza Property:

Market Rent Summary(1)

	Grocery	Jr. Anchor	Large In-Line (>6,000 SF)	Small In-Line (<6,000 SF)	Outparcel	Gym
Market Rent (PSF)	$6.50	$10.00	$15.00	$25.00	$35.00	$16.00
Lease Term (Years)	10	10	10	5	10	10
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN	NNN
Rent Increase Projection	3.0%/year	3.0%/year	3.0%/year	3.0%/year	3.0%/year	3.0%/year
Tenant Improvements (New / Renewal)	$10.00 / $5.00	$10.00 / $5.00	$15.00 / $5.00	$20.00 / $5.00	$20.00 / $5.00	$20.00 / $5.00
Leasing Commissions (New / Renewal)	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%
Free Rent Months (New / Renewal)	6 / 3	6 / 3	6 / 3	6 / 3	6 / 3	6 / 3
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Cross County Plaza Property, as identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
Cross County Plaza	4348 Okeechobee Boulevard West Palm Beach, FL	1991/1998	347,093(2)	99.2%(2)	-	-	-
6852 North University Drive	6852 North University Drive Tamarac, FL	1977/2004	80,244	97.0%	8/2023	$14,765,000	$184
1013 South Federal Highway	1013 South Federal Highway Deerfield Beach, FL	1980/2010	145,502	92.0%	6/2022	$18,750,000	$129
2415 Northwest Federal Highway	2415 Northwest Federal Highway Stuart, FL	2005/NAP	255,572	99.0%	6/2022	$48,500,000	$190
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll dated October 5, 2023.

Escrows.

Real Estate Taxes – The Cross County Plaza Mortgage Loan documents require an upfront deposit of $65,927 for real estate taxes and ongoing monthly deposits equal to 1/12 of the taxes that the lender estimates will be payable during the next 12 months, initially $65,927.

Insurance – The Cross County Plaza Mortgage Loan documents require an upfront deposit of $319,065 for insurance premiums and ongoing monthly deposits equal to 1/12 of the insurance premiums that the lender estimates will be payable during the next 12 months, initially $53,177.

Replacement Reserve – The Cross County Plaza Mortgage Loan documents require ongoing monthly replacement reserve deposits of $5,776 ($0.20 per square foot per year).

Leasing Reserve – The Cross County Plaza Mortgage Loan documents require an upfront deposit of $750,000 and, once the reserve falls below a floor of $500,000, ongoing monthly reserves of $8,677 ($0.30 per square foot per year) for tenant improvements and leasing commissions.

Deferred Maintenance – The Cross County Plaza Mortgage Loan documents require an upfront deposit of $109,142, which equates to 115% of the lender’s estimate of the cost of immediate repairs at the Cross County Plaza Property.

Free Rent Reserve – The Cross County Plaza Mortgage Loan documents require an upfront deposit of $243,481 for free rent related to Conn’s and King’s Super Buffet.

Rent Credit Reserve – The Cross County Plaza Mortgage Loan documents require an upfront deposit of $172,189 for seven months of outstanding rent credits related to Conn’s.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
82

Retail – Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
4348 Okeechobee Boulevard	Cross County Plaza	Cut-off Date LTV:	64.9%
West Palm Beach, FL 33409		U/W NCF DSCR	1.33x
		U/W NOI Debt Yield	10.5%

Primary Tenant Reserve - Upon the occurrence of a Primary Tenant Cash Trap Period (as defined below), the borrower will be required to deposit on each monthly payment date, until such Primary Tenant Cash Trap Period is cured, $87,650 into a reserve (the “Primary Tenant Reserve”) for re-leasing the Primary Tenant (as defined below) space. The Primary Tenant Reserve is subject to a cap of $525,900.

Lockbox and Cash Management. The Cross County Plaza Mortgage Loan is structured with a hard lockbox and in place cash management. The Cross County Plaza Mortgage Loan documents require the borrower to deliver tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. All funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Cross County Plaza Mortgage Loan documents. Upon the occurrence and during the continuance of a Sweep Event Period (as defined below) (other than a Sweep Event Period continuing solely as a result of a Primary Tenant Cash Trap Period), all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Cross County Plaza Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Cross County Plaza Mortgage Loan. To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Sweep Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the date on which the debt service coverage ratio (commencing on the monthly payment date occurring six months after origination of the date and based on the trailing 12-month period, as calculated by the lender) is less than 1.25x; or
(iii)	the occurrence of a Primary Tenant Cash Trap Period.

A Sweep Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), the debt service coverage ratio (based on the trailing 12-month period as calculated by the lender) is at least 1.30x for two consecutive calendar quarters; or
●	with regard to clause (iii), such Primary Tenant Cash Trap Period is cured, as further described below.

A “Primary Tenant Cash Trap Period” will commence upon the earliest of: (i) the date that is 12 months prior to lease expiration of such Primary Tenant, (ii) the date upon which any Primary Tenant becomes a debtor in any bankruptcy or insolvency proceeding and/or is placed in or becomes subject to any conservatorship or receivership, (iii) the date required under any Primary Tenant lease by which the Primary Tenant is required to give notice of its exercise of a renewal option (and such renewal has not been so exercised) or the date that the Primary Tenant gives notice or otherwise indicates its intention not to renew the related lease or that it intends to discontinue its business at the space demised under its lease), (iv) the date upon which any Primary Tenant vacates, ceases operations, surrenders or otherwise “goes dark” at its space or indicates its intention to vacate, cease operations, surrender, or otherwise “go dark” at the Primary Tenant space, (v) the date upon which a Primary Tenant terminates its lease or gives notice of its intent to terminate its lease, (vi) the date on which a Primary Tenant defaults under its lease and (vii) the date upon which a Primary Tenant sublets any portion of its leased space without the lender’s prior consent.

A Primary Tenant Cash Trap Period will terminate: (a) with regard to clause (ii), on the date on which such Primary Tenant ceases to be a debtor in any bankruptcy or insolvency proceeding (and such Primary Tenant has not rejected the related lease in such proceeding); (b) with regard to clause (iv), upon the related Primary Tenant re-commencing operations at its leased space during normal business hours for a period of six consecutive months; (c) with regard to clause (v), if such termination option is not validly exercised by the applicable Primary Tenant by the latest exercise date specified in the related lease or is otherwise validly and irrevocably waived by the applicable Primary Tenant; and (d) with regard to clause (vi), the date on which the subject default has been cured and no other event of default under the applicable lease occurs for a period of six consecutive months. A Primary Tenant Cash Trap Period will also terminate (i) in the event that a Primary Tenant Re-Tenanting Event (as defined below) has occurred or (ii) on the date that the amount in the Primary Tenant Reserve reaches the deposit cap of $525,900.

A “Primary Tenant Re-Tenanting Event” means that: (i) the related Primary Tenant space is leased pursuant to a replacement lease (or leases) for a term of at least five years beyond the maturity date of the Cross County Plaza Mortgage Loan and on terms acceptable to the lender for the related space, which replacement lease (or leases) must satisfy additional conditions; (ii) each such Primary Tenant is in occupancy of its premises, open for business, and paying unabated base rent, and (iii) all tenant improvement costs and leasing commissions provided in each such replacement lease have been paid, and the lender has received a reasonably satisfactory estoppel certificate from each such replacement tenant affirming the foregoing.

A “Primary Tenant” means individually and collectively as the context may require, Presidente, Conn’s, Ollie’s and any replacement tenant that enters into a lease for any portion of space at the Cross County Plaza Property currently leased to the foregoing tenants.

Property Management. The Cross County Plaza Property is managed by Madison Properties USA LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
83

Retail – Anchored	Loan #8	Cut-off Date Balance:	$40,000,000
4348 Okeechobee Boulevard	Cross County Plaza	Cut-off Date LTV:	64.9%
West Palm Beach, FL 33409		U/W NCF DSCR	1.33x
		U/W NOI Debt Yield	10.5%

Partial Release. Provided that no event of default exists, at any time after 60 days following the closing date of the MSWF 2023-2 securitization, the lender permits the release of a parcel at the Cross County Property that is currently ground leased to Chili’s Florida, Inc. (the “Release Parcel”) as collateral for the Cross County Plaza Mortgage Loan, provided that the following conditions, among others, are satisfied: (i) the Release Parcel and the remaining Cross County Plaza Property, and all improvements thereon, comply with applicable zoning, parking, land use and similar laws; (ii) all applicable zoning and subdivision approvals necessary to create legally identifiable tracts of real property, and separate tax and zoning lots for all real property taxes, have been granted; (iii) the borrower provides evidence satisfactory to the lender that, after the release, the remaining Cross County Plaza Property has available to it all necessary utility, facilities, easements and other services for the use, occupancy and operation of the remaining Cross County Plaza Property, as well as unimpeded access for ingress and egress, all as approved by the lender; (iv) the borrower provides the lender with an updated survey and zoning report for the Release Parcel and the remaining Cross County Plaza Property; (v) title to the Release Parcel is transferred to a person that is not the borrower or a general partner or managing member of the borrower, or any person owned or controlled by such a person (provided that the transferee may be an affiliate of the guarantor); and (vi) the release of the Release Parcel is in compliance with applicable REMIC requirements. No value was attributed to the Release Parcel in the appraisal or in the lender’s underwriting of the Cross County Plaza Mortgage Loan.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. The borrower currently ground leases the Release Parcel to Chili’s Florida, Inc. under a ground lease that expires on May 28, 2090. There is no base rent payable under the ground lease and Chili’s Florida, Inc. pays a common area maintenance charge equal to approximately $5,500 per annum for shared easements. No value was attributed to the Release Parcel in the appraisal or in the lender’s underwriting of the Cross County Plaza Mortgage Loan. The borrower is permitted to the Release Parcel as described in “Partial Release” above.

Terrorism Insurance. The Cross County Plaza Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Cross County Plaza Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 180-day extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
84

Retail – Various	Loan #9	Cut-off Date Balance:	$30,000,000
Various	RTL Retail Portfolio	Cut-off Date LTV:	51.2%
Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	13.8%

DOLLAR TREE
Wallace Commons

Tellico Village

Quail Springs

DOLLAR TREE
Terrell Mill Village

NOW OPEN
HARBOR FREIGHT
Carlisle Crossing

Academy
SPORTS+OUTDOORS
The Ridge at Turtle Creek

superGmart
INTERNATIONAL MARKET
The Centrum

Northwood Marketplace

Walmart
Walmart Neighborhood Market

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
85

Retail – Various	Loan #9	Cut-off Date Balance:	$30,000,000
Various	RTL Retail Portfolio	Cut-off Date LTV:	51.2%
Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	13.8%

St. Paul
Green Bay
Traverse City
Lake Huron
Rochester
MN
Manitowoc
11
Lake Michigan
MICHIGAN
WISCONSIN
MILWAUKEE
Grand Rapids
Flint
ONT.
Madison
Lansing
Waterloo
Dubuque
Kalamazoo
DETROIT
Cedar Rapids
Rockford
CHICAGO
Lake Erie
CLEVELAND
Iowa City
Davenport
20
South Bend
Toledo
29
Elyria
IOWA
Peoria
Fort Wayne
23
Mansfield
INDIANA
COLUMBUS
Bellevue
Springfield
Dayton
6
27
OHIO
INDIANAPOLIS
ILLINOIS
CINCINNATI
Columbia
Bloomington
Florence
Jefferson City
ST. LOUIS
Clarksville
19
WV
Evansville
LOUISVILLE
Lexington
10
KENTUCKY
MISSOURI
Owensboro
VA
Bowling Green
London
Sikeston
NASHVILLE
TENN.
Bristol

Lake Erie
NEW YORK
Albany
Erie
Jamestown
Elmira
Binghamton
ALLEGHENY NATL. FOREST
Newburgh
PENNSYLVANIA
Scranton
Williamsport
Paterson
Newark
NEW YORK
State College
Allentown
PITTSBURGH
Altoona
Johnstown
Harrisburg
Reading
Trenton
Carlisle
4
Toms River
York
PHILADELPHIA
NJ
Morgantown
Hagerstown
Wilmington
Vineland
Millville
Atlantic City
Frederick
BALTIMORE
WEST VIRGINIA
Rockville
Annapolis
Dover
Arlington
WASHINGTON, D.C.
DE
Lewes
Waldorf
MD
12
Ocean City
Harrisonburg
Salisbury
Charlottesville
Atlantic Ocean
VIRGINIA
Mechanicsville
Richmond
Roanoke
Lynchburg
Petersburg

Durango
COLORADO
Trinidad
Farmington
Raton
OK
Bloomfield
Taos
Espanola
Los Alamos
Las Vegas
Santa Fe
Gallup
Rio Rancho
16
Grants
Tucumcari
AZ
ALBUQUERQUE
Los Lunas
Clovis
NEW MEXICO
Portales
Roswell
Alamogordo
Silver City
Lovington
Artesia
Hobbs
Las Cruces
Carlsbad
Deming
Chaparral
EL PASO
TEXAS
CIUDAD JUAREZ
MEXICO

RTL Retail Portfolio		
1	Northwoods Marketplace	North Charleston, SC
2	The Centrum	Pineville, NC
3	Lawton Marketplace Lawton	Lawton, OK
4	Carlisle Crossing	Carlisle, PA
5	Southway Shopping Center	Houston, TX
6	Parkway Centre South Shopping	Grove City, OH
7	Houma Crossing - Houma	Houma, LA
8	North Lake Square	Gainesville, GA
9	Liberty Crossing - Rowlett	Rowlett, TX
10	Owensboro Towne Center	Owensboro, KY
11	Harbor Town Center	Manitowoc, WI
12	Lord Salisbury Center	Salisbury, MD
13	Terrell Mill Village	Marietta, GA
14	The Ridge at Turtle Creek	Hattiesburg, MS
15	Nordstrom Rack	Tampa, FL
16	Ventura Place	Albuquerque, NM
17	Village at Quail Springs Oklahoma City	Oklahoma City, OK
18	Wallace Commons I	Salisbury, NC
19	Waterford Park South	Clarksville, IN
20	Evergreen Marketplace	Evergreen Park, IL
21	Derby Marketplace	Derby, KS
22	Stoneridge Village	Jefferson City, MO
23	Fresh Thyme and DSW	Fort Wayne, IN
24	Crossroads Annex - Lafayette	Lafayette, LA
25	Tellico Village	Loudon, TN
26	Walmart Neighborhood Market	Summerville, SC
27	PetSmart & Old Navy	Reynoldsburg, OH
28	Sutter's Creek	Rocky Mount, NC
29	Mattress Firm and Panera Bread	Elyria, OH

Topeka
KANSAS CITY
22
ST. LOUIS
Jefferson City
KANSAS
Wichita
21
Derby
Springfield
Joplin
MISSOURI
Union City
KY
Enid
Bentonville
OKLAHOMA
Tulsa
Fayetteville
Jonesboro
TN
OKLAHOMA CITY
17
MEMPHIS
Norman
Fort Smith
Little Rock
Lawton
3
McAlester
Tupelo
ARKANSAS
Pine Bluff
MS
Wichita Falls
Texarkana
Greenville
Rowlett
FORT WORTH
9
DALLAS
Shreveport
Jackson
LOUISIANA
Nacogdoches
San Angelo
Waco
14
TEXAS
Alexandria
Hattiesburg
Baton Rouge
AUSTIN
Lafayette
Beaumont
24
7
NEW ORLEANS
HOUSTON
5
Houma
Del Rio
SAN ANTONIO
Galveston
Victoria
Gulf of Mexico
MEXICO
Laredo
Corpus Christi

Johnson City
Bristol
NASHVILLE
Greensboro
RALEIGH
Jackson
Knoxville
25
Loudon
Asheville
18
28
Rocky Mount
TENNESSEE
NC
MEMPHIS
Chattanooga
2
Fayetteville
Huntsville
Greenville
CHARLOTTE
Gainesville
Wilmington
Tupelo
Marietta
13
8
Columbia
SC
Birmingham
ATLANTA
Augusta
MS
ALABAMA
26
1
Macon
Charleston
Prattville
Columbus
Meridian
Montgomery
GEORGIA
Savannah
Albany
Atlantic Ocean
Mobile
Tallahassee
Gulfport
Pensacola
JACKSONVILLE
FLORIDA
Gainesville
LA
Daytona Beach
Ocala
ORLANDO
TAMPA
Gulf of Mexico
15
ST. PETERSBURG
West Palm Beach
Ft. Myers
Ft. Lauderdale
Naples
MIAMI

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
86

No. 9 – RTL Retail Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Portfolio
	Credit Assessment	[NR/NR/Baa3(sf)]		Property Type – Subtype:	Retail – Various
	(Fitch/KBRA/Moody’s):			Location:	Various
	Original Principal Balance(1):	$30,000,000		Size:	3,117,102 SF
	Cut-off Date Balance(1):	$30,000,000		Cut-off Date Balance Per SF(1):	$83.41
	% of Initial Pool Balance:	3.3%		Maturity Date Balance Per SF(1):	$83.41
	Loan Purpose:	Recapitalization		Year Built/Renovated:	Various/Various
	Borrower Sponsor(2):	Global Net Lease, Inc.		Title Vesting:	Fee
	Guarantor(2):	Global Net Lease, Inc.		Property Manager:	Necessity Retail Properties, LLC
	Mortgage Rate:	6.44575%			(borrower-related)
	Note Date:	August 30,2023		Current Occupancy (As of):	95.3% (9/1/2023)
	Seasoning:	3 months		YE 2022 Occupancy:	94.1%
	Maturity Date:	September 6, 2033		YE 2021 Occupancy(5):	90.7%
	IO Period:	120 months		YE 2020 Occupancy(5)(6):	76.5%
	Loan Term (Original):	120 months		YE 2019 Occupancy:	NAV
	Amortization Term (Original):	NAP		Appraised Value:	$508,200,000
	Loan Amortization Type:	Interest Only		Appraised Value Per SF(7):	$163
	Call Protection(3):	L(12),YM(15),DorYM1(86),O(7)		Appraisal Valuation Date(7):	July 31, 2023
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt(1):	Yes		Underwriting and Financial Information
	Additional Debt Type(1)	Pari Passu		TTM 6/30/2023 NOI:	$33,695,199
	(Balance) (1):	($230,000,000)		YE 2022 NOI(8):	$27,051,928
				YE 2021 NOI(9):	NAV
Escrows and Reserves(4)				YE 2020 NOI(9):	NAV
	Initial	Monthly	Cap	U/W Revenues:	$53,888,610
Taxes:	$4,174,654	$596,379	NAP	U/W Expenses:	$17,916,793
Insurance:	$5,240	$1,310	NAP	U/W NOI:	$35,971,817
Deferred Maintenance:	$1,027,622	$0	NAP	U/W NCF:	$33,409,746
Replacement Reserve:	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.12x / 1.97x
TI/LC:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	13.8% / 12.8%
Environmental Reserve:	$977,500	$0	NAP	U/W Debt Yield at Maturity based on
Outstanding TI/LC:	$9,576,923	$0	NAP	NOI/NCF(1):	13.8% / 12.8%
Outstanding Free Rent:	$311,601	$0	NAP	Cut-off Date LTV Ratio(1)(7):	51.2%
Outstanding Gap Rent:	$241,832	$0	NAP	LTV Ratio at Maturity(1)(7):	51.2%

Sources and Uses
Sources			Uses
Whole Loan Amount	$260,000,000	100.0%	Return of Equity	$238,632,813	91.8%
			Reserves	16,315,372	6.3
			Closing Costs	5,051,814	1.9
Total Sources	$260,000,000	100.0%	Total Uses	$260,000,000	100.0%
(1)	The RTL Retail Portfolio Mortgage Loan (as defined below) is part of the RTL Retail Portfolio Whole Loan (as defined below), which is comprised of 17 pari passu promissory notes with an aggregate original principal balance of $260,000,000 (collectively, the “RTL Retail Portfolio Whole Loan”). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the aggregate Cut-off Date principal balance of the RTL Retail Portfolio Whole Loan.
(2)	Global Net Lease, Inc. and The Necessity Retail REIT, Inc. completed a merger on September 12, 2023. Before the merger, the borrower sponsor and non-recourse carveout guarantor was The Necessity Retail REIT Operating Partnership, L.P., but with the completion of the merger, the borrower sponsor and non-recourse carveout guarantor is now Global Net Lease, Inc.
(3)	Defeasance of the RTL Retail Portfolio Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 30, 2026. The RTL Retail Portfolio Whole Loan may be voluntarily prepaid in full, but not in part, after the payment date in September 2024, with the payment of a yield maintenance premium if such prepayment occurs prior to the payment date in March 2033. The RTL Retail Portfolio Whole Loan may be voluntarily prepaid at any time on or after the payment date in March 2033 without the payment of a yield maintenance premium. The assumed defeasance lockout period of 27 payments is based on the anticipated closing date of the MSWF 2023-2 securitization trust in December 2023. The actual defeasance lockout period may be longer.
(4)	See "Escrows” below for further discussion of reserve requirements.
(5)	Based on occupancy statistics at the Liberty Crossing, Southway Shopping Center, Northwoods Marketplace, The Centrum, and Quail Springs mortgaged properties, which were acquired by the borrower sponsor in 2017. The other 24 mortgaged properties had not yet been acquired by the borrower sponsor, and such information was not available. These five mortgaged properties were 93.6% occupied as of the end of 2022 and 92.5% occupied as of September 1, 2023.
(6)	The 2020 historical occupancy of 76.5% is driven by The Centrum mortgaged property which was 39.0% occupied. The Centrum mortgaged property’s occupancy increased to 78.0% in 2021 driven by a new 20-year lease for 108,714 square feet to Super G Market, a family-owned grocery store.
(7)	The Appraised Value represents the “as portfolio” value which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $498,190,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate stand-alone “as-is” appraised values are both 52.2%.
(8)	24 of the mortgaged properties were acquired between February 2022 and April 2022. For such mortgaged properties, 2022 cash flows only include financials from the acquisition date through December 2022.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
87

Retail – Various	Loan #9	Cut-off Date Balance:	$30,000,000
Various	RTL Retail Portfolio	Cut-off Date LTV:	51.2%
Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	13.8%
(9)	Historical cash flows are unavailable as 24 of the 29 RTL Retail Portfolio Properties (as defined below) were acquired in 2022 and such information is not available.

The Mortgage Loan. The ninth largest mortgage loan (the “RTL Retail Portfolio Mortgage Loan”) is part of a whole loan (the “RTL Retail Portfolio Whole Loan”) evidenced by 17 pari passu promissory notes in the aggregate original principal amount of $260,000,000. The RTL Retail Portfolio Whole Loan is secured by the borrowers’ fee interests in a 3,117,102 square foot portfolio compromised of 29 properties located in 19 states (the “RTL Retail Portfolio Properties”). The RTL Retail Portfolio Whole Loan was co-originated by Barclays Capital Real Estate Inc. (“Barclays”), Societe Generale Financial Corporation (“SGFC”), Bank of Montreal (“BMO”), and KeyBank National Association (“KeyBank”). Morgan Stanley Mortgage Capital Holdings LLC purchased non-controlling note A-3, with an original principal balance of $30,000,000, from Barclays on September 21, 2023, which represents the RTL Retail Portfolio Mortgage Loan and will be included in the MSWF 2023-2 securitization trust. The RTL Retail Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C22 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$28,500,000	$28,500,000	BBCMS 2023-C22	Yes
A-2	$32,500,000	$32,500,000	BBCMS 2023-C21	No
A-3	$30,000,000	$30,000,000	MSWF 2023-2	No
A-4	$15,000,000	$15,000,000	BBCMS 2023-C22	No
A-5	$18,800,000	$18,800,000	SGFC	No
A-6	$12,500,000	$12,500,000	SGFC	No
A-7	$10,033,333	$10,033,333	SGFC	No
A-8	$7,000,000	$7,000,000	BBCMS 2023-C22	No
A-9	$30,000,000	$30,000,000	BBCMS 2023-C21	No
A-10	$14,000,000	$14,000,000	BMO	No
A-11	$5,333,334	$5,333,334	BBCMS 2023-C22	No
A-12	$15,000,000	$15,000,000	BMO	No
A-13	$11,000,000	$11,000,000	BMO	No
A-14	$10,000,000	$10,000,000	BMO	No
A-15	$8,000,000	$8,000,000	BBCMS 2023-C22	No
A-16	$7,333,333	$7,333,333	KeyBank	No
A-17	$5,000,000	$5,000,000	BBCMS 2023-C22	No
Total (Whole Loan)	$260,000,000	$260,000,000

The Borrowers and Borrower Sponsors. The borrowers for the RTL Retail Portfolio Mortgage Loan are 29 Delaware limited liability companies and special purpose entities, each with two independent directors in its organizational structure. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the RTL Retail Portfolio Whole Loan.

The borrower sponsor and non-recourse carve-out guarantor for the RTL Retail Portfolio Mortgage Loan was The Necessity Retail REIT Operating Partnership, L.P. (NASDAQ: RTL) prior to the completion of the Global Net Lease Merger (as defined below). At completion of the Global Net Lease Merger, Global Net Lease Inc. became, and is currently, the borrower sponsor and non-recourse carveout guarantor. The Necessity Retail REIT Operating Partnership, L.P. (“RTL”) is a publicly traded real estate investment trust with a focus on acquiring and managing a diversified portfolio of primarily service-oriented and traditional retail and distribution related commercial real estate properties in the United States. RTL has a portfolio consisting of 991 net leased properties in 46 different states and the District of Columbia totaling approximately 27.4 million square feet as of June 30, 2023. RTL’s portfolio was 92.7% leased with a 6.9 year weighted average lease term remaining as of June 30, 2023. RTL reported revenue of approximately $106.7 million in the second quarter of 2023.

The Necessity Retail REIT, Inc. (“RTL Parent”) and Global Net Lease, Inc. completed a merger on September 12, 2023 (such merger of RTL Parent with Global Net Lease, Inc., the “Global Net Lease Merger”). RTL had been externally managed by AR Global Investments, LLC. However, the combined entity is now internally managed. Global Net Lease, Inc. is a publicly traded real estate investment trust that specializes in sale-leaseback transactions involving single tenant, income producing net-leased assets. Prior to the Global Net Lease Merger, as of June 30, 2023, Global Net Lease, Inc. had a portfolio consisting of 1,308 properties totaling approximately 66.9 million square feet. As of June 30, 2023, Global Net Lease, Inc.’s portfolio was 96% leased with a weighted average remaining lease term of 6.9 years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
88

Retail – Various	Loan #9	Cut-off Date Balance:	$30,000,000
Various	RTL Retail Portfolio	Cut-off Date LTV:	51.2%
Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	13.8%

The Properties. The RTL Retail Portfolio Properties consist of 29 retail centers located in 19 different states and totaling 3,117,102 square feet. 27 of the RTL Retail Portfolio Properties are anchored, while the other two are shadow anchored. The RTL Retail Portfolio Properties are 95.3% occupied by 188 tenants as of September 1, 2023. The borrower sponsor acquired 5 of the RTL Retail Portfolio Properties in 2017 and the rest were acquired in 2022. Since the acquisition of the remaining 24 RTL Retail Portfolio Properties, occupancy of the RTL Retail Portfolio Properties has been at least 94.0%. Eight of the RTL Retail Portfolio Properties are anchored or shadow anchored by 11 non-collateral stores (the “Non-Collateral Anchors”), and the space occupied by the Non-Collateral Anchors is not part of the collateral securing the RTL Retail Portfolio Whole Loan. The information relating to the RTL Retail Portfolio Properties in this term sheet does not include any space occupied by the Non-Collateral Anchors, unless otherwise expressly stated herein

The following table presents certain information relating to the RTL Retail Portfolio Properties:

Portfolio Summary

Property Name	Location	Year Built/ Renovated	Square Feet(1)	Occ. %(1)	Allocated Cut-off Date Whole Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value
Northwoods Marketplace	North Charleston, SC	1998 / NAP	236,078	97.8%	$21,500,000	8.3%	$41,200,000	8.1%
The Centrum	Pineville, NC	1997 / 2020	274,446	79.9%(3)	$17,210,000	6.6%	$36,800,000	7.2%
Lawton Marketplace	Lawton, OK	2013 / 2023	196,715	98.9%	$16,180,000	6.2%	$31,000,000	6.1%
Carlisle Crossing	Carlisle, PA	2005 / NAP	152,487	95.3%	$15,760,000	6.1%	$30,200,000	5.9%
Southway Shopping Center	Houston, TX	1976-2011 / NAP	181,836	100.0%	$15,660,000	6.0%	$30,000,000	5.9%
Parkway Centre South	Grove City, OH	2004 / NAP	131,887	100.0%	$13,550,000	5.2%	$25,000,000	4.9%
Houma Crossing	Houma, LA	2008 / NAP	181,423	83.4%	$12,940,000	5.0%	$24,800,000	4.9%
North Lake Square	Gainesville, GA	2015, 2016 / NAP	140,116	99.0%	$12,790,000	4.9%	$24,500,000	4.8%
Liberty Crossing	Rowlett, TX	2007 / NAP	105,769	93.2%	$12,470,000	4.8%	$23,900,000	4.7%
Owensboro Town Center	Owensboro, KY	1992, 1996, 1997, 1999 / 2010, 2015	164,941	90.5%	$11,850,000	4.6%	$22,700,000	4.5%
Harbor Town Center	Manitowoc, WI	2005 / NAP	138,744	93.0%	$9,600,000	3.7%	$18,400,000	3.6%
Lord Salisbury Center	Salisbury, MD	2005 / NAP	113,821	98.8%	$9,140,000	3.5%	$15,600,000	3.1%
Terrell Mill Village	Marietta, GA	1974 / 2012	75,184	100.0%	$8,980,000	3.5%	$17,200,000	3.4%
The Ridge at Turtle Creek	Hattiesburg, MS	1992 / NAP	98,705	100.0%	$8,090,000	3.1%	$15,500,000	3.0%
Nordstrom Rack	Tampa, FL	1994 / NAP	45,457	97.7%	$7,720,000	3.0%	$14,800,000	2.9%
Ventura Place	Albuquerque, NM	2008 / NAP	66,595	96.0%	$7,350,000	2.8%	$14,090,000	2.8%
Quail Springs	Oklahoma City, OK	1984 / 2004	100,404	100.0%	$6,940,000	2.7%	$13,300,000	2.6%
Wallace Commons	Salisbury, NC	2008 / NAP	98,509	98.5%	$6,680,000	2.6%	$12,800,000	2.5%
Waterford Park South	Clarksville, IN	2005, 2006 / NAP	91,906	93.4%	$6,580,000	2.5%	$12,600,000	2.5%
Evergreen Marketplace	Evergreen Park, IL	2013 / NAP	49,842	100.0%	$5,950,000	2.3%	$11,400,000	2.2%
Derby Marketplace	Derby, KS	2015 / NAP	100,000	100.0%	$5,480,000	2.1%	$10,500,000	2.1%
Stoneridge Village	Jefferson City, MO	2008 / NAP	72,483	100.0%	$5,350,000	2.1%	$9,300,000	1.8%
FreshThyme & DSW	Fort Wayne, IN	1985 / 2014	49,033	100.0%	$3,910,000	1.5%	$7,500,000	1.5%
Crossroads Annex	Lafayette, LA	2012 / NAP	40,578	100.0%	$3,710,000	1.4%	$7,100,000	1.4%
Tellico Village	Loudon, TN	2008 / NAP	40,928	100.0%	$3,440,000	1.3%	$6,600,000	1.3%
Walmart Neighborhood Market	Summerville, SC	2015 / NAP	51,441	100.0%	$3,240,000	1.2%	$6,200,000	1.2%
PetSmart & Old Navy	Reynoldsburg, OH	2012 / NAP	28,970	100.0%	$2,970,000	1.1%	$5,700,000	1.1%
Sutters Creek	Rocky Mount, NC	1996 / NAP	80,004	100.0%	$2,690,000	1.0%	$5,150,000	1.0%
Mattress Firm & Panera Bread	Elyria, OH	2016 / NAP	8,800	100.0%	$2,270,000	0.9%	$4,350,000	0.9%
Total/Wtd. Avg.(3)			3,117,102	95.3%	$260,000,000	100.0%	$508,200,000(2)	100.0%
(1)	Information is based on the underwritten rent roll as of September 1, 2023.
(2)	The total Appraised Value represents the “As Portfolio” value which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “As-Is” appraised values on a standalone basis is $498,190,000.
(3)	Occupancy excludes 11 non-collateral tenants at The Centrum mortgaged property, including Home Depot and Best Buy.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
89

Retail – Various	Loan #9	Cut-off Date Balance:	$30,000,000
Various	RTL Retail Portfolio	Cut-off Date LTV:	51.2%
Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	13.8%

Major Tenants.

Hobby Lobby Stores, Inc. (277,512 square feet; 8.9% of portfolio NRA; 5.4% of portfolio underwritten base rent). Hobby Lobby Stores, Inc. (“Hobby Lobby”) was founded in 1972 and has over 900 stores today. Hobby Lobby has over 43,000 employees and operates in 48 different states. Hobby Lobby had revenue of approximately $7.7 billion in 2022, which was an approximately 20.3% year-over-year increase from 2021. Hobby Lobby occupies 55,126 square feet at the Quail Springs mortgaged property with a lease expiration date of September 30, 2028 and three, five-year renewal options remaining. Hobby Lobby occupies 55,710 square feet at the Sutters Creek mortgaged property with a lease expiration date of August 31, 2031 and two, five-year renewal options remaining. Hobby Lobby occupies 56,676 square feet at the Houma Crossing mortgaged property with a lease expiration date of August 31, 2031 and two, five-year renewal options remaining. Hobby Lobby occupies 55,000 square feet at the Derby Marketplace mortgaged property with a lease expiration date of September 30, 2030 and four, five-year renewal options remaining. Hobby Lobby occupies 55,000 square feet at the North Lake Square mortgaged property with a lease expiration date of October 31, 2030 and three, five-year renewal options remaining. Hobby Lobby does not have any termination options at any of the mortgaged properties.

Academy Sports and Outdoors (182,928 square feet; 5.9% of portfolio NRA; 5.2% of portfolio underwritten base rent). Academy Sports and Outdoors (“Academy Sports”) is a full-line sporting goods and outdoor recreation retailer throughout the U.S. Academy Sports was founded in 1938 and now operates 271 stores across 18 different states. Academy Sports occupies 45,000 square feet at the Stoneridge Village mortgaged property with a lease expiration date of February 28, 2039 and three, five-year renewal options remaining. Academy Sports occupies 75,760 square feet at The Ridge at Turtle Creek mortgaged property with a lease expiration date of January 31, 2035, and four, five-year renewal options remaining. Academy Sports occupies 62,168 square feet at the Lawton Marketplace mortgaged property with a lease expiration date of January 31, 2033, and three, five-year renewal options remaining. Academy Sports does not have any termination options at any of the mortgaged properties.

Ross Dress For Less (167,328 square feet; 5.4% of portfolio NRA; 4.8% of portfolio underwritten base rent). Ross Dress For Less (“Ross”) is an American chain of discount department stores headquartered in Dublin, California. Ross is the largest off-price retailer in the U.S., operating 1,704 stores in 40 different states, the District of Columbia and Guam. Ross reported 2022 revenues of $18.7 billion and was named a Fortune 500 company. Ross Stores Inc., the parent company of Ross, has approximately 100,000 employees. Ross occupies 27,657 square feet at the Liberty Crossing mortgaged property with a lease expiration date of January 31, 2026 and three, five-year renewal options remaining. Ross occupies 31,815 square feet at the Southway Shopping Center mortgaged property with a lease expiration date of January 31, 2026 and two, five-year renewal options remaining. Ross occupies 27,623 square feet at the Waterford Park South mortgaged property with a lease expiration date of January 31, 2025 and four, five-year renewal options remaining. Ross occupies 25,046 square feet at the Evergreen Marketplace mortgaged property with a lease expiration date of January 31, 2029 and four, five-year renewal options remaining. Ross occupies 30,187 square feet at the Lord Salisbury Center mortgaged property with a lease expiration date of January 31, 2026 and two, five-year renewal options remaining. Ross occupies 25,000 square feet at the Derby Marketplace mortgaged property with a lease expiration date of January 31, 2027 and four, five-year renewal options remaining. Ross does not have any termination options at any of the mortgaged properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
90

Retail – Various	Loan #9	Cut-off Date Balance:	$30,000,000
Various	RTL Retail Portfolio	Cut-off Date LTV:	51.2%
Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	13.8%

The following table presents a summary regarding the major tenants at the RTL Retail Portfolio Properties:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Property/ Property Count	Tenant NRSF	% of NRSF	Annual U/W Gross Rent PSF(3)	Annual U/W Gross Rent(3)	% of Total Annual U/W Gross Rent(3)	Lease Expiration Date	Term. Option	Sales PSF(4)	Occupancy Cost(4)
Major Tenants
Hobby Lobby	NR/NR/NR	5(5)	277,512	8.9%	$7.74	$2,149,125	5.4%	Various(5)	N	NAV	NAV
Academy Sports	NR/BB/NR	3(6)	182,928	5.9%	$11.27	$2,060,914	5.2%	Various(6)	N	NAV	NAV
Ross	A2/BBB+/NR	6(7)	167,328	5.4%	$11.48	$1,921,113	4.8%	Various(7)	N	$552.59(8)	3.2%(8)
PetSmart	B3/B+/NR	9(9)	158,353	5.1%	$15.38	$2,434,699	6.1%	Various(9)	N	NAV	NAV
Best Buy	A3/BBB+/NR	4(10)	150,981	4.8%	$9.77	$1,475,221	3.7%	Various(10)	N	NAV	NAV
Kohls Corporation	Ba3/BB/BBB-	2(11)	137,062	4.4%	$6.89	$943,882	2.4%	1/31/2029	N	NAV	NAV
TJ Maxx	A2/A/NR	5(12)	123,913	4.0%	$10.11	$1,252,852	3.1%	Various(12)	N	$447.52(13)	3.8%(13)
Super G Mart	NR/NR/NR	The Centrum	108,714	3.5%	$6.00	$652,284	1.6%	5/31/2042	N	NAV	NAV
Michaels	Caa2/B-/NR	4(14)	88,275	2.8%	$12.11	$1,069,053	2.7%	Various(14)	N	$151.34(15)	10.5%(15)
Five Below	NR/NR/NR	9(16)	79,239	2.5%	$16.75	$1,326,940	3.3%	Various(16)	N	NAV	NAV
Total Major Tenants			1,474,305	47.3%	$10.37	$15,286,082	38.4%

Non-Major Tenants			1,496,417	48.0%	$16.39	$24,519,919	61.6%
Occupied Collateral Total			2,970,722	95.3%	$13.40	$39,806,001	100.0%

Vacant Space			146,380	4.7%

Collateral Total			3,117,102	100.0%

(1)	Information is based on the underwritten rent roll as of September 1, 2023.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	Annual U/W Gross Rent PSF, Annual U/W Gross Rent and % of Total Annual U/W Gross Rent include $326,233 of contractual rent steps through August 2024 and $101,189 of percentage rent.
(4)	Sales PSF and Occupancy Cost represent the trailing 12-month period ending March 31, 2023.
(5)	Hobby Lobby occupies 55,126 square feet at the Quail Springs mortgaged property with a lease expiration date of September 30, 2028, 55,710 square feet at the Sutters Creek mortgaged property with a lease expiration date of August 31, 2031, 56,676 square feet at the Houma Crossing mortgaged property with a lease expiration date of August 31, 2031, 55,000 square feet at the Derby Marketplace mortgaged property with a lease expiration date of September 30, 2030 and 55,000 square feet at the North Lake Square mortgaged property with a lease expiration date of October 31, 2030.
(6)	Academy Sports occupies 45,000 square feet at the Stoneridge Village mortgaged property with a lease expiration date of February 28, 2039, 75,760 square feet at The Ridge at Turtle Creek mortgaged property with a lease expiration date of January 31, 2035 and 62,168 square feet at the Lawton Marketplace mortgaged property with a lease expiration date of January 31, 2033.
(7)	Ross occupies 27,657 square feet at the Liberty Crossing mortgaged property with a lease expiration date of January 31, 2026, 31,815 square feet at the Southway Shopping Center mortgaged property with a lease expiration date of January 31, 2026, 27,623 square feet at the Waterford Park South mortgaged property with a lease expiration date of January 31, 2025, 25,046 square feet at the Evergreen Marketplace mortgaged property with a lease expiration date of January 31, 2029, 30,187 square feet at the Lord Salisbury Center mortgaged property with a lease expiration date of January 31, 2026 and 25,000 square feet at the Derby Marketplace mortgaged property with a lease expiration date of January 31, 2027.
(8)	Based solely on sales for Ross at the Southway Shopping Center mortgaged property.
(9)	PetSmart occupies 20,087 square feet at the Liberty Crossing mortgaged property with a lease expiration date of January 31, 2024, 17,445 square feet at the Northwoods Marketplace mortgaged property with a lease expiration date of November 30, 2028, 13,858 square feet at the PetSmart & Old Navy mortgaged property with a lease expiration date of September 30, 2032, 20,087 square feet at the Waterford Park South mortgaged property with a lease expiration date of January 31, 2032, 12,157 square feet at the Stoneridge /Village mortgaged property with a lease expiration date of January 31, 2028, 20,087 square fee at the Carlisle Crossing mortgage property with a lease expiration date of June 30, 2026, 23,197 square feet at the Owensboro Town Center mortgaged property with a lease expiration date of August 31, 2033, 19,107 square feet at the Parkway Centre South mortgaged property with a lease expiration date of January 31, 2025 and 12,328 square feet at the Lawton Marketplace mortgaged property with a lease expiration date of January 31, 2024.
(10)	Best Buy occupies 30,000 square feet at the Southway Shopping Center mortgaged property with a lease expiration date of January 31, 2028, 43,278 square fee at the Northwoods Marketplace mortgaged property with a lease expiration date of November 25, 2028, 45,278 square feet at the Quail Springs mortgaged property with a lease expiration date of March 31, 2025 and 32,425 square feet at the Owensboro Town Center mortgaged property with a lease expiration date of March 31, 2026.
(11)	Kohls Corporation occupies 68,423 square feet at the Harbor Town Center mortgaged property and 68,639 square feet at the Wallace Commons mortgaged property. Each lease expires on January 31, 2029.
(12)	TJ Maxx occupies 22,504 square feet at the Harbor Town Center mortgaged property with a lease expiration date of May 31, 2028, 29,409 square feet at the Owensboro Town Center mortgaged property with a lease expiration date of January 31, 2027, 28,000 square feet at the Parkway Centre South mortgaged property with a lease expiration date of November 30, 2026, 24,000 square feet at the Lawton Marketplace mortgaged property with a lease expiration date of August 31, 2028 and 20,000 square feet at the Derby Marketplace mortgaged property with a lease expiration date of March 31, 2026.
(13)	Based solely on sales at the Parkway Centre South mortgaged property.
(14)	Michaels occupies 23,327 square feet at the Northwoods Marketplace mortgaged property with a lease expiration date of February 28, 2026, 21,727 square feet at the Waterford Park South mortgaged property with a lease expiration date of February 28, 2026, 21,574 square feet at the Evergreen Marketplace mortgaged property with a lease expiration date of February 28, 2026 and 21,647 square feet at the Carlisle Crossing mortgaged property with a lease expiration date of May 31, 2026.
(15)	Based solely on sales at the Carlisle Crossing and Northwoods Marketplace mortgaged properties.
(16)	Five Below occupies 8,474 square feet at the Liberty Crossing mortgaged property with a lease expiration date of February 29, 2032, 8,933 square feet at the Southway Shopping Center mortgaged property with a lease expiration date of January 31, 2027, 8,000 square feet at the Stoneridge Village mortgaged property with a lease expiration date of January 31, 2026, 9,450 square feet at the Carlisle Crossing mortgaged property with a lease expiration date of January 31, 2032, 9,000 square feet at the Owensboro Town Center mortgaged property with a lease expiration date of June 30, 2026, 9,330 square feet at the Parkway Centre South mortgaged property with a lease expiration date of January 31, 2032, 10,000 square feet at the Houma Crossing mortgaged property with a lease expiration date of January 31, 2029, 7,941 square feet at the Lawton Marketplace mortgaged property with a lease expiration date of January 31, 2030 and 8,111 square feet at the North Lake Square mortgaged property with a lease expiration date of July 31, 2026.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
91

Retail – Various	Loan #9	Cut-off Date Balance:	$30,000,000
Various	RTL Retail Portfolio	Cut-off Date LTV:	51.2%
Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	13.8%

The following table presents certain information relating to the lease rollover schedule at the RTL Retail Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending March 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Gross Rent(3)	% of Total Annual U/W Gross Rent(3)	Annual U/W Gross Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	7	33,108	1.1%	33,108	1.1%	$653,123	1.6%	$19.73
2024	34	175,134	5.6%	208,242	6.7%	$3,008,031	7.6%	$17.18
2025	29	181,893	5.8%	390,135	12.5%	$2,744,328	6.9%	$15.09
2026	48	477,019	15.3%	867,154	27.8%	$6,521,264	16.4%	$13.67
2027	36	235,924	7.6%	1,103,078	35.4%	$3,980,423	10.0%	$16.87
2028	38	454,788	14.6%	1,557,866	50.0%	$5,930,282	14.9%	$13.04
2029	17	284,055	9.1%	1,841,921	59.1%	$3,430,732	8.6%	$12.08
2030	15	256,766	8.2%	2,098,687	67.3%	$3,666,652	9.2%	$14.28
2031	9	147,450	4.7%	2,246,137	72.1%	$1,424,004	3.6%	$9.66
2032	16	200,157	6.4%	2,446,294	78.5%	$2,600,853	6.5%	$12.99
2033	14	182,187	5.8%	2,628,481	84.3%	$2,484,082	6.2%	$13.63
Thereafter	10	342,241	11.0%	2,970,722	95.3%	$3,362,227	8.4%	$9.82
Vacant	0	146,380	4.7%	3,117,102	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.(4)	273	3,117,102	100.0%			$39,806,001	100.0%	$13.40
(1)	Information obtained from the underwritten rent roll as of September 1, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease expiration schedule.
(3)	Annual U/W Gross Rent, % of Total Annual U/W Gross Rent and Annual U/W Gross Rent PSF are inclusive of $326,233 of contractual rent steps through August 2024 and $101,189 of percentage rent.
(4)	Total/Wtd. Avg. Annual U/W Gross Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the RTL Retail Portfolio Properties:

Historical Occupancy

12/31/2020(1)(2)	12/31/2021(1)	12/31/2022	9/1/2023(3)
76.5%	90.7%	94.1%	95.3%
(1)	Based on occupancy statistics at the Liberty Crossing, Southway Shopping Center, Northwoods Marketplace, The Centrum, and Quail Springs mortgaged properties, which were acquired by the borrower sponsor in 2018. The other 24 mortgaged properties had not yet been acquired by the borrower sponsor, and such information was not available. These five mortgaged properties were 93.6% occupied as of the end of 2022 and 92.5% occupied as of September 1, 2023.
(2)	The 2020 historical occupancy of 76.5% is driven by The Centrum mortgaged property which was 39.0% occupied. The Centrum mortgaged property’s occupancy increased to 78.0% in 2021 driven by a new 20-year lease for 108,714 square feet to Super G Market, a family-owned grocery store.
(3)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
92

Retail – Various	Loan #9	Cut-off Date Balance:	$30,000,000
Various	RTL Retail Portfolio	Cut-off Date LTV:	51.2%
Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	13.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the RTL Retail Portfolio Properties:

Cash Flow Analysis(1)

	2022	TTM 6/30/2023	U/W	%(2)	U/W $ per SF
Rents in Place(3)	$30,907,670	$37,311,334	$39,378,579	69.4%	$12.63
Rent Steps(4)	0	0	326,233	0.6	0.10
Straight Line Rent	0	0	7,000	0.0	0.00
Percentage Rent	0	155,969	101,189	0.2	0.03
Vacancy Gross Up	0	0	2,763,888	4.9	0.89
Gross Potential Rent	$30,907,670	$37,467,303	$42,576,889	75.1%	$13.66
Total Reimbursements	10,208,401	11,658,704	14,147,963	24.9	4.54
Net Rental Income	$41,116,072	$49,126,007	$56,724,852	100.0%	$18.20
Other Income	0	68,582	0	0.0	0
(Vacancy/Credit Loss)	0	0	(2,836,243)	(5.0)	(0.91)
Effective Gross Income	$41,116,072	$49,194,589	$53,888,610	95.0%	$17.29

Real Estate Taxes	5,916,899	6,767,608	6,913,585	12.8	2.22
Insurance	1,195,587	1,243,194	2,053,265	3.8	0.66
Management Fee	1,550,658	1,956,924	1,886,101	3.5	0.61
Other Operating Expenses	5,400,999	5,531,664	7,063,842	13.1%	2.27
Total Operating Expenses	$14,064,144	$15,499,390	$17,916,793	33.2%	$5.75

Net Operating Income	$27,051,928	$33,695,199	$35,971,817	66.8%	$11.54
Replacement Reserves	0	0	521,495	1.0	$0.17
TI/LC	0	0	2,040,576	3.8	$0.65
Net Cash Flow	$27,051,928	$33,695,199	$33,409,746	62.0%	$10.72

NOI DSCR(5)	1.59x	1.98x	2.12x
NCF DSCR(5)	1.59x	1.98x	1.97x
NOI Debt Yield(5)	10.4%	13.0%	13.8%
NCF Debt Yield(5)	10.4%	13.0%	12.8%
(1)	Based on the underwritten rent roll dated September 1, 2023.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, and (ii) percent of Effective Gross Income for all other fields.
(3)	Since July 1, 2022, there have been 539,910 square feet (17.3% of net rentable area) of new leases or renewals representing approximately $8.1 million (20.5% of underwritten rents in place.)
(4)	Includes contractual rent steps through August 2024.
(5)	Debt service coverage ratios and debt yields are based on the RTL Retail Portfolio Whole Loan.

Appraisal. According to the appraisal dated July 31, 2023, the RTL Portfolio Properties has an “As Portfolio” value of $508,200,000, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “As Is” values on a stand alone basis is $498,190,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate stand-alone appraised “As-Is” values are both 52.2%.

Environmental Matters. According to the Phase I environmental reports (each, an “ESA”) each dated August 1, 2023, a recognized environmental condition was found at the Terrell Mill Village mortgaged property (3.5% ALA, 2.4% of portfolio NRA) in connection with dry cleaning operations at the Terrell Mill Village mortgaged property. A 2022 subsurface investigation detected tetrachloroethylene and perchloroethylene in soil gas samples at concentrations above the applicable regulatory standards. At origination, the borrowers reserved $977,500 to complete a subsurface investigation. If the subsurface investigation confirms that there is a vapor intrusion condition, the borrower will be required to use commercially reasonable efforts to (i) undertake further sampling and (ii) install a passive or active vapor intrusion mitigation system. Additionally, a controlled recognized environmental condition (a “CREC”) was identified at the Evergreen Marketplace mortgaged property (2.3% ALA, 1.6% of portfolio NRA) related to prior environmental reports which identified a closed leaking underground storage tank (“LUST”) case and three environmentally impacted areas at the Evergreen Marketplace mortgaged property formerly occupied by a golf course. The LUST case was issued a no further action determination with a use restriction, which states that the mortgaged property may only be used for industrial or commercial purposes. Based on the reported remediation activities, locations of the affected areas relative to the mortgaged property, the soil sampling results and redevelopment of the mortgaged property, the historical uses of the Evergreen Marketplace mortgaged property are considered a CREC. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
93

Retail – Various	Loan #9	Cut-off Date Balance:	$30,000,000
Various	RTL Retail Portfolio	Cut-off Date LTV:	51.2%
Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	13.8%

Market Overview and Competition.

The following table presents certain market information relating to the RTL Retail Portfolio Properties:

Market Rent Summary(1)

Property	Location	Market	Submarket	UW Rental Rate PSF(2)(3)	Market Rent Rate PSF	Average Submarket Vacancy
Northwoods Marketplace	North Charleston, SC	Charleston	North Charleston	$14.01	$13.87	4.6%
The Centrum	Pineville, NC	Charlotte	Outer Southeast	$10.27	$11.57	3.0%
Southway Shopping Center	Houston, TX	Houston	Southwest	$14.20	$14.08	3.8%
Parkway Centre South	Grove City, OH	Columbus	Southwest	$16.67	$15.71	5.1%
Lawton Marketplace	Lawton, OK	Lawton MSA	Lawton	$14.07	$14.50	7.5%
Owensboro Town Center	Owensboro, KY	Owensboro MSA	Daviess County	$12.77	$12.68	4.1%
Carlisle Crossing	Carlisle, PA	Harrisburg	Harrisburg West	$16.34	$16.87	4.4%
North Lake Square	Gainesville, GA	Atlanta	Gainesville/Hall County	$13.11	$13.97	3.5%
Liberty Crossing	Rowlett, TX	Dallas-Fort Worth	Sachse/Rowlett	$17.69	$18.65	3.4%
Lord Salisbury Center	Salisbury, MD	Salisbury MSA	Wicomico County	$14.20	$13.34	5.5%
Ventura Place	Albuquerque, NM	Albuquerque	Far Northeast Heights	$16.59	$16.06	2.9%
Houma Crossing	Houma, LA	Houma-Thibodaux MSA	Houma	$11.52	$12.77	2.1%
Terrell Mill Village	Marietta, GA	Atlanta	Cumberland/Galleria	$19.19	$18.15	4.2%
Harbor Town Center	Manitowoc, WI	Green Bay MSA	Manitowoc County	$10.30	$10.24	2.5%
The Ridge at Turtle Creek	Hattiesburg, MS	Hattiesburg	Hattiesburg/South Area	$13.12	$13.33	2.3%
Waterford Park South	Clarksville, IN	Louisville MSA	South Clark County	$12.95	$15.60	3.7%
Nordstrom Rack	Tampa, FL	Hillsborough County	Central Tampa Submarket	$23.24	$23.23	1.8%
Wallace Commons	Salisbury, NC	Charlotte	Rowan County	$10.20	$10.46	2.0%
Quail Springs	Oklahoma City, OK	Oklahoma County	North Oklahoma City	$9.76	$11.00	5.1%
Evergreen Marketplace	Evergreen Park, IL	Chicago	Near South Cook	$16.85	$16.03	6.2%
Derby Marketplace	Derby, KS	Wichita	Derby-Haysville-Mulvane	$8.28	$10.79	2.3%
FreshThyme & DSW	Fort Wayne, IN	Fort Wayne MSA	North Fort Wayne	$13.31	$12.56	5.3%
Tellico Village	Loudon, TN	Knoxville	Loudon County	$12.64	$12.72	0.6%
Sutters Creek	Rocky Mount, NC	Nash, Wake, Franklin, Warren, Halifax, Edgecombe, Wilson, Johnston counties	Nash County	$6.13	$5.48	6.9%
PetSmart & Old Navy	Reynoldsburg, OH	Columbus	Fairfield County	$16.47	$16.50	4.4%
Stoneridge Village	Jefferson City, MO	Jefferson City	NAV	$15.52	$13.00	NAV
Walmart Neighborhood Market	Summerville, SC	Charleston	Dorchester County	$8.98	$9.55	6.4%
Mattress Firm & Panera Bread	Elyria, OH	Cleveland	Lorain County	$36.35	$34.98	3.0%
Crossroads Annex	Lafayette, LA	Lafayette MSA	Greater Lafayette	$16.39	$16.00	1.4%
Weighted Average				$13.40	$13.63	3.9%
(1)	Information obtained from the appraisals dated between July 7, 2023, and July 25, 2023.
(2)	Based on the underwritten rent roll dated September 1, 2023.
(3)	Includes $326,233 of contractual rent steps through August 2024 and $101,189 of percentage rent across the portfolio.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
94

Retail – Various	Loan #9	Cut-off Date Balance:	$30,000,000
Various	RTL Retail Portfolio	Cut-off Date LTV:	51.2%
Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	13.8%

Escrows.

Required Repairs – The RTL Retail Portfolio Whole Loan documents provide for an upfront reserve of $1,027,622 for required repairs.

Real Estate Taxes - The RTL Retail Portfolio Whole Loan documents provide for an upfront reserve of $4,174,654 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $596,379).

Insurance - The RTL Retail Portfolio Whole Loan documents provide for an upfront reserve of $5,240 for insurance premiums and ongoing monthly reserves for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable during the next twelve months (initially $1,310).

Replacement Reserve - During a Cash Sweep Period (as defined below), the borrowers are required to escrow 1/12th of the product obtained by multiplying $0.25 by the aggregate square footage of the RTL Retail Portfolio Properties (initially approximately $64,940 per month). In the event of a partial release, the monthly deposit will be reduced by an amount equal to 1/12th of the product obtained by multiplying $0.25 by the total number of rentable square feet of the individual mortgaged property that is the subject of such partial release.

TI/LC Reserve - During a Cash Sweep Period, the borrowers are required to escrow 1/12th of the product obtained by multiplying $1.50 by the total number of rentable square feet of the RTL Retail Portfolio Properties (initially approximately $389,638 per month). In the event of a partial release, the monthly deposit will be reduced by an amount equal to 1/12th of the product obtained by multiplying $1.50 by the total number of rentable square feet of the individual mortgaged property that is the subject of such partial release.

Outstanding TI/LC Reserve - The RTL Retail Portfolio Whole Loan documents provide for an upfront reserve of approximately $9,576,923 for outstanding tenant improvements and leasing commissions as of the origination date.

Outstanding Free Rent Reserve - The RTL Retail Portfolio Whole Loan documents provide for an upfront reserve of approximately $311,601 for outstanding free rent as of the origination date.

Gap Rent Reserve - The RTL Retail Portfolio Whole Loan documents provide for an upfront reserve of approximately $241,832 for gap rent as of the origination date.

Environmental Reserve - The RTL Retail Portfolio Whole Loan documents provide for an upfront reserve of approximately $977,500 for the environmental reserve fund.

Lockbox and Cash Management. The RTL Retail Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to establish a lockbox account and deliver letters to the tenants (excluding any tenants who use VersaPay to pay their rent) at the RTL Retail Portfolio Properties directing them to pay all rents directly into a lender-controlled lockbox account. Additionally, all revenues and other monies received by the borrowers or related property manager are required to be deposited into the lockbox account within one business day following receipt. During the occurrence and continuance of a Cash Sweep Event, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the RTL Retail Portfolio Whole Loan documents, which provide that provided no event of default or borrower bankruptcy event is continuing, such funds will be applied (i) to make required deposits, if any, into the real estate tax and insurance reserves as described above under “Escrows,” (ii) to pay debt service on the RTL Retail Portfolio Whole Loan, (iii) to pay operating and capital expenses in accordance with annual budget (which is required to be reasonably approved by the lender during a Cash Sweep Period) and lender’ approved extraordinary expenses, (iv) to make required deposits, if any, into the replacement reserve and TI/LC reserve as described above under “Escrows,” and (v) to deposit all excess cash flow to be held as additional security for the RTL Retail Portfolio Whole Loan during the continuance of such Cash Sweep Event.

A “Cash Sweep Period” will commence upon a Cash Sweep Event (as defined below) and will terminate upon the cure of such Cash Sweep Event.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) a Debt Yield Trigger Event (as defined below), or (iii) a Hobby Lobby Trigger Event (as defined below). A Cash Sweep Event will end upon, (x) with respect to clause (i), a cure of such event of default, (y) with respect to clause (ii), (a) achieving a debt yield of at least 9.95% for two consecutive calendar quarters, (b) the delivery by the borrowers to the lender of the Debt Yield Cure – Letter of Credit (as defined below), or (c) the borrowers’ completion of a Debt Yield Cure – Partial Prepayment (as defined below), and (z) with respect to clause (iii) the occurrence of a Hobby Lobby Trigger Event Cure (as defined below).

A “Debt Yield Trigger Event” will commence upon (i) the debt yield being less than 9.95% for two consecutive calendar quarters or (ii) if the borrowers previously cured or prevented a Debt Yield Trigger Event by depositing a Debt Yield Cure – Letter of Credit with the lender, the expiration of the three month period that commenced on the date the borrowers delivered such Debt Yield Cure – Letter of Credit to the lender; provided, however, that a Debt Yield Trigger Event will not be deemed to have occurred if, within five business days of the date described in clause (i) or (ii) of this definition, the borrowers deposit with the lender the applicable Debt Yield Cure – Letter of Credit or complete the applicable Debt Yield Cure – Partial Prepayment.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
95

Retail – Various	Loan #9	Cut-off Date Balance:	$30,000,000
Various	RTL Retail Portfolio	Cut-off Date LTV:	51.2%
Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	13.8%

A “Debt Yield Cure – Letter of Credit” means a letter of credit in an amount equal to the excess cash flow that would have been swept in the three-month period immediately preceding the applicable date of determination if a Cash Sweep Period had been in effect during such time, as reasonably determined by the lender. Each Debt Yield Cure – Letter of Credit will be effective for a period of three months and the borrowers may continue to prevent subsequent Debt Yield Trigger Events after each three-month period by depositing with the lender additional Debt Yield Cure – Letters of Credit on, or prior to, the expiration of each such three-month period.

A “Debt Yield Cure – Partial Prepayment” means a partial prepayment of the loan in accordance with the RTL Retail Portfolio Whole Loan documents in an amount (including any required yield maintenance premium) that results in a reduction of the then-outstanding balance of the RTL Retail Portfolio Whole Loan to achieve a debt yield equal to or greater than 9.95% for the trailing 12-month period.

A “Hobby Lobby Trigger Event” will occur if Hobby Lobby or its parent company, or the guarantor of any Hobby Lobby lease, becomes a debtor in any bankruptcy or insolvency proceeding or has its assets made subject to the jurisdiction of a bankruptcy court; provided, however, a Cash Sweep Event will not be deemed to have occurred, and a Cash Sweep Period will not commence, solely as a result of a Hobby Lobby Trigger Event if a Hobby Lobby Reserve Funds Cap Cure (as defined below) occurs within five business days of such Hobby Lobby Trigger Event.

“Hobby Lobby Trigger Event Cure” means that (i) the borrowers provide the lender with (a) reasonably satisfactory evidence that the assets of Hobby Lobby or its parent company or lease guarantor are no longer subject to the jurisdiction of the bankruptcy court, and (b) satisfactory evidence that each Hobby Lobby lease or its guaranty (as applicable) has been affirmed and is in full force and effect, including an updated tenant estoppel certificate from Hobby Lobby that is reasonably acceptable to the lender confirming that each Hobby Lobby lease is in full effect, Hobby Lobby is paying full contractual rent, without offset or free rent credit and that there is no default by either party under any Hobby Lobby lease; (ii) the satisfaction of the Hobby Lobby Replacement Lease Criteria (as defined below); or (iii) occurrence of a Hobby Lobby Reserve Funds Cap Cure.

“Hobby Lobby Reserve Funds Cap Cure” means that (i) the borrowers have deposited with the lender an amount in cash equal to the Hobby Lobby Reserve Funds Cap (as defined below), (ii) during the applicable Cash Sweep Period, the amount on deposit in the excess cash flow reserve account at any time exceeds the Hobby Lobby Reserve Funds Cap, or (iii) the borrowers have deposited with the lender a Hobby Lobby letter of credit, which is in an amount equal to the Hobby Lobby Reserve Funds Cap.

“Hobby Lobby Reserve Funds Cap” means an amount equal to (i) $4,295,952.13, less (ii) if applicable, the Hobby Lobby Replacement Rent Amount (as defined below).

“Hobby Lobby Replacement Rent Amount” means, following the occurrence of a Hobby Lobby Trigger Event and the execution of one or more Hobby Lobby replacement leases that demise a portion (but not all) of the Hobby Lobby premises, an amount equal to base rent required to be paid by each replacement tenant to the borrowers under the applicable replacement lease for the two year period immediately subsequent to the effective date of such replacement lease.

“Hobby Lobby Replacement Lease Criteria” means (i) the borrowers have entered into one or more Hobby Lobby replacement leases; (ii) each Hobby Lobby replacement tenant is in physical occupancy of the space covered by the applicable replacement lease; and (iii) the borrowers provide the lender with (a) a copy of each executed Hobby Lobby replacement lease, (b) a tenant estoppel certificate in form and substance reasonably satisfactory to the lender executed by each Hobby Lobby replacement tenant which confirms that such replacement lease is in full effect and such replacement tenant is in physical occupancy of the space and paying full contractual rent, (c) upon request of the lender, unless the Hobby Lobby replacement lease is fully subordinate to the loan by its terms, a subordination, non-disturbance and attornment agreement in form and substance satisfactory to the lender executed by each Hobby Lobby replacement tenant and the lender, (d) satisfactory evidence that the borrowers have performed and paid for all tenant improvements relating to such Hobby Lobby replacement tenant and that there are no unpaid leasing commissions associated with such Hobby Lobby replacement tenant, and (e) an updated rent roll.

Subordinate and Mezzanine Indebtedness (not including trade debts). None.

Partial Release. On any payment date following the payment date in (a) September 2024 (with payment of a yield maintenance premium) or (b) on any payment date following the earlier of two years following the last note to be securitized or August 30, 2026 (with either a partial defeasance or payment of a yield maintenance premium), the borrowers may obtain the release any of the RTL Retail Portfolio Properties with 15 days’ notice if the following conditions (among others) are met: (i) no event of default has occurred and is continuing; (ii) the borrowers pay all costs and provide customary documentation as described in the RTL Retail Portfolio Whole Loan documents; (iii) as of the date of consummation of the partial release, (a) if 70% or more of the aggregate rentable square footage of such released property is occupied by tenants as of the partial release date, the debt service coverage ratio with respect to the remaining individual mortgaged properties will be no less than the greater of (A) 2.01x and (B) the debt service coverage ratio immediately prior to the partial release or (b) if less than 70% of the aggregate rentable square footage of such released property is occupied by tenants as of the partial release date, then the debt service coverage ratio with respect to the remaining individual mortgaged properties will be no less than the debt service coverage ratio immediately prior to the partial release; (iv) as of the date of consummation of the partial release, (a) if 70% or more of the aggregate rentable square footage of such released property is occupied by tenants as of the partial release date, the debt yield with respect to the remaining individual mortgaged properties will be no less than the greater of (A) 13.11% and (B) the debt yield immediately prior to the partial release or (b) if less than 70% of the aggregate rentable square footage of such released property is occupied by tenants as of the partial release date, the net cash flow debt yield with respect to the remaining individual mortgaged properties will be no less than the debt yield immediately prior to the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
96

Retail – Various	Loan #9	Cut-off Date Balance:	$30,000,000
Various	RTL Retail Portfolio	Cut-off Date LTV:	51.2%
Various		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	13.8%

partial release; (v) payment or defeasance of the release amount equal to 115% of the allocated loan amount for such individual property (including any applicable yield maintenance premium) and (vi) satisfaction of REMIC related conditions.

Real Estate Substitution. Not permitted.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. The tenant Wal-Mart has a right of first refusal (“ROFR”) to purchase the Walmart Neighborhood Market mortgaged property and the tenant McDonalds has a ROFR to purchase the portion of the Southway Shopping Center mortgaged property occupied by such tenant. Pursuant to the Wal-Mart lease, the ROFR does not apply in connection with a foreclosure or deed-in-lieu of foreclosure, however, such right does apply to any subsequent sale.. Pursuant to the McDonalds lease, the ROFR only applies if the premises leased to McDonalds is the only portion of the related mortgaged property being transferred.

Ground Lease. None.

Terrorism Insurance. The RTL Retail Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for perils and acts of terrorism in an amount not less than 100% of the full replacement cost of the RTL Retail Portfolio Properties. The RTL Retail Portfolio Whole Loan documents also require business income/loss of rents insurance covering perils and acts of terrorism for a period of no less than the 18-month period commencing at the time of loss, together with a 365-day extended period of indemnity; provided, however, the borrowers will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premiums that are payable in respect of the RTL Retail Portfolio Properties and rental loss and/or business income insurance required under the RTL Retail Portfolio Whole Loan (without giving effect to the cost of terrorism, earthquake components and catastrophic premium surcharges of such property and rental loss and/or business income insurance) on the origination date. See “Risk Factors—Risks Relating to the Whole Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
97

Retail – Anchored	Loan #10	Cut-off Date Balance:	$30,000,000
Various	Rhino Retail Portfolio 2	Cut-off Date LTV:	65.7%
Various		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	10.7%

DICK'S
SPORTING GOODS
Monte Vista – Turlock, CA

HOBBY LOBBY
SEASONAL
Sherwood – Sherwood, OR

GROCERY OUTLET
Silverdale Village – Silverdale, WA

DOLLAR TREE
Grafton – Grafton, WI

GRAVITY
DRIVE-THRU
Port Orchard – Port Orchard, WA

HARBOR FREIGHT
QUALITY TOOLS LOWEST PRICES
Fallon – Fallon, NV

San Joaquin Valley
College
Madera Marketplace – Madera, CA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
98

Retail – Anchored	Loan #10	Cut-off Date Balance:	$30,000,000
Various	Rhino Retail Portfolio 2	Cut-off Date LTV:	65.7%
Various		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	10.7%

N. GOLDEN STATE BOULEVARD
COUNTRYSIDE DRIVE
W. MONTE VISTA AVENUE
99
Collateral
Vacant
Not Part of Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
99

Retail – Anchored	Loan #10	Cut-off Date Balance:	$30,000,000
Various	Rhino Retail Portfolio 2	Cut-off Date LTV:	65.7%
Various		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	10.7%

Rhino Retail Portfolio 2
1 Monte Vista Turlock, CA
2 Sherwood Sherwood, OR
3 Madera Marketplace Madera, CA
4 Silverdale Village Silverdale, WA
5 Port Orchard Port Orchard, WA
6 Grafton Grafton, WI
7 Fallon Fallon, NV
SEATTLE
TACOMA
Bremerton
Silverdale
Port Orchard
Everett
Bellevue
MILWAUKEE
Lake Michigan
Grafton
Kenosha
Racine
WISCONSIN
ILLINOIS
PORTLAND
WASHINGTON
OREGON
Vancouver
Sherwood
CASCADE RANGE
Stockton
Modesto
Turlock
Merced
Madera
FRESNO
RENO
Sparks
Fallon
Carson City
NEVADA
CALIFORNIA
SIERRA NEVADA MTS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
100

No. 10 – Rhino Retail Portfolio 2

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s)	NR/NR/NR		Property Type – Subtype:	Retail - Anchored
	Original Principal Balance(1):	$30,000,000		Location(4):	Various
	Cut-off Date Balance(1):	$30,000,000		Size:	827,429 SF
	% of Initial Pool Balance:	3.3%		Cut-off Date Balance Per SF(1):	$157.72
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$157.72
	Borrower Sponsor:	Sanjiv Chopra		Year Built/Renovated(4):	Various / Various
	Guarantor:	Sanjiv Chopra		Title Vesting:	Fee
	Mortgage Rate:	6.9750%		Property Manager(5):	Various
	Note Date:	July 28, 2023		Current Occupancy (As of):	95.5% (7/20/2023)
	Seasoning:	4 months		YE 2022 Occupancy:	84.0%
	Maturity Date:	August 6, 2033		YE 2021 Occupancy:	84.5%
	IO Period:	120 months		YE 2020 Occupancy:	NAV
	Loan Term (Original):	120 months		YE 2019 Occupancy:	NAV
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$198,631,638
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$240.06
	Call Protection:	L(24),YM1(89),O(7)		As-Is Appraisal Valuation Date(6):	Various
	Lockbox Type:	Soft/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM NOI (5/31/2023)(7)(8):	$3,670,860
	Additional Debt Type (Balance)(1):	Pari Passu ($100,500,000)		YE 2022 NOI(7):	$3,867,109
				YE 2021 NOI(7)(9):	$4,135,747
				YE 2020 NOI(7):	$4,037,012
				U/W Revenues:	$19,233,452
Escrows and Reserves(2)				U/W Expenses:	$5,271,185
	Initial	Monthly	Cap	U/W NOI(8):	$13,962,267
Taxes:	$785,206	$157,041	NAP	U/W NCF:	$12,992,206
Insurance:	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	1.51x / 1.41x
Replacement Reserve:	$0	$10,343	NAP	U/W Debt Yield based on NOI/NCF(1):	10.7% / 10.0%
TI/LC Reserve:	$0	$51,714	$1,861,715	U/W Debt Yield at Maturity based on NOI/NCF(1):	10.7% / 10.0%
Deferred Maintenance:	$47,813	$0	NAP	Cut-off Date LTV Ratio(1):	65.7%
Other Reserves(3):	$11,867,009	$100,000	$968,576	LTV Ratio at Maturity(1):	65.7%

Sources and Uses
Sources			Uses
Whole Loan	$130,500,000	99.9%	Loan Payoff	$112,026,380	85.7%
Borrower Equity	194,081	0.1	Reserves	12,700,027	9.7
			Closing Costs	5,967,674	4.6
Total Sources	$130,694,081	100.0%	Total Uses	$130,694,081	100.0%
(1)	The Rhino Retail Portfolio 2 Mortgage Loan (as defined below) is part of the Rhino Retail Portfolio 2 Whole Loan (as defined below), which is evidenced by six pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $130.5 million. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Rhino Retail Portfolio 2 Whole Loan.
(2)	See “Escrows” section below.
(3)	Other Reserves consist of upfront TI/LC reserve ($8,513,459.87), free rent and gap rent reserve ($2,578,518.22), Planet Fitness TI/LC reserve ($468,576) and static insurance reserve ($306,454.50).
(4)	See “The Properties” section below.
(5)	The Rhino Retail Portfolio 2 Properties (as defined below) are managed by various third-party management companies that are not affiliated with the borrower sponsor, apart from the Fallon mortgaged property. The Fallon mortgaged property is self-managed.
(6)	The valuation dates for the individual property appraised values are between June 7, 2023 and June 10, 2023.
(7)	Historical cash flows exclude the Monte Vista mortgaged property, as the data provided by the borrower sponsor included income from parcels that are not part of the collateral.
(8)	The increase from TTM NOI (5/31/2023) to U/W NOI is primarily attributed to the inclusion of the Monte Vista mortgaged property cash flows. Another driver for this increase is recent leasing throughout the Rhino Retail Portfolio 2 Properties. Recent leasing includes several major tenants, including Ross Dress for Less, Inc. ($364,078 of underwritten base rent; lease commencement date of December 2023), Treetop Village Early Learning Center ($360,000 of underwritten base rent; lease commencement date of August 2023), Big Lots ($250,000 of underwritten base rent; lease commencement date of December 2023), Smart & Final ($603,220 of underwritten base rent; lease commencement date of December 2023), Planet Fitness ($368,335 of underwritten base rent; lease commencement date of June 2024) and The TJX Companies, Inc. ($236,922 of underwritten base rent; lease commencement date of November 2023.
(9)	YE 2021 NOI excludes the Silverdale Village mortgaged property, as the mortgaged property was acquired in 2021 and such information is not available.

The Mortgage Loan. The tenth largest mortgage loan (the “Rhino Retail Portfolio 2 Mortgage Loan”) is part of a whole loan (the “Rhino Retail Portfolio 2 Whole Loan”) that is secured by the borrowers’ fee interests in an 827,429 square foot, seven-property anchored retail portfolio located across California, Oregon, Washington, Wisconsin and Nevada (each individual property, a “Rhino Retail Portfolio 2 Property”, and collectively, the “Rhino Retail Portfolio 2 Properties”). The Rhino Retail Portfolio 2 Whole Loan consists of six pari passu notes and accrues interest at a rate of 6.97500% per annum. The Rhino Retail Portfolio 2 Whole Loan has a 10-year term, is interest-only for the entire term of the loan and accrues interest on an Actual/360 basis. The Rhino Retail Portfolio 2 Whole

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
101

Retail – Anchored	Loan #10	Cut-off Date Balance:	$30,000,000
Various	Rhino Retail Portfolio 2	Cut-off Date LTV:	65.7%
Various		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	10.7%

Loan was co-originated on July 28, 2023 by Barclays Capital Real Estate Inc. and Bank of America, National Association. The non-controlling Note A-5, with an original principal balance and Cut-off Date Balance of $30,000,000, will be contributed to the MSWF 2023-2 securitization trust. The Rhino Retail Portfolio 2 Whole Loan is being serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C21 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-2	$55,000,000	$55,000,000	BBCMS 2023-C21	Yes
A-3, A-4, A-6	$45,500,000	$45,500,000	BBCMS 2023-C22	No
A-5	$30,000,000	$30,000,000	MSWF 2023-2	No
Total	$130,500,000	$130,500,000

The Borrower and the Borrower Sponsors. The borrowers are Rhino Holdings Turlock, LLC, Rhino Holdings Port Orchard, LLC, Rhino Holdings Madera Marketplace, LLC, Rhino Holdings Grafton, LLC, Rhino Holdings Fallon, LLC, Rhino Holdings SV, LLC and Rhino Holdings Sherwood, LLC, all Delaware limited liability companies and special purpose entities with two independent directors. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Rhino Retail Portfolio 2 Whole Loan.

The non-recourse carve-out guarantor and borrower sponsor of the Rhino Retail Portfolio 2 Whole Loan is Sanjiv Chopra. Sanjiv Chopra is the founder and chief executive officer of Rhino Investment Group, a real estate acquisition and development firm with a portfolio of over 5 million square feet located on over 60 sites throughout the United States. The borrower sponsor previously owned and controlled an entity that filed for Chapter 11 bankruptcy in 2019 (later converted to Chapter 7 proceedings) related to certain fitness centers operated by such entity, and the borrower sponsor filed for a personal bankruptcy in 2011 that was resolved in 2015. See “—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

The Properties. The Rhino Retail Portfolio 2 Properties consist of seven anchored retail centers located in California (59.9% of whole allocated loan amount (“ALA”)), Oregon (18.8% of ALA), Washington (14.8% of ALA), Wisconsin (3.8% of ALA) and Nevada (2.8% of ALA). The Rhino Retail Portfolio 2 Properties were 95.5% occupied by 142 tenants as of July 20, 2023. The Rhino Retail Portfolio 2 Properties include 5,165 parking spaces (approximately 6.2 parking spaces per 1,000 square feet of net rentable area (“NRA”) based on a weighted average of each Rhino Retail Portfolio 2 Property’s NRA).

Portfolio Summary

Property Name	Location	Year Built / Renovated	NRSF	Occupancy %(1)	Allocated Cut-off Date Whole Loan Amount	% of ALA	Appraised Value	% of Appraised Value
Monte Vista	Turlock, CA	2000 / 2015	275,087	98.7%	$58,000,000	44.4%	$94,943,627	47.8%
Sherwood	Sherwood, OR	1995 / NAP	125,515	99.3%	$24,500,000	18.8%	$35,558,011	17.9%
Madera Marketplace	Madera, CA	1992 / NAP	134,833	85.8%	$20,200,000	15.5%	$28,400,000	14.3%
Silverdale Village	Silverdale, WA	1965 / 2023	73,818	93.8%	$10,300,000	7.9%	$14,390,000	7.2%
Port Orchard	Port Orchard, WA	1995 / 2022	75,349	100.0%	$9,000,000	6.9%	$12,670,000	6.4%
Grafton	Grafton, WI	1989 / 2022	82,374	98.1%	$4,900,000	3.8%	$6,960,000	3.5%
Fallon	Fallon, NV	1990 / NAP	60,453	87.1%	$3,600,000	2.8%	$5,710,000	2.9%
Total			827,429	95.5%	$130,500,000	100.0%	$198,631,638	100.0%
(1)	Occupancy % is as of July 20, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
102

Retail – Anchored	Loan #10	Cut-off Date Balance:	$30,000,000
Various	Rhino Retail Portfolio 2	Cut-off Date LTV:	65.7%
Various		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	10.7%

Major Tenants.

Harbor Freight Tools (52,829 square feet; 6.4% of portfolio NRA; 4.4% of portfolio underwritten base rent). Harbor Freight Tools was founded in 1977. Harbor Freight Tools (S&P: BB-) now operates over 1,400 stores and has had over 75 million customers in its over 40-year history. Harbor Freight Tools reported revenue of approximately $6.8 billion in 2022, which was approximately a 33.3% increase from 2021. Harbor Freight Tools is a tenant at three of the Rhino Retail Portfolio 2 Properties. Harbor Freight Tools leases 16,310 square feet and has been a tenant at the Fallon mortgaged property since 2020 under a lease that is scheduled to expire in December 2030. Harbor Freight Tools leases 17,500 square feet and has been a tenant at the Grafton mortgaged property since 2022 under a lease that is scheduled to expire in November 2032. Harbor Freight Tools leases 19,019 square feet and has been a tenant at the Silverdale Village mortgaged property since 2022 under a lease that is scheduled to expire in July 2032. Harbor Freight Tools has five, five-year renewal options for its space at the Fallon and Grafton mortgaged properties. Harbor Freight Tools has six, five-year renewal options at the Silverdale Village mortgaged property. Harbor Freight Tools has the right to terminate its lease at the Fallon mortgaged property at any time following the 90-day period from January 1, 2025 through December 31, 2025, with 60 days’ notice, if its gross sales do not exceed $4,000,000 during such period. According to a third party provider, Harbor Freight Tools’ gross sales at the Fallon mortgaged property are currently estimated to be higher than the termination sales threshold. Upon timely delivery of the termination notice, Harbor Freight Tools will be required to pay a termination fee equal to the sum of (i) 50% of the brokerage commission to the extent the same was actually paid by the landlord to the broker and (ii) $50,000 representing 50% of the allowance to the extent the same was actually paid by the landlord to Harbor Freight Tools. Harbor Freight Tools has the right to terminate its space at the Grafton mortgaged property on November 30, 2029, subject to prior written notice provided at any time prior to December 1, 2028. Harbor Freight Tools does not have any termination options at the Silverdale Village mortgaged property.

Hobby Lobby (49,793 square feet; 6.0% of portfolio NRA; 2.7% of portfolio underwritten base rent). Hobby Lobby was founded in 1972 and has over 900 stores today as the largest privately-owned arts-and-crafts retailer in the world. Hobby Lobby has over 43,000 employees and operates in 48 different states. Hobby Lobby had revenue of approximately $7.7 billion in 2022, which was an approximately 20.3% year-over-year increase from 2021. Hobby Lobby has been at the Sherwood mortgaged property since 2020, has a current lease expiration date in February 2030 and has three, five-year lease renewal options remaining. Hobby Lobby has no termination options.

Dick’s Sporting Goods (45,000 square feet; 5.4% of portfolio NRA; 4.9% of portfolio underwritten base rent). Dick’s Sporting Goods (“Dick’s”) is a Fortune 500 company founded in 1948 and headquartered in Pittsburgh, Pennsylvania. Dick’s (Moody’s/S&P: Baa3/BBB) is an omnichannel retailer that serves athletes and outdoor enthusiasts by offering an assortment of sports equipment, apparel, footwear and accessories. Dick’s operates more than 850 Dick’s Sporting Goods, Golf Galaxy, Public Lands, Moosejaw, Going Going Gone! and Warehouse Sale stores, online, and through its mobile app. Dick’s reported net sales of $12.4 billion for the trailing 12-month period through January 28, 2023, which was a 0.6% increase from 2021 and 41% higher than 2019. Dick’s has been at the Monte Vista mortgaged property since 2014, has a current lease expiration in January 2025 and has three, five-year renewal options remaining. Dick’s has no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
103

Retail – Anchored	Loan #10	Cut-off Date Balance:	$30,000,000
Various	Rhino Retail Portfolio 2	Cut-off Date LTV:	65.7%
Various		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	10.7%

The following table presents certain information relating to the tenancy at the Rhino Retail Portfolio 2 Properties:

Tenant Summary(1)

Tenant	Property	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	U/W Base Rent PSF(3)	U/W Base Rent(3)	% of Total U/W Base Rent(3)	Lease Exp. Date	Renewal Options
Harbor Freight Tools	Various(4)	NR / BB- / NR	52,829	6.4%	$12.30	$649,600	4.4%	Various(4)	Various(5)
Hobby Lobby	Sherwood	NR / NR / NR	49,793	6.0%	$8.00	$398,344	2.7%	2/28/2030	3 x 5 yr
Dick's Sporting Goods	Monte Vista	Baa3 / BBB / NR	45,000	5.4%	$16.00	$720,000	4.9%	1/31/2025	3 x 5 yr
Big Lots	Grafton	NR / NR / NR	39,042	4.7%	$6.40	$250,000	1.7%	1/31/2034	3 x 5 yr
Boot Barn	Various(6)	NR / NR / NR	32,040	3.9%	$7.69	$246,546	1.7%	Various(6)	3 x 5 yr
Smart & Final	Madera Marketplace	NR / NR / NR	30,161	3.6%	$20.00	$603,220	4.1%	11/30/2038	3 x 5 yr
Treetop Village Early Learning Center	Port Orchard	NR / NR / NR	30,000	3.6%	$12.00	$360,000	2.4%	8/31/2033	2 x 5 yr
Ross Dress for Less, Inc.	Madera Marketplace	A2 / BBB+ / NR	28,321	3.4%	$12.86	$364,078	2.5%	1/31/2034	4 x 5 yr
The TJX Companies, Inc.	Fallon	A2 / A / NR	22,564	2.7%	$10.50	$236,922	1.6%	9/30/2033	4 x 5 yr
Dollar Tree	Various(7)	NR / NR / NR	20,974	2.5%	$8.80	$184,518	1.2%	Various(7)	3 x 5 yr
Top Ten Tenants			350,724	42.4%	$11.44	$4,013,228	27.2%
Remaining Tenants			439,153	53.1%	$23.61	$10,752,538	72.8%
Occupied Collateral Total / Wtd. Avg.			789,877	95.5%	$18.69	$14,765,767	100.0%
Vacant Space			37,552	4.5%
Total			827,429	100.0%

(1)	Information is based on the underwritten rent roll dated July 20, 2023.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Includes $384,278 of percentage rent. Of the $384,278 of percentage rent, $294,862 is attributed to Forever 21 at the Monte Vista mortgaged property.
(4)	Harbor Freight Tools occupies 16,310 square feet at the Fallon mortgaged property with a lease expiration date of December 31, 2030, 17,500 square feet at the Grafton mortgaged property with a lease expiration date of November 30, 2032 and 19,019 square feet at the Silverdale Village mortgaged property with a lease expiration date of July 31, 2032.
(5)	Harbor Freight Tools has six, five-year renewal options at the Silverdale Village mortgaged property and five, five-year renewal options at the Fallon and Grafton mortgaged properties.
(6)	Boot Barn occupies 13,776 square feet at the Fallon mortgaged property with a lease expiration date of May 31, 2032, and 18,264 square feet at the Monte Vista mortgaged property with a lease expiration date of November 30, 2031. Boot Barn has the option to terminate its space at the Monte Vista mortgaged property in the event that its sales from December 1, 2025 through November 30, 2026 (the “Measuring Period”) are less than $2,200,000. If sales are less than $2,200,000 in such period, and if Boot Barn exercises the termination option, Boot Barn must provide termination notice to the lenders within 90 days after the Measuring Period. Boot Barn’s lease would then terminate 180 days after the lenders’ receipt of the termination notice. Boot Barn reported sales of approximately $7.6 million ($418 per square foot) for the trailing 12-month period ending in June 2023.
(7)	Dollar Tree occupies 11,600 square feet at the Port Orchard mortgaged property with a lease expiration date of February 28, 2034, and 9,374 square feet at the Grafton mortgaged property with a lease expiration date of August 31, 2026.

The following table presents certain information relating to the lease rollover schedule at the Rhino Retail Portfolio 2 Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent(3)	Annual U/W Base Rent PSF(3)
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	14	31,885	3.9%	31,885	3.9%	$992,540	6.7%	$31.13
2025	18	103,164	12.5%	135,049	16.3%	$2,103,466	14.2%	$20.39
2026	19	74,037	8.9%	209,086	25.3%	$1,489,074	10.1%	$20.11
2027	22	83,373	10.1%	292,459	35.3%	$1,933,683	13.1%	$23.19
2028	17	64,277	7.8%	356,736	43.1%	$1,623,342	11.0%	$25.26
2029	7	17,366	2.1%	374,102	45.2%	$477,654	3.2%	$27.51
2030	12	92,732	11.2%	466,834	56.4%	$1,225,317	8.3%	$13.21
2031	6	29,437	3.6%	496,271	60.0%	$379,825	2.6%	$12.90
2032	11	74,113	9.0%	570,384	68.9%	$1,176,023	8.0%	$15.87
2033	10	71,027	8.6%	641,411	77.5%	$1,216,079	8.2%	$17.12
Thereafter	12	148,466	17.9%	789,877	95.5%	$2,148,765	14.6%	$14.47
Vacant	0	37,552	4.5%	827,429	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	148	827,429	100.0%			$14,765,767	100.0%	$18.69
(1)	Information is based on the underwritten rent roll dated July 20, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent, % of Total Annual U/W Base Rent and Annual U/W Base Rent PSF include $384,278 of percentage rent. Of the $384,278 of percentage rent, $294,862 is attributed to Forever 21 at the Monte Vista mortgaged property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
104

Retail – Anchored	Loan #10	Cut-off Date Balance:	$30,000,000
Various	Rhino Retail Portfolio 2	Cut-off Date LTV:	65.7%
Various		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	10.7%

The following table presents historical occupancy percentages at the Rhino Retail Portfolio 2 Properties:

Historical Occupancy

12/31/2020	12/31/2021(1)	12/31/2022(1)(2)	7/20/2023(2)(3)
NAV	84.5%	84.0%	95.5%
(1)	Includes certain parcels at the Monte Vista mortgaged property that are no longer included in the collateral.
(2)	The increase from the 2022 occupancy to the current occupancy is attributed to recent leasing throughout the Rhino Retail Portfolio 2 Properties. Recent leasing includes several major tenants, including Ross Dress for Less, Inc. (28,321 SF; lease commencement date of December 2023), Treetop Village Early Learning Center (30,000 SF; lease commencement date of August 2023), Big Lots (39,042 SF; lease commencement date of December 2023), Smart & Final (30,161 SF; lease commencement date of December 2023), Planet Fitness (19,910 SF; lease commencement date of June 2024) and The TJX Companies, Inc. (22,564 SF; lease commencement date of October 2023).
(3)	Information based on the underwritten rent roll.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Rhino Retail Portfolio 2 Properties:

Cash Flow Analysis(1)

	2020(2)	2021(2)(3)	2022(2)	TTM 5/31/2023(2)(4)	U/W(4)	%(5)	U/W $ per SF
Base Rent	$4,765,307	$4,643,279	$4,867,367	$4,715,375	$14,381,488	70.5%	$17.38
Vacancy Gross Up	0	0	0	0	761,094	3.7	0.92
Percentage Rent(6)	12,993	6,671	0	0	384,278	1.9	0.46
Gross Potential Income	$4,778,300	$4,649,950	$4,867,367	$4,715,375	$15,526,860	76.1%	$18.77
Reimbursements	1,577,271	1,500,131	1,531,526	1,362,892	4,717,952	23.1	5.70
Other Income	31,823	65,058	32,347	39,084	146,357	0.7	0.18
Net Rental Income	$6,387,394	$6,215,139	$6,431,240	$6,117,352	$20,391,169	100.0%	$24.64
(Vacancy/Credit Loss)	0	0	0	0	(1,157,716)	(5.7)	(1.40)
Effective Gross Income	$6,387,394	$6,215,139	$6,431,240	$6,117,352	$19,233,452	94.3%	$23.24
Total Expenses	$2,350,382	$2,079,392	$2,564,132	$2,446,492	$5,271,185	27.4%	$6.37
Net Operating Income	$4,037,012	$4,135,747	$3,867,109	$3,670,860	$13,962,267	72.6%	$16.87
TI/LC	0	0	0	0	845,946	4.4	1.02
Cap Ex	0	0	0	0	124,114	0.6	0.15
Net Cash Flow	$4,037,012	$4,135,747	$3,867,109	$3,670,860	$12,992,206	67.6%	$15.70

NOI DSCR(7)	1.36x	1.33x	1.40x	1.31x	1.51x
NCF DSCR(7)	1.36x	1.33x	1.40x	1.31x	1.41x
NOI Debt Yield(7)	9.6%	9.4%	9.9%	9.2%	10.7%
NCF Debt Yield(7)	9.6%	9.4%	9.9%	9.2%	10.0%
(1)	Based on the underwritten rent roll dated July 20, 2023.
(2)	Historical cash flows exclude the Monte Vista mortgaged property, as the data provided by the borrower sponsor included income from parcels that are not part of the collateral.
(3)	2021 cash flows exclude the Silverdale Village mortgaged property, as it was acquired in 2021 and such information is not available.
(4)	The increase from TTM 5/31/2023 Net Operating Income to U/W Net Operating Income is primarily attributed to the inclusion of the Monte Vista mortgaged property cash flows, which has an underwritten net operating income of $6,327,824 and an underwritten net cash flow of $5,901,878. Another driver for this increase is recent leasing throughout the Rhino Retail Portfolio 2 Properties. Recent leasing includes several major tenants, including Ross ($364,078 of underwritten base rent; lease commencement date of December 2023), Treetop Village Early Learning Center ($360,000 of underwritten base rent; lease commencement date of August 2023), Big Lots ($250,000 of underwritten base rent; lease commencement date of December 2023), Smart & Final ($603,220 of underwritten base rent; lease commencement date of December 2023), Planet Fitness ($368,335 of underwritten base rent; lease commencement date of June 2024) and The TJX Companies, Inc. ($236,922 of underwritten base rent; lease commencement date of October 2023).
(5)	% column represents (i) percent of Net Rental Income for revenue fields and (ii) percent of Effective Gross Income for the remainder of fields.
(6)	Of the $384,278 of percentage rent, $294,862 is attributed to Forever 21 at the Monte Vista mortgaged property.
(7)	Debt service coverage ratios and debt yields are based on the Rhino Retail Portfolio 2 Whole Loan.

Appraisal. According to the individual appraisals with valuation as-of dates between June 7, 2023 and June 10, 2023, the Rhino Retail Portfolio 2 Properties had an aggregate “As-is” value of $198,631,638.

Environmental Matters. According to the Phase I environmental reports dated June 19, 2023 and July 22, 2023, a recognized environmental condition (a “REC”) was identified at the Silverdale Village mortgaged property and controlled recognized environmental conditions (each, a “CREC”) were identified at the Port Orchard and Sherwood mortgaged properties.

A dry cleaning business formerly operating at the Silverdale Village mortgaged property used cleaning solvent components (chlorinated compounds including Perchloroethylene (“PCE”)) which have impacted soil and groundwater at the Silverdale Village mortgaged property that exceed their respective Model Toxics Control Act cleanup levels. The extent of the impacted soil and groundwater at the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
105

Retail – Anchored	Loan #10	Cut-off Date Balance:	$30,000,000
Various	Rhino Retail Portfolio 2	Cut-off Date LTV:	65.7%
Various		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	10.7%

Silverdale Village mortgaged property has been fully delineated and an enhanced bioremediation remedial action, approved by the Washington Department of Ecology (“WDE”), is being implemented to address the impacted soil and groundwater. The cleanup is being conducted under a WDE Voluntary Cleanup Plan (“VCP”) agreement between Mentor Company (the prior owner of the Silverdale Village mortgaged property and identified responsible party) and WDE. The chlorinated compound impacts to soil and groundwater at the Silverdale Village mortgaged property is identified as a REC; however, since the responsible party has been identified, and remediation is being conducted under the VCP, no further investigation is required at this time. A third-party consultant hired by Mentor Company estimated $86,000 expenses remaining prior to obtaining closure. Mentor Company has a remaining escrow of $118,116 for the remaining remediation work.

Based on the analytical soil and soil vapor data at the Port Orchard mortgaged property, the presence of PCE impacted soil beneath the South Park Cleaners tenant space is classified as a CREC. On March 26, 2020, a Vapor Intrusion Assessment Report was completed at the Port Orchard mortgaged property. Based on the results of the Vapor Intrusion Assessment Report, further assessment of vapor intrusion risk is not recommended.

CRECs were identified at the Sherwood mortgaged property in connection with a gas station and dry cleaning services. With regard to the gas station, benzene in groundwater was found to be above regulatory criteria, however, the contamination has been determined to be localized and not indicative of a significant contamination plume. With regard to the dry cleaning tenant, PCE was detected in excess of the Oregon Department of Environmental Quality Risk Based Concentrations for urban residential settings and occupational settings. No further action was required given that the vapor intrusion risks were acceptable for commercial occupants, however, the release of PCE represents a CREC.

Environmental insurance was obtained at origination of the Rhino Retail Portfolio 2 Whole Loan for the Port Orchard and Sherwood mortgaged properties with a coverage limit of $4,000,000 and a policy expiration date of July 27, 2026. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the prospectus.

Market Overview and Competition. The Rhino Retail Portfolio 2 Properties consist of seven properties located across five different states. The Rhino Retail Portfolio 2 Properties are located in submarkets with vacancy rates ranging from 1.10% to 6.40% and average market asking rents per square foot ranging from $14.74 to $21.32.

The following table presents certain market information relating to the Rhino Retail Portfolio 2 Properties:

Market Summary(1)

Property Name	Location	Market	Submarket	U/W Rental Rate PSF(2)	Market Rent Rate PSF	Average Submarket Vacancy
Monte Vista	Turlock, CA	Stockton Modesto	Turlock SW Stanislaus	$24.43	$25.90	3.10%
Sherwood	Sherwood, OR	Portland MSA	I-5 Corridor	$20.84	$22.39	2.70%
Madera Marketplace	Madera, CA	Fresno	Suburban Madera	$18.20	$18.22	3.10%
Silverdale Village	Silverdale, WA	Kitsap County	3 Mile	$17.17	$17.20	2.30%
Port Orchard	Port Orchard, WA	Kitsap County	3 Mile	$14.32	$15.10	6.40%
Grafton	Grafton, WI	Milwaukee	North Ozaukee	$8.34	$9.01	1.10%
Fallon	Fallon, NV	Reno/Sparks	Fallon	$9.25	$11.89	1.10%
(1)	Source: Appraisals dated from June 7, 2023 through June 10, 2023.
(2)	Based on the underwritten rent roll dated July 20, 2023 and includes $384,278 of percentage rent.

Escrows. At origination, the borrowers deposited into escrow (i) approximately $8,513,460 for upfront TI/LCs, (ii) approximately $2,578,518 for free rent and gap rent, (iii) $785,206 for taxes, (iv) $468,576 related to a Planet Fitness TI/LC reserve for upfront TI/LCs, (v) $306,455 as a static upfront insurance payment and (vi) $47,813 for deferred maintenance.

Real Estate Taxes – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $157,041.

Insurance – If there is no approved blanket policy in place, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis.

Replacement Reserve – On a monthly basis, the borrowers are required to escrow $10,343 ($0.15 per square foot annually) for replacement reserves.

TI/LC Reserve – The borrowers are required to make monthly deposits into the TI/LC reserve in an amount equal to $51,714 ($0.75 per square foot annually) subject to a cap of $1,861,715 (three years of collections).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
106

Retail – Anchored	Loan #10	Cut-off Date Balance:	$30,000,000
Various	Rhino Retail Portfolio 2	Cut-off Date LTV:	65.7%
Various		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	10.7%

Planet Fitness Reserve – Planet Fitness is expected to open for business in February 2024 at the Silverdale Village mortgaged property and will be due a $968,576 tenant improvement reimbursement in accordance with its lease. The borrowers deposited $468,576 at origination and on a monthly basis, the borrowers are required to escrow $100,000 until $968,576 is reserved.

Lockbox and Cash Management. The Rhino Retail Portfolio 2 Whole Loan documents require a soft, springing hard lockbox, with springing cash management. Prior to a Trigger Period (as defined below), all rents received by the borrowers or property manager are required to be deposited into the lockbox account within one business day of receipt. Commencing at the first Trigger Period, the borrowers are required to instruct all tenants to deposit rent directly to the lockbox account. So long as a Trigger Period is not continuing, funds in the lockbox account are required to be transferred to the borrowers’ operating account on each business day. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Rhino Retail Portfolio 2 Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds will be applied in accordance with the Rhino Retail Portfolio 2 Whole Loan documents. If the DSCR is less than 1.10x for two consecutive calendar quarters, all excess cash flow will be reserved with the lenders.

A “Trigger Period” will commence upon the earliest of:

(i)	an event of default; or
(ii)	the DSCR being less than 1.10x, based on a 30 year amortization schedule.

A Trigger Period will end upon the occurrence of:

●	with regard to clause (i), the cure of such event of default, and
●	with regard to clause (ii), the date that the DSCR is equal to or greater than 1.15x for two consecutive calendar quarters, based on a 30-year amortization schedule.

Property Management. The Rhino Retail Portfolio 2 Properties are managed by various third-party management companies that are not affiliated with the borrower sponsor, apart from the Fallon mortgaged property. The Fallon mortgaged property is self-managed.

Partial Release. Provided that no event of default exists, after September 5, 2025, the borrowers may obtain the release of the Fallon mortgaged property, the Grafton mortgaged property and/or the Port Orchard mortgaged property, upon the satisfaction of certain conditions, including, among other conditions: (i) payment of a release price in an amount equal to the greater of (a) 115% of the ALA of the property being released and (b) net proceeds received in connection with the sale of the individual mortgaged property; (ii) if such partial release occurs prior to the open date, which is the payment date occurring in February 2033, payment of the yield maintenance premium; (iii) the debt service coverage ratio is equal to or greater than (a) 1.25x based on a 30-year amortization schedule and (b) the debt service coverage ratio for the remaining mortgaged properties for the 12 months immediately preceding the release; (iv) the loan-to-value ratio for the remaining mortgaged properties is no greater than the lesser of (a) 65.7% and (b) the loan-to-value ratio for the remaining mortgaged properties immediately preceding the release; (v) the net cash flow debt yield is equal to the greater of (a) 9.96% and (b) the net cash flow debt yield for the remaining mortgaged properties for the 12 months immediately preceding the release; and (vi) satisfaction of all REMIC requirements.

Additionally, provided that no event of default exists, the borrowers may obtain a release of the designated outparcel consisting of unimproved land located at the Sherwood mortgaged property upon the satisfaction of certain conditions, including, among other conditions: (i) payment of a release price in an amount equal to the greater of (a) 100% of the appraised value of the designated outparcel and (b) 100% of the net sales proceeds of the designated parcel, provided that in each case, if such release occurs prior to the open date, together with the payment of the applicable yield maintenance premium; and (ii) net cash flow debt yield and debt service coverage ratio are greater than or equal to, and the loan to value ratio is less than or equal to, 9.96%, 1.41x and 65.7%, respectively, and such ratios immediately prior to the release.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Permitted Future Mezzanine Debt. From and after the date that is two years following the date on which a securitization has occurred, a mezzanine loan is permitted, provided that each of the following conditions, among others as described in the Rhino Retail Portfolio 2 Whole Loan documents, is satisfied: (i) no event of default has occurred or is continuing; (ii) the combined loan to value ratio is less than or equal to 65.7%; (iii) the net cash flow debt yield as of the date of closing of the proposed permitted mezzanine loan (without giving effect to the permitted mezzanine loan) is equal to or greater than 9.96%; (iv) the combined debt service coverage ratio is equal to or greater than 1.25x based on a 30-year amortization schedule; and (v) rating agency confirmation is obtained.

Ground Lease. None

Terrorism Insurance. The Rhino Retail Portfolio 2 Whole Loan documents require the borrowers to obtain and maintain property insurance and business interruption insurance for 18 months plus a six-month extended period of indemnity, which insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
107

Various	Loan #11	Cut-off Date Balance:	$30,000,000
Various	Blackbird Portfolio	Cut-off Date LTV:	53.3%
Ann Arbor, MI		U/W NCF DSCR:	1.40x
		U/W NOI Debt Yield:	12.9%

1100

1100 Victors Way

925 Victory Way

1100 Eisenhower Place

825

825 Victory Way

1194 Oak Valley

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
108

Various	Loan #11	Cut-off Date Balance:	$30,000,000
Various	Blackbird Portfolio	Cut-off Date LTV:	53.3%
Ann Arbor, MI		U/W NCF DSCR:	1.40x
		U/W NOI Debt Yield:	12.9%

ANN ARBOR
DOWNTOWN ANN ARBOR
University of Michigan Hospital
Medical Campus
Leslie Science & Nature Center
University of Michigan Museum of Natural History
University of Michigan
Univ. of Michigan Museum of Art
Huron River
AMTRAK
Geddes Ave
Washtenaw Ave
Westgate Shopping Center
W. Liberty St
Eberwhite Woods Park
S. Maple Rd
Pauline Blvd
South Campus
Yost Ice Arena
Packard St
Michigan Stadium
Crisler Center
Phyllis Ocker Field
Burns Park
WASHTENAW COUNTY
W. Stadium Blvd
Dicken
Pioneer Woods Park
Greenview and Pioneer Woods Nature Area
S. Main St
University of Michigan Golf Course
Stadium Blvd
Scio Church Rd
Lamp Post Plaza
S. Industrial Hwy
Varsity Tennis Center
County Farm Park
Ann Arbor Ice Cube
Wide World Sports Center
Woodland Plaza
S. State St
Meadowoods Park
Bryant Pattengill East
Buhr Park
Cranbrook Village
Concord Center Shops
Cobblestone Farm
Packard St
Waters Rd
Oak Valley Center
W. Eisenhower Pkwy
Waters Place Shopping Center
Briarwood Mall
Mary Beth Doyle Park
Ann Arbor Saline Rd
94
23
WASHTENAW COUNTY
Platt Rd
Lake Forest GC
W. Ellsworth Rd
E. Ellsworth Rd
Detroit 40 miles
Pittsfield Township Community Center
Ann Arbor Municipal Airport
Pittsfield Township Park
Pittsfield Township
Travis Pointe CC
Stonebridge Golf Club
Maple St
Lohr Rd
State St
Textile Rd
Blackbird Portfolio
1 1100, 1200, and 1300 Victors Way Ann Arbor, MI
2 1200 Eisenhower Place Ann Arbor, MI
3 3767-3891 Ranchero Drive Ann Arbor, MI
4 1300 Eisenhower Place Ann Arbor, MI
5 1500 Eisenhower Place Ann Arbor, MI
6 1100 Eisenhower Place Ann Arbor, MI
7 1194 Oak Valley Drive Ann Arbor, MI
8 3940-3948 Ranchero Drive Ann Arbor, MI
9 950 Victors Way Ann Arbor, MI
10 825 Victors Way Ann Arbor, MI
Lake Superior
Sault Ste. Marie
ONTARIO
Marquette
Iron Mountain
Charlevoix
Alpena
WISCONSIN
Traverse City
Lake Huron
Green Bay
Manistee
Cadillac
Appleton
Manitowoc
Oshkosh
Ludington
Sheboygan
Midland
Bay City
Saginaw
MICHIGAN
Muskegon
MILWAUKEE
Grand Rapids
Owosso
Flint
Lake Michigan
Lansing
Troy
Ann Arbor
DETROIT
Rockford
Waukegan
Kalamazoo
Battle Creek
Benton Harbor
Windsor
Lake Erie
IL
CHICAGO
Gary
South Bend
IN
Toledo
OH

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
109

No. 11 – Blackbird Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Argentic Real Estate Finance 2 LLC		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Various – Various
	Original Principal Balance(1):	$30,000,000		Location:	Ann Arbor, MI
	Cut-off Date Balance(1):	$30,000,000		Size:	427,513 SF
	% of Initial Pool Balance:	3.3%		Cut-off Date Balance Per SF(1):	$83.62
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$80.09
	Borrower Sponsor:	Jeffrey L. Hauptman		Year Built/Renovated:	Various/Various
	Guarantor:	Jeffrey L. Hauptman		Title Vesting:	Fee
	Mortgage Rate:	7.9200%		Property Manager:	Oxford Property Management, LLC
	Note Date:	November 21, 2023		Current Occupancy (As of):	83.4% (Various)
	Seasoning:	0 months		YE 2022 Occupancy:	96.3%
	Maturity Date:	December 6, 2033		YE 2021 Occupancy:	89.9%
	IO Period:	60 months		YE 2020 Occupancy:	85.8%
	Loan Term (Original):	120 months		As-Is Appraised Value(4):	$67,060,000
	Amortization Term (Original):	360 months		As-Is Appraised Value Per SF:	$156.86
	Loan Amortization Type:	Interest Only, Amortizing Balloon		As-Is Appraisal Valuation Date:	September 30, 2023
	Call Protection(2):	L(24),D(92),O(4)
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM NOI (9/30/2023)(6):	$5,529,487
	Additional Debt Type (Balance)(1):	Pari Passu ($5,750,000)		YE 2022 NOI(5):	$5,717,017
		Mezzanine ($5,250,000)		YE 2021 NOI(5):	$4,439,220
				YE 2020 NOI:	$4,564,176
				U/W Revenues:	$8,001,309
				U/W Expenses:	$3,378,501
Escrows and Reserves(3)				U/W NOI(6):	$4,622,808
	Initial	Monthly	Cap	U/W NCF:	$4,373,919
Tax:	$694,641	$138,928	NAP	U/W DSCR based on NOI/NCF(1):	1.48x / 1.40x
Insurance:	$86,855	$9,651	NAP	U/W Debt Yield based on NOI/NCF(1):	12.9% / 12.2%
Replacement Reserve:	$0	$7,125	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	13.5% / 12.8%
TI/LC Reserve:	$2,000,000	$57,002	NAP	Cut-off Date LTV Ratio(1):	53.3%
Deferred Maintenance:	$150,510	$0	NAP	LTV Ratio at Maturity(1):	51.1%
Outstanding TI/LC Reserve:	$118,000	$0	NAP

Sources and Uses
Sources			Uses
Original Whole Loan Amount(1)	$35,750,000	87.0%	Loan Payoff	$36,443,847	88.7%
Mezzanine Loan	5,250,000	12.8	Upfront Reserves	3,050,005	7.4
Borrower Equity Contribution	75,000	0.2	Closing Costs	1,581,147	3.8
Total Sources	$41,075,000	100.0%	Total Uses	$41,075,000	100.0%
(1)	The Blackbird Portfolio Mortgage Loan (as defined below) is part of the Blackbird Portfolio Whole Loan (as defined below) with an original aggregate principal balance of $35,750,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the Blackbird Portfolio Whole Loan.
(2)	At any time after the earlier of (i) November 21, 2026 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Blackbird Portfolio Whole Loan to be securitized, the borrower has the right to defease the Blackbird Portfolio Whole Loan in whole or in part, in connection with the release of any of the 10 properties comprising the Blackbird Portfolio Properties (as defined below). See “Partial Release” below for further information.
(3)	See “Escrows” below for further discussion of reserve requirements.
(4)	The As-Is Appraised Value represents the appraiser’s concluded portfolio value for the Blackbird Portfolio Properties. Based on cumulative individual property values, the As-Is Appraised Value is $65.42 million and results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 54.6% and 52.3%, respectively.
(5)	The increase in NOI from 2021 to 2022 was primarily driven by additional income from five new tenants that comprised approximately 6.1% of net rentable area that signed leases in 2022.
(6)	The decrease in NOI from TTM 9/30/2023 and U/W NOI is primarily due to six tenants that leased approximately 12.3% of net rentable area that downsized or vacated their respective spaces in 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
110

Various	Loan #11	Cut-off Date Balance:	$30,000,000
Various	Blackbird Portfolio	Cut-off Date LTV:	53.3%
Ann Arbor, MI		U/W NCF DSCR:	1.40x
		U/W NOI Debt Yield:	12.9%

The Mortgage Loan. The eleventh largest mortgage loan (the “Blackbird Portfolio Mortgage Loan”) is part of a whole loan (the “Blackbird Portfolio Whole Loan”) secured by first priority fee interests in nine mixed-use buildings and one office building totaling 427,513 square feet, located in Ann Arbor, Michigan (the “Blackbird Portfolio Properties”). The Blackbird Portfolio Whole Loan has an original aggregate principal balance of $35,750,000 and is comprised of two pari passu notes. The Blackbird Portfolio Mortgage Loan, with an original principal balance of $30,000,000, is evidenced by the controlling Note A-1. The non-controlling Note A-2 in the original principal amount of $5,750,000 is currently held by Argentic Real Estate Finance 2 LLC (“AREF2”) and will be contributed to one or more future securitizations. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

Blackbird Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$30,000,000	$30,000,000	MSWF 2023-2	Yes
A-2	$5,750,000	$5,750,000	AREF2	No
Total	$35,750,000	$35,750,000

The Borrower and Borrower Sponsor. The borrower is Blackbird Ann Arbor LLC, a single-purpose, Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Blackbird Portfolio Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is Jeffrey L. Hauptman who is the founder and chief executive officer of Oxford Companies as well as serving as managing member to several investment partnerships. Founded in 1998, Oxford Companies is a full-service investment firm involved in the acquisition, construction, and management of commercial real estate properties. Jeffrey L. Hauptman’s and Oxford Companies’ portfolio included 14 separate real estate funds located in the Ann Arbor metropolitan statistical area. Oxford Companies has approximately 2.6 million commercial square feet under management totaling over $500 million.

The Properties. The Blackbird Portfolio Properties consist of nine mixed-use properties and one office property, all of which are located in the southern end of Ann Arbor, Michigan. The Blackbird Portfolio Properties were built between 1980 and 2000 and renovated between 2000 and 2022 and are located within an approximately three-mile radius of each other. Totaling 427,513 square feet, the Blackbird Portfolio Properties range from 23,723 square feet to 68,348 square feet. The Blackbird Portfolio Properties are comprised of nine properties that are mixed-use and feature office/industrial (“flex”) and laboratory space (“lab”) and one property (825 Victors Way; 30,956 square feet) that features more traditional office space. The Blackbird Portfolio Properties are currently 83.4% leased to 36 tenants. The occupancies for the Blackbird Portfolio Properties range from 45.8% to 100.0%. Furthermore, one of the 10 properties is fully leased to a single tenant while the remainder are currently leased to or can accommodate multiple tenants. The flex, lab, and traditional office space comprise 60.5%, 32.4% and 7.1% of the portfolio square footage, respectively. The flex, lab, and traditional office space comprise 50.8%, 39.1% and 10.0% of the underwritten base rent, respectively.

1100, 1200, and 1300 Victors Way

The 1100, 1200, and 1300 Victors Way property is a 68,348 square-foot, mixed-use (flex/lab) property (the “1100, 1200, and 1300 Victors Way Property”). Situated on a 5.720-acre site, the 1100, 1200, and 1300 Victors Way Property consists of three standalone single-story buildings built in 1999 and renovated in 2022. The three buildings comprising the 1100, 1200, and 1300 Victors Way Property contain 31,200 square feet, 21,600 square feet and 16,800 square feet, respectively. The 1100, 1200, and 1300 Victors Way Property is comprised of 58.7% flex space and 41.3% lab space. The 1100, 1200, and 1300 Victors Way Property is served by 280 open parking spaces at a parking ratio of 4.10 spaces per 1,000 square feet of net rentable area. As of October 31, 2023, the 1100, 1200, and 1300 Victors Way Property was 100% occupied by seven tenants. The largest tenant is NeuMoDx Molecular, Inc., which occupies 41.3% of the space under a lease that expires in July 2025 and primarily utilizes the space as lab space.

1200 Eisenhower Place

The 1200 Eisenhower Place property is a 48,368 square-foot, mixed-use (flex/lab) property (the “1200 Eisenhower Place Property”). Situated on a 5.460 acres site, the 1200 Eisenhower Place Property comprise a single-story building built in 1985, renovated in 2007. The 1200 Eisenhower Place Property is comprised of 85.8% lab space and 14.3% flex space. The 1200 Eisenhower Place Property is served by 122 open parking spaces at a parking ratio of 2.52 spaces per 1,000 square feet of net rentable area. As of December 1, 2023, the 1200 Eisenhower Place Property was 85.8% occupied by one tenant. The sole tenant is NeuMoDx Molecular, Inc. which has a lease that expires in July 2025 and primarily utilizes the space as lab space.

3767-3891 Ranchero Drive

The 3767-3891 Ranchero Drive property is a 59,335 square foot, mixed-use (flex) property (the “3767-3891 Ranchero Drive Property”). Situated on a 6.834 acres site, the 3767-3891 Ranchero Drive Property comprise two single-story buildings constructed in 2000 and renovated in 2014. The 3767-3891 Ranchero Drive Property features 100.0% flex space. The 3767-3891 Ranchero Drive Property is served by 145 open parking spaces at a parking ratio of 2.41 spaces per 1,000 square feet of net rentable area. As of October 31, 2023, the 3767-3891 Ranchero Drive Property was 45.8% occupied by five tenants. The largest tenant is Esperion Therapeutics, Inc. which occupies 19.3% of the space under a lease that expires in October 2028.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
111

Various	Loan #11	Cut-off Date Balance:	$30,000,000
Various	Blackbird Portfolio	Cut-off Date LTV:	53.3%
Ann Arbor, MI		U/W NCF DSCR:	1.40x
		U/W NOI Debt Yield:	12.9%

1300 Eisenhower Place

The 1300 Eisenhower Place property is a 42,691 square foot, mixed-use (flex/lab) property (the “1300 Eisenhower Place Property”). Situated on a 5.460 acres site, the 1300 Eisenhower Place Property comprise a single-story building built in 1985 and renovated in 2007. The 1300 Eisenhower Place Property features 81.4% flex space and 18.6% lab space. The 1300 Eisenhower Place Property is served by 174 open parking spaces at a parking ratio of 4.08 spaces per 1,000 square feet of net rentable area. As of October 31, 2023, the 1300 Eisenhower Place Property was 100% occupied by six tenants. The largest tenant is Igadea, LLC which occupies 25.6% of the space under a lease that expires in April 2025.

1500 Eisenhower Place

The 1500 Eisenhower Place property is a 42,874 square foot, mixed-use (flex) property (the “1500 Eisenhower Place Property”). Situated on a 4.920 acres site, the 1500 Eisenhower Place Property comprise a single-story building constructed in 1987 and renovated in 2006. The 1500 Eisenhower Place Property features 100.0% flex space. The 1500 Eisenhower Place Property is served by 156 open parking spaces at a parking ratio of 3.64 spaces per 1,000 square feet of net rentable area. As of October 31, 2023, the 1500 Eisenhower Place Property was 89.3% occupied by four tenants. The largest tenant is Hearst Communications, Inc. which occupies 41.6% of the space and recently renewed its lease expiration to December 2028.

1100 Eisenhower Place

The 1100 Eisenhower Place property is a 39,450 square foot, mixed-use (flex/lab) property (the “1100 Eisenhower Place Property”). Situated on a 5.460 acres site, the 1100 Eisenhower Place Property comprise a single-story building built in 1985 and renovated in 2007. The 1100 Eisenhower Place Property is 100.0% lab space. The 1100 Eisenhower Place Property is served by 135 open parking spaces at a parking ratio of 3.42 spaces per 1,000 square feet of net rentable area. As of December 1, 2023, the 1100 Eisenhower Place Property is currently 100% occupied by a single tenant. The sole tenant is NeuMoDx Molecular, Inc. which has a lease that expires in July 2025 and primarily utilizes the premises as lab space.

1194 Oak Valley Drive

The 1194 Oak Valley Drive property is a 42,296 square foot, mixed-use (flex) property (the “1194 Oak Valley Drive Property”). Situated on a 4.350 acres site, the 1194 Oak Valley Drive Property comprise a single-story building built in 1998 and renovated in 2000. The 1194 Oak Valley Drive Property features 50.6% lab space and 49.4% flex space. The 1194 Oak Valley Drive Property is served by 147 open parking spaces at a parking ratio of 3.48 spaces per 1,000 square feet of net rentable area. As of October 31, 2023, the 1194 Oak Valley Drive Property was 100% occupied by four tenants. The largest tenant is GFG Instrumentation, Inc. which occupies 39.3% of the space under a lease that expires in February 2026.

3940-3948 Ranchero Drive

The 3940-3948 Ranchero Drive property is a 29,472 square foot, mixed-use (flex) property (the “3940-3948 Ranchero Drive Property”). Situated on a 3.35 acres site, the 3940-3948 Ranchero Drive Property comprise two single-story buildings constructed in 2000. The 3940-3948 Ranchero Drive Property features 100.0% flex space. The 3940-3948 Ranchero Drive Property is served by 128 open parking spaces at a parking ratio of 4.34 spaces per 1,000 square feet of net rentable area. As of October 31, 2023, the 3940-3948 Ranchero Drive Property was 50.1% occupied by three tenants. The largest tenant is 2BeSuccessful LLC which occupies 30.3% of the space under a lease that expires in January 2029.

950 Victors Way

The 950 Victors Way property is a 23,723 square foot, mixed-use (flex) property (the “950 Victors Way Property”). Situated on a 3.90 acres site, the 950 Victors Way Property comprises a single-story building built in 1997 and renovated in 2006. The 950 Victors Way Property features 100.0% flex space. The 950 Victors Way Property is served by 86 open parking spaces at a parking ratio of 3.58 spaces per 1,000 square feet of net rentable area. As of October 31, 2023, the 950 Victors Way Property was 69.0% occupied by three tenants. The largest tenant is Planned Parenthood Mid and South Michigan which occupies 43.4% of the space under a lease that expires in June 2033.

825 Victors Way

The 825 Victors Way Property is a 30,956 square foot suburban office property (the “825 Victors Way Property”). Situated on a 2.490 acres site, the 825 Victors Way Property comprises a three-story building built in 1980 and renovated in 2019. The 825 Victors Way Property features 100.0% office space. The 825 Victors Way Property comprised of an elevator, served by 160 open parking spaces at a parking ratio of 5.17 spaces per 1,000 square feet of net rentable area. As of October 31, 2023, the 825 Victors Way Property was 83.0% occupied by four tenants. The largest tenant is Online Tech, LLC which occupies 36.0% of the space under a lease that expires in June 2029.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
112

Various	Loan #11	Cut-off Date Balance:	$30,000,000
Various	Blackbird Portfolio	Cut-off Date LTV:	53.3%
Ann Arbor, MI		U/W NCF DSCR:	1.40x
		U/W NOI Debt Yield:	12.9%

The following tables presents certain information relating to the Blackbird Portfolio Properties:

Blackbird Portfolio Property Summary(1)
Property Name / Location	City, State	Net Rentable Area (SF)(1)	Allocated Whole Loan Cut-off Date Balance	% of Portfolio Cut-off Date Balance	As-Is Appraised Value(2)	U/W NOI	% of U/W NOI
1100, 1200, and 1300 Victors Way	Ann Arbor, MI	68,348	$5,981,113	16.7%	$11,010,000	$996,391	21.6%
1200 Eisenhower Place	Ann Arbor, MI	48,368	$4,707,256	13.2%	$8,610,000	$612,001	13.2%
3767-3891 Ranchero Drive	Ann Arbor, MI	59,335	$4,379,225	12.2%	$8,010,000	$131,633	2.8%
1300 Eisenhower Place	Ann Arbor, MI	42,691	$3,870,775	10.8%	$7,080,000	$625,305	13.5%
1500 Eisenhower Place	Ann Arbor, MI	42,874	$3,827,038	10.7%	$7,000,000	$538,408	11.6%
1100 Eisenhower Place	Ann Arbor, MI	39,450	$3,608,350	10.1%	$6,780,000	$554,470	12.0%
1194 Oak Valley Drive	Ann Arbor, MI	42,296	$3,427,932	9.6%	$6,270,000	$625,034	13.5%
3940-3948 Ranchero Drive	Ann Arbor, MI	29,472	$2,411,034	6.7%	$4,160,000	$107,486	2.3%
950 Victors Way	Ann Arbor, MI	23,723	$1,771,372	5.0%	$3,270,000	$136,404	3.0%
825 Victors Way	Ann Arbor, MI	30,956	$1,765,905	4.9%	$3,230,000	$295,676	6.4%
Total/Weighted Average		427,513	$35,750,000	100.0%	$67,060,000	$4,622,808	100.0%
(1)	Information obtained from the underwritten rent rolls from various dates unless otherwise noted.
(2)	Information obtained from the appraisals.

Blackbird Portfolio Property Summary(1)
Property Name	Property Type	Property Subtype	Year Built/ Renovated	Net Rentable Area (SF)(1)	Occupancy	Number of Tenants	Number of Buildings
1100, 1200, and 1300 Victors Way	Mixed Use	Office/Industrial/Lab	1999 / 2022	68,348	100.0%	7	3
1200 Eisenhower Place	Mixed Use	Office/Industrial/Lab	1985 / 2007	48,368	85.8%	1(2)	1
3767-3891 Ranchero Drive	Mixed Use	Office/Industrial	2000 / 2014	59,335	45.8%	5	2
1300 Eisenhower Place	Mixed Use	Office/Industrial/Lab	1985 / 2007	42,691	100.0%	6	1
1500 Eisenhower Place	Mixed Use	Office/Industrial	1987 / 2006	42,874	89.3%	4	1
1100 Eisenhower Place	Mixed Use	Office/Industrial/Lab	1985 / 2007	39,450	100.0%	1	1
1194 Oak Valley Drive	Mixed Use	Office/Industrial/Lab	1998 / 2000	42,296	100.0%	4	1
3940-3948 Ranchero Drive	Mixed Use	Office/Industrial	2000 / NAP	29,472	50.1%	3	2
950 Victors Way	Mixed Use	Office/Industrial	1997 / 2006	23,723	69.0%	3	1
825 Victors Way	Office	Suburban	1980 / 2019	30,956	83.0%	4	1
				427,513	83.4%
(1)	Source: Appraisals.
(2)	As of December 1, 2023, the 1200 Eisenhower Place Property was 85.8% leased to one tenant and has one suite vacant.

Major Tenants.

NeuMoDx Molecular Inc. (109,171 square feet; 25.5% of net portfolio rentable area; 29.5% of portfolio underwritten base rent): NeuMoDx Molecular Inc. (“NeuMoDx”) designs and develops molecular diagnostic solutions for hospital and clinical reference laboratories. NeuMoDx’s technology aims to streamline and simplify the process of molecular testing, enabling clinical laboratories to achieve faster and more accurate results. The company has an intellectual property portfolio that includes greater than 20 U.S. patents, along with corresponding foreign patents and applications. NeuMoDx was recently acquired by Qiagen which is based in the Netherlands. NeuMoDx leases space at the 1100 Eisenhower Place Property, the 1100, 1200, 1300 Victors Way Property and the 1200 Eisenhower Place Property, has been in occupancy since October 2012 and has expanded multiple times, most recently by approximately 8,400 square feet in January 2022. NeuMoDx has invested approximately $6.3 million ($58 per square foot) of its own capital to build out and upgrade its premises over the years. NeuMoDx has a lease expiration in July 2025 and has two, five-year renewal options remaining. NeuMoDx and the borrower sponsor are negotiating a letter of intent to renew the lease until 2030.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
113

Various	Loan #11	Cut-off Date Balance:	$30,000,000
Various	Blackbird Portfolio	Cut-off Date LTV:	53.3%
Ann Arbor, MI		U/W NCF DSCR:	1.40x
		U/W NOI Debt Yield:	12.9%

Hearst Communications, Inc. (17,841 square feet; 4.2% of net portfolio rentable area; 4.8% of portfolio underwritten base rent): Hearst Communications, Inc. is a global, diversified, information, services, and media company. The company was founded in 1887 in San Francisco and owns newspapers, magazines, television channels, and television stations, including the San Francisco Chronicle, the Houston Chronicle, Cosmopolitan and Esquire. It owns 50% of the A&E Networks cable network group and 20% of the sports cable network group ESPN, both in partnership with The Walt Disney Company. The conglomerate also owns several business-information companies, including Fitch Ratings and First Databank. Hearst Communications, Inc. has been in occupancy at the 1500 Eisenhower Place Property since May 2008 and has extended its lease term multiple times including a five-year renewal signed in November 2023 to its current lease expiration in December 2028. The tenant has no renewal options remaining.

GFG Instrumentation, Inc. (16,630 square feet, 3.9% of net portfolio rentable area; 5.9% of portfolio underwritten base rent):

GFG Instrumentation, Inc. is a manufacturer of portable and fixed gas detectors and systems. The company has over six decades of experience across several industrials, including automotive, mining, boiler rooms, distilleries, breweries, fire departments, refrigeration, sewer construction, and underground parking. GFG Instrumentation, Inc. has offices in Germany, Poland, the United States, the United Kingdom, South Africa, France, Switzerland, etc. GFG Instrumentation, Inc. has been in occupancy at the 1194 Oak Valley Drive Property since May 1999 and has extended its lease term five times. The tenant currently pays $19.96 per square foot annually and has no renewal options remaining.

The following table presents certain information relating to the tenancy at the Blackbird Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
NeuMoDx Molecular, Inc.	NR/NR/NR	109,171	25.5%	$15.26	$1,666,322	29.5%	7/31/2025	2, 5-year	N
Hearst Communications, Inc.	NR/NR/NR	17,841	4.2%	$15.25	$272,075	4.8%	12/31/2028	None	N
GFG Instrumentation, Inc	NR/NR/NR	16,630	3.9%	$19.96	$331,957	5.9%	2/28/2026	None	N
U.S. Medical Management, LLC	NR/NR/NR	11,943	2.8%	$15.48	$184,827	3.3%	9/30/2025	None	N
Esperion Therapeutics, Inc.	NR/NR/NR	11,471	2.7%	$13.41	$153,828	2.7%	10/31/2028	1, 5-year	N
Online Tech, LLC	NR/NR/NR	11,143	2.6%	$21.00	$234,000	4.1%	6/30/2029	None	N
Igadea, LLC	NR/NR/NR	10,931	2.6%	$12.00	$131,172	2.3%	4/30/2025	None	N
Society for College and University Planning	NR/NR/NR	10,900	2.5%	$15.50	$168,948	3.0%	11/30/2026	None	N
Planned Parenthood Mid and South Michigan	NR/NR/NR	10,300	2.4%	$12.65	$130,284	2.3%	6/30/2033	None	N
ParishSOFT, LLC	NR/NR/NR	9,799	2.3%	$12.50	$122,487	2.2%	9/30/2024	1, 3-year	N
		220,129	51.5%	$15.43	$3,395,901	60.2%

Non-Major Tenants		136,420	31.9%	$16.48	$2,248,019	39.8%

Occupied Collateral Total		356,549	83.4%	$15.83	$5,643,920	100.0%

Vacant Space		70,964	16.6%

Collateral Total		427,513	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	The Annual U/W Base Rent and Annual U/W Base Rent PSF represent rent steps through September 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
114

Various	Loan #11	Cut-off Date Balance:	$30,000,000
Various	Blackbird Portfolio	Cut-off Date LTV:	53.3%
Ann Arbor, MI		U/W NCF DSCR:	1.40x
		U/W NOI Debt Yield:	12.9%

The following table presents certain information relating to the lease rollover schedule at the Blackbird Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	3	16,033	3.8%	16,033	3.8%	$229,138	4.1%	$14.29
2025	12	190,898	44.7%	206,931	48.4%	$2,923,853	51.8%	$15.32
2026	7	39,106	9.1%	246,037	57.6%	$673,100	11.9%	$17.21
2027	5	23,348	5.5%	269,385	63.0%	$374,101	6.6%	$16.02
2028	3	34,124	8.0%	303,509	71.0%	$491,603	8.7%	$14.41
2029	3	28,272	6.6%	331,781	77.6%	$495,860	8.8%	$17.54
2030	2	14,468	3.4%	346,249	81.0%	$325,980	5.8%	$22.53
2031	0	0	0.0%	346,249	81.0%	$0	0.0%	$0.00
2032	0	0	0.0%	346,249	81.0%	$0	0.0%	$0.00
2033 & Beyond	1	10,300	2.4%	356,549	83.4%	$130,284	2.3%	$12.65
Vacant	0	70,964	16.6%	427,513	100.0%	$0	0.0%	$0.00
Total/Weighted Average	36	427,513	100.0%			$5,643,920	100.0%	$15.83
(1)	Information obtained from the underwritten rent rolls from various dates.
(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF do not include vacant space.

The following table presents historical occupancy percentages at the Blackbird Portfolio Properties:

Historical Occupancy

12/31/2020(1)	12/31/2021(1)	12/31/2022(1)	10/31/2023(2)
85.8%	89.9%	96.3%	83.4%
(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent rolls from various dates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
115

Various	Loan #11	Cut-off Date Balance:	$30,000,000
Various	Blackbird Portfolio	Cut-off Date LTV:	53.3%
Ann Arbor, MI		U/W NCF DSCR:	1.40x
		U/W NOI Debt Yield:	12.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Blackbird Portfolio Properties:

Cash Flow Analysis

	2020	2021	2022	TTM 9/30/2023	U/W	%(1)	U/W $ per SF
Base Rent(2)	$5,154,908	$5,770,288	$6,447,339	$6,278,904	$5,643,920	59.0%	$13.20
Grossed Up Vacant Space	0	0	0	0	1,571,656	16.4	3.68
Gross Potential Rent	$5,154,908	$5,770,288	$6,447,339	$6,278,904	$7,215,576	75.4%	$16.88
Other Income(3)	125,070	16,133	11,228	8,387	8,387	0.1	0.02
Total Recoveries	2,319,825	2,350,656	2,772,757	2,695,470	2,349,002	24.5	5.49
Net Rental Income	$7,599,803	$8,137,077	$9,231,324	$8,982,761	$9,572,965	100.0%	$22.39
(Vacancy, Abatements & Credit Loss)	(19,301)	(326,010)	(84,613)	0	(1,571,656)	(21.8)	(3.68)
Effective Gross Income	$7,580,502	$7,811,067	$9,146,710	$8,982,761	$8,001,309	83.6%	$18.72

Real Estate Taxes	$1,479,171	$1,525,992	$1,569,633	$1,646,658	$1,621,280	20.3%	$3.79
Insurance	54,898	56,549	54,115	55,378	115,806	1.4	0.27
Management Fee	280,604	270,391	318,935	349,862	240,039	3.0	0.56
Other Operating Expenses	1,201,653	1,518,915	1,487,009	1,401,376	1,401,376	17.5	3.28
Total Operating Expenses	$3,016,326	$3,371,847	$3,429,693	$3,453,274	$3,378,501	42.2%	$7.90

Net Operating Income(4)	$4,564,176	$4,439,220	$5,717,017	$5,529,487	$4,622,808	57.8%	$10.81
Replacement Reserves	0	0	0	0	85,503	1.1	0.20
TI/LC	0	0	0	0	163,386(5)	2.0	0.38
Net Cash Flow	$4,564,176	$4,439,220	$5,717,017	$5,529,487	$4,373,919	54.7%	$10.23

NOI DSCR(6)	1.46x	1.42x	1.83x	1.77x	1.48x
NCF DSCR(6)	1.46x	1.42x	1.83x	1.77x	1.40x
NOI Debt Yield(6)	12.8%	12.4%	16.0%	15.5%	12.9%
NCF Debt Yield(6)	12.8%	12.4%	16.0%	15.5%	12.2%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy, Abatements & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	U/W Base Rent represents rent steps through September 2024.
(3)	Other Income includes late fees and other miscellaneous tenant charges.
(4)	The increase in Net Operating Income from 2021 to 2022 was primarily driven by additional income from five new tenants that comprised approximately 6.1% of net rentable area that signed leases in 2022. The decrease in Net Operating Income from TTM 9/30/2023 and U/W NOI is primarily due to six tenants that leased approximately 12.3% of net rentable area that downsized or vacated their respective spaces in 2023.
(5)	Includes a $200,000 credit for the upfront TI/LC reserve of $2,000,000.
(6)	Debt service coverage ratios and debt yields are based on the Blackbird Portfolio Whole Loan.

Appraisals. The appraisals concluded to an “as-is” appraised portfolio value for the Blackbird Portfolio Properties of $67,060,000 as of September 30, 2023. The appraisals also provided cumulative individual property values of $65,420,000 as of September 30, 2023.

Environmental Matters. According to the Phase I environmental site assessments for the Blackbird Portfolio Properties, with dates ranging from July 24, 2023 to July 26, 2023, there was no evidence of any recognized environmental conditions at any of the properties. For the 825 Victors Way Property, 1100 Eisenhower Place Property, 1200 Eisenhower Place Property, 1300 Eisenhower Place Property, and 1500 Eisenhower Place Property, the implementation of an asbestos operations and maintenance plan was recommended.

Market Overview and Competition. The Blackbird Portfolio Properties are all located in the southern end of Ann Arbor, Michigan and form part of the Ann Arbor metro area. The Blackbird Portfolio Properties are located within approximately 3 miles from each other in the Ann Arbor metro area. The neighborhood represents a commercial node anchored by the Briarwood Mall. Additionally, the neighborhood contains a concentration of office and research and development-oriented, industrial, flex uses, especially the portion of the neighborhood located south of Interstate 94. Primary access to the area is provided via Interstate 94, a major east / west interstate throughout the state of Michigan and beyond. Major thoroughfares in the vicinity include State Street (State Road to the south of Interstate 94), Eisenhower Parkway, and Ellsworth Road. Numerous smaller secondary streets serving the neighborhood include Victors Way, Oak Valley Drive, and Eisenhower Place. Detroit Metropolitan Airport, the area's large international airport, is approximately 25 miles east of the city. The commute to Detroit’s central business district is about 40 minutes and the drive to the Detroit Metropolitan Wayne County Airport is approximately 20 minutes. The Blackbird Portfolio Properties are located in the desirable Ann Arbor community, with a high percentage of college graduates. According to the appraisals, this factor, along with the prominent influence of the University of Michigan, continues to make the area a highly appealing destination for research and development and engineering oriented companies that rely on the highly educated workforce.

According to the appraisals, the estimated 2023 population within a one, three and five-mile radius of the 1100, 1200, 1300 Victors Way Property was approximately 6,817, 86,149, and 179,500, respectively and the estimated 2023 average household income within

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
116

Various	Loan #11	Cut-off Date Balance:	$30,000,000
Various	Blackbird Portfolio	Cut-off Date LTV:	53.3%
Ann Arbor, MI		U/W NCF DSCR:	1.40x
		U/W NOI Debt Yield:	12.9%

the same radii was approximately $97,131, $122,669, and $120,900, respectively. Given the proximity of each property, this is representative of each of the Blackbird Portfolio Properties.

According to the appraisals, the Blackbird Portfolio Properties are situated within the Washtenaw West of 23 submarket. As of the second quarter of 2023, the competitive office and flex market segment had an inventory of 4.84 million square feet, an occupancy rate of 87.5% and asking gross rent per square foot of $21.09. The appraiser concluded to market rents of $14.50 per square foot for flex space and $15.50 per square foot for lab space for the Blackbird Portfolio Properties.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Blackbird Portfolio Properties:

Market Rent Summary(1)

	Market Rent	Reimbursement Type	Term (Months)
1100, 1200, and 1300 Victors Way	$14.50-$15.50	NNN	60
1200 Eisenhower Place	$14.50-$15.50	NNN	60
3767-3891 Ranchero Drive	$14.50	NNN	60
1300 Eisenhower Place	$14.50-$15.50	NNN	60
1500 Eisenhower Place	$14.50	NNN	84
1100 Eisenhower Place	$15.50	NNN	84
1194 Oak Valley Drive	$14.50-$15.50	NNN	60
3940-3948 Ranchero Drive	$14.50	NNN	84
950 Victors Way	$14.50	NNN	84
825 Victors Way	$22.50	Modified Gross	60
(1)	Information obtained from the appraisals.

The table below presents certain information relating to comparable sales pertaining to the Blackbird Portfolio Properties identified by the appraisals.

Comparable Sales(1)

Property Name	Location	Year Built/ Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price	Sale Price PSF	Cap Rate
Google	Ann Arbor, MI	2000 / 2019	65,200	100%	Jun-22	$11,050,000	$169.48	5.3%
5690 Hines Drive
Two Property Portfolio	Ann Arbor, MI	1995 / NAP	44,750	100%	Apr-22	$6,150,000	$145.25	8.0%
400 West Morgan Road and 4743 Venture Drive
Park Place 5	Ann Arbor, MI	2018 / NAP	60,706	100%	Oct-21	$15,750,000	$259.45	7.6%
2373 Oak Valley Drive
Pharmacy Advantage	Rochester Hills, MI	2016 / 2023	31,277	100%	Sep-22	$9,400,000	$300.54	5.8%
1191 East South Boulevard
Stadium Centre	Ann Arbor, MI	1984 / NAP	20,517	100%	Feb-23	$4,900,000	$238.83	8.2%
1880-1898 West Stadium Boulevard
(1)	Information obtained from the appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
117

Various	Loan #11	Cut-off Date Balance:	$30,000,000
Various	Blackbird Portfolio	Cut-off Date LTV:	53.3%
Ann Arbor, MI		U/W NCF DSCR:	1.40x
		U/W NOI Debt Yield:	12.9%

Escrows.

Taxes – The Blackbird Portfolio Whole Loan documents require an upfront deposit of $694,641 and ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially estimated at $138,928 monthly.

Insurance – The Blackbird Portfolio Whole Loan documents require an upfront deposit of $86,855 and ongoing monthly insurance reserves in an amount equal to 1/12th of the annual estimated insurance payments, initially estimated at $9,651 monthly.

Replacement Reserve – The Blackbird Portfolio Whole Loan documents require an ongoing monthly replacement reserve deposit of $7,125.

 TI/LC Reserve – The Blackbird Portfolio Whole Loan documents require an upfront deposit of $2,000,000 and an ongoing monthly TI/LC reserve deposit of $57,002; provided, however, upon the borrower’s satisfaction of certain conditions set forth under the Blackbird Portfolio Whole Loan documents with respect to the re-tenanting of the NeuMoDx space, the monthly TI/LC reserve deposit will be reduced to $30,282.

Deferred Maintenance – The Blackbird Portfolio Whole Loan documents require an upfront deposit of $150,510.

Outstanding TI/LC Reserve – The Blackbird Portfolio Whole Loan documents require an upfront deposit of $118,000, which represents the leasing commissions and tenant improvements payable by the borrower under existing leases at the Blackbird Portfolio Properties.

Lockbox and Cash Management. The Blackbird Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters to tenants at the Blackbird Portfolio Properties, directing them to remit their rent directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager from the Blackbird Portfolio Properties to be deposited into such lockbox within one business day. All funds deposited into the lockbox are required to be transferred on a daily basis to the borrower’s operating account unless a Cash Management Period (as defined below) exists. Upon the occurrence and during the continuance of a Cash Management Period, all funds in the lockbox account are required to be swept on a daily basis to a cash management account under the control of the lender to be applied and disbursed in accordance with the Blackbird Portfolio Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Blackbird Portfolio Whole Loan documents are required to be held by the lender during the continuance of a Cash Management Period continuing solely as a result of a Lease Sweep Period (as defined below) in a special rollover reserve subaccount or otherwise, into the cash collateral subaccount as additional collateral for the Blackbird Portfolio Whole Loan. Upon an event of default under the Blackbird Portfolio Whole Loan documents, the lender will have the right to apply cash collateral subaccount funds to the debt in such priority as it may determine.

A “Cash Management Period” means a period which will commence upon any of the following: (i) the stated maturity date, (ii) an event of default, (iii) if, as of the last day any calendar quarter, the debt service coverage ratio is less than 1.20x (a “DSCR Cash Management Period”) or (iv) the commencement of a Lease Sweep Period; and will end if (1) the Blackbird Portfolio Whole Loan and all other obligations under the Blackbird Portfolio Whole Loan documents have been repaid in full or (2) the stated maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, the lender has determined that the Blackbird Portfolio Properties have achieved a debt service coverage ratio of at least 1.25x as of the last day of any calendar quarter for two consecutive quarters or (C) with respect to the matter described in clause (iv) above, such Lease Sweep Period has ended.

A “Lease Sweep Period” commences upon the occurrence of any of the following: (i) the date that is 18 months prior to the end of the term of any Lease Sweep Lease (as defined below) (including any renewal terms); provided, however, at the borrower's option, exercisable at any point during the term of the Blackbird Portfolio Whole Loan, the foregoing 18-month period may, at the borrower's written request, be reduced to 15 months if and only if the lender has received a deposit of $375,000 into the special rollover reserve (the "Lease Sweep Deposit"); (ii) the date required under a Lease Sweep Lease by which the applicable Lease Sweep Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) or the date that any Lease Sweep Tenant gives notice of its intention not to renew or extend its Lease Sweep Lease; (iii) any Lease Sweep Lease is surrendered, cancelled or terminated prior to its then-current expiration date or any Lease Sweep Tenant gives notice of its intention to terminate, surrender or cancel its Lease Sweep Lease; (iv) any Lease Sweep Tenant has vacated or discontinued its business in any material portion of its premises (i.e., “goes dark”) or gives notice that it intends to do the same; (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Lease Sweep Lease by the applicable Lease Sweep Tenant thereunder; or (vi) the occurrence of an insolvency or bankruptcy proceeding, among other things, by any tenant under a Lease Sweep Lease, its parent company or the lease guarantor under a Lease Sweep Lease, as described in the Blackbird Portfolio Whole Loan documents.

A “Lease Sweep Lease” means the NeuMoDx lease and any other lease (leased by such tenant and/or its affiliates) which covers 75,000 or more rentable square feet at the Blackbird Portfolio Properties.

A “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Various	Loan #11	Cut-off Date Balance:	$30,000,000
Various	Blackbird Portfolio	Cut-off Date LTV:	53.3%
Ann Arbor, MI		U/W NCF DSCR:	1.40x
		U/W NOI Debt Yield:	12.9%

Property Management. The Blackbird Portfolio Properties are managed by Oxford Property Management, LLC, an affiliate of the borrower sponsor.

Partial Release. From and after the prepayment lockout date, in connection with a bona fide sale to an unaffiliated third party, the borrower may obtain the release of any of the properties that make up the Blackbird Portfolio Properties, provided the following conditions, among others, are satisfied: (i) no event of default is continuing; (ii) defeasance of the greater of (a) 100% of the net proceeds of the sale, and (b) 125% of the allocated loan amount for such property; and (iii) after giving effect to such release and defeasance, (a) the debt yield for the remaining properties is no less than the greater of 11.66% and the debt yield immediately prior to the release, (b) the loan to value ratio for the remaining properties is not more than the lesser of 54.6% and the loan to value ratio immediately prior to the sale and (c) overall occupancy for the remaining properties is no less than the greater of 80% and the occupancy immediately preceding the sale.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Concurrently with the funding of the Blackbird Portfolio Whole Loan, Blackbird Mezz Lender LLC, an affiliate of the borrower sponsor, originated a mezzanine loan in the amount of $5,250,000 (the “Blackbird Portfolio Mezzanine Loan”). The Blackbird Portfolio Mezzanine Loan is secured by the direct equity interests in the borrower and is coterminous with the Blackbird Portfolio Whole Loan. The Blackbird Portfolio Mezzanine Loan accrues interest at a rate of 12.00000% per annum. The intercreditor agreement provides that if the Blackbird Portfolio Mezzanine Loan is held by an owner who (i) owns more than 25% of the direct or indirect ownership interests in the borrower under the Blackbird Portfolio Whole Loan or Blackbird Portfolio Mezzanine Loan or any affiliate thereof or (ii) has the power, directly or indirectly, to direct the management or policies of the borrower under the Blackbird Portfolio Whole Loan or Blackbird Portfolio Mezzanine Loan, such owner will not be permitted to exercise certain rights of the mezzanine lender under the intercreditor agreement, including among other things, the mezzanine lender’s rights to (A) foreclose on the equity interests in the Blackbird Portfolio Whole Loan borrower, (B) enter into a modification of the Blackbird Portfolio Mezzanine Loan, (C) cure certain defaults under the Blackbird Portfolio Whole Loan, (D) terminate the property manager after an event of default under the Blackbird Portfolio Mezzanine Loan and select a replacement property manager, (E) purchase the Blackbird Portfolio Whole Loan upon the occurrence of certain events set forth in the Blackbird Portfolio Whole Loan documents, (F) require the mezzanine lender’s prior written consent upon a request by the Blackbird Portfolio Whole Loan borrower for the senior lender’s consent to either (x) the sale or transfer of all or any material portion of the Blackbird Portfolio Properties or any direct or indirect interest in the Blackbird Portfolio Whole Loan borrower, or (y) the granting of a further mortgage against the Blackbird Portfolio Properties or (G) approve the annual operating budget of the Blackbird Portfolio Whole Loan borrower.

Ground Lease. None.

Terrorism Insurance. The Blackbird Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Blackbird Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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MSWF Commercial Mortgage Trust 2023-2	Transaction Contact Information

V.       Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Sean Duffy	Tel. (312) 827-1518

Morgan Stanley & Co. LLC

Nishant Kapur	Tel. (212) 761-1483

Jane Lam	Tel. (212) 761-3507

BofA Securities, Inc.

Leland F. Bunch, III	Tel. (646) 855-3953

Danielle Caldwell	Tel. (646) 855-3421

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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